                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement               / / Confidential, For Use
/X/ Definitive Proxy Statement                    of the Commission
/ / Definitive Additional Materials               Only (as permitted by Rule
/ / Soliciting Material Pursuant to               14a-6(e)(2))
    Rule 14a-11 or Rule 14a-12






                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ / No Fee required.
/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


        1) Title of each class of securities to which transaction applies:
           Class A Units of Limited Partner Interest
        -----------------------------------------------------------------------

        2) Aggregate number of securities to which transaction applies:
           1,800,000
        -----------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined). $23.94 -- Average of High and Low Price on 7-29-97*
        -----------------------------------------------------------------------

        4) Proposed maximum aggregate value of transaction:
           $43,092,000.00
        -----------------------------------------------------------------------

        5) Total fee paid:
           $8,618.40
        -----------------------------------------------------------------------
        * Of Shares of the Registrant Underlying the Securities To Which Transaction Applies

/X/ Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  1) Amount Previously Paid:
    ---------------------------------------------------------------------------

  2) Form, Schedule or Registration Statement no.:
    ---------------------------------------------------------------------------

  3) Filing Party:
    ---------------------------------------------------------------------------

  4) Date Filed:
     ---------------------------------------------------------------------------

[GRAPHIC OMITTED]



                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Dear Shareholder:


     You are cordially invited to attend a Special Meeting of Shareholders of Pennsylvania Real Estate Investment Trust (the "Trust") to be held at 10:00 a.m., EDT, on September 29, 1997, at Philadelphia Marriott West, 111 Crawford Road, West Conshohocken, Pennsylvania. At the Meeting, you will be asked to approve a transaction in which the Trust will acquire substantially all of the equity of The Rubin Organization, Inc. ("TRO") and interests in a number of shopping center projects in various stages of completion. In connection with the proposed transaction, Ronald Rubin, currently the Chief Executive Officer of TRO, will become the Chief Executive Officer of the Trust. The proposed transaction includes a number of inter-related matters, including the formation of an operating partnership by the Trust which will hold substantially all of the Trust's real property interests. The proposed transaction with TRO is described more fully in the formal notice of special meeting and in the proxy statement which appear on the following pages.


     At the Special Meeting, Shareholders will also be asked to vote on (i) amendments to the Trust Agreement of the Trust, (ii) amendments to the Trust's 1990 Incentive and Nonqualified Stock Option Plan, and (iii) the Trust's 1997 Stock Option Plan.

     At the Meeting we will respond to any questions you may have.

     Your Board of Trustees recommends that you vote to approve the transaction with TRO and the other matters to be voted upon at the Special Meeting.

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Meeting, it is important that your shares be represented. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage paid envelope. If you attend the Meeting, you will, of course, have the privilege of voting in person.

     I look forward to greeting you personally; and on behalf of the Board of Directors and management of the Trust, I would like to express our appreciation for your interest in Pennsylvania Real Estate Investment Trust.


                                            Sincerely,




                                            SYLVAN M. COHEN
                                            Chairman and Chief Executive
                                            Officer



Fort Washington, Pennsylvania
August 27, 1997

[GRAPHIC OMITTED]


                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                             ---------------------

                         NOTICE OF SPECIAL MEETING OF
                HOLDERS OF CERTIFICATES OF BENEFICIAL INTEREST
                              SEPTEMBER 29, 1997
                             ---------------------


     A Special Meeting of Holders of Certificates of Beneficial Interest ("Shareholders") of Pennsylvania Real Estate Investment Trust (the "Trust") will be held on Monday, September 29, 1997, at 10:00 a.m., local time, at the Philadelphia Marriott West, Salon, 111 Crawford Road, West Conshohocken, Pennsylvania for the following purposes:

       (1) To consider and vote upon a transaction (the "TRO Transaction") pursuant to which the Trust will transfer its assets to an operating partnership (the "Operating Partnership"), the Operating Partnership will acquire all of the non-voting common shares of The Rubin Organization, Inc. ("TRO"), representing 95% of the total equity of TRO, and the interest of certain affiliates of TRO in, or their right or obligation to acquire interests in, a number of shopping centers, or portions of shopping centers, in existence, under construction, or in the pre-development stage, Mr. Ronald Rubin will become Chief Executive Officer of the Trust, Mr. Rubin and two other designees of TRO will become Trustees of the Trust, nine other members of TRO management will become executive officers of the Trust or TRO following completion of the transaction, and Mr. Sylvan Cohen and certain other members of the Trust's existing senior management will continue as members of the new management group;


       (2) To consider and vote upon an Amended and Restated Trust Agreement of the Trust;

       (3) To consider and vote upon the Trust's Amended and Restated 1990 Incentive and Nonqualified Stock Option Plan;

       (4) To consider and vote upon the Trust's 1997 Stock Option Plan; and

       (5) To transact any other business that may properly come before the Meeting or any adjournments thereof.


     The Trustees have fixed the close of business on August 25, 1997 as the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting.

     All Shareholders are cordially invited to attend the Meeting. Whether or not you expect to attend the meeting in person, please mark, sign and date the enclosed proxy and return it promptly in order that your shares may be voted. If you attend the Meeting, you may revoke your proxy and vote in person.



                                        By Order of the Board of Trustees




                                        JEFFREY A. LINN
                                        Secretary



Fort Washington, Pa.
August 27, 1997

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                            455 Pennsylvania Avenue
                                   Suite 135
                      Fort Washington, Pennsylvania 19034

                             ---------------------

                      PROXY STATEMENT FOR SPECIAL MEETING
               OF HOLDERS OF CERTIFICATES OF BENEFICIAL INTEREST
                       TO BE HELD ON SEPTEMBER 29, 1997

     This proxy statement and the enclosed proxy are being sent to Holders of Certificates of Beneficial Interest ("Shareholders") of the Pennsylvania Real Estate Investment Trust ("PREIT" or the "Trust") on or about August 28, 1997, in connection with the solicitation of proxies for use at the Special Meeting of Holders of Certificates of Beneficial Interest of the Trust to be held on Monday, September 29, 1997, at 10:00 a.m. at the Philadelphia Marriott West, 111 Crawford Road, West Conshohocken, Pennsylvania.

     The enclosed proxy is solicited on behalf of the Board of Trustees of the Trust. The proxy is revocable at any time prior to its use by delivering a subsequently executed proxy or written notice of revocation to the Secretary of the Trust.

     On August 25, 1997, the record date for Shareholders entitled to notice of, and to vote at, the Special Meeting, there were 8,679,598 Certificates of Beneficial Interest ("Shares") of the Trust issued and outstanding, each of which is entitled to one vote on all matters to be presented at the meeting.

     The Trust will bear the cost of preparing and mailing the Notice of Meeting, this Proxy Statement and the enclosed proxy. Trustees, officers and regular employees of the Trust may solicit proxies by personal interview, mail, telephone or telegraph. Such persons will receive no compensation for any such solicitation activities other than their regular salary but will be reimbursed for actual expenses in connection therewith. The Trust has retained Georgeson & Co. to assist in the solicitation of proxies for a fee of $7,000 plus the payment of verified out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals, and the Trust will reimburse such persons for their expenses in so doing.

     At the Special Meeting, Shareholders will be asked to consider and take action on the following matters (collectively, the "Proposals"):

     1. To consider and vote upon a transaction (the "TRO Transaction") in which the Trust, inter alia, will (i) form a Delaware limited partnership (the "Operating Partnership"), of which the Trust will be the general partner and a business trust wholly-owned by the Trust will be the initial limited partner,
(ii) transfer to the Operating Partnership its interests in its real property assets, or the economic benefits thereof, in exchange for the issuance to the Trust's business trust subsidiary of Class A units of limited partner interest in the Operating Partnership ("Class A OP Units"), (iii) cause the Operating Partnership to acquire all of the issued and outstanding non-voting common shares of The Rubin Organization, Inc. ("TRO"), representing 95% of the total equity of TRO, in exchange for 200,000 Class A OP Units and a contingent obligation to issue up to 800,000 additional Class A OP Units over a five year period based on the levels of the Trust's funds from operations ("FFO") per share during such period, (iv) cause the Operating Partnership to acquire, or to become obligated to acquire, in exchange for additional Class A OP Units and cash, the interests of certain affiliates of TRO ("TRO Affiliates") in, or their rights or obligations to acquire interests in, three existing shopping centers, or portions thereof (the "Existing Properties"), and in two shopping centers currently under construction (the "Development Properties"), (v) cause the Operating Partnership to acquire the pre-development rights, subject to the pre-development obligations, of certain TRO Affiliates in certain additional proposed shopping centers (the "Predevelopment Properties") in exchange for additional Class A OP Units in respect of half of the aggregate net profit associated with the development of such properties and the reimbursement by the Operating Partnership of certain of TRO's pre-closing expenses relating to such properties, and the rights, subject to the obligations, of TRO under a co-development agreement with a joint venture partner of TRO, (vi) implement, directly or indirectly, employment agreements with ten members of TRO management, including Ronald Rubin, who will become the Chief Executive Officer of the Trust, and (vii) appoint three designees of TRO, including Ronald Rubin, as trustees of the Trust, all as more fully set forth herein.


     2. To consider and vote upon an Amended and Restated Trust Agreement of the Trust.

     3. To consider and vote upon the Trust's Amended and Restated 1990 Incentive and Nonqualified Stock Option Plan;

     4. To consider and vote upon the Trust's 1997 Stock Option Plan.


     The Board of Trustees has concluded that the TRO Transaction is in the best interests of the Trust and the Shareholders and is on terms and conditions fair to the Trust and the Shareholders, and has approved the TRO Transaction. In arriving at its conclusion as to the TRO Transaction, the Board of Trustees considered, among other things, the opinion of Lehman Brothers Inc. ("Lehman Brothers"), rendered on July 8, 1997 (as supplemented and reissued on July 24,
1997) that, as of such dates, the consideration to be paid by the Trust under the TRO Transaction is fair to the Trust from a financial point of view. A copy of the opinion of Lehman Brothers, reissued on the date of this Proxy Statement, is attached to this Proxy Statement as Appendix B and Shareholders are urged to read this opinion in its entirety. The Board of Trustees has also approved each of the other Proposals described herein and recommends that the Shareholders vote for each of the Proposals at the Meeting.


     Approval of the Trust's 1997 Stock Option Plan (Proposal No. 4) is also a condition to completion of the TRO Transaction.

     ALL PROXIES DULY EXECUTED WILL BE VOTED AS INSTRUCTED. IF INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR ALL PROPOSALS.


     The Board of Trustees knows of no business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement. If any other matter should be presented at the Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.


     In the event that there are not sufficient votes to approve any one or more of the Proposals, it is expected that the Meeting will be postponed or adjourned in order to permit further solicitation of proxies by the Trust.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Proxy Statement incorporates by reference the following documents relating to the Trust which are not delivered herewith:


       (a) The Annual Report on Form 10-K for the fiscal year ended August 31, 1996, as amended by Form 10-K/A-1, dated December 2, 1996; and


       (b) The Quarterly Reports on Form 10-Q for the three-month periods ended November 30, 1996, February 28, 1997, and May 31, 1997.

     All documents and reports subsequently filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the mailing date of this Proxy Statement and prior to the Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Proxy Statement, shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any such subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement, except as so modified or superseded.

     This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. The Trust will provide, without charge, to each person to whom this Proxy Statement is delivered, on written or oral request of such person a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents that have been or will be incorporated by reference herein, within one business day of the receipt of such request by first class mail or equally prompt means. Such request should be made to Pennsylvania Real Estate Investment Trust, 455 Pennsylvania Avenue, Suite 135, Fort Washington, PA 19034, Attention: Investor Relations. Telephone number 215-542-4185.


                                  *  *  *  *

     All financial and other information contained in this Proxy Statement relating to The Rubin Organization, Inc. and the Existing, Development, Predevelopment and Right of First Refusal Properties (as those terms are defined herein) have been supplied to the Trust by The Rubin Organization, Inc.

                               TABLE OF CONTENTS


                                                                                     Page
                                                                                     -----
SUMMARY   ........................................................................      7
   The Meeting  ..................................................................      7
   The TRO Transaction   .........................................................      7
   Other Matters   ...............................................................     11
   Recommendation of the Board of Trustees .......................................     11

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
SUMMARY SELECTED FINANCIAL INFORMATION  ..........................................     12

THE RUBIN ORGANIZATION, INC.
SUMMARY SELECTED FINANCIAL INFORMATION  ..........................................     13

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
UNAUDITED PRO FORMA CONSOLIDATING FINANCIAL INFORMATION   ........................     14
   PREIT Pro Forma Consolidating Balance Sheet as of May 31, 1997  ...............     16
   PREIT Pro Forma Consolidating Income Statement for the Year Ended
    August 31, 1996   ............................................................     17
   PREIT Pro Forma Consolidating Income Statement for the Nine-Month
    Period Ended May 31, 1997  ...................................................     18
   PREIT Notes and Management's Assumptions to Unaudited Pro Forma Consolidating
    Financial Information   ......................................................     19

THE RUBIN ORGANIZATION, INC. -- MANAGEMENT DISCUSSION AND ANALYSIS
 OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS   ..............................     27

PROPOSAL NO. 1 -- THE TRO TRANSACTION   ..........................................     30
   The TRO Transaction   .........................................................     30
   Background of, and Reasons for, the TRO Transaction; Board Recommendation   ...     30
   Opinion of Financial Advisor   ................................................     35
   Business Objectives Following the TRO Transaction   ...........................     40
   Description of the Business of TRO   ..........................................     40
   Principal Features of the TRO Transaction  ....................................     43
   The Special Committee .........................................................     54
   General Authority if TRO Transaction is Approved ..............................     55
   The New Credit Agreement ......................................................     55
   Consequences of Failure to Approve the TRO Transaction ........................     55
   Distributions   ...............................................................     56
   Federal Income Tax Considerations .............................................     56
   Regulatory Requirements; Approvals   ..........................................     62
   Third Party Consents  .........................................................     62
   Effective Date; Conditions to the TRO Transaction   ...........................     62
   Required Vote   ...............................................................     62
   Recommendation of the Board of Trustees .......................................     62

PROPOSAL NO. 2 -- THE AMENDED AND RESTATED TRUST AGREEMENT   .....................     63
   Election to be Governed by the Pennsylvania Business Trust Statute ............     63
   UPREIT Structure   ............................................................     64
   Authority to Issue Additional Classes, Series and Types of Securities .........     64
   Removal of Trustees   .........................................................     64
   REIT Ownership Limitations  ...................................................     64
   Compensation of Trustees ......................................................     66
   Trustees Dealings with the Trust  .............................................     66
   Extraordinary Transactions  ...................................................     66



                                                                      Page
                                                                      -----
Voting Rights and Other Miscellaneous Changes .....................   66
Required Vote   ...................................................   67
Board Recommendation  .............................................   67

PROPOSAL NO. 3 -- THE AMENDED AND RESTATED 1990 INCENTIVE AND
 NONQUALIFIED STOCK OPTION PLAN   .................................   68
   Shares Subject to the 1990 Plan   ..............................   69
   Administration  ................................................   69
   Duration and Amendment of 1990 Plan  ...........................   69
   Terms and Conditions-Nonqualified Stock Options  ...............   69
   Terms and Conditions-Incentive Stock Options  ..................   70
   Stock Option Agreements  .......................................   70
   Registration ...................................................   70
   Withholding and Use of Shares to Satisfy Tax Obligations  ......   70
   Loans  .........................................................   70
   Discharge for Cause; Competition  ..............................   70
   Change in Control  .............................................   71
   Adjustments upon Mergers and Other Events  .....................   71
   Other Considerations  ..........................................   71
   Required Vote   ................................................   71
   Board Recommendation  ..........................................   71

PROPOSAL NO. 4 -- THE 1997 STOCK OPTION PLAN  .....................   72
   Administration  ................................................   72
   Duration and Amendment of 1997 Plan  ...........................   72
   Terms and Conditions-Nonqualified Stock Options  ...............   72
   Terms and Conditions-Incentive Stock Options  ..................   73
   Stock Option Agreements  .......................................   73
   Registration ...................................................   73
   Withholding and Use of Shares to Satisfy Tax Obligations  ......   73
   Loans  .........................................................   73
   Discharge for Cause; Competition  ..............................   74
   Change in Control  .............................................   74
   Adjustments upon Mergers and Other Events  .....................   74
   Other Considerations  ..........................................   74
   Federal Income Tax Consequences   ..............................   74
   Required Vote   ................................................   75
   Board Recommendation  ..........................................   75

THE TRUST .........................................................   76
   Outstanding Shares .............................................   76
   Price Range of Shares and Dividend History .....................   76
   Ownership of Certain Persons   .................................   77
   Compensation of Executive Officers   ...........................   80
   Employment Agreements ..........................................   80
   Stock Option Tables   ..........................................   82
   Stock Option Plans .............................................   82
   Benefit Plans   ................................................   83
   Certain Transactions  ..........................................   83
   Board Matters   ................................................   83

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE   .........   84

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION  ......   84


                                                                                Page
                                                                                -----
REPORT OF EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE ON
 EXECUTIVE COMPENSATION IN RESPECT OF FISCAL YEAR ENDED AUGUST 31, 1996   ...   84
PERFORMANCE GRAPH   .........................................................   86
PRINCIPAL SECURITY HOLDERS   ................................................   87
OTHER MATTERS ...............................................................   87
SHAREHOLDERS' PROPOSALS   ...................................................   87


APPENDICES INDEX

Appendix A --    Glossary of Certain Terms
Appendix B --    Opinion of Lehman Brothers Inc.
Appendix C --    The Amended and Restated Trust Agreement
Appendix D --    The Amended and Restated 1990 Incentive and Nonqualified
                 Stock Option Plan
Appendix E --    1997 Stock Option Plan
Appendix F --    Financial Statements of The Rubin Organization, Inc.
Appendix G --    Financial Statements of Oxford Valley Road Associates
Appendix H --    Financial Statements of Magnolia Mall
Appendix I --    Financial Statements of North Dartmouth Mall

                                    SUMMARY


     The following is a summary of certain information contained in this Proxy Statement. The following is not intended to be complete and is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement and its appendices. Shareholders are urged to review carefully the entire Proxy Statement and the appendices which form an important part hereof. A Glossary of terms used in this Proxy Statement as defined terms is attached as Appendix A. Such definitions are qualified in their entirety by the more complete definitions of such terms found in the text of this Proxy Statement.



                                  The Meeting


Date, Time and Place:


     Monday, September 29, 1997, at 10:00 a.m., local time, at the Philadelphia Marriott West, 111 Crawford Road, West Conshohocken, Pennsylvania.



Purpose:

     The purpose of the Meeting will be:

     1. To consider and vote upon the TRO Transaction.

     2. To consider and vote upon an Amended and Restated Trust Agreement of the Trust.

     3. To consider and vote upon the Trust's Amended and Restated 1990 Incentive and Nonqualified Stock Option Plan.

     4. To consider and vote upon the Trust's 1997 Stock Option Plan.


Record Date:


     The record date for the determination of Shareholders entitled to notice of and to vote at the Meeting is August 25, 1997.



Quorum and Vote Required:

     A majority of the outstanding Shares, represented in person or by proxy and entitled to vote on the Proposals, will constitute a quorum for the transaction of business at the Meeting. On the record date, 8,679,598 Shares were issued and outstanding. The holder of each outstanding Share on the record date will be entitled to vote such holder's Shares on each of the Proposals.


     The approval of each Proposal requires the affirmative vote of the holders of a majority of the votes cast on the Proposal in person or by proxy.

     Sylvan M. Cohen, Chairman and Chief Executive Officer of the Trust, and Leonard I. Korman, a Trustee of the Trust, have agreed to vote the 325,842 Shares and 243,088 Shares owned and controlled exclusively by them, respectively, in favor of approval of the TRO Transaction and the other matters set forth in the Notice of Meeting.


     If the TRO Transaction is approved, the Trust will have the authority to complete such transaction upon the terms generally described in this Proxy Statement, subject to such modifications as the Board of Trustees determines to be fair and in the best interests of the Shareholders.


                              The TRO Transaction


Transaction Overview


     The TRO Transaction involves the formation by the Trust of a limited partnership named PREIT Associates, L.P. (referred to herein as the "Operating Partnership") that will acquire, directly or indirectly, or in economic substance, (i) the Trust's current interests in nineteen residential properties and fourteen shopping centers, and nine additional improved and unimproved properties, (ii) all of the non-voting common shares of TRO, and

(iii) the interests of TRO Affiliates, or their right or obligation to acquire interests in, three shopping centers, or portions of shopping centers, now in existence (the "Existing Properties"), two shopping centers currently under construction (the "Development Properties"), and rights in other shopping center sites currently in the pre-development phase (the "Predevelopment Properties"). The Operating Partnership will also acquire rights of first refusal in respect of the indirect interests of TRO Affiliates in an additional three shopping centers (the "Right of First Refusal Properties"). The acquisition will be accompanied by a coordination of the managements of the Trust and TRO and the addition to the Trust's Board of Trustees of three designees of TRO, two of whom will be affiliates of TRO and one of whom will not have been previously affiliated with either TRO or PREIT.




     TRO is party to approximately 30 management agreements, which include leasing rights, under which it manages approximately 14.6 million square feet of net rentable shopping center and other retail space in which neither it nor its affiliates nor the Trust have an economic interest and is also party to an additional 15 management agreements, which include leasing rights, under which it manages approximately 3.7 million square feet of net rentable shopping center and other retail space in which TRO Affiliates own a direct or indirect interest. In addition, TRO is party to management agreements to manage seven office buildings with an aggregate of 2.3 million net rentable square feet (TRO Affiliates have a direct or indirect interest in all such office buildings). TRO also acts as leasing agent, without management rights, for three shopping centers with approximately 1.2 million net rentable square feet and four office buildings with approximately 1.6 million net rentable square feet.


     In short, the TRO Transaction will involve a substantial change in the business of the Trust; a substantial increase in the number of properties in which the Trust will have an indirect interest; and, as a result of the indebtedness on the properties to be acquired by the Trust, a substantial increase in the Trust's indebtedness.


     As of the date of this Proxy Statement, 8,679,598 Shares are issued and outstanding and options on 483,875 Shares are outstanding. Immediately following the TRO Closing Date, the Operating Partnership will have outstanding approximately 440,000 Units of Class A Limited Partner Interests ("Class A OP Units" or "OP Units"), in addition to the 8,679,598 Class A OP Units held directly or indirectly by the Trust, and the obligation to issue a substantial number of additional Class A OP Units, the number of which is dependent upon future events, but could approximate 1.3 million in the aggregate. Any Class A OP Unit (other than the 8,679,598 Class A OP Units held directly or indirectly by the Trust) may be redeemed by the holder thereof for cash equal to the average closing market price of a Share for the twenty trading days prior to receipt of the notice of redemption, subject to the Trust's right under the Operating Partnership's First Amended and Restated Agreement of Limited Partnership (the "Operating Partnership Agreement") to acquire for cash, or for Shares, any OP Units tendered for redemption. The Trust may acquire OP Units for Shares on a one-for-one basis (subject to subsequent adjustment for stock splits and other capital changes). As a result, subject to the timing of redemption requests and the election of the Trust to acquire OP Units for Shares, the TRO Transaction could ultimately result in the issuance of approximately 1.8 million additional Shares of the Trust. Certain holders of Class A OP Units will have the right to require that their Units be redeemed for cash, and the Trust will not have any right to acquire for Shares Units for which the holders have made a cash-only election, provided that the maximum amount of cash-only redemptions is $500,000 annually.


     In addition, the TRO Transaction provides for the granting of options to purchase 560,000 Shares to TRO management and employees, or approximately 6.45% of the 8,679,598 Shares issued and outstanding on the date hereof. As part of the TRO Transaction, ten executives of TRO have entered into, or are expected to enter into, employment agreements with the Trust or TRO, including Ronald Rubin, the Chief Executive Officer of TRO, who will become Chief Executive Officer of the Trust. In addition, three individuals selected by TRO will become members of the Trust's Board of Trustees and three of the current Trustees will resign.


     If all of the Class A OP Units to be issued in connection with the TRO Transaction were redeemed for Shares and all options to be granted to TRO personnel in connection with the TRO Transaction were exercised, the Trust would have approximately 11.1 million Shares issued and outstanding.


     The Board of Trustees of the Trust considered a number of issues in determining to approve, and to recommend to Shareholders that they approve, the TRO Transaction. See "The TRO Transaction -- Background of and Reasons for the TRO Transaction; Board Recommendation."

Principal Features of the TRO Transaction

     The TRO Transaction will involve a number of related transactions that are expected to occur simultaneously on the date of the initial closing of the TRO Transaction (the "TRO Closing Date"). The summary below describes the principal features of the TRO Transaction. (See "The TRO Transaction -- Principal Features of the TRO Transaction" for a more detailed discussion of each of the features described below.)


     Operating Partnership. The Trust will form a limited partnership (the "Operating Partnership") and contribute to it the real estate interests owned directly or indirectly by the Trust, or the economic benefit thereof, in exchange for the general partner interest of the Operating Partnership and Class A OP Units, which will be issued to a business trust wholly-owned by the Trust. The Trust will be the sole general partner of the Operating Partnership. (See "The TRO Transaction -- Principal Features of the TRO Transaction -- The Operating Partnership.")

     OP Units. Class A OP Units (other than those held directly or indirectly by the Trust) will be redeemable by the Operating Partnership, at the option of the holder, beginning one year following the dates of their respective issuance (except for those units held by persons who own less than a 2% equity interest in TRO as of the TRO Closing Date and Class A OP Units held by employees of TRO who will not continue their employment following the TRO Closing Date, which, in each case, may become redeemable earlier) in each case for an amount of cash per unit equal to the average closing price of a Share on the twenty trading days immediately prior to the date notice of redemption is received by the Trust in its capacity as general partner of the Operating Partnership (subject to adjustment for stock splits and other capital changes). The Trust will have the right to acquire any OP Units tendered for redemption for (i) cash, or (ii) Shares, on the basis of one Share for each OP Unit (subject to adjustments for share splits and like capital changes). Certain holders of Class A OP Units will have the right to require that their Units be redeemed for cash, and the Trust will not have any right to acquire for Shares Units for which the holders have made a cash-only election, provided that the maximum amount of cash-only redemptions is $500,000 annually. Redeeming holders of OP Units who receive Shares from the Trust will have certain rights to cause the Trust to register such Shares for resale under the federal securities laws. Ronald Rubin, George Rubin and Edward Glickman, who will serve as Chief Executive Officer of the Trust, President of TRO, and Chief Financial Officer of the Trust, respectively, will each be prohibited from reselling more than one half of the Shares to which they would be entitled upon redemption of Class A OP Units held by them during the five year period following the completion of the TRO Transaction if they continue to hold executive positions with the Trust or TRO during such period. (See "The TRO Transaction -- Principal Features of the TRO Transaction -- The Operating Partnership.")


     TRO Equity Acquisition. The Operating Partnership will acquire all of the non-voting common shares of TRO, constituting 95% of all of the total equity of TRO, in exchange for the issuance of 200,000 Class A OP Units and a contingent obligation to issue up to 800,000 additional Class A OP Units over the five years following the TRO Closing (the "Earn-Out Period") to the former holders of the non-voting common shares of TRO depending on the Trust achieving certain specified levels of funds from operations, on a per share basis, over such period. (See "The TRO Transaction -- Principal Features of the TRO Transaction -- The TRO Equity Acquisition.")


     Existing Properties Acquisition. The Operating Partnership will acquire the interests of certain affiliates of TRO ("TRO Affiliates") in three existing shopping centers, or portions of shopping centers (the "Existing Properties"). In two instances, the properties were placed under contract for acquisition by TRO from affiliates of, and co-investors with, Equity Properties and Development Limited Partnership ("EPDLP"), an entity affiliated with Samuel Zell. The Operating Partnership has acquired from TRO Affiliates the rights of TRO under an agreement of sale, subject to the obligations thereunder, to acquire one of these two centers, and the Operating Partnership will acquire that center for its portfolio regardless of whether the TRO Transaction is completed. The aggregate consideration for the two former EPDLP properties is approximately $80 million, of which approximately (i) $26 million represents the aggregate existing equity in both properties and will be paid in cash financed by borrowings of the Operating Partnership, (ii) $25.5 million represents an assumable mortgage, and (iii) the balance represents a mortgage to be refinanced at the Closing by borrowings by the Operating Partnership. In addition, the Operating Partnership has acquired the interests of TRO in an additional retail property prior to completion of the TRO Transaction, but has retained the right to cause TRO to reacquire the interests (and TRO will have the right to cause such conveyance) at the Operating Partnership's cost, plus an interest factor, in the event the TRO Transaction is not completed. (See "The TRO Transaction -- Features of the TRO Transaction -- The Existing Properties Acquisition.")

     Development Properties Acquisition. The Operating Partnership will become obligated to acquire, for Class A OP Units, the interests of certain TRO Affiliates in two shopping centers currently under construction (the "Development Properties"), upon completion of their construction, at prices which are based upon a formula for space leased at the time of acquisition and, absent agreement, appraisals of space unleased at the time of completion. Class A OP Units will be valued at $23.40 per unit, which was the average of the closing price of the Shares for the twenty trading days immediately preceding the execution of the definitive documentation for the TRO Transaction on July 30, 1997. (See "The TRO Transaction -- Principal Features of the TRO Transaction -- The Development Properties Acquisition.")

     Predevelopment Property Acquisition. The Operating Partnership will acquire the rights of certain TRO Affiliates in respect of three potential shopping center sites (the "Predevelopment Properties") in exchange for (i) a loan of cash to TRO equal to the verified out-of-pocket expenditures of TRO incurred in respect of such properties through the Closing Date (when added to amounts due TRO by the Trust in respect of TRO start-up expenses on new management business, expected to approximate an aggregate of $9.0 million), and
(ii) an obligation to issue, upon the completion of any property subsequently developed, Class A OP Units, at values contemporaneous with the valuation date, for one-half of the positive difference between the aggregate value of the Operating Partnership's interest in all such properties at the time of respective completion (valued on substantially the same basis as Development Properties) and the all-in costs of all such properties. TRO will use the proceeds of such loan to repay obligations incurred to finance such expenditures, to pay certain legal fees and to reimburse certain TRO shareholders and their affiliates for such expenditures incurred by them. (See "The TRO Transaction -- Principal Features of the TRO Transaction -- The Predevelopment Properties Acquisition.")


     Rights of First Refusal. The Operating Partnership will acquire, without separate consideration, rights of first refusal on the interests of certain TRO Affiliates in three additional shopping centers. (See "The TRO Transaction -- Principal Features of the TRO Transaction -- Rights of First Refusal.")


     Management Changes. The Trust or TRO has entered into, or expects to enter into, employment agreements with ten members of senior management of TRO, including Ronald Rubin, currently the Chief Executive Officer of TRO, and Mr. Rubin's brother, George Rubin, the President and Chief Operating Officer of TRO. The employment agreements will take effect on the TRO Closing Date. Ronald Rubin will become the Chief Executive Officer of the Trust and George Rubin will remain President of TRO, which will be renamed "PREIT-Rubin, Inc." Ronald Rubin, George Rubin and Rosemarie B. Greco, who has not previously been affiliated with TRO or the Trust, will be appointed Trustees of the Trust and Messrs. Lee H. Javitch, Robert Freedman and Robert G. Rogers will resign as Trustees. Sylvan M. Cohen, the founder of the Trust and currently Chairman of the Board of Trustees and Chief Executive Officer of the Trust, will continue to serve as Chairman of the Board of Trustees and Chairman of the Property Committee of the Board of Trustees. The obligation of the Trust to complete the TRO Transaction is subject to a number of conditions, including the condition that Ronald Rubin be in good health at the Closing. (See "The TRO Transaction -- Principal Features of the TRO Transaction -- Management Changes" and -- "Ronald Rubin Employment Agreement" and -- "Other Employment Agreements.")


     Special Trustees Committee. A committee consisting of three Trustees not currently affiliated with TRO, TRO Affiliates, or the Trust (other than in their capacity as Trustees), but including Ms. Greco, will be constituted following completion of the TRO Transaction to address and resolve matters which may arise in connection with the implementation of the terms of the TRO Transaction. (See "The TRO Transaction -- The Special Committee.")


     Voting Agreements. Sylvan M. Cohen, Chairman of the Board of Trustees and Chief Executive Officer of the Trust, and Leonard I. Korman, a Trustee of the Trust, have each agreed to vote the 325,842 Shares and 243,088 Shares, respectively, beneficially owned by them and over which they have sole voting power, in favor of approval of the TRO Transaction and the other matters set forth in the Notice of Meeting.


     New Credit Agreement. The Trust has received a commitment letter for a $125 million revolving line of credit to be entered into coincident with the TRO Closing. (See "The TRO Transaction -- The New Credit Agreement.")

     Termination of the TRO Transaction; Break-up Fee. In the event that the Trust were to elect to terminate the TRO Transaction prior to completion, before or after Shareholder approval (other than by reason of the Shareholders failing to approve the TRO Transaction), to permit the Trust to participate in a transaction determined by the Trustees to be more favorable to the Trust and its Shareholders than the TRO Transaction, the Trust would be required to pay TRO and the TRO Affiliates an aggregate of $2 million in cash. Upon the payment of such amount, the Trust would thereafter have no further obligations to TRO or the TRO Affiliates; provided, however, in the event that the TRO Transaction is not completed, the Operating Partnership will nonetheless be obligated to acquire the Magnolia Mall. (See "The TRO Transaction -- Principal Features of the TRO Transaction -- The Existing Properties Acquisition.")


     Expense Protection. In the event the TRO Transaction is not completed because the Shareholders vote not to approve the transaction, the Trust will be obligated to reimburse TRO for its documented transaction-related expenses up to $1 million.


                                 OTHER MATTERS


     At the Meeting, Shareholders will also be asked to consider and vote upon
(i) amendments to the Trust Agreement of the Trust, (ii) amendments to the Trust's 1990 Incentive and Nonqualified Stock Option Plan, and (iii) the Trust's 1997 Stock Option Plan, each as more fully discussed herein.



                          RECOMMENDATION OF TRUSTEES


   The Board of Trustees recommends a vote FOR all four proposals.

                               ----------------


                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST



                    SUMMARY SELECTED FINANCIAL INFORMATION


     The following sets forth summary selected financial information for the Trust for each of the five years during the period ended August 31, 1996 and as of and for the nine months ended May 31, 1996 and May 31, 1997.

     The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the Trust and all of the financial statements included in the Trust's Annual Report on Form 10-K for the year ended August 31, 1996, and in the Trust's Quarterly Report on Form 10-Q for the quarter ended May 31, 1997, each as previously filed with the Securities and Exchange Commission and incorporated herein by reference.

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                        SUMMARY SELECTED FINANCIAL DATA


               (amounts in thousands, except for per share data)



                                                                  For the fiscal year ended August 31,
                                                  --------------------------------------------------------------------
                                                     1992          1993          1994          1995          1996
                                                  ------------  ------------  ------------  ------------  ------------
Operating Results:
 Total revenues   ..............................  $  16,859     $  21,625     $  27,914     $  37,154     $  39,156
 Income before gains on sales of interests
  in real estate  ..............................      8,677        10,125         8,325        11,106        10,179
 Gains on sales of interests in real estate ....         --         3,875        12,362           119           865
 Net income ....................................      8,677        14,000        20,687        11,225        11,044
 Distributions paid to beneficiaries   .........     14,680        15,386        16,121        16,302        16,310
Per Share Results:
 Income before gains on sales of interests
  in real estate  ..............................       1.01          1.17          0.96          1.28          1.17
 Gains on sales of interests in real estate.....         --          0.45          1.43          0.01          0.10
 Net income ....................................       1.01          1.62          2.39          1.29          1.27
 Distributions paid  ...........................       1.72          1.78          1.86          1.88          1.88
 Distribution Rate at Period End ...............       1.72          1.80          1.88          1.88          1.88
Cash Flow Data:
 Cash Flows from operating activities  .........     10,332        13,034        15,909        16,672        14,814
 Cash Flows from investing activities  .........    (13,011)      (38,683)      (18,524)      (40,082)        1,209
 Cash Flows from financing activities  .........         10        25,913         3,305        22,356       (16,901)
Balance Sheet Data:
 Investments in Real Estate, at Cost   .........     64,612       112,262       154,281       195,929       198,542
 Total Assets  .................................     66,250       107,853       142,495       181,336       177,725
 Total mortgage and bank loans payable .........     10,772        51,929        80,155       122,518       124,148
Other Data:
 Net income ....................................  $   8,677     $  14,000     $  20,687     $  11,225     $  11,044
 Less: Gains on sales of interests in real
  estate .......................................         --        (3,875)           --          (119)         (865)
 Plus: Provisions for losses  ..................        320           320         1,795            --            --
                                                  ----------    ----------    ----------    ----------    ----------
                                                      8,997        10,445        10,120        11,106        10,179
 Plus:
 Depreciation and Amortization:
  Wholly owned and consolidated
   partnerships   ..............................      2,101         2,685         3,322         5,044         5,650
  Unconsolidated partnerships and joint
   ventures ....................................      3,960         4,119         3,229         3,214         3,334
 Refinancing prepayment penalty  ...............         --            --            --            --            --
 Less:
 Depreciation of non-real estate assets   ......        (88)         (104)         (146)         (173)         (202)
 Amortization of deferred financing costs.......       (138)         (275)         (108)         (228)         (333)
                                                  ----------    ----------    ----------    ----------    ----------
 Funds from operations  ........................  $  14,832     $  16,870     $  16,417     $  18,963     $  18,628
                                                  ==========    ==========    ==========    ==========    ==========

                                                      Nine Months Ended:
                                                   May 31,       May 31,
                                                     1996          1997
                                                  ------------  ------------
                                                          Unaudited
Operating Results:
 Total revenues   ..............................  $  29,310     $  30,344
 Income before gains on sales of interests
  in real estate  ..............................      7,806         6,944
 Gains on sales of interests in real estate ....        411         1,461
 Net income ....................................      8,217         8,405
 Distributions paid to beneficiaries   .........     12,233        12,236
Per Share Results:
 Income before gains on sales of interests
  in real estate  ..............................       0.90          0.80
 Gains on sales of interests in real estate ....       0.05          0.17
 Net income ....................................       0.95          0.97
 Distributions paid  ...........................       1.41          1.41
 Distribution Rate at Period End ...............       1.41          1.41
Cash Flow Data:
 Cash Flows from operating activities  .........     11,599        11,137
 Cash Flows from investing activities  .........      1,519        15,272
 Cash Flows from financing activities  .........    (13,317)      (23,885)
Balance Sheet Data:
 Investments in Real Estate, at Cost   .........    199,702       201,336
 Total Assets  .................................    177,490       161,879
 Total mortgage and bank loans payable .........    122,844       112,467
Other Data:
 Net income ....................................  $   8,217     $   8,405
 Less: Gains on sales of interests in real
  estate .......................................       (411)       (1,461)
 Plus: Provisions for losses  ..................         --           500
                                                  ----------    ----------
                                                      7,806         7,444
 Plus:
 Depreciation and Amortization:
  Wholly owned and consolidated
   partnerships   ..............................      4,193         4,461
  Unconsolidated partnerships and joint
   ventures ....................................      2,520         2,454
 Refinancing prepayment penalty  ...............         --           733
 Less:
 Depreciation of non-real estate assets   ......       (150)         (165)
 Amortization of deferred financing costs ......       (246)         (216)
                                                  ----------    ----------
 Funds from operations  ........................  $  14,123     $  14,711
                                                  ==========    ==========

                         THE RUBIN ORGANIZATION, INC.

                               ----------------


                    SUMMARY SELECTED FINANCIAL INFORMATION



     The following sets forth summary selected financial information for TRO for each of the four years during the period ended December 31, 1996 and as of and for the six months ended June 30, 1996 and June 30, 1997.


     The following selected financial data should be read in conjunction with "The Rubin Organization -- Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of TRO included herein as Appendix F.




                          THE RUBIN ORGANIZATION, INC.
                        SUMMARY SELECTED FINANCIAL DATA

               (dollars in thousands except for per share data)





                                               December 31,                           June 30,
                             ------------------------------------------------   ---------------------
                              1993         1994         1995        1996        1996        1997
                             ----------   ----------   ---------   ----------   --------   ----------
                                          Unaudited                                   Unaudited
                             -----------------------------------                ---------------------
Operating Results:
 Total revenues  .........   $14,040      $15,339      $16,654     $15,643      $7,050     $ 9,770
 Income (Loss) from
   Operations ............    (2,964)      (1,642)       1,160         367       (225)          27
 Net Loss  ...............    (3,864)      (2,271)         (52)       (591)      (735)        (524)
Balance Sheet Data:
 Total Assets ............     8,233        8,072        8,710      16,727         --       17,352
 Total mortgage and bank
   loans payable .........     3,870        6,450        6,937      12,724         --       12,392
Cash Flow Data:
 Cash flows from operating
   activities ............    (1,350)         338          208         674        236        1,097
 Cash flows from investing
   activities ............      (371)        (263)        (910)     (3,083)      (271)      (1,161)
 Cash flows from financing
   activities ............     2,433          157          501       2,401       (290)          57

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                 PRO FORMA CONSOLIDATING FINANCIAL INFORMATION


     The following sets forth the pro forma consolidating balance sheet of Pennsylvania Real Estate Investment Trust as of May 31, 1997 and the pro forma consolidating statements of operations for the year ended August 31, 1996 and the nine-month period ended May 31, 1997 to give effect to the TRO Transaction.



     The TRO Transaction will involve a number of related transactions, the combined effect of which will be to form and capitalize an Operating Partnership and to transfer ownership of the Trust's direct and indirect interests in its existing properties, or the economic benefits thereof, to the Operating Partnership, and to effect the acquisitions described below:


   o TRO Equity Acquisition. The Operating Partnership will acquire all of the non-voting common shares of TRO, constituting 95% of all of the total equity of TRO, in exchange for the issuance of 200,000 Class A OP Units and a contingent obligation to issue up to 800,000 additional Class A OP Units over the following five-year period if the Trust achieves certain specified levels of funds from operations, on a per share basis, over such period.



   o Existing Properties Acquisition. The Operating Partnership will acquire the interests of certain affiliates of TRO ("TRO Affiliates") in three existing shopping centers, or portions of shopping centers (the "Existing Properties").

     Two of the properties (Magnolia Mall and North Dartmouth Mall) were placed under contract for acquisition by TRO from affiliates of, and co-investors, with Equity Properties and Development Limited Partnership ("EPDLP"). The Operating Partnership will acquire Magnolia Mall for its portfolio regardless of whether the TRO Transaction is completed. The aggregate consideration, excluding transaction costs, for the two former EPDLP Properties is approximately $80 million, of which $25.5 million represents an assumable mortgage, and the balance will be financed at the Closing Date with borrowings under a revolving credit facility.

     The Operating Partnership will issue approximately 239,000 additional Class A OP units to TRO Affiliates in respect of their 50% equity interest in the Court at Oxford Valley.

     The Operating Partnership has acquired the interests of TRO in an additional retail property prior to the completion of the TRO Transaction, but has retained the right to cause TRO to reacquire the interests at the Operating Partnership's cost, plus interest, in the event the TRO Transaction is not completed.


   o Development Properties Acquisition. The Operating Partnership will become obligated to acquire, for Class A OP Units, the interests of certain TRO Affiliates in two shopping centers currently under development (the "Development Properties"), upon completion of their construction, at prices based upon a pre-determined formula.


   o Predevelopment Properties Acquisition. The Operating Partnership will acquire the rights of certain TRO Affiliates in respect of three potential shopping center sites (the "Predevelopment Properties") in exchange for
     (i) a loan of cash to TRO equal to actual out-of-pocket expenditures of TRO incurred with respect of such properties through the Closing Date (expected to approximate an aggregate of $9.0 million as of the Closing
     Date), and (ii) an obligation to issue, upon completion of any property subsequently developed, Class A OP Units for one-half of the difference between the aggregate value of all such properties at the time of completion and the all-in-cost of all such properties.


     As the Development and Predevelopment Properties Acquisitions are expected to occur in the future at amounts that are not currently determinable, the financial impact of such future events has not been reflected in the accompanying pro forma financial statements.

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                 PRO FORMA CONSOLIDATING FINANCIAL INFORMATION

     All of the acquisitions described above will be recorded by the Trust using the purchase method of accounting.

     The accompanying pro forma consolidating financial information is presented as if the transactions described above had been consummated on May 31, 1997 for balance sheet purposes and September 1, 1995 for purposes of the statements of operations. This unaudited pro forma consolidating financial information should be read in conjunction with the historical financial statements of the Trust, The Rubin Organization, Inc., Magnolia Mall, North Dartmouth Mall and Oxford Valley Road Associates and the related notes thereto all incorporated by reference or included elsewhere herein. In management's opinion, all adjustments necessary to reflect the effects of the transactions to be consummated have been made.

     The pro forma consolidating financial information is unaudited and is not necessarily indicative of what the actual financial position or results of operations of the Trust would have been had the TRO Transaction been consummated as of the dates indicated, nor does it purport to represent the future financial position and the results of operations of the Trust.

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


                     PRO FORMA CONSOLIDATING BALANCE SHEET
                                 MAY 31, 1997


                                  (Unaudited)
                                 (In thousands)




                                                                                           Other           The
                                                PREIT                    Existing        Pro Forma       Company
                                              Historical    TRO (A)    Properties(B)    Adjustments     Pro Forma
                                              ------------  ---------  ---------------  -------------  -------------
Assets
Investments in Real Estate, at cost   ......
 Apartment buildings   .....................   $ 158,865      $    --     $     --      $       --      $ 158,865
 Industrial properties    ..................       5,078           --           --              --          5,078
 Shopping centers and retail stores   ......      37,393           --       80,365           2,212(C)     119,970
                                               ---------     --------     ---------     -----------     ---------
   Total investments in real estate   ......     201,336           --       80,365           2,212        283,913
    Less accumulated depreciation  .........      49,172           --           --              --         49,172
                                               ---------     --------     ---------     -----------     ---------
                                                 152,164           --       80,365           2,212        234,741
Property under development   ...............          --           --           --           2,212(D)       2,212
Investment in management company   .........          --        4,680           --             896(E)       5,576
Investments in partnerships and joint
 ventures, at equity   .....................       1,710           --        5,602             778(F)       8,090
Advances to management company  ............          --           --           --           9,000(G)       9,000
                                               ---------     --------     ---------     -----------     ---------
                                                 153,874        4,680       85,967          15,098        259,619
    Less allowance for possible losses .....       1,880           --           --              --          1,880
                                               ---------     --------     ---------     -----------     ---------
                                                 151,994        4,680       85,967          15,098        257,739
Other Assets: ..............................
 Cash and cash equivalents   ...............       3,554           --           --              --          3,554
 Rents and sundry receivables   ............         370           --           --              --            370
 Deferred costs, prepaid real estate taxes
   and expenses, net   .....................       5,961           --           --             725(H)       6,686
                                               ---------     --------     ---------     -----------     ---------
                                               $ 161,879      $ 4,680     $ 85,967      $   15,823      $ 268,349
                                               =========     ========     =========     ===========     =========
Liabilities and Beneficiaries' Equity
Mortgage notes payable    ..................   $  83,844      $    --     $ 25,500      $       --      $ 109,344
Bank and other loans payable    ............      28,623           --       54,865          15,823(I)      99,311
Tenants' deposits and deferred rents  ......       1,246           --           --              --          1,246
Accrued pension and other benefits    ......       1,117           --           --              --          1,117
Accrued expenses and other liabilities   ...       3,624           --           --              --          3,624
                                               ---------     --------     ---------     -----------     ---------
                                                 118,454           --       80,365          15,823        214,642
                                               ---------     --------     ---------     -----------     ---------
Minority interest   ........................         718        4,680        5,602              --         11,000
                                               ---------     --------     ---------     -----------     ---------
Beneficiaries' Equity
Shares of beneficial interest   ............       8,678           --           --              --          8,678
Capital contributed in excess of par  ......      53,164           --           --              --         53,164
Distributions in excess of net income    ...     (19,135)          --           --              --        (19,135)
                                               ---------     --------     ---------     -----------     ---------
                                                  42,707           --           --              --         42,707
                                               ---------     --------     ---------     -----------     ---------
                                               $ 161,879      $ 4,680     $ 85,967      $   15,823      $ 268,349
                                               =========     ========     =========     ===========     =========


              The accompanying notes and management's assumptions
                     are an integral part of this statement.

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


                   PRO FORMA CONSOLIDATING INCOME STATEMENT
                      FOR THE YEAR ENDED AUGUST 31, 1996


                                  (Unaudited)
                     (In Thousands, except Per Share Data)








                                                                                 North          Other           The
                                       PREIT                       Magnolia     Dartmouth     Pro Forma       Company
                                     Historical      TRO (a)       Mall(b)      Mall (c)      Adjustments     Pro Forma
                                     ------------   ------------   ----------   -----------   -------------   ----------
Revenues
Revenues from real estate   ......     $ 38,985      $     --       $ 6,017      $ 5,823      $      --       $50,825
Interest and other income   ......          171            --            84          285             --           540
                                       ---------     --------       -------      -------      ---------       --------
                                         39,156            --         6,101        6,108             --        51,365
Expenses
Property expenses  ...............       16,102            --         1,575        2,188             --        19,865
Depreciation and amortization ....        5,908            --         1,512        1,164             --         8,584
General and administrative
 expenses    .....................        3,119            --            --           --             --         3,119
Interest  ........................        9,831            --         3,680        2,800            666(d)     16,977
                                       ---------     --------       -------      -------      ---------       --------
                                         34,960            --         6,767        6,152            666        48,545
                                       ---------     --------       -------      -------      ---------       --------
Income (loss) before gains on
 sales of interests in real
 estate, equity in unconsoli-
 dated entities and minority
 interest    .....................        4,196            --          (666)         (44)      (666)            2,820
Gains on sales of interests in
 real estate    ..................          865            --            --           --             --           865
Equity in loss of management
 company  ........................           --        (1,002)           --           --             --        (1,002)
Equity in income of
 partnerships and joint
 ventures    .....................        6,258            --            --           --           (367)(e)     5,891
                                       ---------     --------       -------      -------      ---------       --------
Income (loss) before minority
 interest    .....................       11,319        (1,002)         (666)         (44)        (1,033)        8,574
Minority interest  ...............          275            --            --           --            121(f)        396
                                       ---------     --------       -------      -------      ---------       --------
Net income (loss)  ...............     $ 11,044      $ (1,002)      $  (666)     $   (44)     $  (1,154)      $ 8,178
                                       =========     ========       =======      =======      =========       ========
Net Income Per Share  ............     $   1.27                                                               $  0.94
                                       =========                                                              ========
Weighted Average Number of
 Shares Outstanding   ............        8,676                                                                 8,676
                                       =========                                                              ========


              The accompanying notes and management's assumptions
                    are an integral part of this statement.

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


                   PRO FORMA CONSOLIDATING INCOME STATEMENT
                    FOR THE NINE MONTHS ENDED MAY 31, 1997


                                  (Unaudited)
                     (In Thousands, except Per Share Data)






                                                                              North          Other           The
                                       PREIT                    Magnolia     Dartmouth     Pro Forma       Company
                                     Historical     TRO (a)     Mall(b)      Mall (c)      Adjustments     Pro Forma
                                     ------------   ---------   ----------   -----------   -------------   ----------
Revenues
Revenues from real estate   ......     $ 30,116      $  --       $ 4,730      $ 4,543      $     --        $39,389
Interest and other income   ......          218         --            15           15            --            248
                                       ---------     -----       -------      -------      --------        --------
                                         30,334         --         4,745        4,558            --         39,637
Expenses
Property expenses  ...............       12,154         --         1,313        1,714            --         15,181
Depreciation and amortization ....        4,661         --         1,134          873            --          6,668
General and administrative
 expenses    .....................        2,433         --            --           --            --          2,433
Interest  ........................        6,864         --         2,760        2,100           703(d)      12,427
Provisions for losses on
 investments    ..................          500         --            --           --            --            500
                                       ---------     -----       -------      -------      --------        --------
                                         26,612         --         5,207        4,687           703         37,209
                                       ---------     -----       -------      -------      --------        --------
Income (loss) before gains on
 sales of interests in real
 estate, equity in unconsoli-
 dated entities and minority
 interest    .....................        3,722         --          (462)        (129)         (703)         2,428
Gains on sales of interests in
 real estate    ..................        1,461         --            --           --            --          1,461
Equity in loss of management
 company  ........................           --        (96)           --           --            --            (96)
Equity in income of
 partnerships and joint
 ventures    .....................        3,487         --            --           --           (75)(e)      3,412
                                       ---------     -----       -------      -------      --------        --------
Income (loss) before minority
 interest    .....................        8,670        (96)         (462)        (129)         (778)         7,205
Minority interest  ...............          265         --            --           --           177(f)         442
                                       ---------     -----       -------      -------      --------        --------
Net income (loss)  ...............     $  8,405      $ (96)      $  (462)     $  (129)     $   (955)       $ 6,763
                                       =========     =====       =======      =======      ========        ========
Net Income Per Share  ............     $    .97                                                            $  0.78
                                       =========                                                           ========
Weighted Average Number of
 Shares Outstanding   ............        8,678                                                              8,678
                                       =========                                                           ========


              The accompanying notes and management's assumptions
                     are an integral part of this statement.

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                     PRO FORMA CONSOLIDATING BALANCE SHEET

(A) Acquisition of The Rubin Organization (TRO):



                                                                         Assets and
                                                                         Liabilities
                                                           TRO               Not                           TRO
                                                      Historical (1)     Acquired (2)     Other (3)     Acquisition
                                                      ----------------   --------------   -----------   ------------
Assets
Current assets
   Cash and cash equivalents  .....................     $    787          $     --           $855         $ 1,642
   Fees and commissions receivable  ...............        3,614                --             --           3,614
   Real estate held for sale  .....................           --                --             --              --
   Prepaid expenses  ..............................          165              (165)            --              --
                                                        ---------         ---------          -----        --------
     Total current assets  ........................        4,566              (165)           855           5,256
Property and Equipment, net   .....................        1,141                --             --           1,141
Leasing commissions receivable, long-term    ......          312                --             --             312
Investment in partnerships    .....................          146              (146)            --              --
Intangible assets -- management contracts    ......        6,859                --             --           6,859
Advances to affiliated partnerships    ............        3,525            (3,525)            --              --
                                                        ---------         ---------          -----        --------
  Total Other Assets    ...........................       10,842            (3,671)            --           7,171
                                                        ---------         ---------          -----        --------
   Total Assets   .................................     $ 16,549          $ (3,836)          $855         $13,568
                                                        =========         =========          =====        ========
Liabilities and Stockholders' Equity
Current Liabilities
   Current portion of long-term debt   ............     $  3,053          $ (2,553)          $ --         $   500
   Accounts payable, trade and accrued expenses   .        3,281                --             --           3,281
   Accounts payable to affiliates   ...............          223                --             --             223
   Advances from Operating Partnership    .........           --             1,500             --           1,500
   Deferred compensation payable    ...............          186                --             --             186
                                                        ---------         ---------          -----        --------
    Total current liabilities    ..................        6,743            (1,053)            --           5,690
Long-term debt    .................................        9,440            (3,541)                         5,899
Deferred compensation -- long term  ...............          247                --             --             247
Minority Interest    ..............................            4                  (4)          --              --
Stockholders' Equity
   Common stock   .................................           28               (28)            --              --
   Additional paid-in capital    ..................        4,663            (3,786)           855           1,732
   Treasury stock    ..............................             (1)              1             --              --
   Accumulated deficit  ...........................       (4,575)            4,575             --              --
                                                        ---------         ---------          -----        --------
    Total stockholders' equity   ..................          115               762            855           1,732
                                                        ---------         ---------          -----        --------
      Total Liabilities and Stockholders' Equity .      $ 16,549          $ (3,836)          $855         $13,568
                                                        =========         =========          =====        ========
Operating partnership's investment in management
 company (4)   ....................................                                                       $ 4,680
                                                                                                          ========

(Footnote explanations appear on next page)

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                 NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                     PRO FORMA CONSOLIDATING BALANCE SHEET

------------
Footnotes to Acquisition of TRO:

   (1) To reflect the historical cost basis of the assets and liabilities of TRO.

   (2) To eliminate assets and liabilities not being acquired or assumed.

   (3) Represents additional cash contribution required by TRO shareholders to satisfy minimum working capital requirements at the Closing Date.

   (4) The Operating Partnership will record its investment in the non-voting common shares of TRO using the equity method of accounting. The excess of purchase price paid for TRO, including allocated transaction costs, over the fair value of the net assets acquired will be amortized against the Operating Partnership's share of TRO's income over 10 years.

(B) Acquisition of the EPDLP Properties and 50% interest in the Court at Oxford Valley (the "Existing Properties"):




                                                                   North        The Court at      Total
                                                     Magnolia     Dartmouth       Oxford         Existing
                                                     Mall (1)     Mall (2)      Valley (3)       Properties
                                                     ----------   -----------   --------------   -----------
Assets
Investments in Shopping Centers and Retail Stores,
 at cost   .......................................     $45,365      $35,000         $   --         $80,365
Investments in Partnerships and Joint Ventures, at
 equity    .......................................          --           --          5,602           5,602
                                                      --------      --------        -------        --------
                                                       $45,365      $35,000         $5,602         $85,967
                                                      ========      ========        =======        ========
Liabilities
Mortgage Notes Payable    ........................     $25,500      $    --         $   --         $25,500
Bank and Other Loans Payable    ..................      19,865       35,000             --          54,865
Minority Interest   ..............................          --           --          5,602           5,602
                                                      --------      --------        -------        --------
                                                       $45,365      $35,000         $5,602         $85,967
                                                      ========      ========        =======        ========


------------
Footnotes to Acquisition of Existing Properties:


   (1) To record the acquisition of Magnolia Mall for total consideration of $45.4 million consisting of $25.5 million of mortgage notes payable assumed and $19.9 million of borrowings under the revolving line of credit.

   (2) To record the acquisition of North Dartmouth Mall for total consideration of $35 million utilizing borrowings under the revolving line of credit.


   (3) To record the Operating Partnership's 50% interest in the Court at Oxford Valley for total consideration of approximately 239,000 Class A OP Units valued at $23.40 per unit.

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                     PRO FORMA CONSOLIDATING BALANCE SHEET



(C) To allocate transaction costs to Magnolia Mall and North Dartmouth Mall.                $2,212


(D) To record the Operating Partnership's acquisition of the Predevelopment
    Properties and an allocation of transaction costs.                                       2,212


(E) To allocate transaction costs to the Operating Partnership's investment in
    the management company.                                                                    896


(F) To allocate transaction costs to the Operating Partnership's investment in
    the Court at Oxford Valley.                                                                778


(G) To reimburse TRO for EPDLP management contract start-up costs and
    pre-development expenses.                                                                9,000



(H) To record financing costs incurred relating to the $125 million revolving
    line of credit.                                                                            725



(I) To record additional borrowings to fund transaction costs and reimburse TRO
for pre-development expenses and EPDLP management contract start-up costs.                  15,823

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                   PRO FORMA CONSOLIDATING INCOME STATEMENTS

(a) TRO:



                                                               For the Year Ended August 31, 1996
                                                            -----------------------------------------
                                                               TRO         Pro Forma         TRO
                                                            Historical     Adjustments     Pro Forma
                                                            ------------   -------------   ----------
Revenues    .............................................    $ 14,783             --       $14,783
Operating Expenses
   Salaries, commissions and employee benefits  .........       9,985            300(1)     10,285
   Rent expense   .......................................         795             --           795
   Other operating expenses   ...........................       4,023             --         4,023
   Depreciation and amortization    .....................         351             --           351
   Property writedown   .................................         320           (320)(2)        --
                                                             --------      ---------       --------
      Total Operating Expenses   ........................      15,474            (20)       15,454
                                                             --------      ---------       --------
Income (Loss) From Operations    ........................        (691)            20          (671)
Interest Expense  .......................................        (715)           715(3)         --
Equity in Loss from Partnership Investments  ............        (468)           468(4)         --
                                                             --------      ---------       --------
Pre-tax loss   ..........................................      (1,874)         1,203          (671)
Provision for income taxes    ...........................          --             --            --
                                                             --------      ---------       --------
Net loss    .............................................    $ (1,874)     $   1,203       $  (671)
                                                             ========      =========       ========
Amortization of excess purchase price over net assets
 acquired recorded in consolidation (5)   ...............                                     (384)
Net loss, as adjusted   .................................                                  $(1,055)
                                                                                           ========
Operating Partnership's share of net loss of TRO   ......                                  $(1,002)
                                                                                           ========

(Footnote explanations appear on next page)

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                 NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                    PRO FORMA CONSOLIDATING INCOME STATEMENTS



                                                             For the Nine Months Ended May 31, 1997
                                                            -----------------------------------------
                                                                TRO         Pro Forma        TRO
                                                             Historical     Adjustments    Pro Forma
                                                            ------------   -------------   ---------
Revenues    .............................................     $14,155       $    --         $14,155
Operating Expenses
   Salaries, commissions and employee benefits  .........       8,602           225(1)        8,827
   Rent expense   .......................................         581            --             581
   Other operating expenses   ...........................       3,884            --           3,884
   Depreciation and amortization    .....................         676            --             676
   Property writedown   .................................          --            --              --
                                                              -------       --------        -------
      Total Operating Expenses   ........................      13,743           225          13,968
                                                              -------       --------        -------
Income From Operations  .................................         412          (225)            187
Interest Expense  .......................................        (618)          618(3)           --
Equity in Loss from Partnership Investments  ............        (131)          131(4)           --
                                                              -------       --------        -------
Pre-tax loss   ..........................................        (337)          524             187
Provision for income taxes    ...........................          --            --              --
                                                              -------       --------        -------
Net (loss) income    ....................................     $  (337)      $   524         $   187
                                                              =======       ========        =======
Amortization of excess purchase price over net assets
 acquired recorded in consolidation (5)   ...............                                      (288)
Net loss, as adjusted   .................................                                   $  (101)
                                                                                            =======
Operating Partnership's share of net loss of TRO   ......                                   $   (96)
                                                                                            =======

------------
Footnotes to TRO:

(1) To record additional compensation expense in accordance with the proposed employment contracts. Certain employees will also be entitled to additional incentive compensation based on their achievement of certain financial and other performance objectives. Additional amounts for incentive compensation expense have not been recorded, as such amounts would not have been earned on an historical basis.

(2) To eliminate impairment loss recorded on equity investment not being acquired.

(3)  To eliminate interest expense on debt not assumed.

(4) To eliminate equity in loss of partnerships and joint ventures not being acquired.

(5) To record the amortization of excess purchase price, including allocated transaction costs, over net assets acquired over 10 years.

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                   PRO FORMA CONSOLIDATING INCOME STATEMENTS

(b) Magnolia Mall:




                                              For the Year Ended August 31, 1996
                                           -----------------------------------------
                                           Magnolia                       Magnolia
                                             Mall         Pro Forma        Mall
                                           Historical     Adjustments     Pro Forma
                                           ------------   -------------   ----------
Revenues
Gross revenues from real estate   ......      $6,017      $      --        $6,017
Interest and other income   ............          84             --            84
                                              -------     ----------       ------
                                               6,101             --         6,101
Expenses
Property operating expenses    .........       1,575             --         1,575
Depreciation and amortization  .........          --          1,512(1)      1,512
Mortgage and bank loan interest   ......          --          3,680(2)      3,680
                                              -------     ----------       ------
                                               1,575          5,192         6,767
                                              -------     ----------       ------
Net income (loss)  .....................      $4,526      $  (5,192)       $ (666)
                                              =======     ==========       ======




                                             For the Nine Months Ended May 31,1997
                                           -----------------------------------------
                                           Magnolia                       Magnolia
                                             Mall         Pro Forma        Mall
                                           Historical     Adjustments     Pro Forma
                                           ------------   -------------   ----------
Revenues
Gross revenues from real estate   ......      $4,730      $      --        $4,730
Interest and other income   ............          15             --            15
                                              -------     ----------       ------
                                               4,745             --         4,745
Expenses
Property operating expenses    .........       1,313             --         1,313
Depreciation and amortization  .........          --          1,134(1)      1,134
Mortgage and bank loan interest   ......          --          2,760(2)      2,760
                                              -------     ----------       ------
                                               1,313          3,894         5,207
                                              -------     ----------       ------
Net income (loss)  .....................      $3,432      $  (3,894)       $ (462)
                                              =======     ==========       ======


------------
Footnotes to Magnolia Mall:

(1) To record depreciation and amortization on assets acquired and transaction costs capitalized.


(2) To record interest expense on $25,500 of assumed mortgage indebtedness at 8.2% and $19,865 of short-term borrowings under the revolving line of credit at 8%.

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                   PRO FORMA CONSOLIDATING INCOME STATEMENTS

(c) North Dartmouth Mall Acquisition:




                                              For the Year Ended August 31, 1996
                                           -----------------------------------------
                                             North                         North
                                           Dartmouth      Pro Forma       Dartmouth
                                           Historical     Adjustments     Pro Forma
                                           ------------   -------------   ----------
Revenues
Gross revenues from real estate   ......      $5,823      $      --        $5,823
Interest and other income   ............         285             --           285
                                              -------     ----------       ------
                                               6,108             --         6,108
Expenses
Property operating expenses    .........       2,188             --         2,188
Depreciation and amortization  .........          --          1,164(1)      1,164
Mortgage and bank loan interest   ......          --          2,800(2)      2,800
                                              -------     ----------       ------
                                               2,188          3,964         6,152
                                              -------     ----------       ------
Net income (loss)  .....................      $3,920      $  (3,964)       $  (44)
                                              =======     ==========       ======




                                             For the Nine Months Ended May 31,1997
                                           -----------------------------------------
                                             North                         North
                                           Dartmouth      Pro Forma       Dartmouth
                                           Historical     Adjustments     Pro Forma
                                           ------------   -------------   ----------
Revenues
Gross revenues from real estate   ......      $4,543      $      --        $4,543
Interest and other income   ............          15             --            15
                                              -------     ----------       ------
                                               4,558             --         4,558
Expenses
Property operating expenses    .........       1,714             --         1,714
Depreciation and amortization  .........          --            873(1)        873
Mortgage and bank loan interest   ......          --          2,100(2)      2,100
                                              -------     ----------       ------
                                               1,714          2,973         4,687
                                              -------     ----------       ------
Net income (loss)  .....................      $2,844      $  (2,973)       $ (123)
                                              =======     ==========       ======


------------
Footnotes to North Dartmouth Mall:

(1) To record depreciation and amortization on assets acquired and transaction costs capitalized.


(2) To record interest expense on additional short-term borrowings under the revolving line of credit of $35 million at 8%.

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                NOTES TO MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                   PRO FORMA CONSOLIDATING INCOME STATEMENTS






                                                                            Year Ended        Nine Months Ended
                                                                          August 31, 1996      May 31, 1997
                                                                          -----------------   ------------------
(d) To record interest expense on $14.5 million of additional borrow-
    ings at an effective borrowing rate 8%, including amortization of deferred financing costs, net of interest capitalized on Develop-
    ment Properties.                                                           $  666               $ 703
(e) To record the Operating Partnership's 50% equity in the income of the Court at Oxford Valley, net of amortization of excess pur-
    chase price over net book value of assets acquired.                        $ (367)              $ (75)
(f) To adjust the minority interest's share of income in Operating
    Partnership.                                                               $  121               $ 177

                         THE RUBIN ORGANIZATION, INC.
           MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


Overview

     The following discussion should be read in connection with "The Rubin Organization, Inc. -- Summary Selected Financial Information" and the audited financial statements of The Rubin Organization, Inc. which appear as Appendix F to this Proxy Statement.


     TRO is a fully integrated real estate company which earns revenue primarily from the management, leasing and development of retail, office and residential properties. TRO's primary focus is in the retail sector. TRO manages and leases properties for its own account and for third parties, including several financial institutions, insurance companies and pension funds. At the end of 1996, TRO entered into an agreement to purchase the management contracts of Equity Properties & Development, L.P. ("EPDLP") starting January 1, 1997. This acquisition, financed by a $7.0 million note, nearly doubled TRO's retail profile. TRO's development business includes development, expansion, renovation and reconfiguration of properties for its own account and for third parties. Current development projects on which TRO anticipates earning a development fee (but in which the Trust will not have an ownership interest) include the renovation of a vacant office building into a class A space for use by a single tenant and the renovation of a high rise office building for use as a five star hotel near the Pennsylvania Convention Center. TRO is also involved in the development of several retail power centers.


     TRO also makes advances to affiliated partnerships involved in various development projects. These advances are used by the affiliates to fund soft costs incurred in the planning and predevelopment stages of the proposed projects. TRO will generally be reimbursed from proceeds of construction or permanent financing. TRO may also earn development, leasing and management fees from the affiliates as the projects advance through the development stage and become operating properties.



Results of Operations

For the Six Months Ended June 30, 1997 vs. 1996

     Total revenues increased $2.72 million or 38.6% for the six months ended June 30, 1997, as compared to the same period in 1996. Of this increase, $1.88 million was the result of fees earned from the EPDLP properties. The remaining $840,000 was the result of a $696,000 increase in brokerage commissions earned by the office realty department; a $118,000 increase in other leasing revenue; and a $300,000 fee earned from KIMCO Realty for the disposition of the Clover Stores chain. These increases were partially offset by a decrease of $238,000 in development fees and a $35,000 decrease in publication income.

     Total operating expenses increased $2.47 million, or 34%, for the six months ended June 30, 1997, as compared to the same period in 1996 primarily as the result of one time start-up costs of $560,000, an increase of $1.22 million in recurring costs related to the management and leasing of the EPDLP properties, an increase of $350,000 in professional fees incurred related to the PREIT transaction, and an increase of $334,000 in depreciation and amortization due primarily to the amortization of the $7.0 million intangible asset related to the EPDLP management contracts.

     Interest expense increased $204,000 or 62.1% for the six months ended June 30, 1997, as compared to the same period in 1996, primarily due to financing the acquisition of the EPDLP contracts.

     Net loss was $524,000 for the six months ended June 30, 1997, as compared to $735,000 for the same period in 1996, reflecting a decrease of approximately $211,000, for the reasons discussed above.


Twelve Months Ended December 31, 1996 Compared to 1995

     Total revenues decreased $1.0 million, or 6.1%, for the twelve months ended December 31, 1996, as compared to the same period in 1995. Of this decrease, $800,000 was the result of a breakup fee earned in 1995 in connection with an attempted purchase of the John Wanamaker Department Stores chain. The remaining $200,000 was the result of a $370,000 reduction in management fees and leasing commissions from contracts cancelled or not renewed and a $100,000 reduction in publication income, which was partially offset by an increase of $280,000 in development fees primarily as the result of the development of a powerstrip center in English Creek, NJ.

     Total operating expenses decreased $218,000, or 1.4%, for the twelve months ended December 31, 1996, as compared to the same period in 1995. This was the result of decreases in professional fees of $368,000 related to the attempted Wanamaker purchase, $308,000 in normal recurring operating expenses, and $198,000 in cost of goods for publications. A portion of these decreases was offset by increases of $320,000 for a write-down of TRO's investment in 1626 Locust Street Associates, $280,000 for start-up costs related to the acquisition of EPDLP management agreements, and $56,000 in depreciation.

     Interest expense decreased $210,000, or 25.8%, for the twelve months ended December 31, 1996, as compared to the same period in 1995, primarily due to a reduction of debt.

     Equity in loss from investments in limited partnerships decreased by $44,000, or 11.0%, for the twelve months ended December 31, 1996, as compared to the same period in 1995. This was a direct result of the operations of two limited partnerships (APEX Site Management, L.P. and 1626 Locust Street Associates) in which TRO has equity interests.

     Net loss was $591,000 for the twelve months ended December 31, 1996, as compared to a net loss of $52,000 for the same period in 1995, reflecting an increase of $539,000, for the reasons discussed above.

Twelve Months Ended December 31, 1995 Compared to 1994

     Total revenues increased $1.3 million, or 8.6%, for the twelve months ended December 31, 1995 as compared to the same period for 1994. Of this increase, $800,000 was the result of the 1995 Wanamaker transaction discussed above. The remaining $500,000 was primarily the result of increased leasing and management activity.

     Total operating expenses decreased $1.5 million, or 8.8%, for the twelve months ended December 31, 1995, as compared to the same period for 1994. Of this decrease, $2.1 million was the result of a one time write-off in 1994 of costs incurred during an attempted public offering. This was offset by an increase in professional fees of $368,000 related to the Wanamaker transaction, and an increase in normal recurring operating expenses of $200,000 resulting from increased leasing and management activity.

     Interest expense increased $184,000, or 29%, for the twelve months ended December 31, 1995, as compared to the same period in 1994, primarily due to increased debt.

     Equity in loss from investments in limited partnerships increased to $398,000 for the twelve months ended December 31, 1995, primarily as a result of an investment in APEX Site Management, L.P.

     Net loss was $52,000 for the twelve months ended December 31, 1995, as compared to a net loss of $2.27 million for the same period in 1994, reflecting a decrease of $2.22 million for the reasons discussed above.



Cash Flows

For the Six Months Ended June 30, 1997 vs. 1996

     Cash and cash equivalents increased to $854,000 at June 30, 1997 as compared to $544,000 at June 30, 1996.

     Cash provided by operations was $1.1 million for the six months ended June 30, 1997 as compared with $236,000 for the same period in 1996. This increase was primarily the result of EPDLP properties management start-up and PREIT transaction costs incurred but not paid as of June 30, 1997.

     Cash used in investing activities increased to $1.6 million for the six months ended June 30, 1997 as compared with $271,000 for the same period in 1996. This increase was primarily the result of capital expenditures of $431,000 for computer equipment primarily related to the management of the EPDLP Properties, other costs for a new office in Chicago, Illinois used in the management of the EPDLP properties and an increase of $838,000 in advances to affiliated partnerships involved in various development projects. These advances are made to fund soft costs in the planning and predevelopment stages of these projects. Reimbursement from the affiliates is expected from the proceeds of construction or permanent financing. These increases were partially offset by a decrease of $265,000 in contributions to APEX Site Management, L.P., as the Company had fulfilled its funding requirements by the end of 1996, and proceeds of $114,000 from the sale of real estate.

     Cash provided by financing activities was $58,000 for the six months ended June 30, 1997 as compared with cash used in financing activities of $290,000 for the same period in 1996. This increase was primarily the result of $718,000 in proceeds from the issuance of common stock in the first quarter of 1997 and partially offset by $395,000 of dividends paid.


Twelve Months Ended December 31, 1996 Compared to 1995

     Cash and cash equivalents were $861,000 and $869,000 at December 31, 1996 and December 31, 1995, respectively.

     Cash provided by operations increased to $674,000 for the twelve months ended December 31, 1996 as compared with $208,000 for the same period in 1995. The increase was primarily the result of improved collections of fees and leasing commissions during 1996 as compared with 1995.

     Cash used in investing activities increased to $3.1 million for the twelve months ended December 31, 1996, as compared with $910,000 for the same period in 1995. This increase was primarily the result of a $2.3 million increase in advances to affiliated partnerships in order to fund predevelopment costs.


     Cash provided by financing activities increased to $2.4 million for the twelve months ended December 31, 1996, as compared with $501,000 for the same period in 1995. This was primarily the result of $4.3 million of proceeds from the issuance of stock in 1996, which was partially offset by the payments of existing long-term debt of $1.7 million and amounts due to various affiliates of $360,000.


Twelve Months Ended December 31, 1995 Compared to 1994

     Cash and cash equivalents decreased to $870,000 at December 31, 1995 as compared to $1.1 million at December 31, 1994.

     Cash provided by operations decreased to $208,000 for the twelve months ended December 31, 1995 as compared with $338,000 for the same period 1994. The decrease was primarily the result of an increase $134,000 in payments toward deferred compensation in 1995.

     Cash used in investing activities increased to $910,000 for the twelve months ended December 31, 1995 as compared with $263,000 for the same period in 1994. This increase was primarily the result of an increase of $247,000 in advances to affiliated partnerships and increases of $131,000 and $264,000 in contributions to 1626 Locust Street Associates and APEX Site Management, L.P., respectively.

     Cash provided by financing activities increased to $501,000 for twelve month period ended December 31, 1995 as compared to $157,000 for the same period in 1994. This increase was primarily the result of an increase in long term debt.


Liquidity and Capital Resources

     At December 31, 1996, TRO's balance of cash and cash equivalents was $861,000, which will be used to fund working capital requirements. Throughout the first half of 1997, TRO will continue to incur start up costs, including upgrades to its computer hardware and software related to its acquisition of the EPDLP management contracts. This will adversely affect cash flows. During the third and fourth quarters of 1997, as start up costs decrease, TRO expects cash flows to increase to levels which will enable it to operate without the need for additional capital funding or the use of existing cash reserves. In addition, TRO will continue to actively pursue development opportunities, which will also have an adverse effect on cash flows.

     TRO expects to have adequate cash flow to fund normal operations through 1997 and 1998. In order to fund the EPDLP start up costs and development projects, it plans to authorize and issue additional shares of stock, and outside financing for specific development projects.

                                PROPOSAL NO. 1:

                              THE TRO TRANSACTION

                               ----------------


The TRO Transaction

     The TRO Transaction will involve a number of related transactions. See "The TRO Transaction -- Principal Features of the TRO Transaction" and "Summary -- The TRO Transaction -- Principal Features of the TRO Transaction."


Background of and Reasons for the TRO Transaction; Board Recommendation

     The Trust was organized in 1960 promptly following enabling amendments to the Internal Revenue Code, enacted earlier that same year, to permit pass-through tax treatment for real estate investment trusts. The Trust was one of the first publicly-held real estate investment trusts in the United States.

     The Trust has historically concentrated its assets in apartment projects and shopping centers. Because much of the Trust's real estate investment activity has been through joint ventures with entities active in real estate development, the Trust has historically maintained a limited management staff. Currently, the Trust has interests in nineteen apartment projects, eleven of which (comprising 4,659 units) are wholly-owned, directly or indirectly, by the Trust, and eight of which (comprising 2,577 units) are owned by joint venture partnerships in which the Trust has a 50% interest (or, in one case, a 40% interest).

     In connection with shopping center investments, the Trust has made even greater utilization of joint ventures with developers and other real estate investors. The Trust currently has interests in fourteen regional and community shopping centers, four of which (comprising an aggregate of 694,000 leasable square feet) are wholly-owned, directly or indirectly, by the Trust, and ten of which (comprising an aggregate of 3,569,000 leasable square feet) are owned by joint ventures in which the Trust's direct or indirect interest ranges from 70% to 25%. In five of the joint venture shopping center projects, the Trust's interest is 50%.

     For the most part, the Trust's relationships with joint venture partners have been amicable and mutually beneficial and have led, in many instances, to other profitable real estate investment opportunities. In addition, joint venture ownership has permitted the Trust to have interests in a greater number of projects, thereby diversifying its contacts in the industry.


     Beginning in the mid-1980's, some investors and market professionals have questioned the desirability of the utilization of joint venture investing for real estate investment trusts. Analysts and others have applied premiums to trusts which controlled all of the equity in the projects which they owned and, presumably, discounts to those which did not. This trend was in some measure prompted by a perceived desirability to be able to directly influence the active management of the assets in the portfolio -- a right which the Trust does not have in most of its joint venture arrangements -- and also a belief that those real estate investment trusts which had the internal capability to identify and develop projects without dependence on third party developers were likely, over time, to achieve growth and returns superior to those which lack such capacity.


     The Trust has developed in-house expertise to acquire, redevelop, and manage wholly-owned apartment projects. In recent years, the Trustees and senior management of the Trust have considered the desirability of creating or obtaining comparable in-house capabilities in shopping centers so as to give the Trust the flexibility to originate, develop and manage newly acquired shopping center projects. Since 1990, members of the Trust's management have conducted discussions with various developers relating to the acquisition of projects in which the developers had an interest and, in that context, considered whether certain of these potential sellers had the breadth of experience, proven capabilities and market presence in the Trust's principal geographic areas of focus that they could assist the Trust in becoming more self-sufficient in shopping center development, acquisition and management. For various reasons, none of these discussions progressed beyond the most preliminary stage.

     In 1994, TRO investigated the possibility of organizing a publicly-held real estate investment trust and contributing to it the direct and indirect interests which it had in a number of shopping center and apartment properties. These efforts were abandoned in the summer of 1994 when the public market for real estate investment trusts became, for an extended period of time, unreceptive to further initial public offerings. While these efforts were on-going, representatives of TRO and representatives of the Trust had limited discussions as to whether TRO might be able to achieve its then-objectives without organizing its own public real estate investment trust and the Trust might be able to achieve its objectives of greater self-sufficiency in the development and management of existing and new shopping center assets. These discussions terminated shortly after they were commenced without any meaningful substantive negotiation of the terms of a possible transaction, in part because TRO had not yet abandoned its efforts or desire to pursue a stand-alone publicly-held real estate investment trust and in part because the Trust had not yet determined its intermediate and long-term strategic direction.


     In March, 1995, the Trust retained Lehman Brothers to explore, and advise the Trust with respect to, strategic transactions.



     In January of 1996, discussions between TRO and the Trust recommenced. Negotiations proceeded sporadically until August of 1996. After that time, counsel for both parties became involved in the discussions and the substantive negotiation of possible transaction terms intensified. In December of 1996, TRO concluded a transaction with Equity Properties and Development Limited Partnership ("EPDLP") under which TRO increased the number of leasable square feet of shopping center space under management from approximately 11.4 million to approximately 23.4 million and agreed to acquire shopping centers controlled by affiliates of EPDLP in Dartmouth, Massachusetts and Florence, South Carolina (the "TRO/EPDLP Transaction") (See "The TRO Transaction -- Description of the Business of TRO -- The TRO/EPDLP Transaction").



     One of the principal terms to be agreed upon was a valuation of TRO and the manner in which the consideration would be paid. At their October, 1996, Board Meeting, the Trustees appointed a Special Acquisition Committee of Trustees, consisting of Messrs. Farber, Korman, and Orleans, to work with management and assist in formulating and negotiating the terms of a transaction with TRO and the TRO Affiliates which would be acceptable to the Trust.


     The Special Acquisition Committee took an active role in structuring the deferred, earn-out mechanics relating to the payment for the equity interest in TRO and in assuring that, as part of the overall transaction, the Trust would obtain the benefits of the full-time efforts of Mr. Rubin, as its Chief Executive Officer, and a substantial portion of the balance of his staff while retaining the contributions of Mr. Cohen, who was the founder of the Trust and had been its Chief Executive Officer for thirty-six years, as well as a number of other important senior officers of the Trust.


     The members of the Special Acquisition Committee met several times and reported the status of negotiations to the full Board at meetings of the Board held in December of 1996 and in April of 1997.


     During the period from December, 1996 through April, 1997, there were numerous meetings between the principals and their respective counsel and on April 16, 1997, the Trust and TRO entered into a non-binding letter of intent which set forth the principal terms of the transaction.


     On July 8, 1997, the Trustees reviewed the TRO Operative Documents and the overall terms of the TRO Transaction at a meeting devoted principally to the TRO Transaction. At the meeting, the Board received the opinion of Lehman Brothers that the consideration to be paid by the Trust in the TRO Transaction was fair to the Trust from a financial point of view. The Board also reviewed terms of the TRO Transaction with the Trust's legal counsel and accountants. Following such review, the Board authorized the officers of the Trust, subject to final negotiation of a limited number of issues, to execute and deliver the TRO Transaction Documentation providing for consummation of the TRO Transaction subject to the conditions set forth in the TRO Transaction Documentation.


     The matters requiring final negotiation, and certain other matters subsequently arising in the course of such final negotiations, required further meetings of the Board on July 18, 1997, and on July 24, 1997. At the latter meeting, Lehman Brothers supplemented and reissued their opinion, originally delivered on July 8, 1997, that under the terms resulting from the final negotiations the consideration to be paid by the Trust in the TRO Transaction was fair to the Trust from a financial point of view.


     The definitive TRO Transaction Documentation was executed and delivered by the parties on July 30, 1997.

     In reaching the decision to pursue, and ultimately to approve, the TRO Transaction, the Board considered numerous factors. Throughout the course of its deliberations, the Board's paramount consideration was to maximize the Trust's value for the Shareholders in an increasingly competitive environment for the acquisition and development of desirable shopping center projects and position the Trust for growth.

     In its deliberations, the Board did not assign relative degrees of importance to any specific factors considered. The factors listed below were all considered by the Board at its various meetings at which the terms and structure of the TRO Transaction were deliberated and ultimately approved:


     1. The need of the Trust to obtain proven internal expertise in the development and management of shopping center projects so as to enable the Trust, going forward, not to rely solely on joint venture partners for the development, acquisition and management of shopping center project assets. In this regard, the Trustees concluded that the TRO personnel have demonstrated substantial expertise in all phases of shopping center development, including the identification of attractive sites, structuring the financing of projects, obtaining necessary local approvals, pre-leasing or leasing anchor and satellite space, and delivering timely, leased-up projects. TRO personnel have also developed a team capable of managing in excess of 18 million square feet of regional and community shopping centers.


     Although the Trustees acknowledged that much of TRO's real estate development efforts had been in the context of joint ventures, TRO had entered into such transactions not because of an absence of internal expertise but rather largely because of limitations on its access to the capital markets to develop properties on a stand-alone basis. The Trustees believed that the combination of TRO's experience and the Trust's more ready access to private and public debt and equity financing should permit the combined enterprise to confine future joint venture shopping center developments to those where there was a strategic advantage in doing so.

     2. The economic terms of the TRO Transaction, including: (i) the fact that 80% of the consideration to be paid for the TRO property management business is directly related to increases in the Trust's FFO per share; and (ii) in large measure, the prices allocable to the Existing Properties and Development Properties are prices at which the Trust would acquire the interests of the TRO Affiliates in such properties independent of the TRO Transaction.

     3. The fact that projections of the Trust's management reflect that in each of the years 1998 through 2002 the Trust's FFO on a per share equivalent basis should be higher after giving effect to the implementation of the TRO Transaction than it would have been if the TRO Transaction were not effected.

     4. The fact that the transaction afforded the Trust a number of sites on which to pursue pre-development shopping center opportunities, although it was understood that it was unlikely that all such opportunities would result in buildable projects and that none of these possible projects would be wholly-owned by the Trust.

     5. The fact that TRO's extended property management business would likely enable the Trust to become aware of, and obtain an opportunity to consider, specific future shopping center project acquisitions and that the acquisition of TRO's development expertise would also enable the Trust to benefit from its own extensive relationships in the shopping center industry.

     6. The fact that the geographic concentration of TRO's activities and contacts in Pennsylvania and the Middle Atlantic states was consistent with the Trust's historic concentration in those areas while TRO's recent transaction with EPDLP provided access for the Trust to a number of other markets.


     7. The fact that the acquisition of the Existing Properties and the Development Properties, and the possible development of one or more of the Predevelopment Properties, will result in increases in the size of the Trust's assets and the diversity of its portfolio and may result in greater interest in the Trust's Shares in the financial markets. In this regard, the Trustees recognized that the acquisition of the Existing and Development Properties will result in a significant increase in the Trust's debt-to-equity ratio and the Trust's administrative costs and further recognized that there can be no assurance that the Trust will be able to raise equity to improve such ratios on terms acceptable to the Trust.


     8. The Board's judgment that the TRO Transaction, taken as a whole, would not only provide an additional avenue for profitable additions to the Trust's portfolio of real estate assets but also would provide the Trust with the internal capacity to identify, and in some cases implement, steps to improve the marketability and profitability of some of the older properties currently held by the Trust.

     9. The legal and accounting advice provided by the Trust's counsel and accountants, respectively, concerning the terms of the TRO Transaction.

     10. The opinion rendered by Lehman Brothers as to the fairness of the consideration to be paid by the Trust in the TRO Transaction from a financial point of view.

     Based on the foregoing, the Board concluded that the TRO Transaction is fair to the Trust and the Shareholders and would be in the best interest of the Trust and the Shareholders. Accordingly, the Board of Trustees voted to recommend that the Shareholders approve the terms of the TRO Transaction. Although approval of the terms of the TRO Transaction by the Shareholders is not required by the terms of the Trust's Agreement of the Trust, the Trustees concluded that because of their belief as to the potential of the TRO Transaction to the long-term interests of the Trust, and the probable need, in any event, under the rules of the American Stock Exchange, Inc. to obtain approval by the Shareholders of the issuance of the additional Shares which will become issuable under the terms of the TRO Transaction, it was appropriate to condition the Trust's obligation to complete such transaction on Shareholder approval and, in the event such approval were not obtained, the Trust would abandon the TRO Transaction. In the event the TRO Transaction is not completed by reason of the failure of the Shareholders to approve the Transaction, the Trust will be obligated to reimburse TRO for its documented transaction-related expenses up to $1 million.

     Mr. Jack Farber, a Trustee of the Trust since 1971, and a member of the Special Acquisition Committee, was the sole member of the Board who voted against approval of the TRO Transaction.

     Certain of the reasons stated above as to the basis for the determination of the Board of Trustees to approve, and to recommend that the Shareholders approve, the TRO Transaction are, or include, statements which are, or may be deemed to be, forward looking statements (the "Forward Looking Statements") within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those stated in, or contemplated by, the Forward Looking Statements as a result of a number of factors, including market constraints on increased rental income, competition from projects owned by others, an inability to identify profitable opportunities to develop new projects or to rehabilitate existing properties, and the additional factors considered by the Board of Trustees and listed immediately below.

     In the course of their deliberations regarding the TRO Transaction, and in connection with their ultimate resolution to approve, and to recommend to Shareholders that they approve, the TRO Transaction, the Board of Trustees gave consideration to the following additional factors, among others:

     1. TRO's third-party management business has lost money in recent periods. Since TRO only began to perform the EDPLP Contracts in February of 1997, there is as yet no significant basis for determining what effect that business will have on TRO's profitability. The Trust's initial payment for the TRO property management business will be 200,000 Class A OP Units (having an aggregate imputed market value of $4,776,000, based on the closing price of the Shares on the AMEX on July 29, 1997 of $23.88 per share). The Trust will be required to issue up to an aggregate of an additional 800,000 Class A OP Units over a five year period for the TRO property management business, depending on benchmark improvements in the Trust's FFO per share in each of such five years. Improvements in FFO of the Trust, on a consolidated basis, will give rise to further issuances of Class A OP Units, whether or not the profitability of TRO's third-party management business has improved on a stand-alone basis.

     2. At May 31, 1997, the Trust had aggregate indebtedness of approximately $195 million and a ratio of indebtedness to total market capitalization of approximately .50:1. Immediately after the TRO Closing Date, after giving effect to that portion of the TRO transaction to be completed on the TRO Closing Date, the Trust will have aggregate long-term indebtedness of approximately $335 million and a ratio of long-term indebtedness to total market capitalization of approximately .585:1. Although management of the Trust currently intends to mitigate the increased leverage through the subsequent issuance of equity, or equity-equivalent securities, on a private or public basis, there is no assurance that it will be able to do so, or will be able to do so on terms not detrimental to existing Shareholders.

     3. The terms of the TRO Transaction require the Operating Partnership to acquire the interest of TRO Affiliates in two shopping centers currently under construction upon completion of the construction in exchange for Class A OP Units based upon a valuation formula that gives economic credit for the then-existing leases and provides mechanics for valuing unleased space and that values such Class A OP Units based upon the value of the Shares prior to the execution and delivery of the definitive TRO Transaction Documentation. There can be no assurance that the formulas for valuation of such centers or the Class A OP Units issuable in respect thereof will result in effective payments by the Trust which are consistent with fair market values at the time of the acquisition of such properties by the Operating Partnership.

     4. Under the terms of the TRO Transaction, the Trust will acquire the interest of TRO Affiliates in three potential shopping centers. Although TRO personnel have substantial experience in shopping center development, existing Trust personnel do not. At least one of the projects has some committed tenants and/or site purchasers; some have none. In most instances, substantial additional development approvals are required prior to the commencement of construction. Shopping center development is extremely competitive and entails substantial risks, both in respect to the ultimate recapture of pre-development expenses and the viability and profitability of any resulting project. It is not possible to predict how many of these projects, if any, will ultimately be completed or completed on favorable economic terms.

     5. Currently, the Trust participates in 20 joint ventures in which it has between a 25% and a 60% equity interest but has no day-to-day management control over the assets of the joint venture. If all of the properties contemplated to be acquired by the Operating Partnership under the terms of the TRO Transaction are ultimately acquired, the Trust will be a party to three additional joint ventures in which it has a 50% joint venture interest but no management rights either under the applicable partnership agreement or by separate management contract.

     6. Although the Operating Partnership will own 95% of the aggregate equity interests in TRO, all of the voting stock of TRO will be owned by the TRO Stock Bonus Plan. TRO employees will be entitled to vote the common shares vested in their accounts in the TRO Stock Bonus Plan on fundamental transactions (merger, sale of assets, etc.) Voting on the shares in the Plan on all other matters will be by the Trustee for the Plan at the direction of the TRO Stock Bonus Plan Committee, the members of which will be appointed by the TRO Board of Directors. Thus, the Trust will not control TRO and will not be able to influence the manner in which it performs its management obligations, seeks and accepts new business or otherwise determines its business strategy.

     7. The terms of the TRO Transaction provide that, on the Closing Date, Ronald Rubin, the Chief Executive Officer of TRO, will become the Chief Executive Officer of the Trust. Ronald Rubin has been involved in major office building, hotel, apartment and shopping center projects over a forty-four year career in real estate. Although current Trust management and other TRO management have substantial extended experience in real estate development, ownership and/or management, a meaningful portion of the underlying rationale for the TRO Transaction is obtaining the services of Ronald Rubin for the benefit of the Trust. Ronald Rubin is party to an employment agreement with the Trust, to take effect on the TRO Closing Date, providing for an initial five year term and one year renewal periods thereafter at an initial base salary of not less than $345,000 per year and with additional cash incentive compensation. He will also be granted options on the Closing Date with respect to 150,000 Shares at an exercise price equal to the closing price of the Shares on that date. The options will vest in four equal annual installments beginning on the first anniversary date of the Closing Date. His employment agreement also provides for substantial severance payments if he is terminated other than for cause or if he is terminated or resigns following a "change in control" of the Trust (as defined in his employment agreement), whether or not such change was initiated by, or consented to, by the then Trustees of the Trust. In the event of his death, options vested at his death would be exercisable by his estate.

     8. Following completion of the TRO Transaction, the Trust intends to selectively pursue development activities, including expansion or substantial renovation of certain properties now owned, directly or indirectly, in whole or in part, by the Trust, and to consider the development or acquisition of shopping centers and apartment properties where it believes that such development or acquisition is consistent with the business strategies of the Trust. Development projects generally require various governmental and other approvals, the receipt of which cannot be assured. The Trust will incur certain risks in connection with development activities in addition to those involved in the ownership and operation of established shopping centers and apartment properties. These risks include the expenditure of funds on and devotion of management's time to projects which may not come to fruition, the risk that construction costs of a project may exceed original estimates, possibly making the project uneconomical, the risk that a project may not be completed on schedule which may affect its profitability, the risk that occupancy rates and rents at a completed project will not be sufficient to make the project profitable, financing risks and the failure to obtain required or desirable zoning, occupancy or other governmental permits or authorizations. In addition, because the Trust must distribute 95% of its taxable income in order to maintain its qualification as a REIT, the Trust anticipates that new developments (including expansions) and acquisitions will be financed primarily through lines of credit or other forms of secured or unsecured construction financing. In case of an unsuccessful development project, the Trust's loss could exceed its investment in the project. If any of the above occurs, the Trust's ability to repay such borrowings or make expected distributions to Shareholders could be adversely affected.


     9. The employment agreements between the Trust and each of the former TRO managers who will be parties to such agreements provide that they will devote their full business time and effort to the business of the Trust. However, TRO will continue to render management, development, leasing and related services to over twenty projects in which certain TRO Affiliates will retain equity interests. The existing management arrangements with these entities are on terms at least as favorable to TRO as the average of TRO's third-party management arrangements with unrelated parties. In addition, there will be numerous issues requiring resolution over the next several years relating to the implementation of various important elements of the TRO Transaction to occur following the TRO Closing where the interest of those members of the Trust's management who are former TRO employees may diverge from the interests of the Trust and the Shareholders.


     10. Under the terms of the TRO Transaction, (i) the Operating Partnership could ultimately issue OP Units exchangeable (at the option of the Trust, if tendered for redemption) for approximately 1.8 million Shares, or approximately 21% of the Shares outstanding on the date hereof, and (ii) the Trust will grant options on at least 560,000 Shares. Thus the interest of existing Shareholders in the Trust will be substantially reduced as a result of the TRO Transaction.

     11. By reason of the employment agreements entered into with senior executives of TRO (to take effect on the TRO Closing Date), in addition to an initial increase in the aggregate fixed cash compensation expense for senior management of the Trust and TRO (an increase of approximately $300,000 per year on a combined basis), the Trust's and TRO's incentive cash compensation will also increase substantially. In addition, TRO management and other TRO personnel will be granted options to purchase 560,000 Shares in the Trust first becoming exercisable over a five year period at the closing market price of the Shares of the Trust on the Closing Date.

     12. The employment contracts between the Trust or TRO with Ronald Rubin and nine other shareholders of TRO all contain provisions under which they will be entitled to three times base salary and incentive compensation, in the case of Ronald Rubin, and two times base salary and incentive compensation, in the case of all others, subject to, in each case, any applicable limitations on deductibility of such payments under the Internal Revenue Code, in the event that there has been a "change of control" (as defined in the agreements) and
(i) in the case of Ronald Rubin, he elects to subsequently resign or his employment is subsequently terminated for any reason other than cause, and (ii) in the case of all others, if the employee subsequently resigns following a change in the terms or conditions of his employment (to the extent specified in the agreement) or the employee's employment is thereafter terminated other than for cause.



Opinion of Financial Advisor

     The Trust has retained Lehman Brothers to act as its financial advisor in connection with rendering a fairness opinion with respect to the TRO Transaction. Lehman Brothers delivered its opinion to Board of Trustees of the Trust on July 8, 1997 that, based upon and subject to the various assumptions, considerations and limitations set forth therein, as of the date of such opinion, the consideration to be paid by the Trust in connection with the TRO Transaction was fair, from a financial point of view, to the Trust. Such opinion was supplemented and reissued on July 24, 1997.


     THE FULL TEXT OF THE OPINION OF LEHMAN BROTHERS, AS REISSUED ON THE DATE OF THIS PROXY STATEMENT, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN CONNECTION WITH SUCH OPINION, IS ATTACHED HERETO AS APPENDIX B. THE SUMMARY OF THE OPINION OF LEHMAN BROTHERS SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     No limitations were imposed by the Trust on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion. Lehman Brothers was not requested to and did not make any recommendation to the Board of Trustees of the Trust as to the form or amount of the consideration to be paid by the Trust in the TRO Transaction, which was determined through arm's-length negotiations between the parties. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of values to the Trust, TRO or the Related Real Assets (as defined below), but rather made its determination, as to the fairness, from a financial point of view, of the consideration to be paid by the Trust on the basis of the financial and comparative analyses described below. Lehman Brothers' opinion is for the use and benefit of the Board of Trustees of the Trust and was rendered to the Board of Trustees of the Trust in connection with its consideration of the TRO Transaction. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any holder of Shares as to how such shareholder should vote with respect to the TRO Transaction. Lehman Brothers was not requested to opine as to, and its opinion does not address, the Trust's underlying business decision to proceed with or effect the TRO Transaction.


     In connection with its opinion, Lehman Brothers reviewed and analyzed: (i) a draft of the TRO Contribution Agreement dated July 23, 1997 and the specific terms of the TRO Transaction; (ii) publicly available information concerning the Trust that Lehman Brothers believed to be relevant to its analysis, including the Annual Report on Form 10-K of the Trust for the year ended August 31, 1996, and the Quarterly Report on Form 1O-Q of the Trust the quarter ended May 31, 1997; (iii) financial and operating information with respect to the business, operations, assets, liabilities and prospects of the Trust, TRO and the related real estate assets to be acquired by the Trust in connection with the TRO Transaction (the "Related Real Estate Assets") furnished to Lehman Brothers by the Trust and TRO, including in connection with an analysis of the Trust's net asset value; (iv) the trading history of the Shares for the past three years and a comparison of such trading history to the Trust's current stock price and to the trading histories of such other companies and indices that Lehman Brothers deemed relevant; (v) a comparison of the historical financial results and present financial condition of the Trust with those of other companies that Lehman Brothers deemed relevant; (vi) a comparison of the historical financial results and present financial condition of TRO with those of other companies that Lehman Brothers deemed relevant; (vii) a comparison of the financial terms of the purchase of TRO and the Related Real Estate Assets with the financial terms of certain other transactions that Lehman Brothers deemed relevant; (viii) a comparison of the financial terms of the purchase of the Related Real Estate Assets with the financial terms of certain other transactions that Lehman Brothers deemed relevant; (ix) a comparison of the relative contribution of TRO to the Trust's financial results following the TRO Transaction to the TRO ownership interests in the Trust following the TRO Transaction; and (x) an analysis of the pro forma financial results of the TRO Transaction. In addition, Lehman Brothers had discussions with the managements of the Trust and TRO concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.



     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied on the assurances of the management of the Trust that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Trust, TRO and the Related Real Estate Assets, upon advice of the Trust, Lehman Brothers assumed that such projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of the Trust, TRO and EPDLP as to the future financial performance of the Trust, TRO and the Related Real Estate Assets, as the case may be, and that the Trust, TRO and the Related Real Estate Assets will perform substantially in accordance with such projections. In arriving at its opinion, Lehman Brothers conducted only a limited physical inspection of certain of the properties and facilities of the Trust, TRO and EPDLP and did not make nor obtain any evaluations or appraisals of the assets or liabilities of the Trust, TRO and EPDLP. Lehman Brothers' opinion was necessarily based upon market, economic and other conditions as they existed on and could be evaluated as of the date thereof.

     In connection with rendering its opinion to the Board of Trustees of the Trust, Lehman Brothers performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevancy of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that a review of selected portions of such analyses and the factors considered therein, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Trust's and TRO's control. Any estimates contained in Lehman Brothers' analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold.

     The projections used by Lehman Brothers in its analyses were prepared by the managements of the Trust and TRO. Neither the Trust nor TRO publicly discloses internal management projections of the type provided to Lehman Brothers in connection with the review of the TRO Transaction and such projections were not prepared with a view towards public dissemination. The projections were based on numerous variables and assumptions that are inherently uncertain and beyond the control of the Trust and TRO, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

     At the meeting of the Board of Trustees of the Trust on July 8, 1997, Lehman Brothers presented certain written materials and financial analyses in connection with the delivery of its opinion on that date. The following is a summary of the material analyses performed by Lehman Brothers in arriving at such opinion.

       a. PRO FORMA ACQUISITION ANALYSIS. Lehman Brothers analyzed the effect of the TRO Transaction on, among other things, the Trust's estimated funds from operations ("FFO") and FFO per share for the years 1997 through 2002. In doing so, Lehman Brothers combined the estimated operating results of the Trust and TRO and assumed certain increases in general and administrative expenses per estimates provided by the managements of the Trust and TRO. Lehman Brothers then compared the estimated FFO per share for the Trust on a standalone basis to the estimated FFO per share for the Trust following the TRO Transaction. Lehman Brothers noted that the Trust's estimated FFO per share for each of the years 1997 through 2002 was higher assuming the completion of the TRO Transaction.

       Lehman Brothers also analyzed the effect of the TRO Transaction on the equity market capitalization, total market capitalization, dividend payout and leverage ratios for the Trust. In this regard Lehman Brothers noted that the TRO Transaction would create a significant increase in the Trust's equity and total market capitalization. Lehman Brothers further observed that, on a pro forma basis, the Trust's debt-to-total market capitalization ratio would increase moderately, and that its dividend payout ratio (expressed as the current annualized dividend payment divided by estimated FFO per share) would decrease.

       b. SELECTED COMPARABLE PUBLIC COMPANY ANALYSIS. Lehman Brothers compared certain operating, financial and stock market data for the Trust to corresponding data for selected publicly traded companies that Lehman Brothers deemed relevant to its analysis. The comparable companies consisted of the following four diversified real estate investment trusts:
   Colonial Properties Trust, MGI Properties, Inc., Regency Realty Corporation and Washington Real Estate Investment Trust (the "Comparable Companies"). For the purpose of its analysis, Lehman Brothers utilized the latest publicly available balance sheet data for the Comparable Companies (as of March 31, 1997).

       In its analysis, Lehman Brothers compared the ratio of closing common stock prices of each of the Trust and the Comparable Companies to estimated 1998 FFO per share for the Trust and each of the Comparable Companies. In estimating FFO per share, Lehman Brothers utilized internal management estimates for the Trust and First Call research analysts' estimates for the Comparable Companies. Lehman Brothers observed that the Trust's stock price as a multiple of 1998 FFO was 9.6x as compared to an average of 11.5x for the Comparable Companies. As a result, Lehman Brothers noted that the Trust's FFO multiples on a standalone basis were less favorable than the average for the Comparable Companies.

       Lehman Brothers also analyzed dividend yields, dividend payout ratios and leverage ratios for the Trust and the Comparable Companies. In this regard, Lehman Brothers observed that the Trust's dividend yield of 8.3% and dividend payout ratio of 76.7% were higher than the average for the Comparable Companies of 6.1% and 70.3%, respectively, while its ratio of debt-to-total market capitalization of 49.9% was higher than the Comparable Companies' average of 32.5%.

       However, because of the inherent differences between the businesses, operations and prospects of the Trust and the Comparable Companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely upon the quantitative results of the analysis, and accordingly also made qualitative judgments concerning the differences in financial and operating characteristics and historical performance of these companies which might affect their relative market valuation.

       c. STOCK TRADING ANALYSIS. Lehman Brothers reviewed the historical trading prices for the Trust's Shares and the Comparable Companies relative to each other and to certain indices that Lehman Brothers deemed relevant to its analysis. Lehman Brothers observed that on a standalone basis, the Trust's Share price had increased 1.7%, 2.3% and 15.7% during the prior month, quarter and year, and had declined by 6.8% during the prior three years. Lehman Brothers then compared these percentages to those of the Comparable Companies, which had an average price change of 3.0%, 2.1%, 24.2% and 30.6% during the prior month, quarter, year and three years, respectively. Lehman Brothers further observed that on a price-only and total return basis, the Trust's Shares had underperformed the Lehman Brothers REIT Index, an index of selected REITs maintained by Lehman Brothers equity research group, during the prior year and three years.

       Lehman Brothers also noted that, with respect to the OP Units to be issued in the TRO Transaction, the Trust's historical Share prices for the prior month, quarter, year and three years were generally equivalent to or less than the current Share price (which serves as the basis for the OP Units initially issued by the Trust in the TRO Transaction).

       d. CONTRIBUTION ANALYSIS. Lehman Brothers reviewed the relative contribution of the Trust and TRO to the Trust's projected FFO following the TRO Transaction for the years 1998 through 2002 and compared such contributions to the pro forma percentage interests of the Trust's current shareholders and TRO following the TRO Transaction. Lehman Brothers noted that, based upon projections provided by the Trust and TRO, the relative contributions to projected 1998 FFO (excluding the contribution of the EPDLP Related Real Estate Assets) were 81.4% and 18.6% for the Trust and TRO, respectively. This compares to relative ownership interests of 95.0% and 5.0% for the Trust's current shareholders and TRO, respectively, immediately following the TRO Transaction. Lehman Brothers noted that the relative contribution by TRO to FFO following the TRO Transaction exceeds its relative ownership interests in the Trust following the TRO Transaction.

       e. COMPARABLE TRANSACTION ANALYSIS. Lehman Brothers considered comparable transactions in assessing the value attributed by the Trust to TRO and the Related Real Estate Assets.



       With respect to the acquisition of TRO, Lehman Brothers reviewed 15 comparable transactions involving the sale of real estate-related management companies, including: the acquisition by TA Associates of Aetna Asset Management; the acquisition by AMRESCO Inc. of Acadia Realty Advisors Inc.; the acquisition by United Asset Management Inc. (Heitman Financial Limited) of JMB Realty Corp.; the acquisition by LaSalle Partners of Alex Brown Kleinwort Benson Realty Advisors Corporation; the acquisition by Lend Lease Corp. of The Yarmouth Group Inc. and of Equitable Real Estate Investment Management Inc.; the acquisition by CB Commercial Real Estate Services Group Inc. of Koll Real Estate Services; the acquisitions by Insignia Financial Group, Inc. of The Edward S. Gordon Company, Inc. and of the Paragon Commercial Unit of Paragon Group, Inc. and of Rostenberg-Doern Co., Inc., HMB Property Services Inc., Frain Camins & Swartchild, Inc. and Radius Retail Advisors; and the acquisitions by Shurgard Storage Centers, Inc., FFCA I, and Equity Office Properties Trust of their respective management companies (the "Comparable Management Company Transactions"). Lehman Brothers considered the range of multiples of revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA") for each of these transactions. Lehman Brothers noted that the range of multiples of revenues was 0.8x to 7.7x, with a mean of 2.1x based upon the 11 transactions for which such data was available. Lehman Brothers noted that the range of multiples of EBITDA was 3.8x to 13.6x, with a mean of 7.4x based upon the 11 transactions for which data was available.

       Lehman Brothers then observed that the multiples of revenues attributable to the purchase of TRO were 0.3x and 0.2x based upon TRO's historical 1996 revenues and projected 1997 revenues, respectively, and assuming a purchase price equal to the Trust's initial payment for TRO (excluding the potential earn-out). Based upon TRO's average projected revenues for the years 1998 through 2002 and an assumed purchase price for TRO which includes the initial payment and maximum potential earn-out, the multiple of revenues attributable to the purchase of TRO is 1.0x.

       The multiples of EBITDA observed were 3.3x and 2.9x based TRO's historical 1996 EBITDA (adjusted for certain non-recurring items) and projected 1997 EBITDA, respectively, and assuming the initial payment for TRO (excluding the potential earn-out). Alternatively, based upon the maximum potential earn-out for TRO and TRO's projected EBITDA for the years 1998 through 2002, the multiple of EBITDA attributable to the purchase of TRO is 10.1x.

       As a result of these analyses, Lehman Brothers noted that the value attributed to TRO generally falls within the ranges observed for the Comparable Management Company Transactions.


       With respect to the value attributed to the Related Real Estate Assets to be acquired, Lehman Brothers reviewed 28 sales of regional malls and 64 sales of non-mall shopping centers that have taken place in the United States since January 1, 1996 (the "Comparable Asset Transactions"). In reviewing these comparable sales, Lehman Brothers considered the indicated per square foot sales prices and the indicated capitalization rates for each. The regional mall sales had an average per square foot sales price of $85.48 and an average indicated capitalization rate of 9.37%. The non-mall shopping centers had an average per square foot sales price of $80.52 and an average indicated capitalization rate of 10.49%. Lehman Brothers compared these figures to the mall properties to be acquired by the Trust in the TRO Transaction, which have an average per square foot sales price of $67.93 and an average indicated capitalization rate of 9.96%. The non-mall shopping centers to be acquired by the Trust have an average per square foot sales price of $76.37 and an average indicated capitalization rate of 10.54%.


       As a result of these analyses, Lehman Brothers noted that, on average, the value attributed to the Related Real Estate Assets by the Trust compares favorably from the Trust's perspective to that observed in the Comparable Asset Transactions.

       However, because the reasons for and the circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the current differences between the businesses, operations and prospects of the Trust, TRO and the Related Real Estate Assets and the companies which were parties to the Comparable Management Company Transactions and the Comparable Asset Transactions, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely upon the quantitative results of the analysis, and accordingly also made qualitative judgments concerning the differences in the characteristics of these transactions and in the financial and operating characteristics and historical performance of these companies and assets which might affect their relative acquisition values.

       f. NET ASSET VALUE LIQUIDATION ANALYSIS. Lehman Brothers calculated a range of theoretical net asset values for the Trust. In its analysis, Lehman Brothers applied a range of estimated capitalization rates to the Trust's actual 1996 property net cash flow (property net operating income less a reserve for capitalized expenditures) to determine the theoretical value of the Trust's property portfolio. Lehman Brothers then adjusted its valuation to reflect certain liabilities, as well as an appropriate discount for the Trust's joint venture properties to reflect the Trust's lack of control of such properties.

       However, Lehman Brothers' net asset value analysis did not take into account the potential strategic benefits and synergies resulting from the TRO Transaction, nor did it consider the costs, timing or potential market fluctuations associated with a sale of assets. Based upon these and other limiting factors, in arriving at its opinion Lehman Brothers attributed less significance to the liquidation analysis than to the other analyses described herein.

     Lehman Brothers is an internationally recognized investment banking firm and, as a part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Lehman Brothers has from time to time provided financial advisory services to the Trust, for which Lehman Brothers has received customary compensation. The Trust selected Lehman Brothers as its financial advisor because of Lehman Brothers' reputation and substantial experience in transactions such as the TRO Transaction and Lehman Brothers' familiarity with the Trust and its operations.


     In addition to the financial advisory services referred to above, in the ordinary course of its business, Lehman Brothers may trade in the securities of the Trust for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.



     The Trust and Lehman Brothers have entered into a letter agreement, dated March 23, 1995 and amended on May 15, 1997, relating to the services to be provided by Lehman Brothers in connection with the TRO Transaction. The Trust paid to Lehman Brothers a fee of $250,000 relating to the delivery of its opinion on July 8, 1997. The Trust also will pay to Lehman Brothers an additional fee of $1,500,000 if the TRO Transaction is successfully consummated. In its letter agreement, the Trust also has agreed to reimburse Lehman Brothers for its reasonable out-of-pocket expenses and to indemnify Lehman Brothers for certain liabilities, including liabilities under the federal securities laws.



Business Objectives Following the TRO Transaction


     Following the completion of the TRO Transaction, the Trust's overall business objectives will be to increase its Funds from Operations and substantially lower its leverage ratios. It is anticipated that it will take between three and six months to achieve a proper level of coordination between TRO personnel and existing Trust management and the accounting and information systems of the two entities. During that period and thereafter, the Trust will seek to increase its Funds from Operations through (i) more efficient, direct management of its existing properties where it has the legal right to do so, including upgrading, major maintenance and renovations to support higher rental and/or occupancy levels where market conditions will support such action, (ii) the development and/or acquisition of selected additional properties, including the Predevelopment Properties, where management believes market conditions support value-added ownership by the Trust, (iii) the adjustment of rents to current market levels as releasing opportunities arise, and (iv) the exploration of additional third-party management business by TRO when such business can be performed on a profitable basis.


     The improvement of the Trust's leverage ratios on the consolidated balance sheet of the Trust will require additional equity funds, in one or more public or private offerings, on terms acceptable to the Trust and the possible refinancing of existing indebtedness on certain of the Trust's assets. Both such efforts will be highly dependent on terms and general conditions prevailing in the capital markets during the periods following completion of the TRO Transaction.


     There can be no assurance that the Trust will be successful in accomplishing these objectives.


Description of the Business of TRO


     General. TRO is a fully-integrated real estate company headquartered in Philadelphia, Pennsylvania. TRO and its various predecessor entities have been in the commercial real estate business since 1916. TRO is a leading provider of leasing, brokerage, property management and development services in the shopping center, office and apartment sectors of the commercial real estate industry. As of June 30, 1997, TRO managed 50 retail properties (including approximately 45 enclosed or strip shopping centers) in 23 states with approximately 20 million net rentable square feet, eight office buildings with approximately 2.8 million net rentable square feet, and approximately 1,000 apartment units.


     History of TRO. Richard I. Rubin & Co. ("Rubin & Co.") was founded in 1946 by Richard I. Rubin, Ronald Rubin's father, primarily as a retail leasing company. In the late 1950's, after Ronald Rubin joined the company, Rubin & Co. began building small office buildings designed for regional offices of national insurance companies. In the 1960's, Rubin & Co. developed several sites for A&P Supermarkets and built its first major office building. Rubin & Co. subsequently developed several retail and office properties, and Richard I. Rubin & Co., Inc. ("RIR Inc."), an affiliate of Rubin & Co., managed and leased a growing portfolio of retail and office properties for its own account and for third parties.


     The original geographic focus of Rubin & Co. and RIR Inc. was in Philadelphia and the surrounding Delaware Valley region. Over time, those entities expanded their real estate business to the management, leasing, acquisition and development of properties in primary markets in the Northeast United States. In 1992, TRO was formed from the prior businesses of RIR Inc. and Strouse, Greenberg & Co., Inc. ("Strouse, Greenberg"), a full service real estate company, the predecessor of which was founded in 1916. Strouse, Greenberg had extensive experience in the management, leasing, acquisition and development of shopping centers, both for its own account and for third parties. The combination of these real estate firms resulted in the establishment of a full service real estate company with a substantial portfolio of managed shopping centers and office projects in the Delaware Valley region, which historically had been each firm's principal market. In addition, Strouse, Greenberg's markets in the Southeast United States were combined with those of RIR Inc. in the Northeast to create a significant property portfolio and market presence throughout the Eastern United States.


     The TRO/EPDLP Transaction. On December 31, 1996, TRO acquired the rights under various management agreements from Equity Properties and Development Limited Partnership ("EPDLP") related to 23 shopping centers that EPDLP had previously managed. The management agreements are for ten year terms, but are cancelable upon 30 days notice by the respective owners of the properties in the event of an asset sale or transfer of the shopping centers. The Agreements give TRO the rights to various management, leasing and other fee revenue generated from the respective properties in return for TRO's performance of the related management and leasing functions. The $7,000,000 purchase price for this transaction was funded by a promissory note bearing interest at a rate of 7% per annum payable to EPDLP and was accounted for under the purchase method of accounting. Accordingly, at December 31, 1996, TRO recorded $7,108,977 as an intangible asset, which includes $108,977 of transaction costs. This intangible asset is being amortized in proportion of the fee revenue expected to be generated over a ten-year period.

     Most of the properties subject to the management agreements acquired from EPDLP have been, or are anticipated to be, exposed for sale and there can be no assurance that TRO will succeed in retaining the management relationship with the buyers of these properties. In the event EPDLP does not assign replacement management agreements for management agreements terminated or cancelled prior to the maturity date of the promissory note other than by reason of TRO's default in the performance of a management agreement, the principal amount of the note will be subject to proportionate reduction.


     The $7,000,000 note is subject to repayment in each year in an amount equal to 20% to 35% of the management fees received each year, depending on the dollar volume received, on the acquired contracts. In the event the principal of, and accrued interest on, the Note is repaid prior to December 31, 2006 from the percentage of fees received, additional purchase price is due annually to EPDLP until the fiscal year ending December 31, 2006, which is based upon a fixed percentage of a specified level of fee revenue earned by TRO for the applicable fiscal year. The Trust has also agreed to reimburse TRO at the TRO Closing, by means of an advance, for certain of TRO's start-up costs associated with performing TRO's obligations under the management contracts acquired from EPDLP.


     Under the terms of the purchase agreement, TRO did not earn leasing commissions revenue for the three-month period ending on March 31, 1997. Leasing commissions earned in the three-month period beginning April 1, 1997 and ending June 30, 1997 were shared equally between TRO and EPDLP. All commissions earned subsequent to June 30, 1997 are due to TRO, subject to the amortization terms of the note described above.

     Real Estate Development. TRO's real estate development business has consisted of the development, expansion, renovation, and reconfiguration of properties for the account of TRO Affiliates and for third parties.

     In recent years, TRO's development business has been focused on power centers and the expansion or redevelopment of retail properties. A power center development ranges in size from approximately 150,000 square feet of gross leasable area for a single tenant to approximately 700,000 square feet of gross leasable area for at least three anchor tenants. Generally, TRO or an affiliate will own the land and develop the site while the tenants will develop and own their buildings.

     TRO may also redevelop or expand a shopping center to protect or enhance the current competitive position of the property or to reposition an underperforming property. TRO's services typically include a thorough study of the retail property and local markets, an assessment of the compatibility of the existing tenant mix and the renovation and reconfiguration of existing space in order to better attract customers and to strategically channel customer flow.

     Shopping Center Management Business and Strategy. In the case of shopping center management, TRO's strategy has been, as lease terms expire, to seek to lease available space and renew existing leases at higher base rents. TRO frequently recommends that its managed shopping centers seek to increase income and property value through renovations, reconfiguration, tenant relocations and other activities designed to maximize the property's appeal. TRO assesses changing economic and demographic conditions that may create a need for the property to change its focus. TRO seeks to maximize the appeal of its tenant mix through its longstanding relationships with national and regional retailers and its extensive experience in marketing. Close attention is given to tenant sales, local marketing programs, promotional events, customer attitudes and other factors. TRO's objective is to generate the highest possible customer traffic to maximize sales of retail tenants, thereby increasing both the potential for TRO to receive percentage rents and the likelihood of receiving higher minimum rents from new tenants.

     Shopping center management and leasing services are provided to property owners pursuant to contracts that are of varying lengths and which generally provide for management fees of 2% to 5% of monthly gross receipts and leasing fees generally ranging from 1% to 5% of the rent payable by the tenant over the life of the lease. Certain leasing agreements call for lease fees to be paid when the lease is executed while others call for lease fees to be paid over the term of the lease agreement. TRO's responsibilities under the various retail management and leasing contracts include the responsibility for all aspects of the leasing and marketing efforts for the property and include collection of all income due to the owner, annual budgeting responsibilities and providing each owner with financial statements on a regular basis.

     In addition to the services which TRO provides to all properties, TRO also provides certain additional services to the shopping center properties it manages. For example, TRO prepares an annual "game plan" for each retail property. Based upon market data, TRO attempts to create the optimum tenant mix and location for each tenant at each retail property. A management team visits the property, analyzes each store's sales per square foot, upcoming lease expirations and other data and conducts a visual inspection of each store. Depending upon the conditions of a particular retail property, TRO may seek to terminate leases or relocate tenants based upon the "game plan" for a particular property. TRO also designs each retail property's common area to maximize its attractiveness to the target market. Special leasing programs are instituted with merchandise to complement in-line retailers, adding visual appeal to shopping centers. These retail merchandising units are secured through temporary leases and typically lead to substantial increases in shopping center revenue.

     Office Management and Leasing. TRO's office management and leasing portfolio as of June 30, 1997 consisted of approximately 3.9 million square feet of net rentable area. Office management and leasing services currently are provided to properties in Philadelphia, Pennsylvania, Bala Cynwyd, Pennsylvania and southern New Jersey. TRO's portfolio includes several premiere office buildings in Philadelphia, where the Company has a significant market presence. Office management and leasing services are provided to property owners pursuant to contracts that are of varying lengths and which generally provide for management fees of 2% to 6% of monthly gross receipts and leasing fees generally ranging from 3% to 6% of the rent payable by the tenant over the life of the lease. Certain leasing agreements call for lease fees to be paid when the lease is executed while others call for lease fees to be paid over the term of the lease agreement. TRO's responsibilities under the various office management and leasing contracts include the responsibility for all aspects of the leasing and marketing efforts for the property and include collection of all income due to the owner, annual budgeting responsibilities and providing each owner with financial statements on a regular basis.

     TRO also acts as a tenant representative for a number of local, national and multi-national firms. TRO's responsibilities include conducting in-depth surveys of office property availability, review of various proposals and comparative analyses for the purchase or lease of properties identified by the client as potentially acceptable, negotiation of the economic terms of the transaction and numerous follow-up services, including operating expense audits and the monitoring of the lease or agreement of sale to ensure compliance with its terms and conditions.

     Employees. On June 30, 1997, TRO had 808 full time equivalent employees.

     Offices. TRO maintains administrative offices at The Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania, and at 500 West Madison Avenue, Chicago, Illinois. Such offices are leased on terms expiring, in each case, in 1999. In the event either of such leases were not renewed, TRO management is confident that acceptable, adequate replacement space would be available at comparable occupancy costs.


Principal Features of the TRO Transaction

     The TRO Transaction will involve a number of related transactions that are expected to occur simultaneously and are intended ultimately to result in (A) the non-voting common equity of TRO, the interests of TRO Affiliates in the Existing Properties and the Development Properties and the rights of TRO Affiliates with respect to the Predevelopment Properties, being owned, directly or indirectly, by the Operating Partnership, (B) the additions to, and changes in, the management of the Trust described elsewhere herein.

     The following summary describes the principal features of the TRO Transaction. The TRO Transaction will be accomplished in several separate transactions, the combined effect of which will be to form and capitalize the Operating Partnership and to transfer ownership of the Trust's direct and indirect interests in its existing properties, or the economic benefits thereof, to the Operating Partnership, and to effect the acquisitions described in the immediately previous paragraph.

     It is intended that the structuring of the TRO Transaction through the Operating Partnership will enable those persons and entities conveying assets in the TRO Transaction to defer certain tax consequences of the TRO Transaction and will permit the Trust, through the Operating Partnership, to subsequently acquire from third parties additional commercial properties in a structure that may enable such parties to defer the recognition of taxable gain.

     The Operating Partnership. The Trust will form a limited partnership (the "Operating Partnership") in which the Trust will be the sole general partner and a business trust wholly-owned by the Trust will be, initially, the sole limited partner. The Trust will contribute to the Operating Partnership the real estate interests owned, directly or indirectly, by the Trust, or the economic benefits thereof, in exchange for general partnership interests and a number of Class A Limited Partner Interests ("Class A OP Units") equal to the number of Shares issued and outstanding on the closing date of the TRO Transaction.

     It is intended that the formation of the Operating Partnership will permit the completion of the TRO Transaction, and subsequent acquisitions of real estate interests, in a manner that will enable parties who transfer properties to the Operating Partnership to defer recognition of taxable gain on such transfer. This structure, known in the industry as an "UPREIT" structure, is now a common method for organizing the holdings of the real property portfolio investments of real estate investment trusts. The Trust believes that the formation of the Operating Partnership will increase the pool of potential property acquisitions by enabling the Trust to afford prospective transferors the prospect of a deferral of taxable gain.


     Under the Operating Partnership's First Amended and Restated Agreement of Limited Partnership (the "Operating Partnership Agreement"), the Trust, as the sole general partner of the Operating Partnership, has the authority, to the exclusion of the limited partners, to make all management decisions on behalf of the Operating Partnership. In addition, the Trust, as general partner, will have the ability to cause the Operating Partnership to make subsequent acquisitions of real property assets from persons and entities unrelated to TRO, the TRO Affiliates or Affiliates of EPDLP, and, in connection therewith, to issue additional Class A OP Units, and to create and issue subsequent classes of limited partner interests with terms different from the OP Units to be issued to the Trust and in the TRO Transaction. The Trust has agreed in the Operating Partnership Agreement to conduct substantially all of its real estate investment activities through the Operating Partnership.

     OP Units. The Operating Partnership Agreement authorizes the issuance of an unlimited number of OP Units. Holders of Class A OP Units are entitled to distributions from the Operating Partnership as and when made by the general partner. Since the general partner will, of necessity, have to make distributions on the Class A OP Units held directly or indirectly by it at the times and in the amounts as will permit it to make distributions to Shareholders necessary to preserve its status as a real estate investment trust for federal income tax purposes, it is anticipated that the holders of Class A OP Units will receive such distributions at the approximate time, and in the same amounts, as dividends are declared and paid by the Trust to the Shareholders.

     Holders of OP Units will have no right to vote on any matter voted on by holders of Shares except that prior to the date on which at least half of the Class A OP Units issued on the TRO Closing Date (other than to the Trust or an affiliate of the Trust) have been redeemed, the holders of Class A OP Units issued on the TRO Closing Date (other than the Trust or an affiliate of the Trust) shall be entitled to vote on any proposal to merge, consolidate, or sell substantially all of the assets of the Trust if the holders of Shares are entitled to vote thereon and, in such event, the necessary vote to effect such action shall be the sum of an absolute majority of the outstanding Class A OP Units and the applicable vote of the holders of the Shares, which such vote may be met by any combination of holders of the Class A OP Units and the Shares. In such event, holders of Class A OP Units will be entitled to one vote for each Share issuable by the Trust upon the redemption of one Class A OP Unit.



     The Operating Partnership Agreement also provides that the Trust may not engage in a fundamental transaction (e.g., a merger) unless, by the terms of such transaction, the OP Units are treated in the same manner as that number of Shares for which they are exchangeable by the Trust upon notice of redemption are treated.

     Class A OP Units are redeemable by the Operating Partnership at the election of a limited partner holding such units, at such time, and for such consideration, as set forth in the Operating Partnership Agreement. In general, and subject to certain exceptions and limitations, "qualifying parties" may, beginning one year following the respective issue dates, give one or more notices of redemption with respect to all or any part of the Class A OP Units so received and then held by such party. Neither the Trust nor its wholly-owned business trust subsidiary will be qualifying parties and, accordingly, neither will have contractual redemption rights under the Operating Partnership Agreement unless such agreement were to be subsequently amended.


     If a notice of redemption is given, the Trust has the right to elect to acquire the OP Units tendered for redemption for its own account, either in exchange for the issuance of a like number of Shares (subject to adjustments for stock splits, recapitalizations, and like events) or a cash payment equal to the average of the closing prices of the Shares on the twenty trading days immediately prior to receipt by the Trust, in its capacity as general partner of the Operating Partnership, of the notice of redemption. If the Trust declines to exercise such right, then on the sixtieth day following tender for redemption the Operating Partnership will pay a cash amount equal to the number of units so tendered multiplied by such average closing price. In general, such acquisition by the Trust, or redemption by the Operating Partnership, of OP Units tendered for redemption will only be effected at the end of a calendar quarter. Certain holders of Class A OP Units will have the right to require that their Units be redeemed for cash, and the Trust will not have any right to acquire for Shares Units for which the holders have made a cash-only election, provided that the maximum amount of cash-only redemptions is $500,000 annually.


     The TRO Equity Acquisition. Pursuant to an agreement among the TRO Shareholders (including entities who will receive TRO shares in the recapitalization of TRO immediately prior to the TRO Closing Date), TRO, a corporate affiliate of TRO, the Trust and the Operating Partnership (the "TRO Contribution Agreement"), (i) TRO will be recapitalized immediately prior to the closing of the TRO Transaction, (ii) the Operating Partnership will acquire all of the non-voting common shares of TRO, constituting 95% of the total equity of TRO, (iii) a stock bonus plan created for the benefit of TRO employees will acquire all of the voting common shares of TRO, constituting 5% of the total equity of TRO, and (iv) the TRO shareholders (including certain TRO Affiliates who will become shareholders of TRO immediately prior to the TRO Closing as a result of the recapitalization) will receive (x) an aggregate of 200,000 Class A OP Units, and (y) the right to receive up to an additional 800,000 Class A OP Units over the following five-year period, depending on the Trust's per share "adjusted funds from operations" ("Adjusted FFO") during such period. (See "The TRO Transaction -- Principal Features of the TRO Transaction -- TRO Stock Bonus Plan.")


     The TRO Contribution Agreement defines "Adjusted FFO" as the Trust's consolidated net income for any period, plus, to the extent deducted in computing such net income (i) depreciation, (ii) certain amortization expenses,
(iii) the expenses of the TRO Transaction, (iv) losses on the sale of real estate, (v) material write-downs on real estate, (vi) material prepayment penalties, and (vii) rents currently due in excess of rents reported, minus (i) rental revenue reported in excess of amounts currently due, (ii) lease termination fees, and (iii) gains on the sale of real estate. For the twelve-month periods ending August 31, 1996 and May 31, 1997, the Trust's Adjusted FFO per share on a stand-alone basis would have been $2.16 and $2.21, respectively.

     With respect to the additional 800,000 Class A OP Units which the Operating Partnership will be contingently obligated to issue in the future as additional consideration to TRO Shareholders, the TRO Contribution

Agreement establishes "hurdles" and "targets" during specified "earn-out periods." If the closing of the TRO Transaction occurs on or before September 30, 1997, as is currently anticipated, the earn-out periods will consist of (i) the three month period ending December 31, 1997, (ii) the years ending December 31, 1998 through 2001, and (iii) the nine-month period ending September 30, 2002. If the TRO Closing occurs after September 30, 1997, the earn-out periods will consist of the five calendar years ending December 31, 2002.

     If the TRO Closing occurs on or before September 30, 1997, the per share Adjusted FFO hurdles/targets are $0.58/$0.65 for the first earn-out period and $2.40/$2.66, $2.53/$2.81, $2.65/$2.94, $2.83/$3.14 and $2.19/$2.43 for the
second through the sixth earn-out periods, respectively. If the TRO Closing occurs after September 30, 1997, the per share Adjusted FFO hurdles/targets are $2.40/$2.66, $2.53/$2.81, $2.65/$2.94, $2.83/$3.14, and $2.92/$3.24,
respectively. The minimum number of Earn-out Units for each earn-out period, assuming the hurdle is met, is 20,000 in the first earn-out period and 57,500 in each subsequent earn-out period, except if the TRO Closing occurs on or before September 30, 1997, the minimum number of earn-out units (i) for the first earn-out period is 5,000, (ii) for the second earn-out period is 20,000,
(iii) for the third through fifth earn-out periods is 57,500, and (iv) for the sixth earn-out period is 52,500. The maximum earn-out units in the first earn-out period is 130,000 and 167,500 in each subsequent earn-out period, except that if the closing occurs on or before September 30, 1997, the maximum earn-out units (i) for the first earn-out period is 32,500, (ii) for the second earn-out period is 130,000, (iii) for the third through fifth earn-out periods is 167,500, and (iv) for the sixth earn-out period is 135,000.

     In general, (i) if the hurdle for any earn-out period is not met, no units will be issued in respect of such period, (ii) if the target for any earn-out period is met, the maximum number of units for such period will be issued, and
(iii) if Adjusted FFO for any earn-out period is between the hurdle and the target for such period, the Operating Partnership would issue the base units for such period plus a pro rata portion of the number of units by which the maximum units exceeded the base units for such period equal to the amount by which the per share Adjusted FFO exceeded the hurdle but was less than the target. For example, the minimum number of units for the calendar year 1998 is 20,000 and the maximum number of units is 130,000, the per share Adjusted FFO hurdle for 1998 is $2.40 and the per share Adjusted FFO target is $2.66. If the per share Adjusted FFO for 1998 were $2.53 (that is, one-half of the difference between the target and the hurdle), the Operating Partnership would issue 75,000 Units (20,000 + (.5 (130,000-20,000))).

     The foregoing is subject to the right to carry back to prior earn-out periods amounts in excess of the target in the current period, thereby earning additional units (but never more than the maximum amount) and to carry forward into the next, but only the next, earn-out period amounts of per share Adjusted FFO which exceed the target in any such period, provided, in all cases, no amounts in excess of the target in any period may be applied to result in the issuance of additional units in any other period until first applied to eliminate all shortfalls from targets in all prior periods.

     In the computation of Adjusted FFO, certain revenues received by TRO prior to the TRO Closing Date which remain as cash assets of TRO on the TRO Closing Date will be included as a portion of Adjusted FFO. In the computation of per share Adjusted FFO, outstanding Shares will include the number of Shares issuable by the Trust upon redemption of all then outstanding OP Units.

     The TRO Contribution Agreement provides that either the Trust or the Operating Partnership will loan TRO on the TRO Closing Date an amount equal to
(i) start-up expenses incurred by TRO in performing the management contracts acquired from EPDLP (see "The TRO Acquisition -- Description of the Business of TRO -- The TRO/EPDLP Transaction"), plus (ii) costs incurred by TRO in connection with the purchase agreements for the Existing Properties to be acquired from affiliates of EPDLP and co-investors therewith (see "The TRO Transaction -- Principal Features of the TRO Transaction -- The Existing Properties Acquisition"), plus (iii) legal expenses incurred by TRO which were directly related to the preparation of this proxy statement; provided, however, that the sum of (i) and (ii) shall not exceed $1.5 million. TRO will use the proceeds of such loans to repay obligations incurred to finance such costs, or, in the case of legal fees, TRO's counsel. The Operating Partnership is also required to make payments to TRO in respect of certain costs incurred by it relating to Predevelopment Properties (see "The TRO Transaction -- The Principal Features of the TRO Transaction -- The Predevelopment Properties Acquisition").

     The TRO Contribution Agreement contemplates that TRO will make distributions of current assets to its shareholders immediately prior to the TRO Closing, subject to a requirement that, on the TRO Closing Date,

TRO shall have no liabilities other than those (i) under scheduled contracts,
(ii) with respect to scheduled contingencies, (iii) with respect to advances made by the Operating Partnership to TRO on the TRO Closing Date, (iv) ordinary course accounts payable, accrued salaries and taxes, and (v) certain other specified liabilities. TRO will be obligated on the TRO Closing Date to have cash and collectible receivables at least equal to the sum of the amount of certain categories of permitted liabilities on the TRO Closing Date and certain principals of TRO may be required to pledge Class A OP Units to secure the payment of certain undischarged contingent obligations of TRO incurred prior to the TRO Closing Date.


     Indemnification. In the TRO Contribution Agreement, the TRO shareholders make representations and warranties about TRO, its organization, capitalization, financial statements and like matters and the Trust and the Operating Partnership make like representations and warranties to TRO and the TRO shareholders. The TRO Contribution Agreement provides for indemnification by the TRO shareholders in respect of their representations, warranties and covenants in the agreement. Such indemnification is subject to a general $350,000 threshold (subject to certain exclusions therefrom) and the Operating Partnership may set-off Class A OP Units subject to the earn-out against any such claims. The contribution agreements for the Oxford Valley Mall and the Development Properties also contain post-transaction indemnification obligations of the contributing parties.

     Registration Rights. At the TRO Closing, the Trust will enter into a Registration Rights Agreement with those persons receiving or entitled to receive Class A OP Units in respect of shares of TRO and/or their interests in the Existing, Development and Predevelopment Properties. In general, the Registration Rights Agreement provides that those parties receiving and entitled to receive Class A OP Units in the TRO Transaction will be entitled to cause the Trust, subject to exclusions and limitations commonly found in agreements of this type, to register Shares received by them in connection with the redemption of Class A OP Units for resale by them in connection with other registration statements filed by the Trust. The Registration Rights Agreement contains provisions dealing with registration procedures, holdbacks, responsibility for expenses, indemnification, and other customary provisions.

     If the TRO Shareholders having piggyback registration rights do not have an opportunity to exercise those rights during the six months beginning one year following the last issuance of Class A Units pursuant to the TRO Transaction, these TRO Shareholders will have the right to cause the Trust to file a registration statement covering the resale of the Shares underlying the Class A Units owned by these TRO Shareholders. In such event, the Trust will be obligated to use its commercially reasonable efforts to cause the registration statement to become effective within sixty (60) days after filing and to remain effective for not less than two years (or until the date on which PREIT Shares may be sold without registration, if earlier).

     Other Rights. If the Operating Partnership determines to sell, before the fifth anniversary of the TRO Closing, an Existing Property, Development Property or Predevelopment Property and the holders of a majority of the then outstanding Class A OP Units issued to the TRO Shareholders and the TRO Affiliates object to such sale, the sale will not be consummated unless (i) the sale constitutes an exchange under Section 1031 of the Internal Revenue Code or
(ii) the sale is in connection with the proposed sale of all or substantially all of the retail real estate assets of the Operating Partnership.

     The Existing Properties Acquisition. In connection with the TRO Transaction, the Operating Partnership has or will acquire interests in four shopping centers/retail properties, listed below:


                  Existing Properties -- General Information





                                                                  Approximate                                     Approximate
                                                                  Acquisition                                      Annualized
                                   Gross         Percentage       Price of the       Percentage                     Minimum
                                  Leasable       Interest to    Trust's Interest      Leased at      Number of     Rent as of
Property/Location                 Sq. Ft.        be Acquired        ($Mil.)         June 30, 1997     Tenants     June 30, 1997
-----------------------------  ----------------  -------------  ------------------  ---------------  -----------  --------------
The Court at Oxford Valley,        692,000(1)         50%             31.1(2)            100%           15             6.6
Valley, Langhorne, PA

Magnolia Mall,                     570,000           100%             45.4(4)           97.7%           72             3.5
Florence, SC (3)

North Dartmouth Mall,              620,000           100%             35.0(6)           87.7%           55             4.0
Dartmouth, MA (5)

Former Strawbridge Store,          207,000(1)           (8)            3.2               (9)            --              --
Store, Springfield, PA (7)



------------
(1) A portion of such square footage is attributable to space owned by tenants.

(2) Includes allocated mortgage debt of $24.7 million at June 30, 1997. The equity portion of the purchase price (approximately $5.6 million, subject to various closing adjustments) will be paid in Class A OP Units valued at $23.40 per unit.

(3) This property was initially subject to a purchase contract between TRO and Magnolia Retail Associates, L.L.C. TRO assigned its rights and obligations under such contract to the Trust. The seller is an affiliate of EPDLP.

(4) Includes mortgage debt of approximately $25.0 million. The equity portion of the purchase price will be paid in cash.

(5) TRO has entered into a contract to purchase this center from Diversified Equity Corporation of Illinois, Inc., an affiliate of EPDLP. The Operating Partnership is only obligated to assume TRO's obligations under the Agreement of Sale if the TRO Transaction is completed.

(6) Approximately $6.0 million of the purchase price (subject to closing adjustments) attributable to equity in the project will be paid in cash and the balance of the purchase price, to be applied to mortgage debt on the property which will not be assumed, will also be paid in cash.

(7) The Trust may require TRO to purchase the Trust's interest in this property, and TRO may require the Trust to sell its interest in this property to TRO, if the TRO Transaction is not completed, in each case at a price equal to the Trust's costs plus interest at the rate of 10% per annum.

(8) The Trust is a co-tenant with an undivided one-half interest in one of three floors in this free-standing former department store. Its share of the costs of reconstruction is 14.98%.

(9) Vacant.

The Court at Oxford Valley (Langhorne, Pennsylvania).


     The Court at Oxford Valley was completed in 1996. The center has 15 units with total minimum rents of approximately $6.7 million. Its tenants include Dick's, Best Buy, HomePlace, Phar-mor, Baby Superstore, Sears HomeLife, Office Max, and Barnes & Noble. Home Depot and BJ's Warehouse Club own stores (and associated land) at the center. TRO's joint venture partner in the center is the Goldenberg Group, which also manages the center and will continue to do so following completion of the TRO Transaction.


     The center is encumbered by a mortgage held by an institutional lender in the current principal amount of approximately $49.3 million. The mortgage will be unaffected by the Trust's acquisition of a 50% interest in the partnership that owns the center. The mortgage is for a fifteen-year term at a fixed interest rate of 8.02% per annum and requires level monthly payments of principal and interest based on a twenty-five year amortization. It is first prepayable in 2002 and any prepayment is subject to a prepayment fee.

     The Trust will issue an aggregate of approximately 240,000 Class A OP Units to certain TRO Affiliates in respect of their 50% equity interest in Oxford Valley Road Associates, the partnership which owns The Court at Oxford Valley. The consideration was obtained by dividing the agreed-upon value of the equity of the TRO Affiliates in the center (approximately $5.6 million, subject to closing adjustments) by $23.40, which was the average closing price per Share on the twenty trading days prior to July 30, 1997, the date the TRO Transaction Documents were executed.

Magnolia Mall (Florence, South Carolina)


     This center was completed in 1979, expanded in 1986-87, and renovated in 1992. Its anchor tenants are JC Penney, Belk and Sears. Other tenants include Rose's and Carmike Cinema. The center has 67 other tenants (including kiosks). TRO currently manages the center.


     TRO contracted with EPDLP to acquire the center in connection with its acquisition of the EPDLP management business and assigned its rights, subject to its obligations, under the contract to the Trust.


     The Magnolia Mall is encumbered by a mortgage held by an institutional lender which will be in the principal amount of approximately $25.5 million at settlement and will be unaffected by the acquisition of the property by the Operating Partnership. The mortgage is a ten-year fixed rate mortgage maturing in 2006. The interest rate on the mortgage is 8.2% per annum and the mortgage provides for level payments of principal and interest which would amortize the principal over a twenty-year term.


     Settlement on the property is scheduled to occur on the same date as the TRO Closing. The Trust currently intends that it or the Operating Partnership will acquire Magnolia Mall whether or not the TRO Transaction is completed.


North Dartmouth Mall, Dartmouth, Massachusetts



     This center was completed in 1971 and renovated in 1987. Its anchor tenants include JC Penney, Sears, General Cinema, and Ames. The center currently has approximately fifty other tenants (including kiosks). TRO obtained management of the center from EPDLP in December, 1996. TRO contracted to acquire the center in connection with its acquisition of the EPDLP management business and has made a $1 million earnest money deposit under the contract. If the TRO Transaction is completed, TRO will assign its rights, subject to its obligations, under the contract to the Operating Partnership. If the TRO Transaction is not completed, the Trust does not currently intend to acquire any interest in the center. The center is encumbered by a mortgage in the principal amount of approximately $29 million, which will be prepaid in full at settlement. The purchase price for all of the equity in the center is approximately $6.0 million, subject to closing adjustments, and will be paid in cash.



Former Strawbridge Store (Springfield, Pennsylvania)



     Target, the Trust and the Trust's co-owner acquired condominium interests in the former Strawbridge Store on April 18, 1997. The site is at the Intersection of Route 13, Baltimore Pike and Route 420, approximately 1/2 mile from the Springfield Mall. Target plans on occupying the lower two levels. The Trust and its co-tenants, entities affiliated with Claude deBotton, together own a condominium interest in the third floor of the building and condominium interests in pads for one to three outparcels. All levels of the building have access to at-grade parking. The Trust's projected investment is approximately $3.2 million. If the TRO Transaction is not completed, the Trust may require TRO to purchase the property for the Trust's cost, plus interest at 10% per annum, and TRO would have the option to purchase the property at the same price.


     The Development Properties Acquisition. As part of the TRO Transaction, the Operating Partnership will acquire two properties developed by TRO and owned, in whole or in part, by TRO Affiliates. The Operating Partnership's actual aggregate purchase price (assumed debt and equity) for each property will be based on a formula which capitalizes cash flow from leased and occupied space, and space leased but not yet occupied, to credit-worthy tenants, values triple net leases with purchase arrangements at the present value of payments in excess of related debt amortization, and values all other space as mutually agreed or, failing agreement, pursuant to appraisals. The equity portion of the purchase price will be payable, in each case, in Class A OP Units valued at $23.40 per Unit, which was the average of the closing prices of the Shares on the twenty trading days prior to July 30, 1997, the date on which the definitive documentation for the acquisition of the Development Properties was executed. The projected purchase prices listed below are based on certain assumptions which may not be realized and actual results are likely to vary. Accordingly, the actual purchase prices may differ from the projected purchase prices and will be a function of lease-up activity, and other factors, prior to acquisition by the Operating Partnership. Information with respect to the Development Properties is listed below.

                 Development Properties -- General Information


                                                              Projected
                                                              Annualized
                                                             Minimum Rent
                             Planned Gross    Percentage     on a Fully-         Projected          Anticipated
                               Leasable       Interest to    Leased Basis        Purchase           Acquisition
Property/Location               Sq. Ft.       be Acquired      ($Mil.)       Price ($Mil.) (1)     Date by Trust
---------------------------  ---------------  -------------  --------------  -------------------  ------------------
Hillview Shopping Center,       341,000             50%          3.2              14.0(2)         Prior to
Cherry Hill, NJ                                                                                   December 31, 1998

Northeast Tower Center,         462,000            100%(3)       4.0              25.3(4)         Prior to
Philadelphia, PA (3)                                                                              December 15, 1999

------------
(1) The projected purchase prices listed above are illustrative only and the actual purchase prices will be a function of lease-up activity, and other factors, prior to acquisition by the Operating Partnership.


(2) Includes allocated portion of projected assumed indebtedness of $12.9 million.


(3) The Trust will initially acquire 89% of the interest in the partnership which owns this property and obtain the right to acquire the remaining 11% interest not earlier than three years from the first acquisition date.


(4) Includes projected assumed indebtedness of $20.5 million.


Hillview Shopping Center (Cherry Hill, New Jersey)


     This center was developed by TRO, which has a 50% interest in the center. Affiliates of the Goldenberg Group own the balance of the center. TRO will manage the center. Anchor tenants in the center will be Target, Kohl's, Babies 'R Us, Home Place, PetsMart, Crown Book, and Silver Diner.


     The Operating Partnership will acquire the 50% interest of certain TRO Affiliates in the center upon its completion, which is currently anticipated in Autumn of 1997.


     The center is currently encumbered by a floating-rate construction loan and mortgage held by an institutional lender and having an approximate principal balance of $25.8 million. The mortgage bears interest at the London Interbank Offered Rate plus 1.9% and is extendable until the spring of 1998. The terms of the mortgage will be unaffected by the acquisition by the Operating Partnership of the equity interest of TRO Affiliates in the center, but it is anticipated that a permanent mortgage will be placed on the property on or before its acquisition by the Operating Partnership. If the TRO Transaction is not completed, neither the Trust nor the Operating Partnership will have any interest in, or obligations with respect to, the center.

Northeast Tower Center (Philadelphia, Pennsylvania)

     This center was developed by TRO and all of the equity interests in the center are owned by TRO Affiliates. TRO will manage the center. Tenants in the center include Home Depot, PetsMart, Staples, and Old Navy. Pep Boys owns a store at the center. The center will have approximately twelve other stores.

     Upon completion of the center, which is currently anticipated to be not later than December, 1999, the Operating Partnership will initially acquire 89% of the interests of the TRO Affiliates which own the center. The Operating Partnership will have the absolute right to acquire the remaining 11% interests of the TRO Affiliates thirty-seven months following the original acquisition date.

     It is currently anticipated that the center will be encumbered at the time of its acquisition by the Operating Partnership by one or more mortgages in the aggregate amount of approximately $20.6 million. The terms of the mortgage will be unaffected by the acquisition by the Operating Partnership of the equity interest of TRO Affiliates in the center. If the TRO Transaction is not completed, neither the Trust nor the Operating Partnership will have any interest in, or obligations with respect to, the center.

     The Predevelopment Properties Acquisition. Under the terms of the TRO Transaction, the Trust will acquire all of the interests of certain TRO Affiliates in the Predevelopment Properties listed below. Additional permitting and other work is required on all sites. Accordingly, there can be no assurance that any particular site will ultimately be developed and it is possible that the right to acquire an interest in some of these properties will be allowed to expire unexercised due to unresolved permitting problems or other factors encountered in the development process.


               Predevelopment Properties -- General Information





                                                                                          Total
                            Projected      Projected Gross     Current Projected        Projected
                            Percentage     Rentable Retail       Construction        Cost to the Trust
Property/Location           Interest          Sq. Ft.          Commencement Date       ($Mil.) (1)
-------------------------   ------------   -----------------   -------------------   ------------------
Blue Route Metroplex          50%*            760,000          Autumn, 1998               38.8
Plymouth Meeting, PA

Christiana Strip Center       50%             279,000          Winter, 1997               14.7
(Phase 1)
Newark, DE

Christiana Strip Center       50%(2)          445,000          Autumn, 1998                (3)
(Phase II)
Newark, DE

Red Rose Commons              50%*            461,000          Winter, 1997               14.6
Lancaster, PA


------------
 * Subject to reduction to 25% under the terms of the Goldenberg Letter Agreement. See "The TRO Transaction -- Principal Features of the TRO Transaction -- The Goldenberg Letter Agreement."


(1) Stated projected project costs are based on current estimates and include both attributed debt and equity but exclude amounts due certain TRO Affiliates in respect of one-half of any positive difference between value at completion and cost (on an aggregate basis).


(2) This property is not currently zoned for retail use and any participation by the Trust in the development of this property is subject to rezoning.


(3) None as of the date of this Proxy Statement.

The Basic Predevelopment Arrangements



     The terms of the TRO Transaction require the Operating Partnership, on the TRO Closing Date, to reimburse TRO in cash for its verified out-of-pocket expenditures and advances in respect of the Predevelopment Properties which are not covered by the funding under the Goldenberg Letter Agreement (see "The TRO Transaction -- The Predevelopment Properties Acquisition -- The Goldenberg Letter Agreement"). At the TRO Closing, the Operating Partnership will also purchase from TRO, for cash, the account through which TRO had then made Predevelopment Property advances under the Goldenberg Letter Agreement. It is currently anticipated that the sum of the cash transfers by the Operating Partnership to TRO on the Closing Date by reason of the matters described in the previous two sentences and in respect of certain start up costs incurred by TRO in performing the EPDLP property management business will be approximately $9.0 million. TRO will use such cash to repay obligations incurred to finance such expenditures and advances, to pay certain legal fees and to reimburse certain TRO shareholders and their affiliates for such expenditures incurred by or advances made by them.

     As each Predevelopment Property project is completed, it will be valued based on the following valuation principles: (i) all space leased and occupied by credit tenants will be valued at ten times adjusted cash flow (computed as specified in the agreement); and (ii) all space leased to a credit tenant but unoccupied will be valued at ten times adjusted cash flow calculated as though the space was built and occupied as set forth in the budget in the property, and (iii) space not leased or occupied, whether built or unbuilt, will be valued as mutually agreed on or, failing agreement, by appraisal. Additional provisions exist for valuing triple net lease/purchase arrangements. Although each Predevelopment Property project will be valued as completed and an "account" established against which Class A OP Units will be deemed to be credited, as well as deemed cash in an amount that would have been distributed on such deemed Units and a 10% interest factor on such deemed cash, no consideration will be paid until the earlier of (x) the completion of the last predevelopment property, and (y) the abandonment by the Trust of any uncompleted projects, and (z) five years following the TRO closing. At that time, any uncompleted project will be valued and the Operating Partnership will issue Class A OP Units equal in value to 50% of the amount, if any, by which the value of the Operating Partnership's interest in each predevelopment project exceeded the aggregate cost of such project at the time of completion. Negative amounts arising in connection with the completion or abandonment of any project will be netted back against earlier completed projects in order of completion. Class A OP Units issued in respect of the foregoing valuations of the Predevelopment Projects will be valued at the greater of (x) average of the closing prices of the Shares for the twenty trading days prior to the date of the completion valuation and (y) $19.00. If the average of the closing prices of the Shares on the 20 trading days prior to each valuation is less than $19.00, additional OP Units, of a new class but equal in value to those Class A OP Units not issued because of the operation of the pricing limitation, will be issued.


     TRO may, with the Trust's consent, designate additional Predevelopment Properties prior to the TRO Closing Date. Such agreed upon designation will give rise to an obligation of the Trust to reimburse TRO on the TRO Closing Date for TRO's predevelopment expenses incurred with respect to such properties. However, with the exception of a property in Howell Township, New Jersey (which would be accounted for in the same manner as the Predevelopment Properties described above), the TRO Affiliates will not share in any profit realized by the Operating Partnership from the subsequent development of any subsequently-designated Predevelopment Properties.


  The Goldenberg Letter Agreement


     TRO is party to a letter agreement with the Goldenberg Group (the "Goldenberg Letter Agreement"), which contemplates the development of six power centers, three by the Goldenberg Group and three by TRO. The Goldenberg Letter Agreement provides that the entity developing the center will have the right to manage the center but that each center will be 50% owned by the Goldenberg Group and 50% owned by TRO. TRO is obligated under the Goldenberg Letter Agreement to provide a $5 million revolving fund to carry pre-development expenses on the Goldenberg Group's three projects to the extent those expenses exceed construction loan financing proceeds and to fund all such expenses on TRO projects directly. At the TRO Closing, the Operating Partnership will take by assignment from TRO all of TRO's rights, subject to all of TRO's obligations, under the Goldenberg Letter Agreement.


     The Court at Oxford Valley, an Existing Property, was developed by Goldenberg under the Goldenberg Letter Agreement and Hillview Shopping Center, a Development Property, was developed by TRO under the Goldenberg Letter Agreement. Goldenberg's remaining two projects under the Goldenberg Letter Agreement are the Blue Route/Metroplex Center, Plymouth Meeting, Pennsylvania, and Red Rose Commons, Lancaster, Pennsylvania, both listed above as Predevelopment Properties. TRO has not yet proposed its second and third projects under the Goldenberg Letter Agreement. In the event that TRO, or the Operating Partnership following the TRO Closing, were to fail to offer the Goldenberg Group two proposed power center projects meeting specified criteria (one to be selected at the Goldenberg Group's sole election) within eighteen months of the closing of a construction loan on each of Blue Route/Metroplex and Red Rose Commons, then the interest of the Operating Partnership in the "unmatched" project would be subject to reduction by the Goldenberg Group, without the payment of any consideration, from 50% to 25%.


     Although TRO has performed preliminary work for the requisite "matches" for Blue Route/Metroplex and Red Rose Commons, there can be no assurance that either project will be successfully matched and, therefore, that the Operating Partnership's interest in these projects will not be reduced to 25%. However, since the Operating Partnership will only pay TRO Affiliates in respect of one-half of the "developer profit" on the share of the profit actually acquired, a reduction in the interest in these projects should not result in any unrecaptured cost to the Operating Partnership.



     Rights of First Refusal. The Operating Partnership will obtain rights of first refusal with respect to the interests of certain TRO Affiliates in the three retail properties listed below (the "Right of First Refusal Properties"). There can be no assurance that the Operating Partnership will have the opportunity to exercise its right of first refusal with respect to any of such properties or that, having such right, it will elect to do so.

           Rights of First Refusal Properties -- General Information

                      Gross Leasable      Percentage Interests       Percentage Leased
Property/Location        Sq. Ft.         Owned By TRO Affiliates     At June 30, 1997
-------------------   ----------------   -------------------------   ------------------
Christiana Mall,         1,100,000                   (1)                   100.0%
Newark, DE (1)

Cumberland Mall,           463,143                 50%                     100.0%
Vineland, NJ

Fairfield Mall,            417,940                 50%                      77.2%
Chicopee, MA

------------
(1) The ownership interest in this property is to be restructured. The interests of TRO Affiliates is subject to adjustment. The Operating Partnership's right of first refusal does not attach to transactions incident to such restructuring.

     Management Changes. A substantial number of management changes will occur at the Trust as a consequence of the completion of the TRO Transaction. Ronald Rubin, currently Chairman and Chief Executive Officer of TRO, will be appointed a Trustee of the Trust and will be elected Chief Executive Officer of the Trust. George Rubin, currently President and Chief Operating Officer of TRO, will be appointed a Trustee of the Trust and elected President of TRO. Ronald Rubin, George Rubin and Rosemarie B. Greco will be appointed Trustees of the Trust as designees of TRO. Ms. Greco has no prior affiliation with the Trust. Messrs. Robert G. Rogers, Lee H. Javitch and Robert Freedman will resign as Trustees of the Trust on the TRO Closing Date. Set forth below is biographical and other data with respect to Ronald Rubin, George Rubin and Rosemarie B. Greco.

                                         Occupation During                Beneficial Ownership
                       Age                Last Five Years                 of Shares of the Trust
                       -----   ----------------------------------------   -----------------------
Ronald Rubin (1)       66      Chairman and Chief Executive Officer,                 (2)
                               The Rubin Organization, Inc., since
                               1992; also a director of PECO Energy
                               Corp.

George Rubin (1)       54      President, The Rubin Organization,                    (2)
                               Inc., since 1992

Rosemarie B. Greco     51      Businesswoman; formerly President,                 -0-
                               CoreStates Financial Corp. and President
                               and Chief Executive Officer,
                               CoreStates Bank, N.A.; also a director
                               of General Accident Insurance Company of
                               America and VISA Corporation



------------
(1) Ronald Rubin and George Rubin are brothers.

(2) Neither Ronald Rubin nor George Rubin currently own Shares of the Trust. Mr. George Rubin's spouse owns 500 Shares over which Mr. George Rubin disclaims beneficial ownership. At the closing of the TRO Transaction, Ronald Rubin and George Rubin will become beneficial owners of approximately 140,000 and 75,000 Class A OP Units, respectively, issued in respect of their equity interests in TRO and the Court of Oxford Valley. They will be entitled to receive additional Class A OP Units during the five-year period following the TRO Closing to the extent the Trust meets specified financial goals. (See "The TRO Transaction -- Principal Features of the TRO Transaction -- The TRO Equity Acquisition.") They own a majority of the interests of the TRO Affiliates that own interests in the Development Properties and the Predevelopment Properties and thus will also obtain beneficial interests in a substantial additional number of Class A OP Units as some or all of such interests are acquired by the Operating Partnership. Class A OP Units become redeemable by the holder one year after issuance and, if tendered for redemption may, at the election of the Trust, be exchanged for Shares. Class A OP Units have no right to vote on any matter voted on by the Shareholders except as set forth under "The TRO Transaction -- Principal Features of the TRO Transaction -- OP Units" and " -- Other Rights." Ronald Rubin and George Rubin will also be granted options at the TRO Closing to purchase 150,000 and 75,000 Shares, respectively, of the Trust.



     Sylvan M. Cohen, a founder of the Trust and currently Chairman and Chief Executive Officer of the Trust, will continue as Chairman of the Board of Trustees and Chairman of its Property Committee. Jonathan B. Weller, a Trustee and President of the Trust, will continue in those positions and as Chief Operating Officer of the Trust. Robert G. Rogers, currently Executive Vice President of the Trust, will retire on December 31, 1997. Edward Glickman, currently Chief Financial Officer of TRO, will become Chief Financial Officer of the Trust. A number of members of management of TRO will continue in such capacities in TRO.


     Ronald Rubin Employment Agreement. The Trust has entered into an employment agreement with Ronald Rubin for an initial term of five years and extending year-to-year thereafter until terminated by either party. The agreement will take effect on the TRO Closing Date. During the period of his employment, Mr. Rubin will be required to devote his full working time, energy, skill and best efforts to the performance of his duties under the agreement and may not participate in any other business pursuits except that he may maintain his existing ownership interest in approximately 35 commercial properties in which the Trust will have no interest so long as the aggregate time he devotes to such properties is insignificant and such activities do not interfere with, detract from or affect the performance of his duties to the Trust. The contract precludes Mr. Rubin, directly or indirectly, from engaging in any development opportunity in which Mr. Rubin has an ownership interest other than three specified projects, subject to waiver by the Special Committee of the Board of Trustees of the Trust (see "The TRO Transaction -- The Special Committee"), upon the request of Mr. Rubin, in exceptional circumstances.



     The contract provides for annual base salary of $345,000, provided that at all times during the term of the contract the base salary must be at least equal to the highest amount paid to any other person employed by the Trust or TRO. For each fiscal year commencing after December 31, 1997, Mr. Rubin will be entitled to incentive compensation under a plan to be adopted by the Trust. (See "The TRO Transaction -- Principal Features of the TRO Transaction -- Cash Incentive Bonus Plan"). The contract also provides for the grant pursuant to the 1997 Stock Option Plan of non-qualified options to purchase 150,000 Shares at an exercise price fixed in accordance with the terms of the Plan, which will be the closing price of the Shares on the TRO Closing Date. The options will vest in four equal annual installments beginning on the first anniversary of the grant date. (See "The 1997 Stock Option Plan").



     If Mr. Rubin's employment is terminated other than for cause or a change in control of the Trust, he will be entitled to lump sum severance equal to the present value of his base salary and a target incentive bonus for the remaining portion of the contract term at the time of termination. If his employment is terminated pursuant to a change in control (including voluntary termination by Mr. Rubin within 60 days of a change in control), the Trust shall pay him up to three times the present value of his base salary and target incentive compensation, subject to all necessary reductions to preserve the deductibility of all such payments under the Internal Revenue Code.


     Mr. Rubin's contract defines change in control to mean (i) the acquisition by any person or group of the beneficial ownership of 51% of the issued and outstanding Shares, or (ii) a circumstance in which the majority of the Board of Trustees does not consist of persons ("Continuing Trustees") who were Trustees of the Trust prior to the time any person or group acquired 50% or more of the Shares, or who were recommended to succeed such persons by a majority of such persons, or (iii) the approval by the Shareholders of a reorganization, consolidation or merger or approval by the Shareholders of a liquidation or dissolution of the Trust or sale of all or substantially all of the Trust's assets unless (A) the Shareholders will, by reason of such transaction, own at least 51% of the voting securities of the surviving entity, and (B) no person, excluding an employee benefit plan, will own more than 49% of the voting power of any resulting entity, and (C) a majority of the members of the board of directors or trustees of the surviving entity consist of persons who were Continuing Trustees of the Trust immediately prior to the transaction.


     During Mr. Rubin's employment and for one year thereafter if his employment is terminated for cause, Mr. Rubin will be prohibited from competing, in certain defined respects, with the Trust, subject to the permitted ownership interests described above. Any non-competition agreement would terminate upon a change in control of the Trust.



     Other Employment Agreements. The Trust and TRO have entered into, or expect to enter into, employment agreements with nine current managers of TRO, to take effect on the TRO Closing Date, at stated rates of minimum base cash compensation, initial option grants, and incentive compensation to be established in the future. (See "The TRO Transaction -- Principal Features of the TRO Transaction -- Cash Incentive Bonus Plan.") These individuals include George Rubin, the brother of Ronald Rubin, who is currently President of TRO and who will become a Trustee of the Trust and remain President of TRO, and Edward Glickman, who is currently Chief Financial Officer of TRO and who will become the Chief Financial Officer of the Trust. Minimum base annual cash compensation under these agreements ranges from $250,000 per annum to $140,000 per annum.

     The nine individuals will be granted options to purchase an aggregate of 310,000 shares at an exercise price equal to the closing price of the Shares on the date of the closing of the TRO Transaction. The options will be non-qualified options, and will vest in four equal annual installments beginning on the first anniversary of the grant date.


     The term of all such contracts will be two years and automatically renewable for year-to-year terms thereafter unless prior notice is given by either party. In many respects, these contracts otherwise contain terms similar to those of the contract with Ronald Rubin, except that severance upon a change in control is a multiple of twice base and targeted incentive compensation, subject to reduction to satisfy limitations on deductibility, and the executive may only obtain such payment if he or she resigns for Good Reason (as defined in the agreements) following a change in control.

     TRO Stock Bonus Plan. Contemporaneously with the closing of the TRO Transaction, TRO will establish a stock bonus plan for all of its employees who have completed at least one year of service on the day prior to the effective date of the plan. The plan will be qualified for favorable tax treatment under section 401(a) of the Internal Revenue Code and all of the outstanding voting common shares of TRO will be held by the trust established under the plan.


     TRO will contribute all of its voting common shares to the plan for the plan year ending December 31, 1997. The shares will be allocated to the plan accounts of the eligible employees as of December 31, 1997, pro rata, based on their covered compensation for 1997. The shares held by the plan will be appraised annually as of each December 31. The value of an employee's account under the plan will be paid to the employee upon termination of service. Since TRO's Articles of Incorporation will restrict ownership of all of the outstanding voting common shares of TRO to TRO employees or to a tax-qualified plan for the benefit of employees, benefits to terminated employees will be paid only in cash.


     Voting on major corporate transactions (including mergers, recapitalizations, liquidations, and similar transactions) will be passed through by the plan trustee to the plan's participants. Voting by the plan trustee on other matters will be directed by majority vote of the TRO Stock Bonus Plan Committee, who will be appointed by the Board of Directors of TRO. It is anticipated that the TRO Stock Bonus Plan Committee will initially consist of the same persons who are members of the Board of Directors of TRO following the completion of the TRO Transaction.


     Cash Incentive Bonus Plan. After the closing of the TRO Transaction, the Trust intends to establish an incentive bonus plan, effective January 1, 1998, for certain officers and key employees of the Trust and TRO. The plan will be a nonqualified, unfunded plan with bonuses to be paid from the general assets of the Trust or the Operating Partnership.

     The Executive Compensation and Human Resources Committee of the Board of Trustees of the Trust and/or a similar committee of TRO will administer the plan. The committee(s) will designate which eligible officers and key employees are eligible to receive a bonus under the plan. Each of the individuals who will be entering into employment agreements in connection with the TRO Transaction will be eligible to participate in the Plan. The committee(s) will use identified performance levels, weighted performance dimensions, and weighted performance measures and standards to determine each bonus.


     Bonuses will be paid in a single-sum cash payment within a reasonable time after the Trust's fiscal year-end financial statements are approved. Only participants who are employed by the Trust or TRO on December 31 of each plan year will be eligible to receive payment under the plan. The Trust will only be required to pay bonuses in their entirety if there are sufficient funds available for distribution after all dividends are paid; otherwise, bonuses will be paid pro rata. The unpaid portions of any bonuses will be forfeited.

The Special Committee

     The TRO Contribution Agreement provides for the establishment of a special, standing committee of the Board of Trustees (the "Special Committee") for the purpose of addressing and resolving matters which may arise after the TRO Closing in connection with the implementation of the terms of the TRO Transaction. The Special Committee will consist of three Trustees, none of whom have any prior affiliation with TRO (other than as Trustees), and will initially include Rosemarie B. Greco, a designee of TRO as a Trustee, who is unaffiliated with TRO. The Special Committee will continue in existence for a minimum of five years following the closing of the TRO Transaction.



General Authority if TRO Transaction is Approved


     If the TRO Transaction is approved, the Trust will have the authority to complete the TRO Transaction upon the terms generally described in this Proxy Statement, subject to such modifications as the Board of Trustees determines to be fair and in the best interest of the Shareholders. Subsequent to the TRO Closing, the Special Committee of the Trustees, described immediately above, will have the authority to make equitable adjustments in the provisions of the TRO Documentation, including, without limitation, to the extent that they deem any change in circumstances to so warrant, adjustments in the provisions relating to the TRO earn-out Shares. See "The TRO Transaction -- Principal Features of the TRO Transaction -- The TRO Acquisition."



The New Credit Agreement

     The Trust has obtained a commitment letter from CoreStates Bank, N.A. (the "Bank") for a $125 million revolving credit facility (the "New Revolver"). The New Revolver would replace existing facilities which the Trust currently maintains with the Bank in the aggregate principal amount of $75 million, of which $37.2 million was outstanding, all on a floating rate basis, on June 30, 1997. As currently structured, the New Revolver would leave in place a separate $35 million term loan facility from a bank group, including the Bank, which is secured by four apartment properties, had a balance at June 30, 1997, of $34.0 million, which may be extended at the borrower's option to March, 2000.


     The New Revolver would be for an initial term of twenty-four months and would bear interest, at the Trust's election, at (i) the higher of the Bank's prime rate, or the Federal Funds lending rate plus .5%, in each case as in effect from time to time, or (ii) the London Interbank Offered Rate plus margins ranging from 1.1% to 1.7%, depending on the ratio of the Trust's consolidated liabilities to gross asset value (the "Leverage Ratio"), each as determined pursuant to the terms of the New Revolver. After giving effect to the acquisition of the non-voting common shares of TRO and the acquisition of the Existing Properties, the Trust's Leverage Ratio, computed as provided in the commitment letter, would be approximately 60.7%.

     The New Revolver will contain affirmative and negative covenants normally found in facilities of this type, as well as requirements that the Trust maintain: (i) a maximum Leverage Ratio of 65%; (ii) a maximum ratio of Senior Liabilities to Unencumbered Asset Value of 73%; (iii) minimum tangible net worth of $115 million; (iv) a minimum ratio of annualized consolidated property net operating income to total annual debt service of 1.40:1; (v) a minimum ratio of annualized consolidated property net operating income to pro forma debt service 1.30:1; and (vi) annualized consolidated property net operating income of at least $40 million (plus a requirement that such net operating income not decline by more than 10% during any 12 month period). Until the Trust reduces its Leverage Ratio below 50%, the Bank will hold unrecorded mortgages on eleven unencumbered properties which the Trust owns, directly or indirectly, and would be entitled to record such mortgages upon any event of default.


     Closing and funding the New Revolver will be subject to a number of conditions, including, but not limited to (i) the negotiation and execution of mutually acceptable documentation, and (ii) acquisition of the non-voting equity of TRO and the Existing Properties. Although the Bank intends to syndicate this facility to other lenders, it is not a condition of the Bank's commitment that it do so. There can be no assurance that all conditions to closing and funding of the New Revolver will be satisfied. Due to the operation of certain covenants in the New Revolver, the Trust presently anticipates that it will only be able to utilize approximately $110 million of the facility until it obtains additional equity financing. However, such utilization will be sufficient to complete the acquisition of the non-voting equity of TRO and the Existing Properties.


Consequences of Failure to Approve the TRO Transaction

     The failure of the Shareholders to approve the TRO Transaction may result in the following consequences:

     (i) The Trust would continue to conduct its business in a manner consistent with past practices. This would involve the implementation of the Trust's business plan by continuing to attempt to maximize the value of the Trust's existing asset base and continuing to explore attractive property acquisitions.


     (ii) The TRO Contribution Agreement provides that if the TRO Transaction is not completed by reason of a failure of the Shareholders to vote in favor of it, the Trust will be liable for the documented out-of-pocket transaction expenses of TRO incurred in connection with the TRO Transaction up to $1 million.


Distributions


     To qualify for taxation as a real estate investment trust, the Trust must distribute at least 95% of its REIT taxable income (which essentially is its net income, not including capital gains). Following the TRO Transaction, the Trust intends to continue to pay regular quarterly dividends to its Shareholders in accordance with its long-standing distribution policies. The amount of dividends will be affected by a number of factors, including revenues received from rental properties, the operating expenses of the Trust, interest incurred on borrowings, capital expenditures, the annual distribution requirements under the REIT provisions of the Code, proceeds from the sale or refinancing of properties and such other factors as the Trustees consider relevant.


Federal Income Tax Considerations


     The following discussion summarizes the material Federal income tax consequences to a holder of Shares who is a U.S. citizen or resident or which is a tax exempt organization (including individual retirement accounts). Such discussion is based on current law. The discussion is not exhaustive of all possible tax considerations, nor does the discussion give a detailed description of any state, local, or foreign tax considerations. The discussion does not describe all of the aspects of Federal income taxation that may be relevant to a Shareholder in light of his or her particular circumstances or to certain types of Shareholders (including insurance companies, financial institutions or broker-dealers, and foreign corporations) subject to special treatment under the Federal income tax laws.


     General. The Trust expects to continue to be taxed as a REIT for Federal income tax purposes. The Trustees believe that the Trust was organized, has operated and, assuming consummation of the TRO Transaction, will continue to operate after the TRO Transaction in such a manner as to meet the requirements for qualification and taxation as a REIT under the Code. No assurance, however, can be given that the Trust will continue to operate in a manner so as to remain qualified as a REIT.


     The following is a general summary of the Code sections that govern the Federal income tax treatment of a REIT and its shareholders. These sections of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder ("Treasury Regulations"), and administrative and judicial interpretations thereof as currently in effect. There is no assurance that there will not be future changes in the Code or administrative or judicial interpretation thereof which could adversely affect the Trust's ability to continue to qualify as a REIT or adversely affect the taxation of holders of Shares or which could further limit the amount of income the Trust may derive from the management, construction, development, leasing or sale of properties owned by the Operating Partnership or by third parties or in partnerships with third parties.


     Taxation of the Trust as a REIT. An entity, such as the Trust, that qualifies for taxation as a REIT and distributes to its Shareholders at least 95% of its REIT taxable income is generally not subject to Federal corporate income taxes on net income that it currently distributes to Shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and Shareholder levels) that generally results from investment in a corporation. However, the Trust will be subject to Federal income tax as follows:


     (i) The Trust will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.


     (ii) Under certain circumstances, the Trust may be subject to the "alternative minimum tax" on its items of tax preference, if any.

     (iii) If the Trust has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. See "Sale of Partnership Property."


     (iv) If the Trust should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Trust fails the 75% or 95% test, multiplied by a fraction intended to reflect the Trust's profitability.

     (v) If the Trust should fail to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for such year, (2) 95% of its REIT capital gain net income for such year, and (3) any undistributed taxable income from prior years, it would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     (vi) If the Trust has (1) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by the Trust by foreclosure or otherwise or default on a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, it will be subject to tax on such income at the highest corporate rate.

     (vii) If the Trust acquires any asset from a C corporation (i.e., generally a corporation subject to tax at the corporate level) in a transaction in which the basis of the asset in the Trust's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Trust recognizes gain on the disposition of such asset during the 10-year period (the "Restriction Period") beginning on the date on which such asset was acquired by the Trust then, pursuant to guidelines issued by the IRS, the excess of the fair market value of such property at the beginning of the applicable Restriction Period over the Trust's adjusted basis in such asset as of the beginning of such Restriction Period will be subject to a tax at the highest regular corporate rate. The results described above with respect to the recognition of built in gain assume that the Trust will make an election pursuant to IRS Notice 88-19 or applicable future administrative rules or Treasury Regulations.


     (viii) The Trust may elect to retain, and pay income tax on, some or all of its net long-term capital gain for any year. In that event, such capital gain amount will be deemed distributed to shareholders and recontributed to the Trust, and each shareholder will receive a tax credit for his allocable portion of the tax paid by the Trust.

     Qualification of the Trust as a REIT. The Code defines a REIT as a corporation, trust or association:


     (1) which is managed by one or more trustees or directors;

     (2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

     (3) which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

     (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

     (5) the beneficial ownership of which is held by 100 or more persons;

     (6) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain exempt organizations); and

     (7) which meets certain income and asset tests, described below.

     Conditions (1) through (4), inclusive, must be satisfied during the entire taxable year, and condition (5) must be satisfied during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The Trust has previously issued Shares in sufficient proportions to allow it to satisfy requirements (5) and (6) (the "100 Shareholder" and "five-or-fewer" requirements). In addition, the Trust's Declaration of Trust provides restrictions regarding the transfer of its shares that are intended to assist the Trust in continuing to satisfy the share ownership requirements described in (5) and (6) above.

     A REIT is permitted to have a wholly-owned subsidiary (also referred to as a "qualified REIT subsidiary"). A qualified REIT subsidiary is not treated as a separate entity for Federal income tax purposes. Rather, all of the assets, liabilities and items of income, deductions and credit of a qualified REIT subsidiary are treated as if they were those of the REIT.

     A REIT is deemed to own its proportionate share of the assets of a partnership in which it is a partner and is deemed to receive its proportionate share of the income of the partnership. Thus, the Trust's proportionate share of the assets, liabilities and items of income of the Operating Partnership and each of the real estate partnerships in which the Operating Partnership holds an interest (the "Title Holding Partnerships") will be treated as assets, liabilities and items of income of the Trust for purposes of applying the requirements described herein, provided that the Operating Partnership and the Title Holding Partnerships are treated as partnerships for Federal income tax purposes.


     Income Tests. To maintain qualification as a REIT, there are two gross income requirements that must be satisfied annually. First, at least 75% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from "qualified temporary investment income" (described below). Second, at least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments and from dividends, interest, and gain from the sale or disposition of stock or securities or from any combination of the foregoing. In applying these tests, the Trust will be treated as realizing its share of the income and bearing its share of the loss of the Operating Partnership, and the character of such income or loss, as well as other partnership items, will be determined at the partnership level.

     Rents received by the Trust will qualify as "rents from real property" only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render more than a de minimis amount of services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income; provided, however, that the Trust may directly perform certain customary services (e.g., furnishing water, heat, light and air conditioning, and cleaning windows, public entrances and lobbies) other than services which are considered rendered to the occupant of the property (e.g., renting parking spaces on a reserved basis to tenants).


     It is expected that the Trust's real estate investments which include its allocable share of income from the Operating Partnership will give rise to income that will enable it to satisfy all of the income tests described above.

     The Trust does not anticipate charging an amount of rent that is based in whole or in part on the income or profits of any person. The Trust does not anticipate receiving rents in excess of a de minimis amount from Related Party Tenants. The Trust does not anticipate holding a lease on any property in which rents attributable to personal property constitute greater than 15% of the total rents received under the lease. The Trust will not knowingly directly perform services considered to be rendered to the occupant of property.


     The Operating Partnership will own all of the nonvoting common shares of TRO, a corporation that is taxable as a regular corporation. TRO will perform management, development and leasing services for the Operating Partnership and other real estate owned in whole or in part by third parties. The third-party income earned by and taxed to the Management Company would be nonqualifying income if earned directly by the Trust. As a result of the corporate structure, the income will be earned by and taxed to TRO and will be received by the Trust only indirectly as dividends. Although dividends generally qualify under the 95% test, the IRS refuses to rule on this issue when the dividends are earned in this manner.

     If the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if (i) the Trust's failure to meet such tests was due to reasonable cause and not due to willful neglect, (ii) the Trust attaches a schedule of the sources of its income to its return, and (iii) any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Trust would be entitled to the benefit of these relief provisions. As discussed above in "Taxation of the Trust as a REIT," even if these relief provisions apply, a tax would be imposed with respect to the excess net income. See "Failure to Qualify."



     Asset Tests. In order for the Trust to maintain its qualification as a REIT, at the close of each quarter of its taxable year it must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Trust's total assets must be represented by real estate assets (which for this purpose include (i) its allocable share of real estate assets held by partnerships in which the Trust or a "qualified REIT subsidiary" of the Trust owns an interest and (ii) stock or debt instruments purchased with the proceeds of a stock offering or a long-term (at least five years) debt offering of the Trust and held for not more than one year from the date the Trust receives such proceeds, cash, cash items, and government securities. Second, not more than 25% of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Trust may not exceed 5% of the value of the Trust's total assets, and the Trust may not own more than 10% of any one issuer's outstanding voting securities (excluding securities of a qualified REIT subsidiary or another REIT).


     The Trust anticipates that it will be able to comply with these asset tests. The Trust is deemed to hold directly its proportionate share of all real estate and other assets of the Operating Partnership and should be considered to hold its proportionate share of all assets deemed owned by the Operating Partnership through its ownership of partnership interests in other partnerships. As a result, the Trust plans to hold more than 75% of its assets as real estate assets. In addition, the Trust does not plan to hold any securities representing more than 10% of any one issuer's voting securities, other than any qualified REIT subsidiary of the Trust, nor securities of any one issuer exceeding 5% of the value of the Trust's gross assets (determined in accordance with generally accepted accounting principles). As previously discussed, the Trust is deemed to own its proportionate share of the assets of a partnership in which it is a partner so that the partnership interest, itself, is not a security for purposes of this asset test.



     The Operating Partnership will own all of the nonvoting common shares of TRO. The Operating Partnership will not own more than 10% of the voting securities of TRO. The Trust believes that its indirect interest in the securities of TRO will not exceed 5% of the total value of the Trust's assets. However, no independent appraisals have been obtained.



     No assurance can be given that the Trust's indirect ownership of TRO will meet the 10% voting securities test. Prior to June 1994, the IRS routinely issued rulings that the 10% voting securities test was met in any case where the REIT did not have more than 10% of the management company's voting stock. However, in September 1994, the IRS reevaluated its position on this issue and now refuses to issue a ruling on whether the 10% voting securities test is met.



     After initially meeting the asset tests at the close of any quarter, the Trust will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Trust intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such other action will always be successful.


     Annual Distribution Requirements. The Trust, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its Shareholders in an amount at least equal to (A) the sum of (i) 95% of the Trust's "REIT taxable income" (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (ii) 95% of the net income (after tax), if any from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at regular capital gains and ordinary corporate tax rates. Furthermore, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year,
(ii) 95% of its REIT net capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     The Trust intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the Operating Partnership Agreement authorizes the Trust, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Trust to meet these distribution requirements. It is possible that the Trust, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due primarily to the expenditure of cash for nondeductible expenses such as principal amortization or capital expenditures. In order to meet the 95% distribution requirement, the Trust may borrow or may cause the Operating Partnership to arrange for short-term or other borrowing to permit the payment of required dividends or pay dividends in the form of taxable stock dividends. If the amount of nondeductible expenses exceeds non-cash deductions, the Operating Partnership may refinance its indebtedness to reduce principal payments and borrow funds for capital expenditures.

     Under certain circumstances, the Trust may be able to rectify a failure to meet the distribution requirement for a certain year by paying "deficiency dividends" to Shareholders in a later year that may be included in the Trust's deduction for dividends paid for the earlier year. Thus, the Trust may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Trust will be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

     Failure to Qualify. If the Trust fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Trust will be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Shareholders in any year in which the Trust fails to qualify will not be deductible by the Trust, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to Shareholders will be taxable to them as ordinary income, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Trust would be entitled to such statutory relief.

     Income Taxation of the Operating Partnership, the Title Holding Partnerships and Their Partners. The following discussion summarizes certain Federal income tax considerations applicable to the Trust's investment in the Operating Partnership and the Title Holding Partnerships:


     Classification of the Operating Partnership and Title Holding Partnerships as Partnerships. The Trust will be entitled to include in its income its distributive share of the income and to deduct its distributive share of the losses of the Operating Partnership (including the Operating Partnership's share of the income or losses of the Title Holding Partnerships) only if the Operating Partnership and the Title Holding Partnerships (collectively, the "Partnerships") are classified for Federal income tax purposes as partnerships rather than as associations taxable as corporations. Under recently promulgated "check-the-box" regulations, an organization formed as a limited partnership will be treated as a partnership for Federal income tax purposes rather than as a corporation, provided that it does not affirmatively elect to be taxable as a corporation. The Operating Partnership and the Title Holding Partnerships do not intend to elect to be taxable as corporations. Accordingly, they anticipate that they will be classified as partnerships for Federal income tax purposes.


     Partnership Allocations. Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder as to substantial economic effect.

     If an allocation is not recognized for Federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

     Tax Allocations With Respect to Contributed Properties. The properties contributed directly or indirectly to the Operating Partnerships will generally be appreciated. Pursuant to Section 704(c) of the Code, items of income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for Federal income tax purposes in a manner such that the contributor is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The partnership agreements of the Partnerships will require allocations of income, gain, loss and deduction attributable to such contributed property to be made in a manner that is consistent with Section 704(c) of the Code. Thus, if the Partnerships sell contributed property at a gain or loss, such gain or loss will be allocated to the contributing partner(s) generally to the extent of the precontribution unrealized gain or loss.

     Depreciation. The Partnerships' assets other than cash will consist largely of appreciated property contributed by its partners. Assets contributed to a partnership in a tax-free transaction carry over their depreciation schedules. Accordingly, the Operating Partnership's depreciation deductions for its real property are based largely on the historic depreciation schedules for the Properties. The Properties are being depreciated over a range of 15 to 40 years using various methods of depreciation which were determined at the time that each item of depreciable property was placed in service. Any real property purchased by the Partnerships will be depreciated over at least 39 years. In certain instances where a partnership interest rather than real estate is contributed to the Partnership, the real estate may not carry over its depreciation schedule but rather may, similarly, be subject to the lengthier depreciation period.

     Section 704(c) of the Code requires that depreciation as well as gain and loss be allocated in a manner so as to take into account the variation between the fair market value and tax basis of the property contributed. Depreciation with respect to any property purchased by the Operating Partnership subsequent to the admission of its partners, however, will be allocated among the partners in accordance with their respective percentage interests in the Partnerships.

     Sale of Partnership Property. Generally, any gain realized by a partnership on the sale of property held by the partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. However, under the REIT Requirements, the Trust's share as a partner of any gain realized by the Partnerships on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "Taxation of the Trust as a REIT." Such prohibited transaction income will also have an adverse effect upon the Trust's ability to satisfy the income tests for REIT status. See "Income Tests." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. A safe harbor to avoid classification as a prohibited transaction exists as to real estate assets held for the production of rental income by a REIT for at least four years where in any taxable year the REIT has made no more than seven sales of property or, in the alternative, the aggregate of the adjusted bases of all properties sold does not exceed 10% of the adjusted bases of all of the REIT's properties during the year and the expenditures includable in a property's net sales price. The Partnerships intend to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating and leasing properties and to make such occasional sales of the properties as are consistent with the Trust's and the Operating Partnership's investment objectives. No assurance can be given, however, that every property sale by the Partnerships will constitute a sale of property held for investment.

     Possible Federal Tax Developments. The rules dealing with Federal income taxation are constantly under review by the IRS, the Treasury Department and Congress. New Federal tax legislation or other provisions may be enacted into law or new interpretations, rulings or Treasury Regulations could be adopted, all of which could affect the taxation of the Trust or of its Shareholders. For example, the Taxpayer Relief Act of 1997, which was recently enacted, changed some of the rules applicable to REITs (which changes are reflected in the discussion above). No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting the Trust or its Shareholders. Consequently, the tax treatment described herein may be modified prospectively or retroactively by legislative, judicial or administrative action.


     State and Local Taxes. Each of the Trust, the Operating Partnership, the Title Holding Partnerships and the Shareholders will be subject to state, local or other taxation in various state, local or other jurisdictions, including those in which they transact business or reside. The tax treatment in such jurisdictions may differ from the Federal income tax consequences discussed above. Other taxes may be applied to each of the Trust, the Operating Partnership, the Title Holding Partnerships and the Shareholders by varying jurisdictions. In addition, the Trust may be subject to state or local taxes as a result of holding a partnership interest in a partnership which holds real estate in a particular state.

     Real Estate Transfer Taxes. The transfer of certain of the properties to the Operating Partnership has been structured as transfers of 89% of the interests in the limited partnership owning such properties with the residual interests to be acquired by the Operating Partnership on the first business day of the 37th month following the initial transfer. If the Operating Partnership desired or were required, for financing purposes or otherwise, to acquire such residual interests within the first 36 months of such period, the Operating Partnership could be required to pay real estate transfer taxes. In addition, certain of the contributions by the Trust to the Operating Partnership have been structured to eliminate the applicability of real property transfer taxes. There can be no assurance that applicable governmental bodies will not attempt to assert liability for real estate transfer taxes with respect to some or all of these transactions.


Regulatory Requirements; Approvals

     No Federal or state regulatory requirements must be compiled with, nor any governmental approvals obtained in connection with, the TRO Transaction. No Federal or state agency has passed upon the fairness of the TRO Transaction.


Third Party Consents

     A number of consents of joint venture partners, lenders and other third parties are necessary to complete the TRO Transaction and the obligation of the parties are subject to the obtaining of such consents.


Effective Date; Conditions to the TRO Transaction

     It is contemplated that the TRO Transaction will occur as soon as practicable after approval by Shareholders.


Required Vote

     The affirmative vote of the holders of a majority of the Shares present in person or by proxy and casting a vote on this Proposal will be necessary to approve the TRO Transaction. For purposes of the foregoing, abstentions and broker non-votes will not be deemed to be votes cast.


Recommendation of the Board of Trustees


     The Trustees recommend that Shareholders vote FOR the TRO Transaction.

                                PROPOSAL NO. 2:

                       ADOPTION OF AMENDED AND RESTATED
                         TRUST AGREEMENT OF THE TRUST
                            ---------------------



     On July 8, 1997, the Board of Trustees of the Trust adopted the Amended and Restated Trust Agreement of the Trust (the "Amended and Restated Trust Agreement") and directed that the Amended and Restated Trust Agreement be submitted to the Shareholders for consideration at the Special Meeting. The Amended and Restated Trust Agreement contains and combines the provisions of the Amended and Restated Trust Agreement currently in effect (the "Current Trust Agreement") and the amendments summarized herein.

     Although the Current Trust Agreement, and as proposed to be amended, would permit the proposed amendments to be effected without approval of the Shareholders, the incorporation of certain provisions of Pennsylvania law relating to the liability of the Trustees of the Trust into the Amended and Restated Trust Agreement requires Shareholder approval and the Trustees determined it desirable to condition all of the proposed amendments on the approval of the Shareholders. If the Amended and Restated Trust Agreement is not approved by the Shareholders at the Meeting, none of the amendments will be effected unilaterally by the Trustees at this time.


     The following is a summary of the principal substantive amendments effected by the Amended and Restated Trust Agreement. The Amended and Restated Trust Agreement effects other substantive amendments of lesser significance and a number of non-substantive amendments. Such summary is qualified in its entirety by the full text of the Amended and Restated Trust Agreement, which appears as Appendix C to this Proxy Statement.


Election to be Governed by the Pennsylvania Business Trust Statute

     The Trust was formed in 1960. From 1960 until the present, the Trust has been an unincorporated association in business trust form organized under Pennsylvania law. Currently, the Trust does not exist subject to any Pennsylvania statute. The Trust's powers and activities and the powers and liabilities of the Trustees and the Shareholders are governed by the terms of the Current Trust Agreement and Pennsylvania common law.

     The Amended and Restated Trust Agreement provides that the Trust shall exist subject to Pennsylvania's business trust statute, 15 Pa. C.S. Chapter 95, as amended or supplemented and any successor statute (the "PaBTS"). The Board of Trustees believes that the principal advantage to electing to become subject to the PaBTS is the degree of certainty that the PaBTS provides concerning the protection of Trustees, officers of the Trust, and Shareholders from personal liability for obligations of the Trust and the standard of conduct, and the consequent protection from liability for breaches of fiduciary duties, which it establishes for Trustees and officers of the Trust. The Current Trust Agreement provides that neither the Trustees, when acting in such capacity, nor the Shareholders, shall be liable to third parties for obligations undertaken by the Trustees on behalf of the Trust. The Current Trust Agreement further provides that a Trustee shall not be personally liable for monetary damages unless such Trustee's conduct constitutes self-dealing, willful misconduct or recklessness. While the Board of Trustees believes that the foregoing provisions of the Current Trust Agreement would be enforced by a court, there is little precedent under Pennsylvania common law and, consequently, the matter is not free from doubt.


     The PaBTS and the Amended and Restated Trust Agreement provide that no Trustee shall be personally liable for the acts, omissions, or obligations of the Trust (Paragraph 5.A). The PaBTS and the Amended and Restated Trust Agreement provide that a Trustee shall only be personally liable for monetary damages to the extent that a director of a Pennsylvania business corporation remains liable under the standards set forth in the Pennsylvania Business Corporation Law. (Paragraph 5.B). The PaBTS and the Amended and Restated Trust Agreement provide that an officer of the Trust shall perform his duties as an officer of the Trust in good faith, in a manner that he reasonably believes to be in the best interests of the Trust and with such care, including reasonable inquiry, skill and diligence as a person of ordinary prudence would use under similar circumstances, and that a person who so performs his duties shall not be liable by reason of having been an officer of PREIT. (Paragraph 5.C). The PaBTS and the Amended and Restated Trust Agreement further provide that no Shareholder shall have personal liability for any act, omission or liability of a Trustee or the Trust. (Paragraph 12.A). The foregoing protections from personal liability are closely analogous to the protections afforded by the Pennsylvania Business Corporation Law to directors, officers and shareholders of Pennsylvania business corporations, and the Board of Trustees believes that the foregoing protections from personal liability are comparable to the protections afforded directors and officers of public companies similar to the Trust. Moreover, the Board of Trustees believes that such protections may be necessary in order to continue to attract and retain able persons to serve as Trustees and officers of the Trust and are desirable in order to encourage investors to become Shareholders.


UPREIT Structure


     The Amended and Restated Trust Agreement authorizes the Trust to transfer all of its assets to the Operating Partnership and hold, in lieu of those assets, interests in the Operating Partnership or another entity. (Paragraph 3, lead-in paragraph; and Paragraph 3.Q)



Authority to Issue Additional Classes, Series and Types of Securities


     The Amended and Restated Trust Agreement provides that the Trustees may create and issue, and authorize the creation and issuance by subsidiaries of the Trust of, multiple classes and series of Shares and option rights and securities having conversion or option rights. (Paragraph 8 and Paragraph 3.S). The Amended and Restated Trust Agreement further provides that the terms of such rights or other securities may provide for disparate treatment of certain holders or groups of holders of such rights or other securities. (Paragraph 3.S). These amendments are intended to give the Board of Trustees the broad authority and flexibility in raising capital for the Trust that the Board of Trustees believes that the board of directors of public companies similar to the Trust typically have. The Board of Trustees also believes that, in addition to the flexibility concerning the Trust's capital structure, the ability to issue rights and multiple classes and series of securities, the terms of which may provide for disparate treatment of holders thereof, would give the Board of Trustees the authority to adopt and implement a variety of defensive strategies in response to attempts to acquire control of the Trust, including a shareholder rights plan or "poison pill." The Board of Trustees has no current intention to adopt a shareholder rights plan.



Removal of Trustees

     The Current Trust Agreement provides that a Trustee may be removed without cause by Shareholders at any meeting of Shareholders called for that purpose by the vote of Shareholders entitled to cast at least seventy-five percent (75%) of the votes of the Shares then outstanding and entitled to vote at the annual election of Trustees. This provision would be eliminated by the Amended and Restated Trust Agreement. The Amended and Restated Trust Agreement retains the other provisions in the Current Trust Agreement concerning removal of Trustees, which provide that Trustees may be removed by the vote of at least two-thirds of the Trustees for any cause deemed by them sufficient, or by a vote of Shareholders who are entitled to cast at least a majority of the votes of the Shares then outstanding and entitled to vote at the annual election of Trustees for cause, at any meeting of Shareholders called for that purpose. (Paragraph 2.F). "Cause," with respect to a Shareholder vote, means conviction of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal, or an adjudication by a court of competent jurisdiction that a Trustee is liable for negligence or misconduct in the performance of his duty to the Trust in a matter of substantial importance to the Trust, where such adjudication is no longer subject to direct appeal. The Board of Trustees believes that preventing Shareholders from removing Trustees without cause, combined with the existing classified Board structure, will assist in maintaining the continuity and stability of management and its business strategies. The elimination of the Shareholders' ability to remove Trustees without cause may have the effect of precluding the acquisition of control of the Trust without the approval of the Board of Trustees.


REIT Ownership Limitations

     The Current Trust Agreement provides that if the Board of Trustees shall at any time be of the opinion that direct or indirect ownership of Shares has or may become concentrated to an extent which would cause the Trust to fail to qualify or to be disqualified to be taxed as a REIT under the United States Internal Revenue Code of 1986, as amended from time to time (the "Code"), the Board of Trustees shall have the power to call for redemption from any Shareholder, such number of Shares as is sufficient in the opinion of the Trustees to maintain or bring the direct or indirect ownership of Shares in the conformity with the Code, and to refuse to register any proposed transfer of Shares which would result in the Trust's being unable to conform to the requirements of the Code. From and after the date fixed for redemption in accordance with the foregoing, Shares so called for redemption cease to be entitled to dividends, voting rights and other benefits with respect to such Shares. (Paragraph 3.P of the Current Trust Agreement, to be deleted). Thus, the Trust has the power to repurchase shares from any Shareholder who actually or constructively owns a number of shares of the Trust which would result in five or fewer shareholders beneficially or constructively owning more than 50% of the outstanding Shares.

     Because it is advantageous for the Trust to be eligible to qualify to be taxed as a REIT, the Amended and Restated Trust Agreement updates and replaces the provisions described in the preceding paragraph by adding new provisions (the "Ownership Limit Provisions") to the Current Trust Agreement which the Trustees believe will more effectively restrict the acquisition of shares of capital stock of the Trust in order to prevent the Trust's failing to qualify to be taxed as a REIT under the Code. (Paragraph 9). The Ownership Limit Provisions provide that no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the capital stock of the Trust, whether measured by vote, value or number of the outstanding Shares of the Trust. The Trustees may waive the Ownership Limit Provisions if evidence satisfactory to the Trustees and tax counsel to the Trust is presented that such ownership will not jeopardize the Trust's status as a REIT.

     Issuance or transfer of Shares in violation of the Ownership Limit Provisions or which would cause the Trust to be beneficially owned by fewer than 100 persons shall be void ab initio and the intended transferee will acquire no rights to the Shares.


     In the event of a purported transfer or other event that would, if effective, result in the ownership of Shares in violation of the Ownership Limit Provisions, such transfer or other event with respect to that number of Shares that would be owned by the transferee in excess of the Ownership Limit Provisions would automatically be exchanged for Excess Shares (the "Excess Shares"), authorized by the Amended and Restated Trust Agreement, according to the rules set forth therein, to the extent necessary to insure that the purported transfer or other event does not result in the ownership of Shares in violation of the Ownership Limit Provisions. Any purported transferee or other purported holder of Excess Shares is required to give written notice to the Trust of a purported transfer or other event that would result in the issuance of Excess Shares.

     Excess Shares are not treasury shares but rather continue as issued and outstanding Shares. While outstanding, Excess Shares will be held in trust. The trustee of such trust shall be the Trust. The beneficiary of such trust shall be designated by the purported holder of Shares. If, after the purported transfer or other event resulting in an exchange of Shares for Excess Shares and prior to the discovery by the Trust of such exchange, dividends or distributions are paid with respect to the Shares that were exchanged for Excess Shares, then such dividends or distributions are to be repaid to the Trust upon demand. While Excess Shares are held in trust, any interest in that trust may be transferred by the trustee only to a person whose ownership of Shares will not violate the Ownership Limit Provisions, at which time the Excess Shares will be automatically exchanged for the same number of Shares of the same type and class as the Shares for which the Excess Shares were originally exchanged. The Amended and Restated Trust Agreement contains provisions that are designed to insure that the purported transferee or other purported holder of Excess Shares may not receive in return for such a transfer an amount that reflects any appreciation in the Shares for which Excess Shares were exchanged during the period that such Excess Shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received must be paid to the Trust. If the foregoing restrictions are determined to be invalid by any court of competent jurisdiction then the intended transferee or holder of any Excess Shares may be deemed, at the option of the Trust, to have acted as an agent on behalf of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust.


     The Amended and Restated Trust Agreement further provides that Excess Shares shall be deemed to have been offered for sale to the Trust at the lesser of the price paid for the Shares by the purported transferee or in the case of a gift, devise or other transaction, the market price for such Shares at the time of such gift, devise or other transaction or the market price for the Shares on the date the Trust or its designee exercises its option to purchase. The Trust may purchase such Excess Shares during a 90-day period, beginning on the date of the violative transfer if the original transferee-Shareholder gives notice to the Trust of the transfer or, if no notice is given, the date the Board of Trustees determines that violative transfer has been made.

     Each Shareholder shall upon demand be required to disclose to the Trust in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Board of Trustees deems necessary to comply with the provisions of the Amended and Restated Trust Agreement or the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency. Certificates representing Shares of any class or series issued after the effectiveness of the Amended and Restated Trust Agreement will bear a legend referring to the restrictions described above.


Compensation of Trustees


     The Current Trust Agreement generally provides that the Trustees shall receive such reasonable compensation as shall be approved by a majority of Trustees. The Amended and Restated Trust Agreement provides that the Board of Trustees shall have the authority to adopt and implement such executive compensation, option, bonus and retirement plans, for themselves and for employees of the Trust and its subsidiaries, affiliates, and entities in which the Trust maintains an investment, that the Trustees deem advantageous to the Trust. (Paragraph 3.T).

     The Board of Trustees of the Trust has determined that the foregoing amendments are necessary and desirable to clarify the power of the Trustees in respect of compensation plans in connection with the implementation of certain provisions of the TRO Transaction, as well as the operation of the Trust generally. The Board of Trustees also believes that the foregoing amendment will benefit the Trust by authorizing expressly the Trustees to adopt and implement a variety of compensation schemes designed to attract and retain able management personnel for the Trust.



Trustees Dealings with the Trust

     The Current Trust Agreement provides that Trustees shall not be disqualified by their positions as Trustees from selling to buying from, or otherwise dealing, directly or indirectly, with the Trust, and that the Trustees have no liability to the Trust or to the Shareholders in connection with such transactions (except for bad faith or gross negligence) that are approved by a majority of Trustees.

     The Amended and Restated Trust Agreement addresses such transactions in much the same manner as the Pennsylvania business corporation law addresses interested director transactions. The Amended and Restated Trust Agreement provides that no contract or transaction between a Trustee and the Trust shall be void or voidable solely because of such a relationship with or interest of a Trustee or solely because such a Trustee is present at or participates in a meeting of the Board of Trustees that authorizes or ratifies the transaction, or solely because his or her votes are counted for that purpose, if the material facts as to the relationship or interest are disclosed or are known to the Trustees and the Board of Trustees authorizes or ratifies such contract or transaction by the affirmative vote of a majority of the Trustees not having an interest in such transaction. (Paragraph 2.K). The Amended and Restated Trust Agreement further provides that no Trustee shall have any liability for such a contract or transaction so approved or ratified by a majority of the Trustees not having an interest therein (except for bad faith or gross negligence).


Extraordinary Transactions

     The Amended and Restated Trust Agreement provides that the Trustees may merge the Trust with any other business trust or other entity, transfer all or substantially all of the Trust's assets, and, to the extent permitted by law, elect to have the Trust exist subject to laws other than the PaBTS. (Paragraph 3.Q).


Voting Rights and Other Miscellaneous Changes

     The Amended and Restated Trust Agreement continues to provide that in any vote of the holders of the Shares, other than the election of Trustees, the holders of the majority of the Shares voting on a matter at a meeting at which at least the holders majority of the Shares are present in person or by proxy will constitute the act of the Shareholders. The Amended and Restated Trust Agreement makes it clear that abstentions and broker non-votes will not be deemed to have been voted on a matter. The Amended and Restated Trust Agreement also permits the Trustees to authorize the holders of securities of affiliates of the Trust to vote with the holders of shares on certain matters and the Trustees intend to exercise such right under the Operating Partnership Agreement. (See "The TRO Transaction -- Principal Features of the TRO Transaction -- OP Units").


     In addition to the foregoing, the Amended and Restated Trust Agreement effects a number of additional changes, including: (i) addition of a procedure for calling special meetings of Trustees (Paragraph 2.H); (ii) a provision authorizing Trustees to take action by written consent in lieu of a meeting with the consent of 75% of the Trustees, rather than a majority (Paragraph 2.J); (iii) a provision setting forth which matters may be delegated to a committee of the Board of Trustees (Paragraph 3.R); (iv) provisions relating to the adjournment of shareholder meetings and the lack of necessity to give new notice or set a new record date therefor (Paragraphs 11.I, 11.C (last sentence) and 11.D (last sentence)).



Required Vote

     The affirmative vote of the holders of a majority of the Shares present in person or by proxy and casting a vote on this Proposal will be necessary for the adoption of the Amended and Restated Trust Agreement. For purposes of the foregoing, abstentions and broker non-votes shall not be deemed to be votes cast.


Board Recommendation

     The Board of Trustees recommends that the Shareholders vote FOR approval of the Amended and Restated Trust Agreement.

                                PROPOSAL NO. 3:

                           THE AMENDED AND RESTATED
                        1990 INCENTIVE AND NONQUALIFIED
                               STOCK OPTION PLAN
                            ---------------------


     The Trust's 1990 Incentive and Nonqualified Stock Option Plan (the "1990 Plan"), was approved in its original form by the Trustees on September 17, 1990 and by the Shareholders on December 19, 1990. As originally approved, the 1990 Plan authorized the granting of incentive stock options ("ISOs") in respect of an aggregate of 200,000 Shares to key employees of the Trust ("Key Employees"). The 1990 Plan was subsequently amended and restated to increase the number of Shares in respect of which options could be granted from 200,000 to 400,000 Shares, to provide for the granting of nonqualified stock options ("NQSOs"), and to effect other changes in the 1990 Plan and options subsequently granted thereunder. These amendments were approved by the Trustees on December 14, 1993 and by the Shareholders on December 15, 1994.


     On July 8, 1997, the Trustees voted to further amend, and thereafter restate, the 1990 Plan. The amendments approved by the Trustees (the "1997 Amendments"):


   o Grant the Executive Compensation and Human Resources Committee of the Board of Trustees the power (with the consent of the Key Employee) to revise currently outstanding options to reflect any one or more of the new features with respect to outstanding options granted under the 1990 Plan which are permitted by the 1997 Amendments and/or to extend the exercise date of any outstanding option of a retiring Key Employee (Section 2(b));

   o Permit payment of the option price in the following additional ways (Section 7(d)) (the Plan already permits payment by cash or check and by using Shares previously acquired by the Key Employee) --

     o through a broker-assisted transaction;

     o by a loan to the Key Employee from PREIT; or

     o in any combination of the above.

   o Permit the joint registration of certificates in the name of the Key Employee and the Key Employee's spouse, with right of survivorship (Section 7(h)).

     o Permit transferable nonqualified stock options (if so provided in the option agreement) (Section 7(h)).

   o Permit the use of Shares obtained upon exercise of an option to satisfy the Key Employee's tax withholding obligations upon the exercise of the option (Section 7(1)).

   o Authorize the Trust to loan funds to the Key Employee to assist the employee in paying the increase in the Employee's regular income tax attributable to the exercise of options under the 1990 Plan (Section 7(m)).


   o Add provisions necessary to exclude the spread on the exercise of a nonqualified stock option (or on the disqualifying disposition of Shares acquired through the exercise of an ISO) from a Key Employee's compensation for purposes of computing the $1 million limitation on deductible compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").


   o Change the required composition of the Executive Compensation and Human Resources Committee to comply with both the current Rule 16b-3 under the Securities and Exchange Act of 1934 and Section 162(m) of the Code. (Section 2(a)). As amended, the Executive Compensation and Human Resources Committee of the Board of Trustees charged with the administration of the 1990 Plan would be required to be composed of persons who (i) are not currently officers of, or otherwise employed by, the Trust or any parent or subsidiary of the Trust, (ii) do not receive compensation for services from the Trust or any parent or subsidiary of the Trust of $60,000 per year or more, except for compensation received solely as a trustee, and
     (iii) do not possess an interest in any transaction with the Trust, or business relationships, which are of a degree or kind required to be disclosed in the Trust's public filings under the rules of the Securities and Exchange Commission. In addition, to meet Section 162(m) of the Code, the persons (i) must not be former employees of the Trust who receive compensation for prior services, (ii) must not have been officers of the Trust, and (iii) must not receive remuneration from the Trust (including any payment in exchange for goods or services), directly or indirectly, in any capacity other than as a Trustee.


   o Limit the future changes to the 1990 Plan for which the Trustees will need Shareholder approval to the following -- (i) any amendment which would (A) change the class of employees eligible to participate in the plan with respect to ISOs; (B) increase the maximum number of Shares in respect of which ISOs may be granted under the plan; or (C) extend the duration of the plan with respect to any ISOs granted and (ii) any amendment requiring shareholder approval pursuant to Treas. Reg.
     Section 1.162-27(e)(4)(vi) (i.e., whenever it is proposed that the material terms of the performance goal be changed). (Section 13(a)).


     Set forth below is a general description of the 1990 Plan, as amended and restated to give effect to the 1997 Amendments. Such description is qualified in its entirety by reference to the 1990 Plan, as so amended and restated, which is attached hereto as Appendix D. For the federal income tax consequences associated with the Plan, see "The 1997 Stock Option/Stock Grant Plan -- Federal Income Tax Consequences."


Shares Subject to the 1990 Plan


     Under the 1990 Plan, stock options may be awarded to Key Employees up to an aggregate of 400,000 Shares of the Trust, subject to adjustments to reflect any stock splits, stock dividends, share combinations or similar changes in the capital of the Trust. Shares issuable under the 1990 Plan may be authorized but unissued shares or reacquired shares, and the Trust may purchase shares for this purpose.



Administration


     The 1990 Plan will be administered by the Executive Compensation and Human Resources Committee of the Board of Trustees (the "Committee") consisting of not fewer than two non-employee, outside Trustees appointed by the Trust's Board of Trustees. The Committee currently consists of Messrs. Farber, Dimeling, and Javitch. Mr. Farber chairs the Committee. The Committee members will have full authority, subject to the terms of the 1990 Plan, to select optionees, to determine the terms and conditions of options, and generally to administer the 1990 Plan. Trustees who are employees of the Trust are eligible to receive options under the 1990 Plan.

Duration and Amendment of 1990 Plan


     Except to the extent limited by the 1990 Plan and the Code, the Board of Trustees of the Trust will have the power, without the consent of the Shareholders, to discontinue, amend or revise the terms of the 1990 Plan. Under the restated 1990 Plan, the Trustees will only need to obtain Shareholder approval (1) for any amendment which would (A) change the class of employees eligible to participate in the Plan with respect to ISOs; (B) increase the maximum number of Shares with respect to which ISOs may be granted under the Plan; or (C) extend the duration of the Plan with respect to any ISOs granted and (2) for amendments requiring Shareholder approval pursuant to Treas. Reg.
Section 1.162-27(e)(4)(vi).


     The 1990 Plan will terminate at midnight on September 16, 2000 unless earlier discontinued by the Board of Trustees; no options may be granted after such termination, but options outstanding at the time of termination will remain exercisable in accordance with their terms.


Terms and Conditions - Nonqualified Stock Options


     NQSOs may be granted for terms of not more than 10 years at an exercise price per share determined by the Committee, which shall not be less than the par value of such optioned Shares. NQSOs are exercisable in such installments as the Committee may determine. The Committee may accelerate the exercise date of NQSOs in the event of the termination of an optionee's employment (as defined in the 1990 Plan) or death, or in the event of certain corporate transactions (see "Adjustments upon Changes in Capitalization, Mergers, and Other Events"). Any NQSO held by an optionee who dies while employed (as defined in the 1990 Plan) by the Trust, or whose employment with the Trust is terminated prior to the expiration date of such option will remain exercisable by the former employee, or his personal representative, for a period of time following the employee's termination of employment or death, as provided in the 1990 Plan and the applicable option agreement. Upon exercise of NQSOs, the exercise price may be paid in cash, or, if the Committee shall so provide, either in whole or in part by the delivery of other Shares held by the optionee, through a broker-assisted transaction, or by means of a loan from the Trust, subject to limitations set forth in the 1990 Plan. Except as provided in an optionee's option agreement, NQSOs are not assignable or transferable by an optionee other than by will or by the laws of descent and distribution.



Terms and Conditions - Incentive Stock Options

     ISOs are subject to the same terms and conditions under the 1990 Plan as are described above for NQSOs, except that ISOs may not be granted to individuals who are not employees of the Trust. Such options have some additional terms and conditions required by the Code. Under the 1990 Plan: (i) the exercise price per share of ISOs must be not less than the greater of the par value of the optioned Shares and the fair market value of such Shares on the date of grant of such option, except that in cases where ISOs are granted to a person who owns more than 10% of the voting stock of the Trust, such exercise price must be not less than 110% of the fair market value of the optioned Shares on the date of the grant, and the term of such options cannot be more than five years; and (ii) the aggregate fair market value (determined at the time the option is granted) of the Shares with respect to which ISOs are exercisable for the first time by any eligible person during any calendar year (under the 1990 Plan and any other ISO plan of the Trust) may not exceed $100,000. ISOs are not assignable or transferable by an optionee otherwise than by will or the laws of descent and distribution. There are also certain other requirements, such as specified holding periods for Shares received upon exercise of such options and limitations on exercisability following termination of employment, which must be satisfied in order for an optionee to obtain ISO treatment under the Code.


Stock Option Agreements

     The 1990 Plan also requires that optionees enter into stock option agreements with the Trust which incorporate the terms of the options and such other terms, conditions, and restrictions, not inconsistent with the 1990 Plan and applicable law, as the Committee may determine.


Registration


     If an optionee is married at the time of exercise and if the optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the optionee and the optionee's spouse, jointly, with right of survivorship.



Withholding and Use of Shares to Satisfy Tax Obligations

     The 1990 Plan provides that if the exercise of an option is subject to the withholding requirements of applicable federal tax law, the Committee, in its discretion, may permit or require the optionee to satisfy the federal withholding tax by electing to have the Trust withhold Shares subject to the exercise or by returning previously acquired Shares to the Trust.


Loans


     If an optionee is designated as an "eligible participant" by the Committee at the date of grant of an ISO or at or after the date of grant of an NQSO, and if the optionee thereafter so requests, the Committee will loan the optionee the money required to satisfy any regular income tax obligations resulting from the exercise of any option.


Discharge for Cause; Competition


     In the event the employment of an optionee is terminated for "cause" (as defined in the 1990 Plan), or if the optionee terminates employment and begins working for a "competitor" (as defined in the 1990 Plan), his right under any stock option agreement will terminate.

Change in Control

     All outstanding options become fully vested and exercisable upon a "change in control" (as defined in the 1990 Plan).


Adjustments upon Mergers and Other Events

     In the event of a merger, consolidation, or other specified corporate transaction, options will be assumed by the surviving or successor corporation, if any. However, the 1990 Plan also authorizes the Committee to terminate outstanding options in the event of such a corporate transaction, provided that any then exercisable option may be exercised by the optionee within not fewer than seven days' notice given prior to the termination. Further, the exercise date of any options to be so terminated may be accelerated by the Committee.


Other Considerations

     The 1990 Plan is not qualified under Section 401(a) of the Code and, based upon current law and published interpretations, the Trust believes that the 1990 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
                                   * * * * *

     At June 30, 1997, options in respect of 377,500 Shares had been granted under the 1990 Plan, 37,375 of which have been exercised. While the Trust may or may not grant options in respect of the remaining 22,500 Shares authorized by the 1990 Plan, it is anticipated that if the 1997 Amendments are approved by the Shareholders, the Executive Compensation and Human Resources Committee will authorize the modifications of existing outstanding option agreements to incorporate certain additional provisions with respect to options as are permitted by the 1997 Amendments without any change in the exercise price at which such options were originally granted. Any such modifications would be subject to acceptance or rejection at each optionee's sole discretion and would have the effect of converting existing outstanding ISO's held by optionees agreeing to the modification to nonqualified stock options.


Required Vote

     The affirmative vote of the holders of a majority of the Shares present in person or by proxy and casting a vote on this Proposal will be necessary to approve adoption of the Amended and Restated 1990 Incentive and Nonqualified Stock Option Plan. For purposes of the foregoing, abstentions and broker non-votes shall not be deemed to be votes cast.


Board Recommendation

     The Board of Trustees adopted the 1997 Amendments to permit the terms of options outstanding under the 1990 Plan to be substantially equal to those options which will be granted under the 1997 Stock Option Plan in connection with the TRO Transaction and thereafter. The Board of Trustees recommends that Shareholders vote FOR approval of the Amended and Restated 1990 Incentive and Nonqualified Stock Option Plan. The vote of the holders of a majority of the Shares present in person or by proxy at the Meeting is necessary to approve the Amended and Restated 1990 Incentive and Nonqualified Stock Option Plan.

                                PROPOSAL NO. 4:

                          THE 1997 STOCK OPTION PLAN
                                 ------------


     On July 8, 1997, the Board of Trustees approved the 1997 Stock Option Plan (the "1997 Plan"). Under the 1997 Plan, stock options may be awarded to key employees of the Trust or TRO up to an aggregate of 560,000 Shares of the Trust, subject to adjustments to reflect any stock splits, stock dividends, share combinations or similar changes in the capital of the Trust. Shares issuable under the 1997 Plan may be authorized but unissued Shares or reacquired Shares, and the Trust may purchase Shares for this purpose. Under the terms of employment agreements entered into or expected to be entered into at the Closing of the TRO Transaction, the Trust would be obligated to grant on that date to ten members of senior management of TRO who would be parties to such agreements options on an aggregate of 460,000 Shares at the closing price of the Shares on the American Stock Exchange on such date and options on an aggregate of 100,000 Shares to TRO personnel who would be employed by the Trust or TRO following the TRO Closing. Thus, if all such agreements were entered into and all such grants made, the entire number of Shares on which options could be granted under the 1997 Plan would be allocated to TRO personnel to be employed by the Trust or TRO following the Closing. Options would remain available to be granted with respect to 23,500 Shares under the 1990 Plan pursuant to the terms thereof.


     Because the options to be granted to TRO management under the 1997 Plan are a condition to TRO's obligations to complete the TRO Transaction, a failure of the Shareholders to approve the 1997 Plan would result in a termination of the TRO Transaction unless such condition were subsequently waived by TRO.

     The following is a summary of certain of the terms of the 1997 Plan. Such summary is qualified in its entirety by reference to the text of the 1997 Plan, a copy of which is attached as Appendix E to this Proxy Statement.


Administration


     The 1997 Plan will be administered by the Executive Compensation and Human Resources Committee of the Board of Trustees (the "Committee") consisting of not fewer than two non-employee, outside trustees (directors) appointed by the Board of Trustees. The Committee currently consists of Messrs. Farber, Dimeling, and Javitch. Mr. Farber chairs the Committee. The Committee members will have full authority, subject to the terms of the 1997 Plan, to select optionees, to determine the terms and conditions of options, and generally to administer the 1997 Plan. Employee-trustees are eligible to receive options under the 1997 Plan.



Duration and Amendment of 1997 Plan


     Except to the extent limited by the 1997 Plan and the Code, the Board of Trustees will have the power, without the consent of the Shareholders, to discontinue, amend or revise the terms of the 1997 Plan. Under the 1997 Plan, the Trustees will only need to obtain Shareholder approval (1) for any amendment which would (A) change the class of employees eligible to participate in the 1997 Plan with respect to ISOs; (B) increase the maximum number of Shares with respect to which ISOs may be granted under the Plan; or (C) extend the duration of the Plan with respect to any ISOs granted and (2) for amendments requiring Shareholder approval pursuant to Treas. Reg.
Section 1.162-27(e)(4)(vi).


     The 1997 Plan will terminate at midnight on July 7, 2007, unless earlier discontinued by the Board of Trustees; no options may be granted after such termination, but options outstanding at the time of termination will remain exercisable in accordance with their terms.


Terms and Conditions - Nonqualified Stock Options


     NQSOs may be granted for terms of not more than 10 years at an exercise price per share determined by the Committee, which shall not be less than the par value of such optioned Shares. NQSOs are exercisable in such installments as the Committee may determine. The Committee may accelerate the exercise date of NQSOs in the event of the termination of an optionee's employment (as defined in the 1997 Plan) or death, or in the event of certain corporate transactions (see "Adjustments upon Changes in Capitalization, Mergers, and Other Events"). Any NQSO held by an optionee who dies while employed (as defined in the 1997 Plan) by the Trust or TRO, or whose employment with the Trust and TRO is terminated prior to the expiration date of such option will remain exercisable by the former employee, or his personal representative, for a period of time following the employee's termination of employment or death, as provided in the 1997 Plan and the applicable option agreement. Upon exercise of NQSOs, the exercise price may be paid in cash, or, if the Committee shall so provide, either in whole or in part by the delivery of other Shares held by the optionee (except unvested Shares acquired under a stock grant), through a broker-assisted transaction, or by means of a loan from the Trust, subject to limitations set forth in the 1997 Plan. Except as provided in an Optionee's option agreement, NQSOs are not assignable or transferable by an Optionee other than by will or by the laws of descent and distribution.


Terms and Conditions - Incentive Stock Options


     ISOs are subject to the same terms and conditions under the 1997 Plan as are described above for NQSOs, except that ISOs may not be granted to individuals who are not employees of the Trust. Such options have some additional terms and conditions required by the Code. Under the 1997 Plan: (i) the exercise price per share of ISOs must be not less than the greater of the par value of the optioned Shares and the fair market value of such Shares on the date of grant of such option, except that in cases where ISOs are granted to a person who owns more than 10% of the voting stock of the Trust, such exercise price must be not less than 110% of the fair market value of the optioned Shares on the date of the grant, and the term of such options cannot be more than five years; and (ii) the aggregate fair market value (determined at the time the option is granted) of the Shares with respect to which ISOs are exercisable for the first time by any eligible person during any calendar year (under the 1997 Plan and any other ISO plan of the Trust) may not exceed $100,000. ISOs are not assignable or transferable by an optionee otherwise than by will or the laws of descent and distribution. There are also certain other requirements, such as specified holding periods for Shares received upon exercise of such options and limitations on exercisability following termination of employment, which must be satisfied in order for an optionee to obtain ISO treatment under the Code.


Stock Option Agreements


     The 1997 Plan also requires that optionees enter into stock option agreements with the Trust which incorporate the terms of the options and such other terms, conditions, and restrictions, not inconsistent with the 1997 Plan and applicable law, as the Committee may determine.


Registration



     If an optionee is married at the time of exercise and if the optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the optionee and the optionee's spouse, jointly, with right of survivorship.



Withholding and Use of Shares to Satisfy Tax Obligations


     The 1997 Plan provides that if the exercise of an option is subject to the withholding requirements of applicable federal tax law, the Committee, in its discretion, may permit or require the optionee to satisfy the federal withholding tax by electing to have the Trust withhold Shares subject to the exercise or by returning previously acquired Shares to the Trust.


Loans


     If an optionee is designated as an "eligible participant" by the Committee at the date of grant of an ISO or at or after the date of grant of an NQSO, and if the optionee thereafter so requests, the Committee will loan the optionee the money required to satisfy any regular income tax obligations resulting from the exercise of any option.

Discharge for Cause; Competition



     In the event the employment of an optionee or grantee is terminated for "cause" (as defined in the 1997 Plan), or if the optionee or grantee terminates employment and begins working for a "competitor" (as defined in the 1997 Plan), his rights under any stock option agreement will terminate.



Change in Control


     All outstanding options become fully vested and exercisable upon a "change in control" (as defined in the 1997 Plan).


Adjustments upon Mergers and Other Events


     In the event of a merger, consolidation, or other specified corporate transaction, options will be assumed by the surviving or successor corporation, if any. However, the 1997 Plan also authorizes the Committee to terminate outstanding options in the event of such a corporate transaction, provided that any then exercisable option may be exercised by the optionee within not fewer than seven days' notice given prior to the termination. Further, the exercise date of any options to be so terminated may be accelerated by the Committee.


Other Considerations


     The 1997 Plan is not qualified under Section 401(a) of the Code and, based upon current law and published interpretations, the Trust believes the 1997 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.


                        FEDERAL INCOME TAX CONSEQUENCES


     Based on the advice of counsel, the Trust believes that the normal operation of the 1990 and 1997 Plans should generally have, under the Code and the regulations and rulings thereunder, all as in effect on June 30, 1997, the principal Federal income tax consequences described below. It should be noted that the consequences described below do not take into account any changes to the Code or the regulations thereunder which may occur after June 30, 1997.


     Incentive Stock Options. To the extent options issued under the 1990 and 1997 Plans qualify as incentive stock options ("ISOs") under Section 422 of the Code, the principal Federal income tax consequences to each employee receiving the options (an "optionee") and to the Trust should generally be as follows:


     (1) The optionee will not recognize taxable income and the Trust will not be entitled to a deduction upon the grant of an ISO. Moreover, the optionee will not recognize taxable income and the Trust will not be entitled to a deduction upon the exercise by the optionee of an ISO, provided the optionee was an employee of the Trust during the entire period from the date of grant of the ISO until three months before the date of exercise (increased to 12 months if employment ceased due to total and permanent disability). However, an amount, generally equal to the excess of the fair market value of the Shares over the exercise price at the time of exercise, will ordinarily be included in the optionee's alternative minimum taxable income in the year of exercise. The employment requirement is waived in the event of the optionee's death. (Of course, in all of these situations, the ISO itself may provide a shorter exercise period after employment ceases than the allowable period under the Code.)


     If the employment requirements described above are not met, the tax consequences relating to NQSOs (discussed below) will apply.


     (2) If the optionee disposes of the Shares acquired under an ISO after at least two years following the date of grant of the ISO and at least one year following the date of transfer of the Shares to the optionee following exercise of the ISO, the optionee will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price, assuming such Shares were held by the optionee as capital assets.

     (3) If the optionee makes a disqualifying disposition of the Shares (that is, disposes of the Shares within two years after the date of grant of the ISO or within one year after the transfer of the Shares to the optionee), but all other requirements of Section 422 of the Code are met, the optionee will generally recognize ordinary income upon disposition of the Shares in an amount equal to the lesser of (i) the fair market value of the Shares on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. Disqualifying dispositions of Shares may also, depending upon the sales price, result in either long-term or short-term capital gain or loss under the Code rules which govern other stock dispositions, assuming that the Shares are held as capital assets.

     (4) Where all requirements of Section 422 of the Code, including the holding and employment requirements described in (1) and (2) above, are met, the Trust is not entitled to any Federal income tax deduction with respect to the ISO. In those cases where any of such requirements are not met, the Trust will be allowed a Federal income tax deduction to the extent of the ordinary income includable in the optionee's gross income in accordance with the provisions of Section 83 of the Code (and Section 162(m) of the Code, to the extent applicable) and the regulations thereunder.

     Nonqualified Stock Options. To the extent options, when granted, are NQSOs, or to the extent options, when granted, are intended to be ISOs but fail to qualify as such, the principal Federal income tax consequences to each optionee and to the Trust should generally be as follows:

     (1) The optionee will not recognize taxable income and the Trust will not be entitled to a deduction upon the grant of an NQSO.

     (2) Generally, the optionee will recognize ordinary income at the time of the exercise of the NQSO, in an amount equal to the excess of the fair market value of the Shares at the time of such exercise over the exercise price.

     (3) The Trust will be entitled to a deduction to the extent of the ordinary income recognized by the optionee in accordance with the rules of
Section 83 of the Code (and Section 162(m), to the extent applicable) and the regulations thereunder.

     (4) Gain or loss recognized by the recipient upon a subsequent disposition of such Shares will be short- or long-term capital gain or loss, if such Shares are otherwise capital assets in the hands of the recipient.


     (5) Section 162(m) of the Code limits the extent to which the remuneration paid to the Chief Executive Officer and the four highest compensated executives (other than the Chief Executive Officer) (collectively, the "Covered Employees") is deductible by a corporation when the annual remuneration for any of these officers exceeds $1,000,000 in a calendar year. Remuneration for purposes of Section 162(m) includes cash compensation and noncash benefits paid for services (including, with respect to NQSOs, the difference between the exercise price and the market value of the stock at the time of exercise), subject to certain exclusions. Approval of the 1990 and 1997 Plans by the Shareholders will prevent the spread upon exercise of NQSOs from treatment as remuneration for purposes of Section 162(m) so that if any remuneration paid to any of the Covered Employees exceeds $1,000,000 in the future, any compensation recognized upon the exercise of the NQSOs granted under the 1990 or 1997 Plan will be deductible by the Trust.

                                   * * * * *



Required Vote

     The affirmative vote of the holders of a majority of the Shares present in person or by proxy and casting a vote on this Proposal will be necessary to approve the adoption of the 1997 Plan. For purposes of the foregoing, abstentions and broker non-votes shall not be deemed to be votes cast.


Board Recommendation

     The Board of Trustees adopted the 1997 Plan to enable the Trust to comply with the negotiated terms of the TRO Transaction and to incentivise key employees of the Trust and TRO on a going-forward basis. The Board of Trustees recommends that Shareholders vote FOR approval of the 1997 Stock Option Plan. A failure to approve the Plan, absent a subsequent waiver by TRO, would preclude the completion of the TRO Transaction.

                                   THE TRUST

                               ----------------


Outstanding Shares


     The Trust currently has one class of capital stock issued and outstanding:
Certificates of Beneficial Interest (the "Shares"). On August 25, 1997, the record date for determining Shareholders entitled to notice of, and to vote at, the Meeting, there were 8,679,598 Shares issued and outstanding, each of which is entitled to one vote on each matter to come before the Meeting. As of June 30, 1997, there were approximately 1,425 holders of record of the Shares.



Price Range of Shares and Dividend History

     The Shares are traded on the American Stock Exchange under the symbol
"PEI."

     The following table shows the high and low sales prices for the Shares on the American Stock Exchange and cash distributions paid for the periods indicated.




Fiscal Year 1995                             Distributions
-- Quarter Ended       High        Low          Paid
--------------------   --------   --------   --------------
November 30   ......   $21.25     $18.50        $  .47
February 28   ......    23.63      19.88           .47
May 31  ............    21.75      20.13           .47
August 31  .........    21.88      21.25           .47
                                                -------
                                                $ 1.88
                                                =======


Fiscal Year 1996                               Distributions
-- Quarter Ended        High        Low           Paid
--------------------   ---------   ---------   --------------
November 30   ......   $21.88      $19.25         $  .47
February 29   ......    21.75       19.50            .47
May 31  ............    21.63       19.00            .47
August 31  .........    20.88       18.75            .47
                                                  -------
                                                  $ 1.88
                                                  =======



Fiscal Year 1997                                        Distributions
-- Quarter Ended                 High        Low           Paid
-----------------------------   ---------   ---------   --------------
November 30   ...............   $23.38      $20.13            .47
February 28   ...............    25.00       22.13            .47
May 31  .....................    24.13       20.75            .47
August 31 (through August 25,
 1997)  .....................    27.25       21.63            .47
                                                            ------
                                                            $1.88
                                                            ======



On July 30, 1997, the last full trading day prior to the public announcement of the TRO Transaction, the closing price per Share, as reported by the American Stock Exchange, was $24.13.

Ownership of Certain Persons



     The following table sets forth, as of June 30, 1997, certain information with respect to each person who is a Trustee or executive officer of the Trust:







                                                                                       Shares Beneficially Owned
                                                                                          on June 30, 1997 (1)
                                       Principal Occupation             Trustee     --------------------------------
       Name             Age              and Affiliations               Since             Number            Percent
---------------------   -----   -------------------------------------   ---------   ---------------------   --------
Class A Trustees;
Terms Expire in 1998
Sylvan M. Cohen         82      Chairman and Chief Executive             1960             650,291(2)          7.5%
                                Officer of the Trust. Presently of
                                counsel to the Philadelphia law
                                firm of Drinker Biddle & Reath
                                LLP and formerly partner in the
                                Philadelphia law firm of Cohen,
                                Shapiro, Polisher, Shiekman and
                                Cohen. Director of FPA
                                Corporation. Trustee of EQK
                                Realty Investments I and Trustee
                                of Arbor Property Trust.
Lee H. Javitch**        65      Private Investor. Former Chairman        1985               8,500(3)            *
                                and Chief Executive Officer of
                                Giant Food Stores, Inc., an owner
                                and operator of supermarkets.
                                Director of Dauphin Deposit Corp.
Jonathan B. Weller      50      President and Chief Operating            1994             105,910(4)            *
                                Officer of the Trust. From 1988 to
                                1993, Executive Vice President and
                                Director of Eastdil Realty, Inc., a
                                real estate investment banking
                                firm.
Class B Trustees;
Terms Expire in 1999
Robert Freedman**       67      Of counsel to the Philadelphia law       1988              46,727(3)(5)         *
                                firm of Drinker Biddle & Reath
                                LLP and formerly partner in the
                                Philadelphia law firm of Cohen,
                                Shapiro, Polisher, Shiekman and
                                Cohen.
Leonard I. Korman       61      Chairman and Chief Executive             1996             472,765(6)          5.4%
                                Officer, Korman Commercial
                                Properties, Inc., a commercial real
                                estate management and
                                development firm since January,
                                1996. General partner, The
                                Korman Co., a real estate
                                management and development
                                firm, since 1984.

                                                                                            Shares Beneficially Owned
                                                                                               on June 30, 1997 (1)
                                           Principal Occupation              Trustee     --------------------------------
        Name               Age               and Affiliations                Since             Number            Percent
------------------------   -----   ---------------------------------------   ---------   ---------------------   --------
Jeffrey P. Orleans         50      Chairman of the Board, Chief                1986              51,360(3)(7)         *
                                   Executive Officer and Director of
                                   FPA Corporation, a residential real
                                   estate developer. Chief Executive
                                   Officer of Orleans Construction
                                   Corp., a residential real estate
                                   developer, prior to FPA
                                   Corporation's acquisition of such
                                   company in 1993.
Class C Trustees;
Terms Expire in 1997
William R. Dimeling        55      Partner in Dimeling, Schreiber and          1982               7,250(3)            *
                                   Park, a private investment
                                   partnership. Director of Aero
                                   Services International, Inc., a fixed
                                   base operator for private aviation.
Jack Farber                64      Chairman, President and Chief               1971              84,740(2)(8)         *
                                   Executive Officer of CSS
                                   Industries, Inc., a diversified
                                   holding company. Director of CSS
                                   Industries, Inc. and Hunt
                                   Manufacturing Company.
Robert G. Rogers**         65      Executive Vice President of the             1986              38,421(9)            *
                                   Trust
Non-Trustee Executive
Officers
Jeffrey A. Linn            48      Senior Vice President- Acquisitions           --              29,771(10)           *
                                   and Secretary of the Trust
Dante J. Massimini         64      Senior Vice President- Finance and            --              20,931(11)           *
                                   Treasurer of the Trust
All Trustees and           --      --                                            --           1,407,541(12)        15.5%
 executive officers as
 a group (11 persons)


------------
 * Less than one percent.
** Messrs. Javitch, Freedman and Rogers will resign as trustees at the time of the closing of the TRO Transaction.

 (1) Unless otherwise indicated in the following footnotes, each Trustee and Non-Trustee executive officer has sole voting and investment power with respect to all such Shares.


 (2) Includes 186,558 Shares owned by Mr. Cohen's spouse, 37,056 Shares owned by a trust of which Mr. Cohen's wife and Mr. Freedman, a Trustee of the Trust, are co-trustees, 252 Shares owned by a corporation 50% of whose outstanding shares are owned by Mr. Cohen and the remaining 50% of whose outstanding shares are owned by Jeffrey P. Orleans, a Trustee of the Trust, 71,815 Shares owned by a charitable remainder unitrust of which Mr. Cohen and Mr. Farber, a Trustee of the Trust, are two of the three co-trustees, and 28,523 Shares subject to options that are currently exercisable. Mr. Cohen disclaims beneficial ownership of all of the Shares referred to in this footnote other than Shares owned by trusts of which

   Mr. Cohen is a trustee or a co-trustee, Shares owned of record by Mr. Cohen's wife and the Shares subject to options.

 (3) Includes 5,500 Shares subject to options that are currently exercisable.

 (4) Includes 94,710 Shares subject to options that are currently exercisable, and 400 Shares held by Mr. Weller as custodian for his children under the New York Uniform Gifts to Minors Act.

 (5) Includes 37,056 Shares owned by a trust of which Mr. Freedman and Mr. Cohen's wife are co-trustees and 4,171 Shares owned by Mr. Freedman's spouse. Mr. Freedman disclaims beneficial ownership of the aforementioned Shares.

 (6) Includes (i) 420 Shares owned by Mr. Korman's spouse, (ii) 87,570 Shares held by a charitable foundation of which Mr. Korman is a co-trustee, and
     (iii) 141,687 Shares held by trusts of which Mr. Korman is a co-trustee. Mr. Korman disclaims beneficial ownership of all but 10,528 of the foregoing Shares.

 (7) Includes 450 Shares owned by Mr. Orleans' spouse, 1,000 Shares for which Mr. Orleans is custodian for his children under the Pennsylvania Uniform Gifts to Minors Act, 947 Shares owned by an adult daughter of Mr. Orleans, 360 Shares held by trusts of which Mr. Orleans is co-trustee, and 252 Shares owned by a corporation 50% of whose shares are owned by Mr. Orleans and the remaining 50% of whose shares are owned by Sylvan M. Cohen, a Trustee and Chairman and Chief Executive Officer of the Trust. Mr. Orleans disclaims beneficial ownership of the Shares owned by Mr. Orleans' wife and certain Shares for which he serves as custodian under the Pennsylvania Uniform Gifts to Minors Act.

 (8) Includes 71,815 Shares held in the charitable remainder unitrust referred to in footnote 2 above.

 (9) Includes 32,046 Shares subject to options that are currently exercisable.

(10) Includes 21,431 Shares subject to options that are currently exercisable and 500 Shares that are held by Mr. Linn as custodian for his son under the Pennsylvania Uniform Gifts to Minors Act.

(11) Includes 20,331 Shares subject to options that are currently exercisable.

(12) Includes 226,036 Shares subject to options that are currently exercisable. In certain instances, two Trustees beneficially own the same Shares because they share voting or investment power over such Shares. Such Shares have been counted only once in this total.

Compensation of Executive Officers

     The following table sets forth certain information concerning the compensation paid by the Trust during the fiscal years ended August 31, 1996, 1995 and 1994 to the Trust's Chief Executive Officer and the four other most highly compensated executive officers of the Trust.

                                                                                                  Long Term
                                                                                                 Compensation
                                                           Annual Compensation                      Awards
                                           ---------------------------------------------------  ----------------   All Other
      Name and Principal                                                     Other Annual                         Compensation
           Position               Year       Salary ($)      Bonus ($)    Compensation($)(1)     Options (#)        ($)(2)
--------------------------------  ------   ----------------  -----------  --------------------  ----------------  -------------
Sylvan M. Cohen                   1996      $   342,333          0                    0                   0          $ 9,070
 Chairman and Chief Executive     1995          333,000          0                    0              20,000            9,070
 Officer and Trustee              1994          316,023          0                    0              40,000            9,070

Jonathan B. Weller                1996      $   297,212          0              $ 7,182              20,000           25,608
 President and Chief              1995          281,539          0               37,463              35,000           32,408
 Operating Officer and Trustee    1994          157,596(3)       0               23,120             100,000(4)            --

Robert G. Rogers                  1996      $   191,923          0                7,182               5,000           69,654
 Executive Vice                   1995          183,269          0                    0              10,000           72,499
 President and Trustee            1994          174,933          0                    0              15,000               --

Dante J. Massimini                1996      $   125,673          0                5,174               5,000           59,897
 Senior Vice President-           1995          116,538          0                    0              10,000           54,706
 Finance and Treasurer            1994          106,303          0                    0              15,000               --

Jeffrey A. Linn                   1996      $   130,797          0                5,163              10,000           14,114
 Senior Vice President-           1995          116,346          0                    0              15,000           18,021
 Acquisitions and Secretary       1994           95,535          0                    0              15,000               --

------------
(1) Amounts shown in Fiscal 1996 represent discretionary contributions by the Trust to the accounts of the named executive officers in the Company's 401(k) retirement plan. Amounts shown for Fiscal 1995 for Mr. Weller include $14,352 for relocation expenses, $12,378 for reimbursement for taxes resulting from payment of living expenses on behalf of Mr. Weller in 1994 and $10,733 in respect of a leased automobile. Amounts for Fiscal 1994 include $14,966 for living expenses and $8,154 for a leased automobile.

(2) All amounts for Mr. Cohen represent annual premium payments on life insurance provided under Mr. Cohen's employment agreement. Amounts for Mr. Weller include $9,750 of annual premium payments on life insurance provided under Mr. Weller's employment agreement. All other amounts represent anticipated contributions by the Trust with respect to Fiscal 1996 under the non-qualified retirement plan approved during Fiscal 1995 in which Messrs. Weller, Rogers, Massimini and Linn are participants.

(3) Mr. Weller was not an employee or executive officer of the Trust prior to January 31, 1994.

(4) Represents options granted to Mr. Weller in connection with his acceptance of employment with the Trust.

Employment Agreements

     The Trust entered into an Employment Agreement with Mr. Cohen on July 16, 1982, which was amended and restated on March 14, 1985 and further amended as of January 1, 1990. The Employment Agreement provides that Mr. Cohen is to serve as chairman and chief executive officer of the Trust. The current annual base compensation is $345,000, and the agreement provides that base compensation cannot be unilaterally decreased by the Trust. Mr. Cohen was not a participant in the Trust's defined benefit pension plan, which was terminated during Fiscal 1995, nor is he a participant in the non-qualified retirement plan which was established during Fiscal 1995 and in which the other executive officers of the Trust named in the Summary Compensation Table are participants. Following the termination of Mr. Cohen's employment for any reason (including expiration of the term) other than termination for specified cause, the Trust is required to make payments to Mr. Cohen and, in the event his wife survives him, to Mr. Cohen's widow. Post-termination payments to Mr. Cohen are to continue for the balance of his lifetime at a rate equal to, subject to an annual cost-of-living adjustment, 50% of the rate of Mr. Cohen's highest annual basic compensation during his employment with the Trust. If Mr. Cohen is survived by his wife, the Trust is to pay her for the balance of her lifetime at a rate equal to, subject to an annual cost-of-living adjustment, (i) 25% of the rate of Mr. Cohen's highest annual basic compensation during Mr. Cohen's employment with the Trust or (ii) if higher than the rate specified in subclause (i), 50% of the rate of the adjusted payments to which Mr. Cohen shall have been entitled at the time of his death. During fiscal 1996, the Trust was not required to accrue on its financial statements any additional amount in respect of the aforementioned post-termination payments. As of the end of fiscal 1996, such accrual equals approximately $1,045,000. The Employment Agreement also requires the Trust to maintain $150,000 of life insurance coverage on Mr. Cohen's life, payable to beneficiaries designated by Mr. Cohen. On July 8, 1997, the Board of Trustees authorized the extension of Mr. Cohen's contract to December 31, 2000.


     The Trust entered into an Employment Agreement with Mr. Weller on December 14, 1993. The Employment Agreement provides that Mr. Weller is to serve as President and Chief Operating Officer of the Trust with responsibility for the day-to-day management of the Trust. The employment term, which began on January 31, 1994, is three years, a period that is automatically extended, as of January 31, 1996 and each January 31 thereafter, for a new three year term beginning on such January 31 unless the Trust gives Mr. Weller written notice at least 60 days prior to January 31 in a year that the term is not to be extended as of such January 31. The agreement further provides for an initial annual base salary of $275,000 and provides that if the annual salary is increased, such increased annual salary thereafter constitutes the annual base salary for purposes of the agreement. Mr. Weller's annual base salary under the agreement currently is $305,000. In accordance with the Employment Agreement, on December 14, 1993, the Trust granted Mr. Weller non-qualified stock options to purchase 100,000 Shares of the Trust at an exercise price equal to the fair market value of the Shares on such date. See "The Trust -- Stock Option Tables". The Trust is required to provide certain employee benefits to Mr. Weller, including $1,500,000 life insurance. Mr. Weller is required to invest a minimum of $250,000 in Shares of the Trust. Upon a termination of employment by Mr. Weller for specified good reason (including delivery by the Trust of written notice that the term of the agreement is not to be renewed for a new three-year period) or by the Trust other than for cause, disability or death, Mr. Weller is entitled to receive a lump-sum cash payment equal to the sum of any unpaid annual base salary through the date of termination and the amount of annual base salary that would have been paid during the remaining term of employment, discounted on a present value basis. The Employment Agreement provides that all options to purchase Shares granted to Mr. Weller vest and become immediately exercisable upon a change of control of the Trust or upon a termination of employment by the Trust without cause or by Mr. Weller for good reason or upon Mr. Weller's death or disability. The Employment Agreement provides that, in the event any payments to Mr. Weller result in the imposition on Mr. Weller of an excise tax under Section 4999 of the Internal Revenue Code, the Trust shall pay Mr. Weller an additional amount sufficient to reimburse him for such excise tax.



     The Trust has employment agreements with Messrs. Rogers, Massimini, and Linn. Mr. Massimini's employment agreement expires on September 30, 1998 with automatic one-year renewals that continue until written notice of termination is delivered at least 180 days prior to the end of the then current term. Mr. Linn's contract extends until December 31, 2000. Mr. Rogers serves as Executive Vice President, Mr. Massimini serves as Senior Vice President-Finance and Treasurer, and Mr. Linn serves as Senior Vice President-Acquisitions and Secretary. The Employment Agreements specify the initial annual basic compensation and provide that if the annual basic compensation is subsequently increased, such increased amount will thereafter constitute the basic compensation thereunder. The current annual basic compensation for Mr. Rogers, Mr. Massimini, and Mr. Linn is $195,000, $130,000, and $135,000, respectively.



     The Trust's employment agreement with Mr. Rogers will terminate on September 30, 1997. The Trust will continue to employ Mr. Rogers at his current base rate until December 31, 1997; thereafter, he will retire. In connection with his retirement, the Trust will make a severance payment to Mr. Rogers of $100,000, $50,000 of which will be paid on or about the date of his retirement and $50,000 of which will be paid in two subsequent annual installments of $25,000 each. All of Mr. Roger's options which are not vested will vest on December 31, 1997 and the last date of exercise of all of his options will be extended to June 30, 2000. The Trust will reimburse Mr. Rogers for the cost of medical insurance for himself and his wife through their lifetime in an amount equal to Medicare Supplemental Plan J.

Stock Option Tables

     The following table sets forth certain information with respect to options to purchase Shares granted to certain executive officers named in the Summary Compensation Table during the fiscal year ended August 31, 1996. Mr. Cohen was not granted options in the fiscal year ended August 31, 1996.


                        Options Granted in Fiscal 1996



                                                   Individual Grants
                              ------------------------------------------------------------    Potential Realizable
                                                                                                Value at Assumed
                                               % of Total                                    Annual Rates of Stock
                                                 Options                                     Price Appreciation for
                                Options        Granted to       Exercise                       Option Term (1)
                                Granted        Employees in      Price        Expiration     ----------------------
          Name                    (#)          Fiscal Year      Per Share       Date           5%          10%
---------------------------   --------------   --------------   -----------   ------------   ----------   ---------
Jonathan B. Weller   ......       20,000(2)         39.6%       $20.375       12/01/05       $259,419     $657,419
Robert G. Rogers  .........        5,000(3)          9.9%       $20.375       12/01/05       $ 64,855     $164,355
Dante J. Massimini   ......        5,000(3)          9.9%       $20.375       12/01/05       $ 64,855     $164,355
Jeffrey A. Linn   .........       10,000(4)         19.8%       $20.375       12/01/05       $129,710     $328,709

------------
(1) These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the end of the option term. These gains are based on assumed rates of share appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The assumed annual rates of share appreciation are specified by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of the Trust's share price.

(2) Consists of a non-qualified stock option exercisable in four equal and consecutive annual installments of 5,000 shares each, commencing on January 1, 1997.

(3) Consists of a non-qualified stock exercisable in four successive annual installments of 1,125 shares each, commencing January 1, 1997.

(4) Consists of a non-qualified stock option exercisable in four equal and consecutive annual installments of 2,500 shares each, commencing on January 1, 1997.

     The following table sets forth certain information as to the exercise of options to purchase Shares during the fiscal year ended August 31, 1996 by the persons named in the Summary Compensation Table and the fiscal year-end value of unexercised options.


      Aggregate Option Exercises in Fiscal Year Ended August 31, 1996 and
                         August 31, 1996 Option Values



                                                                                                     Value of
                                                                   Number of                       Unexercised
                                                                  Unexercised                      In-the-Money
                               Shares                             Options at                        Options at
                              Acquired                          August 31, 1996                 August 31, 1996(1)
                                on          Value       -------------------------------   ------------------------------
          Name                Exercise     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
---------------------------   ----------   ----------   -------------   ---------------   -------------   --------------
Sylvan M. Cohen   .........     --           --            14,245          70,755            $13,125         $45,625
Jonathan B. Weller   ......     --           --            57,355          97,645             19,307         $77,568
Robert G. Rogers  .........     --           --            19,359          32,641             52,340         $22,223
Dante J. Massimini   ......     --           --            12,217          27,158             12,065         $25,982
Jeffrey A. Linn   .........     --           --            11,787          34,463             10,197         $38,709

------------
(1) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. All of the options held by the named executive officers were in-the-money except for options granted in December 1993. Dollar amounts shown represent the difference between the option exercise price and the fair market value of the Shares at August 31, 1996. The closing price of the Shares on August 31, 1996 was $20.625 per Share.


Stock Option Plans

     In addition to the Trust's Amended and Restated 1990 Incentive and Nonqualified Stock Option Plan, the Trust also has a 1990 Option Plan for Non-Employee Trustees (the "Trustee Plan"). Under the Trustee Plan, non-qualified stock options to purchase up to an aggregate of 100,000 of the Trust's Shares may be issued by the Trust to Trustees of the Trust who are not employees of the Trust or any affiliate of the Trust. Options to purchase 1,000 Shares are granted automatically to each non-employee Trustee on the last trading day in January of each of the years 1991 through 1997. In addition, under the Trustee Plan, a first grant of options to purchase 1,000 Shares was made to each non-employee Trustee on December 20, 1990. The Trustee Plan requires that the exercise price of options issued under the plan not be less than 100% of the fair market value of the Shares on the date of grant. The options issued under the Trustee Plan become exercisable in four equal annual installments commencing on the first anniversary of the grant date except that the first installment of the options granted under the plan on December 20, 1990 became exercisable on January 31, 1991. Options granted under the Trustee Plan expire ten years from the grant date, subject to earlier termination under certain circumstances specified in the plan.

     In accordance with the terms of Mr. Weller's Employment Agreement with the Trust, the Trust adopted the 1993 Jonathan B. Weller Non Qualified Stock Option Plan (the "Weller Plan"). Under the Weller Plan, on December 14, 1993 the Trust granted Mr. Weller options to purchase 100,000 Shares at an exercise price equal to the fair market value of the Shares on such date. Such options have a term of ten years and become exercisable in four equal annual installments of 25,000 Shares each, commencing on the first anniversary of the grant date, subject to earlier vesting and exercisability under certain specified circumstances.

Benefit Plans

     The Trust maintains a 401(k) profit sharing and retirement savings plan in which substantially all of the officers and employees are eligible to participate and a non-qualified plan in which the executive officers named in the Summary Compensation Table other than Mr. Cohen are participants. Under the non-qualified retirement plan, the Trust is required to make defined contributions to the plan annually in amounts equal to amounts that would have been required to be contributed under the Trust's defined benefit pension plan, which was terminated in fiscal 1995, in order to fund the targeted retirement benefit (after taking into account amounts distributed under the terminated defined benefit pension plan, together with an assumed rate of return thereon). (See also "The TRO Transaction -- Ronald Rubin Employment Agreement" and "-- Other Employment Agreements" and "-- TRO Stock Bonus Plan" and "-- Cash Incentive Bonus Plan.")

Certain Transactions

     During fiscal 1996, the Trust paid or accrued fees and costs to the Philadelphia law firm of Drinker Biddle & Reath LLP, general counsel for the Trust, for legal services rendered to the Trust, its subsidiaries and its affiliates, including partnerships and other ventures in which the Trust is involved. Sylvan M. Cohen, Chairman, Chief Executive Officer and a Trustee of the Trust, and Robert Freedman, a Trustee of the Trust, are of counsel to such firm. During fiscal 1996, the Trust paid Drinker Biddle & Reath $60,000 to reimburse the firm for office and secretarial expenses for Sylvan M. Cohen in respect of the period from January 1, 1996 to August 31, 1996.


     Rosemarie B. Greco is the former President and Chief Executive Officer of CoreStates Bank, N.A., and the former President of its parent company, CoreStates Financial Corp. CoreStates Bank, N.A. has been, and will continue to be, a primary source of financing for the Trust. (See "The TRO Transaction--The New Credit Agreement.") At June 30, 1997, the Trust was indebted (i) to CoreStates Bank, N.A. in the amount of $10.4 million on an existing line of credit in the total amount of $20.0 million, (ii) to CoreStates Bank, N.A. in the amount of $26.7 million on an unsecured term loan in a total available amount of $55 million, and (iii) to a two-bank group, of which CoreStates Bank, N.A. is a member, for $34.0 million. All borrowing arrangements by the Trust from CoreStates Bank, N.A. have been on terms which the Trust believes are at least as favorable to the Trust as would be available from other lending sources.


Board Matters

     The Trust has a standing Audit Committee and a standing Executive Compensation and Human Resources Committee. There is no standing nominating committee.


     The Audit Committee, currently comprised of Messrs. Jack Farber (Chairman), Leonard I. Korman, and Jeffrey P. Orleans, met twice during the 1996 fiscal year. The principal duties of the Audit Committee are to recommend independent public accountants for appointment by the Trust; to review with the independent accountants the planned scope and results of the annual audit and their reports and recommendations; and to review with the independent accountants matters relating to the Trust's system of internal controls.

     The Executive Compensation and Human Resources Committee, currently comprised of Messrs. Jack Farber (Chairman), William R. Dimeling and Lee H. Javitch, met once during the 1996 fiscal year. The principal duties of the Executive Compensation and Human Resources Committee are to recommend compensation arrangements for the executive officers of the Trust, and to administer the Trust's Amended Incentive and Non-qualified Stock Option Plan.

     In addition to the Executive Compensation and Human Resources Committee and the Audit Committee, the Trust has a standing Property Committee. The Property Committee currently comprised of Messrs. Leonard I. Korman (Chairman), William Dimeling, Jeffrey Orleans, Sylvan Cohen (ex officio) and Jonathan Weller (ex officio), met twice in the 1996 fiscal year. The principal duties of the Property Committee are to review acquisitions and dispositions of portfolio properties proposed by management and make recommendations thereon to the Board of Trustees.


     In fiscal 1996, the Board of Trustees met four times. Trustees who are not officers of the Trust receive an annual retainer of $7,000 plus $1,250 per Board of Trustees meeting attended and $750 per committee meeting attended. All of the directors other than Messrs. Dimeling, Javitch and Samuel I. Korman, deceased, attended at least 75% of Board and applicable committee meetings in fiscal 1996.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Trust's executive officers and directors and persons who own more than ten percent of a registered class of the Trust's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Trust with copies of these reports.

     Based on the Trust's review of the copies of the reports received by it, and written representations, if any, received from reporting persons with respect to the filing of reports on Form 3, 4 and 5, the Trust believes that all filings required to be made by the reporting persons for Fiscal 1996 were made on a timely basis, except that two transactions effected by Mr. Orleans, one in Fiscal 1995 and one in Fiscal 1996, were reported late on a Form 5.


                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     During fiscal 1996, Sylvan M. Cohen served on the Compensation Committee of FPA Corporation, and the Chairman of the Board and Chief Executive Officer of FPA Corporation, Jeffrey P. Orleans, served as a Trustee of the Trust.


                  REPORT OF EXECUTIVE COMPENSATION AND HUMAN
                 RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION
                IN RESPECT OF FISCAL YEAR ENDED AUGUST 31, 1996


     The Trust's compensation for executive officers is the responsibility of the entire Board of Trustees acting upon the recommendation of the Executive Compensation and Human Resources Committee (the "Committee"). The Committee is also responsible for administering the policies that govern the Trust's Amended Incentive and Nonqualified Stock Option Plan. The Committee consists of three outside Trustees of the Trust, none of whom has ever been an employee of the Trust.


     It is the Board of Trustees' belief that the Trust's investment goal is to invest in assets that provide the opportunity for cash flow growth and capital appreciation in real terms. Accordingly, the Board of Trustees believes that the Trust's overall performance in any year should be based on the Trust's performance in all aspects of the Trust's business during that year, including development, management, acquisition and capital formation, as well as financial accomplishments.

     The members of the Committee believe that the Trust's success is largely due to the efforts of its employees and, in particular, the leadership exercised by its officers. Therefore the Committee believes it is important to:

   o Adopt compensation programs that enhance the Trust's ability to attract and retain qualified officers while providing the financial motivation necessary to achieve continued high levels of Trust performance.

   o Provide equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Trust's challenges and opportunities as owners rather than only employees.

   o Provide a mix of cash and stock-based compensation programs that are competitive with a select group of real estate investment trusts that the members of the Committee believe are comparable to the Trust.

     Each executive officer's salary, including that of the Chief Executive Officer and that of the Chief Operating Officer, is based upon his employment contract and the competitive market for the executive officer's services, considering the executive's specific responsibilities, experience and overall performance. The Committee reviews each executive officer's salary and adjusts the salary to account for inflation, any change in the executive's responsibilities and any change in the competitive marketplace. The Committee believes that the Trust's overall performance is best measured by the enhancement of long-term shareholder value. The Committee further believes that, as a result of the nature of the Trust's business, funds from operations is a better measurement of the Trust's performance as opposed to its reported net income. This standard has been adopted by the National Association of Real Estate Investment Trusts. The Committee recommends compensation levels of the Trust's executive officers, on an annual basis, to the Board of Trustees.

     The Committee also periodically awards discretionary stock options to executive officers. These awards are based upon the performance of the individual executive, the Trust's financial results and the executive officer's accomplishments in his area of responsibility. The Committee believes that stock option awards are an important element in the Trust's compensation structure as such awards promote alignment of the interests of the employees with the interests of the shareholders.

                            Executive Compensation and Human Resources Committee
                                 Jack Farber, Chairman
                                 William R. Dimeling
                                 Lee H. Javitch

                               PERFORMANCE GRAPH

     The graph below compares the Trust's cumulative shareholder return with the cumulative total return of the S&P 500 and the index of all equity real estate investment trusts excluding health care real estate investment trusts as prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The graph assumes that the value of the investment in each of the three was $100 at August 31, 1991 and that all dividends were reinvested.

==========================================================================

    225-|                                                                 |
        |                                                                 |
        |                                                                 |
D   200-|                                                              #  |
0       |                                                               @ |
L       |                                                                 |
L   175-|                                                    #@           |
A       |                                                                 |
R       |                            #         #                          |
S   150-|                            $         $             $          $ |
        |                            @         @                          |
        |                                                                 |
    125-|                                                                 |
        |           #                                                     |
        |           $                                                     |
    100 |$#@        @                                                     |
        |                                                                 |
        |                                                                 |
      75|-----------|---------------|-----------|-------------|-----------|
       1991        1992            1993        1994          1995       1996


          |-------------------------------------------------------------|
          | $ = TRUST      # = EQUITY W/O HEALTH CARE      @ = S&P 500  |
          |-------------------------------------------------------------|



==========================================================================

                          PRINCIPAL SECURITY HOLDERS

     The following table sets forth certain information as of June 30, 1997, concerning beneficial ownership of the Trust's Shares by the only persons shown by Securities and Exchange Commission records or the Trust's records to own beneficially more than 5% of the Trust's Shares:

                                                           Amount and
                                                           Nature of       Percent of
        Title of                  Name and Address         Beneficial      Outstanding
          Class                 of Beneficial Owner        Ownership        Shares
----------------------------   -------------------------   -------------   ------------
Certificates of Beneficial     Sylvan M. Cohen             650,291 (1)       7.8%
 Interest ..................   1100 P.N.B. Building
                               1345 Chestnut Street
                               Philadelphia, PA 19107

Certificates of Beneficial     Leonard I. Korman           472,765 (2)       5.4%
 Interest ..................   Two Neshaminy Interplex
                               Trevose, PA 19047


------------
(1) See footnote 2 to table appearing under the heading "The Trust -- Ownership of Certain Persons."

(2) See footnote 6 to table appearing under the heading "The Trust -- Ownership of Certain Persons."


                                 OTHER MATTERS

     The Trust has selected Arthur Andersen LLP to be its principal independent public accountants for the current fiscal year. The accounting firm has been the principal independent public accountants of the Trust for more than twenty-five years. Representatives of Arthur Andersen LLP are expected to be present at the Special Meeting and to be available to respond to appropriate questions. The representatives of Arthur Andersen LLP will be given an opportunity to make a statement, if they so desire.

     The Trust's Agreement of Trust provides that nominations for election to the office of Trustee at any Annual or Special Meeting of Holders of Certificates of Beneficial Interests shall be made by the Trustees, or by petition in writing delivered to the Secretary of the Trust not fewer than thirty-five (35) days prior to such meeting signed by the holders of at least two percent (2%) of the shares outstanding on the date of such petition. Unless nominations shall have been made as aforesaid, they shall not be considered at such meeting unless the number of persons nominated as aforesaid shall be fewer than the number of persons to be elected to the office of Trustee at such meeting, in which such event nominations for the Trustee positions which would not otherwise be filled may be made at the meeting by any person entitled to vote in the election of Trustees. No trustees are proposed to be elected at the Special Meeting.

     The management of the Trust knows of no matters other than those stated above to come before the meeting. However, if any other matters should properly come before the meeting, the enclosed proxy confers discretionary authority with respect thereto.

                            SHAREHOLDERS' PROPOSALS

     Under Securities and Exchange Commission rules, certain shareholder proposals may be included in the Trust's proxy statement. Any shareholder desiring to have such a proposal included in the Trust's proxy statement for the Annual Meeting to be held in 1997 were required to have delivered a proposal in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934 to the Trust's executive offices not later than July 19, 1997.

                                                  By Order of the Board of
                                                  Trustees


                                                  Jeffrey A. Linn
                                                  Secretary


August 27, 1997

                                                                     APPENDIX A



                          GLOSSARY OF CERTAIN TERMS*


Amended and Restated
 Trust Agreement    ......     The Trust Agreement for the Trust, as amended and
                             restated and approved for adoption by the Shareholders by the Board of Trustees of the Trust on July 8, 1997.


Class A OP Units    ......   The limited partner interests in the Operating
                             Partnership to be issued to shareholders of TRO and certain TRO Affiliates in respect of their equity interests in TRO and the Existing, Development and Predevelopment Properties.


Development Properties ...   Two shopping centers in which the Operating
                             Partnership will acquire interests from certain TRO
                             Affiliates, when completed, in exchange for additional Class A OP Units.

Earn-Out Period  .........   The five year period commencing September 30,
                             1997, if the TRO Closing Date is on or before September 30, 1997; the five year period commencing
                             January 1, 1998 if the TRO Closing Date is after
                             September 30, 1997.


EPDLP   ..................   Equity Properties and Development Limited
                             Partnership, an Illinois limited Partnership.



Existing Properties    ...   Four shopping centers, or portions thereof, in
                             which the Operating Partnership has acquired, or will acquire at the TRO Closing, all or a partial interest.


FFO  .....................   Funds from Operations, which is defined as income
                             before gains (losses) on investments and extraordinary items (computed in accordance with Generally Accepted Accounting Privileges ("GAAP")) plus real estate depreciation and similar adjustments for unconsolidated joint ventures after adjustments for non-real estate depreciation and amortization of financing costs.


Operating Partnership  ...   PREIT Associates, L.P., a Delaware limited
                             partnership in which the Trust will be the sole general partner, which will hold all of the real property interests owned by the Trust, or the economic benefit thereof, and which will be the acquiring party of the various equity interests to be acquired in the TRO Transaction. The Operating
                             Partnership is known in the real estate investment trust industry as an "UPREIT."



Operating Partnership
 Agreement   The First Amended and Restated Agreement of Limited
Partnership of the Operating Partnership.



OP Units   ...............   Class A OP Units.


Predevelopment Properties
  ........................   Proposed shopping center sites in which the Trust
                             will acquire all of the interests which TRO
                             Affiliates have, when and if the respective centers are completed, for the issuance of additional Class A OP Units.


------------
*The definitions of the terms listed herein are qualified in their entirety by the more complete definitions of such terms found in the text of the Proxy Statement.

PREIT   ..................   Pennsylvania Real Estate Investment Trust, an
                             incorporated association in business Trust form currently existing under Pennsylvania non-statutory law.


Shares  ..................   Certificates of Beneficial Interest of the Trust.

Shareholders  ............   Owners of record of the Shares.


The Trust  ...............   Pennsylvania Real Estate Investment Trust, an
                             incorporated association in business trust form currently existing under Pennsylvania non-statutory law.


TRO  .....................   The Rubin Organization, Inc. a Pennsylvania
                             corporation.

TRO Affiliates............   Persons or entities who or which control,
                             collectively, or are under common control with, TRO.


TRO Closing Date    ......   The date on which the Operating Partnership will
                             acquire all of the non-voting common shares of TRO, constituting 95% of the total equity of TRO, and the interests in the Existing Properties not owned by the Operating Partnership.

TRO Transaction  .........   A transaction more fully described in the proxy
                             statement in which, inter alia, the Trust will (i) form a Delaware limited partnership, of which the Trust will be the sole general partner and a business trust wholly-owned by the Trust will be the initial limited partner, (ii) transfer to the Operating Partnership its interests in its real property assets, or the economic benefits thereof, in exchange for the issuance to the Trust's business trust subsidiary of Class A units of limited partner interest in the Operating
                             Partnership ("Class A OP Units"), (iii) cause the
                             Operating Partnership to acquire all of the issued and outstanding non-voting common shares of The
                             Rubin Organization, Inc. ("TRO") in exchange for
                             200,000 Class A OP Units and a contingent obligation to issue up to 800,000 additional Class
                             A OP Units over a five year period based on the levels of the Trust's funds from operations ("FFO") per share during such period, (iv) cause the Operating Partnership to acquire, or to become obligated to acquire, the interests of certain affiliates of TRO ("TRO Affiliates") in, or their rights or obligations to acquire interests in, three existing shopping centers, or portions thereof (the "Existing Properties"), and in two shopping centers currently under construction (the
                             "Development Properties"), (v) cause the Trust to acquire the pre-development rights, subject to the pre-development obligations, of certain TRO
                             Affiliates in certain additional proposed shopping centers (the "Predevelopment Properties") and the rights, subject to the obligations, of TRO under a co-development agreement with a joint venture partner of TRO, (vi) enter into, directly or indirectly, employment agreements with ten members of TRO management, including Ronald Rubin, who will become the Chief Executive Officer of the Trust, and (vii) appoint three designees of TRO, including
                             Ronald Rubin, as trustees of the Trust, all as more fully set forth herein.

TRO Transaction
 Documentation   .........   All documentation necessary to effect the TRO
                             Transaction.

                                                                     APPENDIX B
                                LEHMAN BROTHERS



August 27, 1997


Board of Trustees
Pennsylvania Real Estate Investment Trust
455 Pennsylvania Avenue
Fort Washington, PA 19034


Members of the Board:


     Pennsylvania Real Estate Investment Trust (the "Company") is considering the acquisition (the "Proposed Acquisition") of The Rubin Organization, Inc. and certain of its affiliates ("TRO") and certain related real estate assets (the "Related Real Estate Assets") owned by TRO and Equity Properties and Development Limited Partnership and certain of its affiliates and co-investors (collectively, "EPDLP"). The Related Real Estate Assets owned by EPDLP are currently managed by TRO. As consideration for the Proposed Acquisition, the Company will assume certain indebtedness of TRO and certain indebtedness secured by the Related Real Estate Assets, will pay a portion of the purchase price for the Related Real Estate Assets owned by EPDLP to EPDLP in cash, and will issue units of limited partner interest ("Units") in PREIT Associates, L.P. (the "Operating Partnership") to TRO. The terms and conditions of the Proposed Acquisition (including the basis for determining the number of Units to be issued) are set forth in more detail in the TRO Contribution Agreement and various related real estate contribution agreements dated as of July 23, 1997 (collectively, the "Agreements") by and among the Company, TRO and EPDLP.

     We have been requested by the Board of Trustees of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the consideration to be paid by the Company in the Proposed Acquisition. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Acquisition.

     In arriving at our opinion, we reviewed and analyzed: (i) the Agreements and the specific terms of the Proposed Acquisition; (ii) publicly available information concerning the Company that we believe to be relevant to our analysis, including its annual report on Form 10-K for the year ended August 31, 1996 and quarterly report on Form 10-Q for the quarter ended February 28, 1997; (iii) financial and operating information with respect to the business, operations, assets, liabilities and prospects of the Company, TRO and the Related Real Estate Assets furnished to us by the Company and TRO, including in connection with an analysis of the Company's net asset value; (iv) the trading history of the common stock of the Company for the past three years and a comparison of that trading history to the Company's current stock price and to the trading histories of such other companies and indices that we deemed relevant; (v) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (vi) a comparison of the historical financial results and present financial condition of TRO with those of other companies that we deemed relevant; (vii) a comparison of the financial terms of the purchase of TRO with the financial terms of certain other transactions that we deemed relevant;
(viii) a comparison of the financial terms of the purchase of certain of the Related Real Estate Assets with the financial terms of certain other transactions that we deemed relevant; (ix) a comparison of the relative contribution of TRO and the Related Real Estate Assets to the financial results of the Company following the Proposed Acquisition to the TRO ownership interest in the Company following the Proposed Acquisition; and (x) an analysis of the pro forma financial results of the Proposed Acquisition. In addition, we have had discussions with the managements of the Company and TRO concerning their respective business, operations, assets, liabilities, financial conditions and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.


     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, TRO and the Related Real Estate Assets, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of the Company, TRO and EPDLP, as the case may be, as to the future financial performance of the Company, TRO and the Related Real Estate Assets, and that the Company, TRO and the Related Real Estate Assets will perform substantially in accordance with such projections. In arriving at our opinion, we have conducted only a limited physical inspection of certain of the properties and facilities of the Company, TRO and EPDLP and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company, TRO and EPDLP. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be paid by the Company in the Proposed Acquisition is fair to the Company.

     We have acted as financial advisor to the Company in connection with the Proposed Acquisition and will receive a fee for our services which is contingent upon the consummation of the Proposed Acquisition. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past and have received customary fees for such services. In the ordinary course of our business, we may trade in the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Trustees of the Company and is rendered to the Board of Trustees in connection with its consideration of the Proposed Acquisition. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Acquisition.


Very truly yours,



/s/ Michael W. Reid
-------------------------------
Managing Director

                                                                     APPENDIX C



                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                          TRUST AGREEMENT AS AMENDED
              AND RESTATED [DECEMBER 16, 1987][__________], 1997*

     The undersigned [Trustees] trustees of Pennsylvania Real Estate Investment Trust [(hereinafter referred to as "Trustees"), on this 16th day of December 1987] on this [__] day of [_______] 1997, hereby amend the Trust Agreement made December 27, 1960, and amended February 10, 1961, February 14, 1962, August 7, 1962, May 8, 1963, December 13, 1967, February 24, 1970, October 10, 1985,
November 7, 1985 [and], February 13, 1986 and December 16, 1987 and agree that the same as amended hereby shall be restated as follows:


1. NAME OF TRUST[:]; REGISTERED OFFICE; DEFINITIONS

     [The Trustees] Certain trustees acting under this Trust Agreement have heretofore formed a Trust which is designated "Pennsylvania Real Estate Investment Trust" (hereinafter referred to as the "Trust" or "PREIT") [and shall, under that name, except as hereinafter provided,] . PREIT shall conduct all business and the Trustees, and others authorized hereby or pursuant to the provisions hereof, shall execute all instruments necessary or desirable and appropriate to the performance of [PREIT's purposes. The designation "Pennsylvania Real Estate Investment Trust" shall also refer to all of the Trustees serving under this Trust Agreement, including additional or successor Trustees, and said designation when set forth in any document (including, without limitation, documents of title) shall refer to and be deemed to have incorporated the names of all said Trustees with like force and effect as if they had been fully set forth therein.] the purposes of PREIT.

     PREIT shall exist subject to 15 Pa. C.S. Chapter 95, as amended from time to time, and any successor statute thereto.

     The address of the registered office of PREIT in the Commonwealth of Pennsylvania is 455 Pennsylvania Avenue, Suite 135, Montgomery County, Fort Washington, Pennsylvania 19034.

     The term "Trustees", when used herein, shall mean the undersigned trustees of PREIT and any successor or additional trustees of PREIT hereunder.


     The term "Trust Property", when used herein, shall mean all property, of all kinds, owned by PREIT.


     The term "Shareholders", when used herein, shall mean holders of [certificates of beneficial interest, as further] Shares, as defined in Paragraph 8 of this Trust Agreement.



2. TRUSTEES

     The following provisions shall apply to Trustees serving under this Trust
Agreement:

 A. NUMBER


     The Trustees shall have the right at any time, and from time to time, to increase or decrease the number of Trustees then empowered to serve to a number not in excess of fifteen (15) nor less than five (5). Commencing with the Annual Meeting of Shareholders in 1970 the Trustees shall be divided into three approximately equal classes each consisting of not [less] fewer than one (1) nor more than five (5) individuals.


 B. TERM OF OFFICE

     The term of office of each Trustee serving prior to the Annual Meeting of Shareholders in 1970 shall terminate upon the election of his successor. At such Annual Meeting one class of Trustees ("Class A Trustees") shall be elected, each member of which is to hold office for a term of one year, one class of Trustees ("Class B Trustees") shall be elected, each member of which is to hold office for a term of two years, and one class of Trustees ("Class C Trustees") shall be elected, each member of which is to hold office for a term of three years, and in each case and in each class such members shall serve until their respective successors shall have been

------------

* Reflects all changes from Trust Agreement as in effect on the date of this Proxy Statement. New language is in bold; deleted language is struck through.

duly elected and qualified. Commencing with the Annual Meeting in 1971, and at each Annual Meeting thereafter, one class of Trustees, which shall be the class whose terms expire that year, shall be elected, each member of which is to hold office for a term of three years and until his respective successor is elected and qualified.

 C. NOMINATION OF TRUSTEES


     Nomination for election to the office of Trustee at any Annual or Special Meeting of Shareholders shall be made by the Trustees, or by petition in writing delivered to the Secretary of PREIT not fewer than thirty-five (35) days prior to such Shareholders' meeting signed by the holders of at least two percent (2%) of the [shares] Shares outstanding on the date of such petition. Unless nominations shall have been made as aforesaid, they shall not be considered at such meeting unless the number of persons nominated as aforesaid shall be fewer than the number of persons to be elected to the office of Trustee at such meeting in which [events] event nominations for the Trustee positions which would not otherwise be filled may be made at the meeting by any person entitled to vote in the election of Trustees.


 D. ADDITIONAL AND SUCCESSOR TRUSTEES: VACANCIES


     The death, incapacity, resignation or removal of any or all of the Trustees shall not terminate [PREIT'S] PREIT's existence or in any way affect its continuity.

     Vacancies shall be deemed to have occurred as a result of an increase in the number of Trustees, or by reason of the death, resignation or incapacity of any of the Trustees (unless the vacancy is eliminated by reduction in the number of Trustees), and they shall be filled by persons to be elected by the remaining Trustees. Any new Trustee so elected to fill a vacancy created by reason of the death, resignation or incapacity of a Trustee shall hold office for the full remaining term of the former Trustee and until his successor is elected and qualified. Any new Trustee so elected as a result of an increase in the number of Trustees shall hold office until the next Annual or Special Meeting of Shareholders and until his successor is elected and qualified. A vacancy caused by the removal of any Trustee shall be filled only by the Shareholders at an Annual or Special Meeting, unless by reason of the removal of the Trustee the number of Trustees is reduced to less than five (5), in which event the next succeeding paragraph of this Paragraph [2 D] 2.D shall apply.


     Until vacancies are filled the remaining Trustees shall be empowered to exercise all powers granted all Trustees hereunder, except that in the event that the number of Trustees shall fall below five (5), the Trustees shall forthwith nominate and elect at least as many Trustees as may be required to bring the total number of trustees to five (5).


     Upon the election of any [trustee] Trustee or additional or successor Trustee, the said Trustee so elected shall execute a written Acceptance of Trust, which together with a certificate of such election executed by two other Trustees, shall be filed with legal counsel for PREIT. Upon the delivery of such Acceptance, the said Trustee shall have all the rights, powers and duties of a Trustee hereunder.



 E. RESIGNATION OF TRUSTEES

     Any Trustee may resign at any time by delivering to any other Trustee and to the office of PREIT written notification of his resignation, which resignation shall be effective when received, but if the effect of such resignation shall be to reduce the number of Trustees below five (5), no such resignation shall be effective until a successor shall have been elected by the remaining Trustees.


 F. REMOVAL OF TRUSTEES

     Any Trustee may be removed during his term by a vote of at least two-thirds of all of the Trustees then in office for any cause by them deemed sufficient, at any regular meeting of the Trustees, or at any meeting specially called for that purpose.


     Any individual Trustee may be removed [from office without assigning any cause] for cause (as herein defined) by a vote of the Shareholders at any meeting of Shareholders called for the purpose by the affirmative vote of Shareholders entitled to cast at least [seventy five percent (75%)] a majority of the votes of the [shares] Shares then outstanding and entitled to vote at the annual election of Trustees. [Any individual Trustee may be removed for cause (as herein defined) by a vote of the Shareholders at any meeting of Shareholders called for the purpose by the affirmative vote of Shareholders entitled to cast at least a majority of the votes of the shares then outstanding and entitled to vote at the annual election of Trustees.] Cause for removal shall exist only if the Trustee whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or if the Trustee has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to [the Trust] PREIT in a matter of substantial importance to PREIT, and such adjudication is no longer subject to direct appeal.


     No Trustee shall be removed at any meeting of Trustees or Shareholders unless written notice of such meeting stating this purpose shall be given or mailed to those entitled to vote thereon at least seven (7) days prior to such meeting.

 G. WAIVER OF BOND

     No Trustee acting hereunder shall be required to furnish a bond in any jurisdiction in which said Trustees may act.

 H. MEETINGS


     The Trustees shall hold an Annual Meeting immediately following the Annual Meeting of Shareholders. No notice shall be required for the Annual Meeting of Trustees. At that meeting, they shall elect officers, including a President, a Secretary, and such other officers as they shall from time to time deem necessary. Officers so elected by them shall remain in office until the next Annual Meeting of Trustees, unless removed by the vote of two-thirds of the Trustees then in office at any special meeting called on seven (7) days notice for that purpose. Special Meetings of the Trustees shall be called by the Chairman or by two or more of the other Trustees and shall be held at such time and in such place as shall be designated in the notice of the meeting. Such notice shall be given by or at the direction of the person or persons authorized to call such meeting to each Trustee at least two (2) days prior to the day named for the meeting, unless a different notice period is provided for hereunder based upon the subject matter of such meeting.


 I. QUORUM


     A majority of the Trustees, provided that the majority consists of at least four (4) Trustees, shall constitute a quorum. Trustees shall be deemed present at a meeting if by means of conference telephone or similar communications equipment all persons participating in the meeting can hear each other. If there are [less] fewer than five (5) Trustees, the remainder constitutes a quorum and must act to fill vacancies to bring the total number of Trustees to at least five (5). If a quorum is not present at any meeting, a majority of the Trustees present at the meeting may adjourn the meeting to any later date and the meeting may be held at such later date without any further notice.


 J. VOTING REQUIREMENTS


     [The] Except as otherwise required by law and except as otherwise contemplated by paragraph 3.R, the concurrence of a majority of the Trustees present at any meeting at which a quorum is present [or the consent in writing of a majority of the Trustees then serving] shall be necessary to the validity of any action taken by them[, provided, however, in]. In lieu of a meeting, action may be taken by the consent in writing of at least seventy-five (75%) of the Trustees then serving. In any event, the concurrence or consent in writing of at least four (4) Trustees shall be necessary to the validity of any action taken. The minimum voting requirements specified in this paragraph shall apply, as a minimum requirement, with respect to any and all action taken by the Trustees under this Trust Agreement.

 K. [COMPENSATION AND] TRUSTEES' DEALINGS WITH PREIT

     [For their services hereunder, the Trustees shall receive such reasonable compensation as shall be approved by the majority of the Trustees. In addition, any] Any Trustee may be employed by [the Trust] PREIT to hold any office, to perform any special business, financial or other service, and shall be entitled to receive such additional reasonable compensation as the Trustees may fix and determine. Moreover, no Trustee shall be disqualified by his position as a Trustee from selling to, buying from or dealing with [the Trust] PREIT either directly or indirectly as a director, officer, member, affiliate, shareholder or fiduciary of any other party to such a transaction[, and no Trustee shall have any liability for such transactions approved by]. No such contract or transaction shall be void or voidable solely because of such a relationship with or interest of a Trustee, or solely because such a Trustee is present at or participates in the meeting of the Board of Trustees that authorizes (or ratifies) the transaction, or solely because his or her votes are counted for that purpose if the material facts as to the relationship or interest are disclosed or are known to the Trustees and the Board of Trustees authorizes (or ratifies) such contract or transaction by the affirmative votes of a majority of the Trustees[, not having an interest therein, even though the Trustees not having an interest in the contract or transaction are less than a quorum. No Trustee shall have any liability for such a contract or transaction so approved (or ratified) by a majority of the Trustees not having an interest in such contract or transaction except for bad faith or gross negligence[, and any such Trustee]. Those Trustees having an interest in such a transaction may be counted in determining the existence of a quorum at any meeting of the Board of Trustees which shall authorize (or ratify) any such contract or transaction[ and may vote thereat to authorize any such contract or transaction.].


[3. POWERS] 3. ACTIVITIES OF PREIT; POWERS OF THE TRUSTEES

     [In] The business activities of PREIT, which shall be conducted by or under the direction of the Trustees on behalf of PREIT, shall be (i) the acquisition, ownership, operation, leasing, management, development and disposition of real property and related personal property, either directly or indirectly, and the ownership of interests in trusts, partnerships or other entities which acquire own, operate, lease, manage, develop and dispose of real property and related personal property, and (ii) all things that the Trustees shall deem necessary or desirable and appropriate to the foregoing.

     In furtherance of the business activities of PREIT and in addition to any powers conferred upon the Trustees by law[, the Trustee] and by other provisions of this Trust Agreement, the Trustees shall have the following powers, unless otherwise restricted by any other provision of this Trust Agreement.

     A. To invest in assets of any kind and nature without being limited to so-called "legal investments", provided the amount, type or classification will not disqualify PREIT from qualifying as a Real Estate Investment Trust under the pertinent provisions of the Internal Revenue Code and Regulations thereunder.

     B. To make investments incorporating[,] a variety of real property financing techniques, including, without limitation, sale and leasebacks, net lease financings, purchase and installment salebacks, high credit lease-secured mortgages, convertible mortgages and mortgages of special interests including, without limitation, leaseholds, air rights and condominiums. PREIT's investment policy may also include new investment techniques subsequently developed which satisfy the real estate investment trust requirements of the Internal Revenue Code and Regulations thereunder.

     C. To improve, manage, protect, subdivide, sell, mortgage, pledge, encumber, grant easements or charges against or otherwise deal in real estate assets and interests in real property.

     D. To make such contracts as they deem expedient in the conduct of the business of PREIT and to engage in any type of business necessary or incidental thereto, except such business as would disqualify PREIT as a Real Estate Investment Trust under the pertinent provisions of the Internal Revenue Code and Regulations thereunder.

     E. To borrow money to further PREIT's purposes and to pledge the Trust Property as security therefor, provided, however, that no liability shall be incurred except such as may be incidental to the proper management of the property and business of PREIT and the proper execution of PREIT's purposes.

     F. To raise monies or acquire assets consistent with the purposes of PREIT by the issuance of securities and subscriptions, options and warrants relating thereto.

     G. To receive or sue for all monies at any time becoming due to PREIT.

     H. To compromise or refer to arbitration any claims against or rights of PREIT.


     I. To employ any persons (including Trustees) to assist the Trustees in the conduct of the business of PREIT and to confer upon such persons such titles, power and authority as the Trustees may deem expedient. Those persons who are elected and serve as officers of PREIT in accordance with Paragraph 2.H of this Trust Agreement or otherwise shall have such powers and duties as a resolution adopted by the Trustees or PREIT's By-laws may provide.

     J. To execute and deliver any and all instruments in writing which they may deem advisable to carry out the purposes of PREIT. In connection with the execution of any documents, the Trustees may, from time to time, designate one or more of the Trustees as such or as officers of PREIT, or such other officer or person or officers or persons to execute documents on behalf of PREIT, and such execution shall be valid for all purposes.


     K. To manage, conduct and operate PREIT under such assumed or fictitious name or names as they, from time to time, designate and in connection therewith, to do all things necessary to register such fictitious name or names on behalf of PREIT and its Shareholders.

     L. In accordance with applicable law, to determine whether monies or things shall, for the purposes of these presents, be considered as principal or income, or what constitutes gross income or net income in any year, or part of the year, and to determine the mode in which expenses or disbursements shall be charged between principal or income.

     M. To do all and such other things and incur such other obligations as in their judgment will advance PREIT's purposes.


     N. To execute and deliver any [Regulatory Agreement or Assumption of Regulatory Agreement] regulatory agreement or assumption of regulatory agreement and any other instrument approved by the Trustees required by the Federal Housing Commissioner in case of the purchase of any property subject to a mortgage insured by the Federal Housing Administration.

     [The Trustees and Shareholders are to be bound by any such Regulatory Agreement to the extent and in the manner provided therein notwithstanding the provisions of Paragraph 5 and Paragraph 11 hereof.]

     [O. To adopt] O. To adopt, amend and repeal such By-Laws for the conduct of the business of their meetings and of PREIT as they shall deem necessary, but all such By-Laws shall be subordinate to and not inconsistent with the provisions of this Agreement.

     P. To [require the Shareholders upon demand, to disclose to the Trustees in writing such information with rspect to direct and indirect ownership of the Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code and the Regulations thereunder as the same shall be from time to time amended or to comply with the requirements of any other taxing authority. If the Trustees shall at any time and in good faith be of the opinion that direct or indirect ownership of Shares of PREIT has or may become concentrated to an extent which is contrary to the requirements of Section 856(a) (5) and (6) of the Internal Revenue Code, the Trustees shall have the power (i) by lot or other means deemed equitable by them to call for redemption a number of Shares sufficient in the opinion of the Trustees to maintain or bring the direct or indirect ownership of Shares of PREIT into conformity with the requirements of the said Section 856(a) (5) and (6) and (ii) to refuse to register the transfer of Shares to any person whose acquisition of the Shares in question would, in the opinion of the Trustees, result in a violation of a said Section 856(a) (5) or (6); provided, however, that failure to call for redemption of Shares or refusal to register the transfer of Shares as provided herein, shall not render the Trustees or any Shareholder or officer liable to anyone for such failure. The redemption price shall be (i) the last reported sale price of the Shares on the last business day prior to the redemption date on the principal national securities exchange on which the Shares are listed or admitted to trading or (ii) if the Shares are not so listed or admitted to trading, the average of the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated or a similar organization selected from time to time by the Trustees for the purpose or (iii) if no quotations for the Shares are available, as determined in good faith by the Trustees. From and after the date fixed for redemption by the Trustees, the holder of any Shares so called for redemption shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares excepting only the right to payment of the redemption price fixed as aforesaid. For the purpose of this Section, the term "individual" shall be construed as provided in Section 542(a) (2) of the Internal Revenue Code or any successor provision and "ownership" of Shares shall be determined as provided in Section 544 of the Internal Revenue Code or any successor provision.] determine the value of all or any part of the Trust Property and of any services, securities, property or other consideration to be furnished to or acquired by PREIT, and to revalue all or any part of the foregoing.

     Q. To sell, assign, or otherwise transfer all or substantially all or any part of the Trust Property, to merge PREIT with another business trust or entity, and, to the extent permitted by law, to elect not to have PREIT exist subject to 15 Pa. C.S. CHAPTER 95, or any successor thereto.

     R. To establish one or more committees to consist of one or more Trustees and to delegate such authority of the Trustees to those committees as is permitted by law. The establishment of such committees and the delegation of authority thereto shall be done only by resolution of a majority of all of the Trustees then serving, and no such committee shall have the authority to (i) amend or repeal any provision of this Agreement or the By-laws, (ii) remove any Trustee from the Board of Trustees, or (iii) create or fill any vacancies in the Board of Trustees.

     S. In addition to the authority in Paragraph 8, to create and issue (whether or not in connection with the issuance of Shares or other securities), and to authorize the creation and issuance by subsidiaries and affiliates of PREIT of, option rights or securities having conversion or option rights entitling the holders thereof to purchase or acquire Shares, option rights, securities having conversion or option rights, or obligations, of any class or series, or assets of PREIT, or to purchase or acquire from PREIT equity securities, option rights, securities having conversion or option rights, or obligations, of any class or series, owned by PREIT and issued by any other person or entity. The securities, contracts, warrants or other instruments evidencing Shares, option rights, securities having option or conversion rights, or obligations of PREIT, may contain such terms as are fixed by the Trustees, including, without limiting the generality of such authority, restrictions, provisions providing for adjustment of terms upon the happening of certain events, pricing and payment terms, and conditions, including, but not limited to, conditions that preclude any person or persons owning or offering to acquire a specified number or percentage of Shares or any class or series thereof or option rights, securities having conversion or option rights, or obligations of PREIT or any class or series of the foregoing or any transferee or transferees of the person or persons from exercising, converting, transferring or receiving the Shares or other equity securities, option rights, securities having conversion or option rights, obligations or assets. The provisions of this Paragraph 3.S shall not be construed to effect a change in the fiduciary relationship between a Trustee and PREIT or to change the standard of care of a Trustee as provided for in Paragraph 5 of this Agreement, 15 Pa. C.S. Section 9506, as amended from time to time, and Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended from time to time.

     T. To adopt and implement executive compensation, pension, profit sharing, share option, share bonus, share purchase, share appreciation rights, savings, thrift, retirement, incentive or benefit plans, trusts or provisions applicable to any or all Trustees, officers, employees or agents of PREIT or trustees, directors, officers, employees or agents of any of PREIT's subsidiaries or affiliates or other entities in which PREIT maintains an investment and, without limiting the foregoing authority, to create and issue rights and options to Trustees, officers, employees and agents of PREIT and trustees, directors, officers, employees or agents of any of PREIT's subsidiaries or affiliates or other entities in which PREIT maintains an investment as an incentive for service or continued service with PREIT or any of its subsidiaries or affiliates or other entities in which PREIT maintains an investment or for such other purposes and upon such terms as the Trustees, who may benefit by their action, deem advantageous to PREIT.

     U. To determine and alter, from time to time, the fiscal year of PREIT.

     V. To grant rights to holders of equity interests in entities controlled by PREIT to vote on matters to be voted upon by the Shareholders of PREIT, either as a separate class or with the Shareholders and on any such basis as the Board shall determine.


4. PROTECTION OF PERSONS DEALING WITH TRUSTEES


     A resolution of the Trustees, certified by any [two of the Trustees or by any one of the Trustees and the Executive Vice President or Secretary or Treasurer] Trustee or by any officer of PREIT, authorizing a particular act shall be conclusive evidence to anyone, including[,] strangers to PREIT, that such act is within the powers of the Trustees. Any instrument executed by [two Trustees or by the Executive Vice President or Secretary or Treasurer and one Trustee on behalf of all Trustees] any Trustee or by the Chief Executive Officer, President, Chief Operating Officer or any Vice President of PREIT shall be conclusive evidence to anyone, including strangers to PREIT, that said persons are in fact authorized to execute said instrument on behalf of [all such Trustees] PREIT and a resolution accompanying such instrument shall not be necessary for this purpose. A certification of incumbency of Trustees[, executed by any two Trustees or by the Executive Vice President or Secretary or Treasurer and one Trustee,] and officers of PREIT, executed by any other Trustee or by any other officer of PREIT shall be conclusive evidence to anyone, including[,] strangers to PREIT, that the Trustees and [Executive Vice President or Secretary or Treasurer] the officers of PREIT named therein are at the time stated therein then serving under this Trust Agreement. No purchaser from [the Trustees] PREIT shall be bound to see to the application of the money or other consideration paid by the purchaser to [the Trustees] PREIT.

5. LIMITATION OF TRUSTEES' [LIABILITY] AND OFFICERS' LIABILITY

     [No Trustee of PREIT] A. The Trustees, when acting in such capacity, shall not be personally liable to any person or entity for any act, omission or obligation of PREIT.

     B. The Trustees shall stand in a fiduciary relationship to PREIT. The provisions of 15 Pa. C.S. Subchapter B and, specifically, Section 1715, shall be applicable to the Trustees with respect to the fiduciary relationship and the discharge of duties arising therefrom. No Trustee shall be personally liable for monetary damages [as such] for any action taken, or any failure to take any action, [unless (a) the Trustee has breached or failed to peform the duties of his or her office in good faith (in a manner he or she] except that a Trustee shall remain personally liable for monetary damages to the same extent that a director of a Pennsylvania business corporation remains liable under the provisions of 15 Pa. C.S. Section 1713. In furtherance of the purposes of the preceding sentence, such sentence shall be deemed to have the effect of a bylaw adopted by the Shareholders (as that term is used in 15 Pa. C.S. Section 1713).

     C. An officer of PREIT shall perform his duties as an officer of PREIT in good faith, in a manner he reasonably believes to be in the best interests of PREIT[,] and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances [) and
(b) the breach or failure to perform constitutes self dealing, willful misconduct or recklessness; provided, however, that the provisions of this Paragraph 5 shall not apply to the responsibility or liability of a Trustee pursuant to any criminal statute, or to the liability of a Trustee for the payment of taxes pursuant to local, state or federal law. Every action taken by a Trustee shall be presumed to be in good faith and a fair and reasonable exercise of the powers vested in or of the duties imposed upon him or her. Each Trustee shall be deemed to have exercised reasonable care, diligence and prudence and to have acted impartially as to all persons interested unless the contrary be proved by affirmative evidence. In the absence of such proof and unless the Trustee has breached or failed to perform his or her duties in good faith and the breach or failure to perform constitutes self dealing, willful misconduct or recklessness, no Trustee shall be liable for any monetary loss arising from depreciation or shrinkage in value of any property herein authorized to be held or acquired, or from the failure of PREIT to so qualify or continue to qualify as a real estate investment trust. No Trustee shall be liable for the acts or omissions of any other Trustee, nor for the acts or omissions of any persons duly appointed by any of them to assist in the execution of PREIT's purposes. A Trustee may rely in good faith on information prepared or presented by officers and employees of PREIT, counsel, accountants and other professionals and by committees of the board on which such Trustee does not serve provided the Trustee has a reasonable belief as to the reliability and competence of such officers and employees and the professional or expert competence of such professionals and that such committees merit his or her confidence.] . A person who so performs his duties shall not be liable by reason of having been an officer of PREIT.

     D. It is the intention of this Trust Agreement to limit the liability of the Trustees to the fullest extent permitted by applicable law, as amended or supplemented. No amendment of this Agreement or repeal of any of its provisions shall adversely affect any right or protection of any Trustee or officer of PREIT provided for hereunder for or with respect to any acts, omissions or obligations of PREIT or any Trustee or officer of PREIT occurring or incurred prior to such amendment or repeal.

6. RECORDS

     The Trustees shall keep a record of all meetings of the Trustees and committees of the Trustees and of the Shareholders and the officers of PREIT shall keep books of account showing the receipts and disbursements of PREIT. The Trustees shall arrange for the preparation, as soon as practicable, after the close of PREIT's fiscal year, which shall be determined by the Trustees, of a complete report of the business of PREIT during the preceding fiscal year. A copy of this report shall be sent to each Shareholder. In addition, the Trustees, or their appointed institutional agents, shall maintain proper transfer books and a register of the names and interests of the Shareholders hereunder and any other security holders of PREIT.

7. LEGAL TITLE

     Legal title to all Trust Property shall be held by [the] PREIT (to the extent permitted by law) or by Trustees as such, or by any of them or by such other nominee or nominees as the [Trustee] Trustees may from time to time designate to hold legal title for PREIT. The Trustees shall have absolute control over the management and disposition of the Trust Property, subject only to such limitations as are set forth herein. The Trustees shall have complete control of the conduct of PREIT.

     Any enumeration of specific duties and powers shall not be deemed [not] a limitation upon the general powers herein conferred.

8. BENEFICIAL INTERESTS

     The beneficial interests in PREIT shall be divided into an unlimited number of shares, each having a par value of $1.00 per share (herein referred to as "Shares" and the holders thereof are sometimes referred to herein as "Shareholders"). The Trustees may sell or exchange such Shares for such sums or other consideration and on such terms as they may deem expedient, provided that in no event shall Shares be sold for a consideration less than par, and the Shares shall be issued only upon the payment of [at least such par value] an amount at least equal to such par value; provided that, in the case of Shares sold for non-cash consideration, the value received shall be deemed to be an amount at least equal to the par value thereof if the sale was authorized by the Trustees and, in the case of Shares issued upon conversion or upon exercise of rights to acquire Shares, such Shares shall be deemed to have been issued for an amount at least equal to the par value thereof if, at the time such convertible security was issued or at the time such exercise right was granted, such issuance or grant was authorized by the Trustees. The said Shares when so issued shall be fully paid and non-assessable. [The Trustees] PREIT shall issue or cause to be issued to subscribers for or purchasers of such Shares, certificates in such form as the Trustees deem proper evidencing the beneficial interest of such Share owners. The certificates shall be personal property and, except as otherwise provided herein, shall entitle the owners thereof to participate in all dividends and other distributions of income or principal in the proportion which the number of Shares of each owner bears to the total number of Shares issued and outstanding. Shareholders' rights shall be limited to those specifically set forth in the certificate [and], in this Trust Agreement or in any resolution or resolutions adopted by the Trustees with respect thereto.

     The Trustees shall have the power from time to time (a) to classify or reclassify, in one or more series or classes, any unissued Shares, (b) to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions thereof (including, without limitation, voting, distribution, liquidation, conversion and/or redemption rights, and limitations and/or exclusions thereof) granted to or imposed upon any wholly unissued series or class of Shares and the number of Shares constituting any such series or class, and (c) to increase or decrease (but not below the number of Shares of such series or class then outstanding) the number of Shares of any series or class subsequent to the issue of Shares of that series or class.

     Any Trustee hereunder may acquire, hold and dispose of Shares [in PREIT] to the same extent and in the same manner as if [he] such person were not a Trustee and without affecting in any way [his] such person's status or powers as such.

 A. CHANGE IN PAR VALUE OF SHARES

     The Trustees may from time to time change the par value of the Shares outstanding or unissued, or any class or series thereof, if in their opinion the same shall be necessary or desirable and appropriate to further [PREIT'S] PREIT's purposes.

 B. PRE-EMPTIVE RIGHTS WAIVED

     No Shareholder shall have any pre-emptive right because of his shareholdings to have first offered to him any part of any Shares or debentures, bonds or securities convertible into or exchangeable, with or without further consideration, for Shares of PREIT hereinafter issued, including those now authorized and those authorized by amendments hereto.

 C. TRANSFER OF SHARES


     Shares may be transferred by the holders thereof in person, or by duly authorized attorney. The transferee shall surrender such certificate to PREIT or, if applicable, to the transfer agent designated by the Trustees for such Shares, duly endorsed for transfer, or with an appropriate power affixed (accompanied by the requisite documentary transfer stamps if any are required) which shall execute a new certificate representing the Share or Shares so transferred. The acceptance by the transferee of a certificate so assigned, or any certificate issued in place thereof, shall constitute the [transferee] transfer, and each transferee by acceptance of the certificate shall be deemed to have agreed to be[, a party to] bound by the provisions of this Trust Agreement [and bound by the provisions hereof], as the same may be amended or supplemented, and any other document or instrument authorized hereunder pertaining to such Shares or such transferee. No such transfer shall be binding upon [the Trustees] PREIT until it has been recorded on the transfer books maintained by PREIT or its transfer agent. Moreover, [the Trustees] PREIT may deem the person in whose name the Share certificate is at the time registered upon the books maintained by the transfer agent designated by [the Trustees] PREIT to be the absolute owner of the shares for all purposes whatsoever, and shall not be affected by any notice to the contrary. All transfers of Shares shall be subject to Paragraph 9 of this Trust Agreement.

 D. DEATH OF A SHAREHOLDER

     The death of a Shareholder during the continuance of PREIT shall not terminate PREIT's existence or entitle the legal representative of such Shareholder to any action in the courts or otherwise against the Trust Property, PREIT or the Trustees by virtue of the fact of death alone. The executors, administrators, heirs, legatees or assigns of a deceased Shareholder shall succeed to the rights and be subject to the liabilities of the deceased Shareholder as a holder of [a certificate of beneficial interest of PREIT] Shares.


 E. LOST OR DESTROYED CERTIFICATES


     In the event of the loss or destruction of a certificate, [the Trustees] PREIT may, in [their] its discretion, issue a new certificate representing the interest evidenced by the lost or destroyed certificate upon satisfactory proof of its loss or destruction and the furnishing of sufficient indemnity, in the form of a bond, if required, for the benefit of all interested parties.

9. [DISTRIBUTIONS]

[The Trustees]RESTRICTIONS ON OWNERSHIP AND TRANSFER OF SHARES; EXCHANGE FOR EXCESS SHARES

     A. Definitions. For the purposes of this Paragraph 9, the following terms shall have the following meanings:

     "Beneficial Ownership" shall mean ownership of Shares either directly or constructively through the application of Section 544 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings. Accordingly, for purposes hereof, Beneficial Ownership expressed as a percentage shall be calculated for any Person by dividing two numbers, (a) the number that is the numerator being the sum of (i) the number of outstanding Shares beneficially owned by such Person plus (ii) the maximum number of Shares issuable upon the exercise or conversion of outstanding warrants, options or other securities exercisable for or convertible into Shares beneficially owned by such Person and (b) the number that is the denominator being the sum of (i) all outstanding Shares plus (ii) the maximum number of Shares issuable upon the exercise or conversion of outstanding warrants, options or other securities exercisable for or convertible into Shares beneficially owned by such Person; provided that the Trustees shall retain full authority to adopt such other formula for determining Beneficial Ownership as they may deem appropriate.

     "Constructive Ownership" shall mean ownership of Shares either directly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms

"Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings. Accordingly, for purposes hereof, Constructive Ownership expressed as a percentage shall be calculated for any Person by dividing two numbers, (a) the number that is the numerator being the sum of (i) the number of outstanding Shares beneficially owned by such Person plus (ii) the maximum number of Shares issuable upon the exercise or conversion of outstanding warrants, options or other securities exercisable for or convertible into Shares owned by such Person and (b) the number that is the denominator being the sum of (i) all outstanding Shares plus (ii) the maximum number of Shares issuable upon the exercise or conversion of outstanding warrants, options or other securities exercisable for or convertible into Shares owned by such Person; provided that the Trustees shall retain full authority to adopt such other formula for determining Constructive Ownership as it may deem appropriate.


     "Event" shall have the meaning assigned to it in Paragraph 9.C(iii).

     "Excess Shares" shall mean Shares that are issued pursuant to Paragraph 9.C(i) or (iii) and held in Trust in accordance with, and governed by, Paragraph 9.N.

     "Market Price" shall mean the last reported sales price reported on the American Stock Exchange of Shares on the trading day immediately preceding the relevant date, or if the Shares are not then traded on the American Stock Exchange, the last reported sales price of Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Shares may be traded, or if the Shares are not then traded over any exchange or quotation system, then the fair market value of the Shares on the relevant date as determined in good faith by the Trustees.


     "Ownership Limit" shall mean 9.9% in value of the outstanding Shares.

     "Ownership Limitation Termination Date" shall mean the first day after the date on which the Trustees determine that it is no longer in the best interests of PREIT to attempt to, or continue to, qualify as a REIT.

     "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of Shares for a period of 25 days following the purchase by such underwriter of those Shares.

     "Purported Beneficial Holder" shall mean, with respect to any event other than a purported Transfer which results in Excess Shares, the Person for whom the Purported Record Holder of the Shares that were, pursuant to Paragraph 9.C, automatically exchanged for Excess Shares upon the occurrence of such event held such Shares.

     "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares, if such Transfer had been valid under Paragraph 9.B.

     "Purported Record Holder" shall mean, with respect to any event other than a purported Transfer which results in Excess Shares, the record holder of the Shares that were, pursuant to Paragraph 9.C, automatically exchanged for Excess Shares upon the occurrence of such event.

     "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Shares if such Transfer had been valid under Paragraph 9.C.

     "REIT" shall mean a real estate investment trust under Section 856 of the Code.

     "Section 544 Subsidiary" of any individual or entity shall mean any entity, over 50% of the ownership interest in which is owned, directly or indirectly (applying the principles of Section 544 of the Code) by the individual or entity in question.

     "Special Beneficiary" shall mean the beneficiary of the Special Trust as determined pursuant to Paragraph 9.N(v).

     "Special Trust" shall mean the trust created pursuant to Paragraph 9.N(i).

     "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition of Shares or capital stock of any Person (including but not limited to (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (ii) the sale, transfer, exercise, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares or (iii) the establishment of a put or the granting to a third party of a call right with respect to Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

     B. Restrictions on Ownership and Transfer.

     (i) Except as provided in Paragraph 9.K, prior to the Ownership Limitation Termination Date, no Person shall Beneficially Own or Constructively Own any Shares to the extent such ownership would exceed the Ownership Limit.

     (ii) Except as provided in Paragraph 9.K, prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of such Ownership Limit; and the intended transferee shall acquire no rights in or to such Shares.

     (iii) Prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Shares which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such Shares.

     (iv) Prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in PREIT being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause PREIT to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

     (v) The Trustees shall have the authority to select the Ownership Limitation Termination Date.

     C. Exchange For Excess Shares.

     (i) If, notwithstanding the other provisions contained in this Paragraph 9, at any time prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person would Beneficially Own or Constructively Own Shares in excess of the Ownership Limit, then, except as otherwise provided in Paragraph 9.K, such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share), shall be automatically exchanged for an equal number of Excess Shares. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

     (ii) If, notwithstanding the other provisions contained in this Paragraph 9, at any time prior to the Ownership Limitation Termination Date, there is a purported Transfer which, if effective, would cause PREIT to become "closely held" within the meaning of Section 856(h) of the Code, then the Shares being Transferred which would cause PREIT to be "closely held" within the meaning of
Section 856(h) of the Code (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of Excess Shares. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

     (iii) If, notwithstanding the other provisions contained in this Paragraph 9, at any time prior to the Ownership Limitation Termination Date, an event other than a purported Transfer (an "Event") occurs which would cause any Person to Beneficially Own or Constructively Own Shares in excess of the Ownership Limit, then, except as otherwise provided in Paragraph 9.K, Shares Beneficially Owned or Constructively Owned by such Person (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to eliminate such excess ownership. Such exchange shall be effective as of the close of business on the business day prior to the date of the Event. In determining which Shares are exchanged, Shares directly held or Beneficially Owned by any Person who caused the Event to occur shall be exchanged before any Shares not so held are exchanged. Where several such Persons exist, the exchange shall be pro rata based upon the number of Shares Beneficially Owned and Constructively Owned by such Persons.

     D. Remedies For Breach. If the Trustees or their designee(s) shall at any time determine that a Transfer has taken place in violation of Paragraph 9.B or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) of any Shares that would result in Shares being beneficially owned by less than 100 persons as contemplated by Paragraph 9.B(iii), or in Beneficial Ownership or Constructive Ownership of any Shares in violation of Paragraph 9.B, the Trustees or their designee(s) shall take such action as they deem advisable to refuse to give effect to or to prevent such Transfer (or any Transfer related to such intent), including, but not limited to, refusing to give effect to such Transfer on the books of PREIT or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Paragraphs 9.B (ii), (iii) or (iv) shall automatically result in the exchange described in Paragraph 9.C, irrespective of any action (or non-action) by the Trustees or its designees.

     E. Notice of Ownership or Attempted Ownership in Violation of Paragraph 9.B. Any Person who acquires or attempts to acquire Beneficial Ownership or Constructive Ownership of Shares in violation of Paragraph 9.B shall immediately give written notice to PREIT of such acquisition or attempted acquisition and shall provide to PREIT such other information as PREIT may request in order to determine the effect, if any, of such acquisition or attempted acquisition on PREIT's status as a REIT.

     F. Owners Required to Provide Information. Prior to the Ownership Limitation Termination Date:

     (i) every Beneficial Owner or Constructive Owner of 1% or more in value of the outstanding Shares shall, within 30 days after January 1 of each year, give written notice to PREIT stating the name and address of such Beneficial Owner or Constructive Owner, the number of Shares Beneficially Owned or Constructively Owned, and a description of how such Shares are held. Each such Beneficial Owner or Constructive Owner shall provide to PREIT such additional information as PREIT may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on PREIT's status as a REIT.

     (ii) Each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to PREIT such information as PREIT may request in order to determine PREIT's status as a REIT or to comply with regulations promulgated under the REIT provisions of the Code.

     G. Remedies Not Limited. Nothing contained in this Paragraph 9 shall limit the authority of the Trustees to take such other action as it deems necessary or advisable to protect PREIT and the interests of Shareholders by preserving PREIT's REIT status.

     H. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Paragraph 9 including any definition contained in Paragraph 9.A and any ambiguity with respect to which Shares are to be exchanged for Excess Shares in a given situation, the Trustees shall have the authority to determine the application of the provisions of this Paragraph 9 with respect to any situation based on the facts known to it.

     I. Increase in Ownership Limit. Subject to the limitations provided in Paragraph 9.J the Trustees may from time to time increase the Ownership Limit.

     J. Limitations on Modifications.

     (i) The Ownership Limit may not be increased if, after giving effect to such increase, five (5) Beneficial Owners of Shares would Beneficially Own, in the aggregate, more than 49.9% of the outstanding Shares.

     (ii) Prior to an increase in the Ownership Limit pursuant to Paragraph 9.I, the Trustees may require such opinions of counsel or PREIT's tax accountants, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure PREIT's status as a REIT.

     K. Exceptions. The Trustees, with a ruling from the Internal Revenue Service or an opinion of counsel or PREIT's tax accountants to the effect that such exemption will not result in PREIT being

"closely held" within the meaning of Section 856(h) of the Code, may exempt a Person from the Ownership Limit if the Trustees obtain such representations and undertakings from such Person as the Trustees may deem appropriate and such Person agrees that any violation or attempted violation of any of such representations or undertakings will result in, to the extent necessary or otherwise deemed appropriate by the Trustees, the exchange of Shares held by such Person for Excess Shares in accordance with Paragraph 9.C.

     L. American Stock Exchange Transactions. Nothing in this Paragraph 9 shall preclude the settlement of any transaction entered into through the facilities of the American Stock Exchange, any successor exchange or quotation system thereto, or any other exchange or quotation system over which the Shares may be traded from time to time.

     M. Legend. (a) Each certificate for Common Shares hereafter issued shall bear the following legend:

       "The Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of PREIT's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may Beneficially own or Constructively Own Shares in excess of 9.9% in value (or such greater percentage as may be determined by the Board of Trustees) of the outstanding Shares of PREIT. Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitation must immediately notify PREIT. In addition, if any Person attempts to acquire beneficial ownership of any Shares and the result of such acquisition would be Shares being beneficially owned by fewer than 100 persons, such purported transfer shall be void ab initio and the intended transferee shall acquire no rights to such Shares. All capitalized terms used in this legend have the meanings set forth in the Trust Agreement, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each Shareholder who so requests. If the restrictions on ownership and transfer are violated, the Shares represented hereby will be automatically exchanged for Excess Shares which will be held in trust by PREIT."

     N. Excess Shares.

     (i) Ownership in Trust. Upon any purported Transfer or Event that results in an exchange of Shares for Excess Shares pursuant to Paragraph 9.C, such Excess Shares shall be deemed to have been transferred to PREIT, as trustee of a Special Trust for the exclusive benefit of the Special Beneficiary or Special Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to Paragraph 9.N(v). Excess Shares so held in trust shall be issued and outstanding Shares of PREIT. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares except as and to the extent provided in this Paragraph 9.N.

     (ii) Dividend Rights. Excess Shares shall not be entitled to any dividends or distributions. Any dividend or distribution paid prior to the discovery by PREIT that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Shares shall be repaid to PREIT upon demand. Any dividend on distribution declared by PREIT and not yet paid with respect to Shares that have been exchanged for Excess Shares shall be void ab initio with respect to such Shares.

     (iii) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, PREIT, each holder of Excess Shares shall be entitled to receive, ratably with each other holder of Shares and Excess Shares, that portion of the assets of PREIT available for distribution to the holders of Shares or Excess Shares which bears the same relation to the total amount of such assets of PREIT as the number of Excess Shares held by such holder bears to the total number of Shares and Excess Shares then outstanding. PREIT, as holder of the Excess Shares in trust, or if PREIT shall have been dissolved, any trustee appointed by PREIT prior to its dissolution, shall distribute ratably to the Special Beneficiaries of the Special Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of PREIT.

     (iv) Voting Rights. The holders of Excess Shares shall not be entitled to vote with respect to such Shares on any matters (except as required by law).

     (v) Restrictions On Transfer: Designation of Special Beneficiary.

     (a) Excess Shares shall not be transferrable. The Purported Record Transferee or Purported Record Holder may freely designate a Special Beneficiary of an interest in the Special Trust (representing the number of Excess Shares held by the Special Trust attributable to a purported Transfer or Event that resulted in the Excess Shares) if (i) the Excess Shares held in the Special Trust would not be Excess Shares in the hands of such Special Beneficiary and (ii) the Purported Beneficial Transferee or Purported Beneficial Holder does not receive a price, as determined on a Share-by-Share basis, for designating such Special Beneficiary that reflects a price for such Excess Shares that, (I) in the case of a Purported Beneficial Transferee, exceeds (x) the price such Purported Beneficial Transferee paid for the Shares in the purported Transfer that resulted in the exchanges of Shares for Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such Shares (having received such Shares pursuant to a gift, devise or other transaction), the Market Price of such Shares on the date of the purported Transfer that resulted in the exchange of Shares for Excess Shares or (II) in the case of a Purported Beneficial Holder, exceeds the Market Price of the Shares that were automatically exchanged for such Excess Shares on the date of such exchange. Upon such a transfer of an interest in the Special Trust, the corresponding shares of Excess Shares in the Special Trust shall be automatically exchanged for an equal number of Shares and such Shares shall be transferred of record to the transferee of the interest in the Special Trust if such Shares would not be Excess Shares in the hands of such transferee. Prior to any transfer of any interest in the Special Trust, the Purported Record Transferee or Purported Record Holder, as the case may be, must give advance notice to PREIT of the intended transfer and PREIT must have waived in writing its purchase rights under Paragraph 9.N(vi).

     (b) Notwithstanding the foregoing, if a Purported Beneficial Transferee or Purported Beneficial Holder receives a price for designating a Special Beneficiary of an interest in the Special Trust that exceeds the amounts allowable under Paragraph 9.N(v)(a), such Purported Beneficial Transferee or Purported Beneficial Holder shall pay, or cause such Special Beneficiary to pay, such excess to PREIT.

     (vi) Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to PREIT, or its designee, at a price per share equal to, (I) in the case of Excess Shares resulting from a purported Transfer, the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a gift, devise or other transaction, the Market Price at the time of such gift, devise or other transaction) or (ii) the Market Price on the date PREIT, or its designee, accepts such offer or (II) in the case of Excess Shares created by an Event, the lesser of (i) the Market Price of the Shares originally exchanged for the Excess Shares on the date of such exchange or (ii) the Market Price of such Shares on the date PREIT, or its designee, accepts such offer. PREIT shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the purported Transfer or Event which resulted in an exchange of Shares for such Excess Shares and (ii) the date the Trustees determine that a purported Transfer or other event resulting in an exchange of Shares for such Excess Shares has occurred, if PREIT does not receive a notice of any such Transfer pursuant to Paragraph 9.E.

     O. Severability; Agent for Trust. If any provision of this Paragraph 9 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. In any event, to the extent such court holds the Purported Record Transferee to be the record and beneficial owner of Shares which, had the provisions of Paragraph 9 been enforced, would have been exchanged for Excess Shares, such Purported Record Transferee shall be deemed, at the option of PREIT, to have acted as agent on behalf of PREIT in acquiring such transferred Shares and to hold such Shares on behalf of PREIT.



10. DISTRIBUTIONS


     PREIT shall distribute to the Shareholders from the income or capital of PREIT such sums as they shall determine. The amounts to be distributed and the time of the distribution shall rest in the discretion of the Trustees. However, the Trustees shall attempt to make such distribution so that PREIT will continue to qualify as a real estate investment trust under pertinent provisions of the Internal Revenue Code and Regulations thereunder.

All other income may be distributed or accumulated in the Trustees' sole discretion. The Shareholders shall share in all distributions from PREIT on the record date established by the Trustees for the purpose of determining the percentage ownership of the holders; or, if required for tax purposes, they shall share such distributions in such manner as may be necessary so that PREIT continues to so qualify as a real estate investment trust.



[10.] 11. SHAREHOLDERS



 A. ANNUAL MEETINGS



     The Annual Meeting of the Shareholders entitled to vote in the election of Trustees shall be held at the principal office of PREIT or at such other place as the Trustees shall by notice designate, [on] no later than the second Wednesday of [December in each] the sixth month following the end of each fiscal year, or, if that day falls on a holiday, the next business day following, or on such other day as may be fixed by the Trustees. If the Annual Meeting has not been held during a calendar year, any Shareholder may call such meeting at any time thereafter, by following the procedure set forth in [Section 10 B] Paragraph 11.B hereof.


     At said Annual Meeting, the Shareholders entitled to vote thereat shall elect individuals to the office of Trustee as provided in Paragraph [2 B] 2.B of this Trust Agreement and shall at such meeting exercise and discharge any other powers or duties vested in them by the Trust Agreement.



 B. SPECIAL MEETINGS



     Special Meetings of [the] Shareholders may be called at any time by the [President] Chairman, or by the Trustees, or by the Shareholders entitled to cast at least forty percent (40%) of the votes at the particular meeting. Upon written request of any person or persons who have duly called a Special Meeting, the Secretary shall affix the date of the meeting to be held not more than sixty (60) days after receipt of the request and give due notice to the Shareholders entitled to vote thereat. If the Secretary shall neglect or refuse to fix such date or give such notice, the person or persons calling the meeting may do so.

 C. NOTICE OF MEETINGS



     Written notice shall, unless otherwise provided, be given to the Shareholders entitled to vote at the meeting, not less than [seven (7)] ten
(10) nor more than forty-five (45) days prior to the date of said meeting, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to the address of the Shareholder appearing on the books of PREIT[, or supplied by the Shareholder to PREIT for the purpose of notice]. In said notice, the Trustees may specify the date selected by them as a record date for the determination of Shareholders entitled to notice of or to vote at any such meeting; only such Shareholders as were Shareholders of record on the date so fixed and are entitled to vote at such meeting shall be entitled to notice of [or vote at] such meeting.



     In addition, the Trustees shall in the case of Special Meetings notify all Shareholders of the purpose or purposes of the meeting and the nature of the business to be considered thereat, and such Special Meeting shall be limited to the business specified in the notice. Any notice addressed to a Shareholder at the address given on the books of PREIT and mailed to such address shall be deemed properly addressed.



     When a meeting of Shareholders is adjourned it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Trustees fix a new record date for the adjourned meeting.



 D. RECORD DATE



     The Trustees may fix in advance a date as the record date for the determination of Shareholders entitled to notice of, or to vote at, any meeting of Shareholders or Shareholders entitled to receive payment of any dividend or distribution, or in order to make a determination of Shareholders for any other purpose, such date in any case to be not more than sixty (60) days and, in case of a meeting of Shareholders, not less than [seven (7)] ten (10) days, prior to the date for which such determination of Shareholders is necessary or proper. In the absence of such record date fixed by the Trustees, all Shareholders entitled to vote thereat shall be entitled to notice, except transferees of shares transferred on the books within thirty (30) days next preceding the date of the said meeting. The Trustees shall not be required to set a new record date with respect to an adjourned meeting of Shareholders.


 E. QUORUM


     The owners of [fifty (50%) percent of the issued and outstanding shares] a majority of the Shares entitled to vote thereat or their proxies shall constitute a quorum for the purpose of any meeting. At any meeting where a quorum is present, a majority of the [shares] Shares present and voting shall be required to adopt any resolution which is within the province of the Shareholders unless a greater or different vote shall be required by this Agreement or by the Board in its authorizing resolution. In the event that a quorum is not present at the time designated for any Shareholders Meeting, annual or special, the same shall be adjourned [from day to day] without any further notice until a quorum shall be present.


 F. VOTING RIGHTS AND ACTS OF SHAREHOLDERS


     Unless otherwise provided in this Agreement, the certificate for the relevant Shares or the resolutions of the Trustees with respect to certain Shares, at all Shareholders Meetings, annual or special, each Shareholder shall be entitled to one vote for each [share] Share standing in his name on the books of PREIT.

     Unless a greater or different vote shall be required by this Agreement or by the Board in its authorizing resolution as to a particular matter or under any agreement authorized by the Board pursuant to Paragraph 3.V, an act authorized by the vote of the holders of a majority of [shares] Shares present [and voting] in person or by proxy and casting a vote on the matter at a duly organized meeting shall be the act of the Shareholders. For purposes of the foregoing, abstentions and non-votes on a particular matter shall not be deemed to be votes cast on the matter.


 G. PROXIES

     At all meetings of Shareholders, a Shareholder entitled to vote on a particular matter may vote in person or may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the Shareholder, or by his duly authorized attorney in fact. Such proxies shall be filed with the Secretary of PREIT before or at the time of the meeting. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of the proxy shall not be effective until notice thereof has been given to the Secretary of PREIT.

 H. VOTING FOR TRUSTEES

     Cumulative voting shall not be permitted. The candidates receiving the highest number of votes shall be elected.

 I. ADJOURNMENT


     Any annual, regular or special meeting of Shareholders, including one at which Trustees are to be elected, may be adjourned for such period as the Shareholders present and entitled to vote shall direct.


12 [11]. LIMITED LIABILITY OF SHAREHOLDERS

     A. The Trustees shall have no power to bind the Shareholders to personal liability. All persons dealing with [the Trustees] PREIT, or with any agent of PREIT and/or the Trustees, shall look only to the Trust Property for the payment of any sums due as a result of such dealing[. In every instrument executed by the Trustees and] and personal liability shall not attach to any Shareholder for any act, omission or liability of a Trustee or PREIT.

     B. An obligation of PREIT based upon a writing may be limited to a specific fund or other identified pool or group of assets of PREIT.

     It is the intention of this Trust Agreement to limit the liability of Shareholders for the obligations of PREIT to the fullest extent permitted by applicable law, as amended or supplemented.

13. EXPRESS EXCULPATORY LANGUAGE IN INSTRUMENTS


     Neither the Shareholders nor the Trustees, officers, employees or agents of PREIT shall be liable under any written agreement or instrument creating an obligation of [any kind, the Trustees shall stipulate that neither they nor the Shareholders shall be held to any personal liability under such instrument, and the obligee agrees to look only] PREIT, and all persons shall look solely to the Trust Property for [repayment.] the payment of any claim under or for the performance of that agreement or instrument. The omission of the exculpatory language from any agreement or instrument shall not affect the validity or enforceability of such agreement or instrument and shall not render any Shareholder, Trustee, officer, employee or agent of PREIT liable thereunder to any third party; nor shall the Trustees or any officer, employee or agent of PREIT be liable to anyone for such omission.


[12.] 14. INDEMNITY; INSURANCE


 A. RIGHT TO INDEMNIFICATION OF TRUSTEES AND OFFICERS


     Every Trustee and [Officer] officer of PREIT shall be entitled as of right to be indemnified by PREIT against reasonable expense and any liability paid or incurred by such person in connection with an actual (whether pending or completed) or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of PREIT or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person's being or having been a Trustee or [Officer] officer of PREIT or by reason of the fact that such person is or was serving in any capacity at the request of PREIT as a trustee, director, officer, employee, agent, partner, fiduciary or other representative of another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "action"); provided, however, that no such right of indemnification shall exist with respect to an action brought by a Trustee or Officer against PREIT (other than a suit for indemnification as provided in Paragraph B of this Paragraph [12)] 14). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by PREIT prior to final disposition of such action, subject to such conditions as may be prescribed by law provided that the payment of such expenses incurred by such person in advance of the final disposition of the action shall be made only upon delivery to PREIT of an undertaking by or on behalf of such person, to repay all amounts so advanced without interest if it shall ultimately be determined that such person is not entitled to be indemnified under this Paragraph [12A] 14.A or otherwise. Persons who are not Trustees or [Officers] officers of PREIT may be [similarly] indemnified in respect of service to PREIT or to another such entity at the request of PREIT to the extent the Board of Trustees at any time denominates such person as entitled to some or all of the benefits of this Paragraph as the Trustees shall determine as to each such Person. As used herein, "expense" shall include fees and expenses of counsel selected by such person; and "liability" shall include amounts of expenses, liability, loss, judgments, excise taxes, fines and penalties and amounts paid in settlement. No indemnification pursuant to this Paragraph [12A] 14.A shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by [a court] the final judgment of a court of competent jurisdiction to have constituted willful misconduct or recklessness.


 B. RIGHT OF CLAIMANT TO BRING SUIT


     If a claim under Paragraph [12A] 14.A is not paid in full by PREIT within 60 days after a written claim has been received by PREIT, the claimant may at any time thereafter bring suit against PREIT to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under law PREIT would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on PREIT. Neither the failure of PREIT (including its Board of Trustees, independent legal counsel and its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by PREIT (including, its Board of Trustees, independent legal counsel or its Shareholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.

 C. INSURANCE AND FUNDING FOR PAYMENT OF EXPENSES


     PREIT may purchase and maintain insurance, at its expense, to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not PREIT would have the power to indemnify such person against such liability or expense by law or under the provisions of this Paragraph [12] 14. PREIT may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing), to insure the payment of such sums as may become necessary to effect indemnification as provided in this Paragraph [12] 14.

 D. NON-EXCLUSIVITY OF RIGHTS

     The provisions of Paragraph 5 relating to the limitation of Trustees' liability and the right to indemnification and to the advancement of expenses provided in this Paragraph [12] 14 shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of this Trust Agreement, By-Laws, other agreement, vote of Shareholders or Trustees or otherwise.

 E. EXTENT OF RIGHTS

     The provisions of Paragraph 5 relating to the limitations of Trustees' liability, and the provisions of this Paragraph [12] 14 relating to or providing for indemnification and to the advancement of expenses (1) shall be deemed to create contractual rights in favor of each of the Trustees, Officers and other persons entitled to indemnification hereunder and may be modified as to any Trustee, [Officer] officer or other person only with said Trustee's, Officer's or other such person's written consent; (2) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall enure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder; and (3) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the adoption of such amendment or repeal.

[13.] 15. CONTROLLING LAW

     This Trust Agreement has been executed in the Commonwealth of Pennsylvania and shall be construed in accordance with the laws of that Commonwealth.


[14.] 16. TERM


     The term of PREIT's existence shall be perpetual unless sooner terminated by a vote of the Trustees as follows:

     [PREIT's existence may be] PREIT may be dissolved, its affairs wound-up and its existence terminated by the vote of two-thirds of the total number of Trustees then in office, but in no event less than four (4). Upon [termination of] PREIT's [existence] dissolution, the Trustees may wind up PREIT's business, liquidate its assets, make adequate provision for payment of liabilities and funding of contingencies and distribute the net proceeds among the Shareholders in the same proportions that the Shareholders own Shares in PREIT at the time for distribution, subject to preferences and rights among different classes or series of Shares, if any; or convey the property of PREIT to, or in any way merge, consolidate or combine with, one or more persons, entities, trusts or corporations, for consideration consisting in whole or part of cash, shares of stock or beneficial interest, or other property of any kind, and distribute the net proceeds among the Shareholders ratably. The Trustees in office at the time of such [termination] dissolution shall continue in office until the process of dissolving, winding-up, terminating the business and the distribution to the Shareholders is completed. [The] PREIT shall not dissolve and the term of PREIT's existence shall not terminate for the reason that it fails to qualify, or after qualification as such to continue to qualify, as a real estate investment trust under the applicable tax laws.

[15.] 17. AMENDMENT

     This Agreement may be amended by the Trustees in any particular, including, without limitation, such amendments as may be necessary or desirable from time to time to implement the authority granted in the second paragraph of Paragraph 8 hereof, provided, however, that no amendment shall be effected to increase the liability of the Shareholders without the consent of the holders of two-thirds of the outstanding [shares] Shares at a meeting called for that purpose, and in no event may any amendment be adopted requiring additional contributions from or assessments against the Shareholders. No amendment may be considered at any meeting of the Trustees unless notice of the proposed amendment is included in the call for the meeting. No such amendment may be considered unless the total number of Trustees is five (5) or more, in which event, the consent of two-thirds of the Trustees, but not [less] fewer than four (4), shall be necessary to adopt any such amendment. The amendment shall become effective when certified by the chairman of the meeting which voted it, countersigned by the secretary. As soon as may be, after such adoption and certification, a copy of the amendment shall be recorded in every public office where this Agreement has been recorded, but no failure to record such amendment shall affect its validity.


     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.


TRUSTEES:


[/s/ SYLVAN M. COHEN]
-------------------------------------     -------------------------------------


Sylvan M. Cohen


-------------------------------------     -------------------------------------


William R. Dimeling


[/s/ WILLIAM R. DIMELING]                 -------------------------------------
     William R. Dimeling



[/s/ JACK FARBER]
-------------------------------------     -------------------------------------
Jack Farber



[/s/ LEE H. JAVITCH] Lee H. Javitch
-------------------------------------     -------------------------------------
                                          Jeffrey P. Orleans
[/s/ SAMUEL J. KORMAN]
[Samuel J. Korman]
                                          -------------------------------------
                                          Robert Freedman
[/s/ JEFFREY P. ORLEANS]
Leonard I. Korman

[/s/ ROBERT G. ROGERS]
-------------------------------------
Robert G. Rogers


-------------------------------------
Jonathan B. Weller

                                ACKNOWLEDGEMENT


COMMONWEALTH OF PENNSYLVANIA :
                             : ss.
COUNTY OF PHILADELPHIA       :


     On this, the [27th][____] day of [January, 1988][______,] 1997, before me, the undersigned Officer, personally appeared SYLVAN M. COHEN, WILLIAM R. DIMELING, JACK FARBER, LEE H. JAVITCH, [SAMUEL J] LEONARD I. KORMAN, JEFFREY P. ORLEANS, [and] ROBERT G. ROGERS, ROBERT FREEDMAN and JONATHAN B. WELLER, known to me (or satisfactorily proved) to be the persons whose names were subscribed to the foregoing instrument and acknowledged that they executed the same for the purposes therein contained.


     IN WITNESS WHEREOF, I have hereunto signed my name and official seal.


                                        NOTARY PUBLIC


[MADELEINE R. BENNETT]


                                        ----------------------------------------

                                        My Commission Expires:

                        [August 29, 1991] CERTIFICATION

     The undersigned hereby certify the adoption of this Amended and Restated Trust Agreement dated ------------ , 1997.


                                        ----------------------------------------
                                        Sylvan M. Cohen, Chairman


                                        ----------------------------------------
                                        Jeffrey A. Linn, Secretary



Dated:

                                                                      APPENDIX D



















                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                        1990 INCENTIVE AND NONQUALIFIED
                               STOCK OPTION PLAN

                (As Amended and Restated Effective July 1, 1997)

                               Table of Contents




                                                     Page
                                                     -----
 1. Purpose   ....................................      3
 2. Administration  ..............................      3
 3. Eligibility  .................................      4
 4. Stock  .......................................      4
 5. Granting of Options   ........................      4
 6. Annual Limit .................................      4
 7. Terms and Conditions of Options   ............      4
 8. Forfeiture   .................................      8
 9. Option Agreements -- Other Provisions   ......      8
10. Capital Adjustments   ........................      8
11. Certain Corporate Transactions ...............      8
12. Exercise Upon Change in Control   ............      9
13. Amendment or Termination of the Plan .........      9
14. Rights .......................................     10
15. Indemnification of Board and Committee  ......     10
16. Application of Funds  ........................     10
17. Shareholder Approval  ........................     10
18. No Obligation to Exercise Option  ............     10
19. Termination of Plan   ........................     10
20. Governing Law   ..............................     11

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                        1990 INCENTIVE AND NONQUALIFIED

                               STOCK OPTION PLAN

               (As Amended and Restated Effective July 1, 1997)

     WHEREAS, the Pennsylvania Real Estate Investment Trust (the "Trust") adopted the 1990 Incentive and Nonqualified Stock Option Plan (the "Plan"), effective as of September 17, 1990, and has amended the Plan on one occasion thereafter;

     WHEREAS, Section 9 of the Plan provides that, subject to certain inapplicable limitations, the Plan may be amended;

     WHEREAS, the Trust wishes to amend and restate the Plan (i) to reflect recent changes made to rules promulgated under Section 16(b) of the Securities Exchange Act of 1934, (ii) to reflect changes made to the Internal Revenue Code of 1986, as amended (particularly, the addition of Section 162(m) to the Code),
(iii) to provide Key Employees with additional methods of exercising stock options to be granted in the future; and (iv) to make certain other technical changes.

     NOW THEREFORE, effective as of July 1, 1997, the Plan shall be amended and restated as follows:

     1. Purpose. This Pennsylvania Real Estate Investment Trust 1990 Incentive and Nonqualified Stock Option Plan (the "Plan") is intended to provide a means whereby the Trust may, through the grant of incentive stock options and nonqualified stock options (collectively, the "Options") to purchase common shares of the Trust ("Common Stock") to officers and other key employees of the Trust ("Key Employees"), attract and retain such Key Employees and motivate them to exercise their best efforts on behalf of the Trust and of any Related Corporation. For purposes of the Plan, a "Related Corporation" shall mean either a "subsidiary corporation" of the Trust, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or the "parent corporation" of the Trust, as defined in Section 424(e) of the Code.


     As used in the Plan, (i) the term "ISO" shall mean an option which, at the time such option is granted, qualifies as an incentive stock option within the meaning of Section 422 of the Code and is designated as an ISO in the "Option Agreement" (as defined in Section 9 hereof); and (ii) the term "NQSO" shall mean an option which, at the time such option is granted, does not qualify as an ISO, and is designated as a nonqualified stock option in the Option Agreement.


     2. Administration


       (a) The Plan shall be administered by the Trust's Executive Compensation and Human Resources Committee (the "Committee"), which shall consist solely of not fewer than two non-employee trustees (directors) of the Trust (within the meaning of Rule 16b-3(b)(3) under the Securities
    Exchange Act of 1934, as amended (the "Exchange Act"), or any successor thereto) who are also outside trustees (directors) (within the meaning of Treas. Reg. Section 1.162-27(e)(3), or any successor thereto) of the Trust, and who shall be appointed by, and shall serve at the pleasure of, the Trust's Board of Trustees (the "Board"). Each member of the Committee, while serving as such, shall be deemed to be acting in his capacity as a trustee of the Trust.


       (b) The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees to be granted Options under the Plan, to grant Options on behalf of the Trust, and to set the date of grant and the other terms of such Options. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Option granted hereunder in the manner and to the extent it deems desirable. The Committee may also, in its discretion but with the written consent of the Key Employee, revise previously granted Options (including extending the exercise date of any outstanding Option held by a Key Employee with at least 15 years of service who is retiring from the Trust), adjust the price of an Option, or cancel an Option and grant a new Option to replace the cancelled Option. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Trust, its shareholders, and all Key Employees, upon their respective legal representatives, beneficiary, successors, and assigns, and upon all other persons claiming under or through any of them.

       No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     3. Eligibility. The class of employees who shall be eligible to receive Options under the Plan shall be the Key Employees (including any trustees who also are officers or key employees) of the Trust. More than one Option may be granted to a Key Employee under the Plan. A Key Employee who has been granted an Option under the Plan shall hereinafter be referred to as an "Optionee."

     4. Stock. Options may be granted under the Plan to purchase up to a maximum of 400,000 shares of Common Stock, par value $1.00 per share; provided, however, that no Key Employee shall receive Options for more than 50,000 shares of the Trust's Common Stock in any single calendar year. However, both limits in the preceding sentence shall be subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Trust may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

     If any Option granted under the Plan expires or otherwise terminates for any reason whatsoever (including, without limitation, the Optionee's surrender thereof) without having been exercised, the shares subject to the unexercised portion of the Option shall continue to be available for the granting of Options under the Plan as fully as if the shares had never been subject to an Option. However, (i) if an Option is cancelled, the shares of Common Stock covered by the cancelled Option shall be counted against the maximum number of shares specified above for which Options may be granted to a single Key Employee, and (ii) if the exercise price of an Option is reduced after the date of grant, the transaction shall be treated as a cancellation of the original Option and the grant of a new Option for purposes of such maximum.

     5. Granting of Options. From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Trust, grant to Key Employees under the Plan such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem. In making any determination as to whether a Key Employee shall be granted an Option, the type of Option to be granted, the number of shares to be covered by the Option, and other terms of the Option, the Committee shall take into account the duties of the Key Employee, his present and potential contributions to the success of the Trust, the tax implications to the Trust and the Key Employee of any Option granted, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

     6. Annual Limit

       (a) ISOs. The aggregate fair market value (determined under Section 7(b) hereof as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and incentive stock options under any other stock option plan of the Trust or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

       (b) NQSOs. The annual limits set forth above for ISOs shall not apply to NQSOs.

     7. Terms and Conditions of Options. Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of the Plan (and, for ISOs granted under the Plan, the provisions of Section 422(b) of the Code), as the Committee shall deem desirable --

       (a) Number of Shares. The Option shall state the number of shares of Common Stock to which the Option pertains.

       (b) Price. The Option shall state the Option price which shall be determined and fixed by the Committee in its discretion but, in the case of an ISO, shall not be less than the higher of 100 percent (110 percent in the case of a more-than-10-percent shareholder, as provided in subsection (j) below) of the fair market value of the optioned shares of Common Stock on the date the ISO is granted, or the par value thereof, and, in the case of an NQSO, shall not be less than the higher of 100 percent of the fair market value of the optioned shares of Common Stock on the date the NQSO is granted, or the par value thereof.

       The fair market value of a share of Common Stock shall be arrived at by a good faith determination of the Committee and shall be --

          (i) if there are sales of Common Stock on a registered securities exchange or in an over-the-counter market on the date of grant, then the mean between the highest and lowest quoted selling price on the date of grant; or

          (ii) if there are no such sales of Common Stock on the date of grant but there are such sales on dates within a reasonable period both before and after the date of grant, then the weighted average of the means between the highest and lowest selling price on the nearest date before and the nearest date after the date of grant; or

          (iii) if actual sales are not available during a reasonable period beginning before and ending after the date of grant, then the mean between the bid and asked price on the date of grant as reported by the National Quotation Bureau; or

          (iv) if (i) through (iii) are not applicable, such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

Where the fair market value of the optioned shares of Common Stock is determined under (ii) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant shall be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e, the valuation date), in accordance with Treas. Reg. Section 20.2031-2(b)(1), or any successor thereto.

       (c) Term

          (1) ISOs. Subject to earlier termination as provided in subsections
        (e), (f), and (g) below and in Section 9 hereof, the term of each ISO shall be not more than 10 years (five years in the case of a more-than-10-percent shareholder, as discussed in subsection (j) below) from the date of grant.

          (2) NQSOs. Subject to earlier termination as provided in subsections
        (e), (f), and (g) below and in Section 9 hereof, the term of each NQSO shall be not more than 10 years from the date of grant.

       (d) Exercise. Options shall be exercisable in such installments and on such dates as the Committee may specify; provided that (i) in the case of new Options granted to an Optionee to replace options (whether granted under the Plan or otherwise) held by the Optionee or in the case of Options repriced by the Committee, the new or repriced Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the original Options were exercisable, but not earlier than three months from the date of grant of the new Options or the repricing of the original Options; and (ii) the Committee may accelerate the exercise date and/or extend the exercise period of any outstanding Options, in its discretion, if it deems such acceleration or extension to be desirable.

       Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving written notice of exercise to the Trust at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

       The Option price shall be payable in the case of an ISO, if the Committee in its discretion causes the Option Agreement so to provide, and in the case of an NQSO, if the Committee in its discretion so determines at or prior to the time of exercise --


          (1) in cash or its equivalent;


          (2) in shares of Common Stock previously acquired by the Optionee; provided that (i) if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the Option price for ISOs, such shares have been held by the Optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the date of exercise, or (ii) if such shares of Common Stock were acquired through the exercise of an NQSO and are used to pay the Option price of an ISO, or if such shares of Common Stock were acquired through the exercise of an ISO or an NQSO and are used to pay the Option price of an NQSO, such shares have been held by the Optionee for a period of more than one year on the date of exercise;


          (3) by delivering a properly executed notice of exercise of the Option to the Trust and a broker, with irrevocable instructions to the broker promptly to deliver to the Trust the amount of sale or loan proceeds necessary to pay the exercise price of the Option;


          (4) if the Optionee is designated as an "eligible participant" by the Committee at the date of grant in the case of an ISO, or at or after the date of grant in the case of an NQSO, and if the Optionee thereafter so requests, (i) the Trust will loan the Optionee the money required to pay the exercise price of the Option; (ii) any such loan to an Optionee shall be made only at the time the Option is exercised; and
        (iii) the loan will be made on the Optionee's personal, negotiable, demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under Section 7872 of the Code, and including such other terms as the Committee may prescribe; or


          (5) in any combination of paragraphs (1), (2), (3), and (4) above.


     In the event the Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the aggregate fair market value (determined under subsection (b) above, but as of the date of exercise of the Option, rather than the date of grant) of the Common Stock so surrendered in payment of the Option price.


     (e) Termination of Employment. If an Optionee's employment by the Trust is terminated by either party prior to the expiration date fixed for his Option for any reason other than retirement, death, disability, change in control, cause, or employment with a competitor, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of
(i) the expiration date specified in such Option, or (ii) an accelerated expiration date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, subject to Section 9 hereof, such accelerated expiration date shall not be earlier than the date of the Optionee's termination of employment, and in the case of ISOs, such accelerated expiration date shall not be later than three months after such termination of employment.


     (f) Retirement or Disability. If an Optionee attains the age which the Trust may from time to time establish as the retirement age for any class of its employees or becomes disabled (within the meaning of Section 22(e)(3) of the Code) during his employment and, prior to the expiration date fixed for his Option, his employment is terminated as a consequence of such retirement or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) an accelerated termination date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than the date of the Optionee's termination of employment by reason of retirement or disability, and in the case of ISOs, such accelerated termination date shall not be later than three months after such termination of employment. In the event of the Optionee's legal disability, such Option may be exercised by the Optionee's legal representative.

     (g) Death. If an Optionee dies during his employment, and prior to the expiration date fixed for his Option, or if an Optionee whose employment is terminated for any reason, dies following his termination of employment but prior to the earliest of (i) the expiration date fixed for his Option, (ii) the expiration of the period determined under subsections (e) and (f) above, or
(iii) in the case of an ISO, three months following termination of employment, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, or to any greater extent permitted by the Committee, by the Optionee's estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in such Option or (ii) an accelerated termination date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than one year, nor later than three years, after the date of death.

     (h) Non-Transferability; Registration. No ISO and (except as otherwise provided in any Option Agreement) no NQSO shall be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution, and (subject to the preceding clause) during the lifetime of the Optionee, shall be exercisable only by him or by his guardian or legal representative. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

     (i) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by his Option until the issuance of a stock certificate to him for such shares.

     (j) Ten Percent Shareholder. If the Optionee owns more than 10 percent of the total combined voting power of all shares of stock of the Trust at the time an ISO is granted to him, the Option price for the ISO shall be not less than 110 percent of the fair market value (as determined under subsection (b) above) of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

     (k) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares of Common Stock thereunder, or that action by the Trust or by the Optionee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or his legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

     (l) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Trust to deliver shares of Common Stock upon the exercise of any Option (or cash in lieu thereof) shall be subject to applicable federal, state, and local tax withholding requirements.

     If the exercise of any Option is subject to the withholding requirements of applicable federal tax law, the Committee, in its discretion, may permit or require the Optionee to satisfy the federal withholding tax, in whole or in part, by electing to have the Trust withhold shares of Common Stock subject to the exercise (or by returning previously acquired shares of Common Stock to the Trust). The Trust may not withhold shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. Shares of Common Stock shall be valued, for purposes of this subsection, at their fair market value under subsection (b) above, but as of the date the amount attributable to the exercise of the Option is includable in income by the Optionee under Section 83 of the Code (the "Determination Date"). If shares of Common Stock acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such shares of Common Stock must have been held by the Optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code as of the Determination Date.

     The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

     (m) Loans. If an Optionee is designated as an "eligible participant" by the Committee at the date of grant in the case of an ISO, or at or after the date of grant in the case of an NQSO, and if the Optionee thereafter so requests, the Trust will loan the Optionee the money required to satisfy any regular income tax obligations (as opposed to alternative minimum tax obligations) resulting from the exercise of any Options. Any loan or loans to an Optionee shall be made only at the time any such tax resulting from such exercise is due. The Committee, in its discretion, may require an affidavit from the Optionee specifying the amount of the tax required to be paid and the date when such tax must be paid. The loan will be made on the Optionee's personal, negotiable, demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under Section 7872 of the Code, and including such other terms as the Committee may prescribe.

     8. Forfeiture. If the employment of an Optionee is terminated for "Cause" (as defined below) or the Optionee terminates his employment and commences working for a "Competitor" (as defined below), his right under any then outstanding Option shall terminate at the time of such termination of employment. As used in this Section, in the case of any Optionee not subject to a written employment agreement, "Cause" shall mean any willful or intentional act having the effect of injuring the reputation, business, or business relationships of the Trust, or any repeated or continuous failure, neglect, or refusal to perform in a satisfactory manner duties assigned to such Optionee. In the case of an Optionee subject to a written employment agreement, "Cause" shall mean any action giving the Trust the right to terminate such person's employment agreement for Cause. "Competitor" shall mean any person or entity other than the Trust engaged in a business competitive (in the good faith judgment of the Committee) with that of the Trust.

     9. Option Agreements -- Other Provisions. Options granted under the Plan shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan (and, for ISOs granted pursuant to the Plan, not inconsistent with Section 422(b) of the Code), as the Committee shall deem advisable. The Option Agreements shall specify whether the Option is an ISO or NQSO. Each Optionee shall enter into, and be bound by, an Option Agreement as soon as practicable after the grant of an Option.

     10. Capital Adjustments. The number of shares which may be issued under the Plan, and the maximum number of shares with respect to which Options may be granted to any Key Employee under the Plan, both as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options) shall, subject to the provisions of Section 424(a) of the Code, be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Trust. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Optionees, and preserve, without exceeding, the value of Options.

     11. Certain Corporate Transactions. In the event of a corporate transaction (as that term is described in Section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Trust. If the Committee decides to terminate outstanding Options, the Committee shall give each Key Employee holding an Option to be terminated not fewer than seven days' notice prior to any such termination, and any Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, as provided in Section 7(d) hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

     The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a "modification" under
Section 424(h) of the Code, unless the Optionee consents to the change.

   12. Exercise Upon Change in Control

       (a) Notwithstanding any other provision of this Plan, all outstanding Options shall become fully vested and exercisable upon a Change in Control.

       (b) "Change in Control" shall mean:

          (1) The acquisition by an individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of the combined voting power of the then outstanding voting securities of the Trust entitled to vote generally in the election of trustees (the "Outstanding Shares"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Trust, (ii) any acquisition by the Trust,
        (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Trust or any corporation controlled by the Trust, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (3) below, or (v) any acquisition by any Person entitled to file Form 13G under the Exchange Act with respect to such acquisition; or

          (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose appointment, election, or nomination for election by the Trust's shareholder, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the trustees of the Trust, as such terms are used in Rule 14a-1 promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a Member of the Incumbent Board; or

          (3) approval by the shareholders of the Trust of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Trust (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Trust or all or substantially all of the Trust's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Shares, (ii) no Person (excluding any employee benefit plan (or related trust) of the Trust or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of trustees or directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (4) approval by the shareholders of the Trust of a complete liquidation or dissolution of the Trust.

     13. Amendment or Termination of the Plan

       (a) In General. The Board, pursuant to a written resolution, from time to time may suspend or terminate the Plan or amend it, and the Committee may amend any outstanding Options in any respect whatsoever; except that, without the approval of the shareholders (given in the manner set forth in subsection (b) below) --

          (1) any amendment which would --

             (A) change the class of employees eligible to participate in the Plan with respect to ISOs;

             (B) except as permitted under Section 9 hereof, increase the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan; or

             (C) extend the duration of the Plan under Section 19 hereof with respect to any ISOs granted hereunder.

          (2) No amendment requiring shareholder approval pursuant to Treas. Reg. Section 1.162-27(e)(4)(vi) or any successor thereto may be made.

Notwithstanding the foregoing, no such suspension, discontinuance, or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

       (b) Manner of Shareholder Approval. The approval of shareholders must be effected by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

     14. Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his rights shall be only such as are provided by the Option Agreement. Notwithstanding any provisions of the Plan or the Option Agreement with a Key Employee, the Trust shall have the right, in its discretion but subject to any employment contract entered into with the Key Employee, to retire the Key Employee at any time pursuant to its retirement rules or otherwise to terminate his employment at any time for any reason whatsoever.

     15. Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Trust, any Related Corporation, or TRO, the members of the Board and the members of the Committee shall be indemnified by the Trust against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Trust) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Trust in writing, giving the Trust an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Trust's by-laws or Pennsylvania law.

     16. Application of Funds. The proceeds received by the Trust from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option shall be added to the general funds of the Trust and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option shall become treasury stock.

     17. Shareholder Approval. This Plan was effective on September 17, 1990 (the date the Plan was adopted by the Board). The amendment and restatement of the Plan shall become effective on July 1, 1997; provided, however, that if the Plan is not approved by the shareholders, in the manner described in Section 13(b) hereof, within 12 months before or after the date the amended and restated Plan is adopted by the Board, all Options granted on and after July 1, 1997 hereunder shall be null and void and no additional Options shall be granted hereunder.

     18. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon a Key Employee to exercise such Option.

     19. Termination of Plan. Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on September 16, 2000, which date is within 10 years after the date the Plan was adopted by the Board, and no Options hereunder shall be granted thereafter. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Options issued hereunder, and outstanding on the date set forth in the preceding sentence, which by their terms extend beyond such date.

     20. Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania shall govern the operation of, and the rights of Key Employees under, the Plan, and Options granted hereunder.

                                  APPENDIX E



















                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                            1997 STOCK OPTION PLAN

                               Table of Contents



                                                     Page
                                                     -----
1.  Purpose   ....................................   E-3
2.  Administration  ..............................   E-3
3.  Eligibility  .................................   E-3
4.  Stock  .......................................   E-4
5.  Granting of Awards ...........................   E-4
6.  Annual Limit .................................   E-4
7.  Terms and Conditions of Options   ............   E-4
8.  Forfeiture   .................................   E-8
9.  Capital Adjustments   ........................   E-8
10. Certain Corporate Transactions ...............   E-8
11. Exercise Upon Change in Control   ............   E-8
12. Amendment or Termination of the Plan .........   E-9
13. Rights .......................................   E-9
14. Indemnification of Board and Committee  ......   E-10
15. Application of Funds  ........................   E-10
16. Shareholder Approval  ........................   E-10
17. No Obligation Regarding Awards ...............   E-10
18. Termination of Plan   ........................   E-10
19. Governing Law   ..............................   E-10

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                            1997 STOCK OPTION PLAN


     WHEREAS, the Pennsylvania Real Estate Investment Trust (the "Trust") desires to award incentive and nonqualified stock options to certain of the officers and other key employees of the Trust and of The Rubin Organization, Inc. ("TRO");

     NOW, THEREFORE, the Pennsylvania Real Estate Investment Trust 1997 Stock Option Plan (the "Plan") is hereby adopted under the following terms and conditions:

     1. Purpose. The Plan is intended to provide a means whereby the Trust may grant incentive stock options and nonqualified stock options (collectively, the "Options"), to purchase common shares of the Trust ("Common Stock"), to officers and other key employees of the Trust and of TRO ("Key Employees"), a corporation the majority of the equity (but not the voting power) of which is indirectly owned by the Trust. Thereby, the Trust expects to attract and retain such Key Employees and motivate them to exercise their best efforts on behalf of the Trust, any Related Corporation, and TRO. For purposes of the Plan, a "Related Corporation" shall mean either a "subsidiary corporation" of the Trust, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or the "parent corporation" of the Trust, as defined in
Section 424(e) of the Code. The term "Related Corporation" shall not include
TRO.

     As used in the Plan, (i) the term "ISO" shall mean an option which, at the time such option is granted, qualifies as an incentive stock option within the meaning of Section 422 of the Code and is designated as an ISO in the "Option Agreement" (as defined in Section 7(n) hereof); and (ii) the term "NQSO" shall mean an option which, at the time such option is granted, does not qualify as an ISO, and is designated as a nonqualified stock option in the Option Agreement.

     2. Administration

       (a) The Plan shall be administered by the Trust's Executive Compensation and Human Resources Committee (the "Committee"), which shall consist solely of not fewer than two non-employee trustees (directors) of the Trust (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor thereto) who are also outside trustees (directors) (within the meaning of Treas. Reg. Section 1.162-27(e)(3), or any successor thereto) of the Trust, and who shall be appointed by, and shall serve at the pleasure of, the Trust's Board of Trustees (the "Board"). Each member of the Committee, while serving as such, shall be deemed to be acting in his capacity as a director of the Trust.

       (b) The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees to be granted Options (also referred to as "Awards") under the Plan, to grant Awards on behalf of the Trust, and to set the date of grant and the other terms of such Awards. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Award granted hereunder in the manner and to the extent it deems desirable. The Committee may also, in its discretion but with the written consent of the Key Employee, revise previously granted Options, adjust the price of an Option, or cancel an Option and grant a new Option to replace the cancelled Option. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Trust and TRO, their shareholders, and all Key Employees, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them.

     No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     3. Eligibility. The class of employees who shall be eligible to receive Awards under the Plan shall be the Key Employees (including any trustees who also are officers or key employees). More than one Award may be granted to a Key Employee under the Plan. A Key Employee who has been granted an Option under the Plan shall be referred to as an "Optionee."

     4. Stock. Options may be granted under the Plan to purchase up to 560,000 shares of Common Stock, par value $1.00 per share. However, no Key Employee shall receive Options for more than 250,000 shares of the Trust's Common Stock in any single calendar year, subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Trust may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

     If any Option granted under the Plan expires or otherwise terminates for any reason whatsoever (including, without limitation, the Optionee's surrender thereof) without having been exercised, the shares subject to the unexercised portion of the Option shall continue to be available for the granting of Options under the Plan as fully as if the shares had never been subject to an Option. However, (i) if an Option is cancelled, the shares of Common Stock covered by the cancelled Option shall be counted against the maximum number of shares specified above for which Options may be granted to a single Key Employee, and (ii) if the exercise price of an Option is reduced after the date of grant, the transaction shall be treated as a cancellation of the original Option and the grant of a new Option for purposes of such maximum.

     5. Granting of Awards. From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Trust, grant to Key Employees under the Plan such Awards as it determines are warranted; provided, however, that (i) ISOs shall not be granted to Key Employees who are not employed by the Trust or a Related Corporation, and (ii) grants of ISOs and NQSOs shall be separate and not in tandem. In making any determination as to whether a Key Employee shall be granted an Award, the type of Award to be granted, the number of shares to be covered by the Award, and other terms of the Award, the Committee shall take into account the duties of the Key Employee, his present and potential contributions to the success of the Trust and/or of TRO, the tax implications to the Trust and the Key Employee of any Award granted, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan.

     6. Annual Limit

       (a) ISOs. The aggregate fair market value (determined under Section 7(b) hereof as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and incentive stock options under any other stock option plan of the Trust or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

     (b) NQSOs. The annual limits set forth above for ISOs shall not apply to NQSOs.

     7. Terms and Conditions of Options. Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of the Plan (and, for ISOs granted under the Plan, the provisions of Section 422(b) of the Code), as the Committee shall deem desirable --

       (a) Number of Shares. The Option shall state the number of shares of Common Stock to which the Option pertains.

       (b) Price. The Option shall state the Option price which shall be determined and fixed by the Committee in its discretion but, in the case of an ISO, shall not be less than the higher of 100 percent (110 percent in the case of a more-than-10-percent shareholder, as provided in subsection (j) below) of the fair market value of the optioned shares of Common Stock on the date the ISO is granted, or the par value thereof, and, in the case of an NQSO, shall not be less than the higher of 100 percent of the fair market value of the optioned shares of Common Stock on the date the NQSO is granted, or the par value thereof.

     The fair market value of a share of Common Stock shall be arrived at by a good faith determination of the Committee and shall be --

       (i) if there are sales of Common Stock on a registered securities exchange or in an over-the-counter market on the date of grant, then the mean between the highest and lowest quoted selling price on the date of grant; or

       (ii) if there are no such sales of Common Stock on the date of grant but there are such sales on dates within a reasonable period both before and after the date of grant, then the weighted average of the means between the highest and lowest selling price on the nearest date before and the nearest date after the date of grant; or

       (iii) if actual sales are not available during a reasonable period beginning before and ending after the date of grant, then the mean between the bid and asked price on the date of grant as reported by the National Quotation Bureau; or

       (iv) if (i) through (iii) are not applicable, such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

Where the fair market value of the optioned shares of Common Stock is determined under (ii) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant shall be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e, the valuation date), in accordance with Treas. Reg. Section 20.2031-2(b)(1), or any successor thereto.

     (c) Term

     (1) ISOs. Subject to earlier termination as provided in subsections (e),
(f), and (g) below and in Section 8 hereof, the term of each ISO shall be not more than 10 years (five years in the case of a more-than-10-percent shareholder, as discussed in subsection (j) below) from the date of grant.

     (2) NQSOs. Subject to earlier termination as provided in subsections (e),
(f), and (g) below and in Section 8 hereof, the term of each NQSO shall be not more than 10 years from the date of grant.

     (d) Exercise. Options shall be exercisable in such installments and on such dates as the Committee may specify; provided that (i) in the case of new Options granted to an Optionee to replace options (whether granted under the Plan or otherwise) held by the Optionee or in the case of Options repriced by the Committee, the new or repriced Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the original Options were exercisable, but not earlier than three months from the date of grant of the new Options or the repricing of the original Options; and
(ii) the Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable.

     Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving written notice of exercise to the Trust at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

     The Option price shall be payable in the case of an ISO, if the Committee in its discretion causes the Option Agreement so to provide, and in the case of an NQSO, if the Committee in its discretion so determines at or prior to the time of exercise --

     (1) in cash or its equivalent;

     (2) in shares of Common Stock previously acquired by the Optionee; provided that (i) if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the Option price for ISOs, such shares have been held by the Optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the date of exercise, or (ii) if such shares of Common Stock were acquired through the exercise of an NQSO and are used to pay the Option price of an ISO, or if such shares of Common Stock were acquired through the exercise of an ISO or an NQSO and are used to pay the Option price of an NQSO, such shares have been held by the Optionee for a period of more than one year on the date of exercise;

     (3) by delivering a properly executed notice of exercise of the Option to the Trust and a broker, with irrevocable instructions to the broker promptly to deliver to the Trust the amount of sale or loan proceeds necessary to pay the exercise price of the Option;

     (4) if the Optionee is designated as an "eligible participant" by the Committee at the date of grant in the case of an ISO, or at or after the date of grant in the case of an NQSO, and if the Optionee thereafter so requests,
(i) the Trust will loan the Optionee the money required to pay the exercise price of the Option; (ii) any such loan to an Optionee shall be made only at the time the Option is exercised; and (iii) the loan will be made on the Optionee's personal, negotiable, demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under Section 7872 of the Code, and including such other terms as the Committee may prescribe; or

     (5) in any combination of subsections (1), (2), (3), and (4) above.

     In the event the Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the aggregate fair market value (determined under subsection (b) above, but as of the date of exercise of the Option, rather than the date of grant) of the Common Stock so surrendered in payment of the Option price.

     (e) Termination of Employment. If an Optionee's employment by the Trust or TRO is terminated by either party prior to the expiration date fixed for his Option for any reason other than retirement, death, disability, change in control, cause, or employment with a competitor, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of
(i) the expiration date specified in such Option, or (ii) an accelerated expiration date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, subject to Section 8 hereof, such accelerated expiration date shall not be earlier than the date of the Optionee's termination of employment, and in the case of ISOs, such accelerated expiration date shall not be later than three months after such termination of employment.

     (f) Retirement or Disability. If an Optionee attains the age which the Trust or TRO may from time to time establish as the retirement age for any class of its employees or becomes disabled (within the meaning of Section 22(e)(3) of the Code) during his employment and, prior to the expiration date fixed for his Option, his employment is terminated as a consequence of such retirement or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) an accelerated termination date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, subject to Section 8 hereof, such accelerated termination date shall not be earlier than the date of the Optionee's termination of employment by reason of retirement or disability, and in the case of ISOs, such accelerated termination date shall not be later than three months after such termination of employment. In the event of the Optionee's legal disability, such Option may be exercised by the Optionee's legal representative.

     (g) Death. If an Optionee dies during his employment, and prior to the expiration date fixed for his Option, or if an Optionee whose employment is terminated for any reason, dies following his termination of employment but prior to the earliest of (i) the expiration date fixed for his Option, (ii) the expiration of the period determined under subsections (e) and (f) above, or
(iii) in the case of an ISO, three months following termination of employment, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, or to any greater extent permitted by the Committee, by the Optionee's estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in such Option or (ii) an accelerated termination date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, subject to Section 8 hereof, such accelerated termination date shall not be earlier than one year, nor later than three years, after the date of death.

     (h) Non-Transferability; Registration. No ISO and (except as otherwise provided in any Option Agreement) no NQSO shall be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution, and (subject to the preceding clause) during the lifetime of the Optionee, shall be exercisable only by him or by his guardian or legal representative. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

     (i) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by his Option until the issuance of a stock certificate to him for such shares.

     (j) Ten Percent Shareholder. If the Optionee owns more than 10 percent of the total combined voting power of all shares of stock of the Trust at the time an ISO is granted to him, the Option price for the ISO shall be not less than 110 percent of the fair market value (as determined under subsection (b) above) of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

     (k) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares of Common Stock thereunder, or that action by the Trust or by the Optionee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or his legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

     (l) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Trust to deliver shares of Common Stock upon the exercise of any Option (or cash in lieu thereof) shall be subject to applicable federal, state, and local tax withholding requirements.

     If the exercise of any Option is subject to the withholding requirements of applicable federal tax law, the Committee, in its discretion, may permit or require the Optionee to satisfy the federal withholding tax, in whole or in part, by electing to have the Trust withhold shares of Common Stock subject to the exercise (or by returning previously acquired shares of Common Stock to the Trust). The Trust may not withhold shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. Shares of Common Stock shall be valued, for purposes of this subsection, at their fair market value under subsection (b) above, but as of the date the amount attributable to the exercise of the Option is includable in income by the Optionee under Section 83 of the Code (the "Determination Date"). If shares of Common Stock acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such shares of Common Stock must have been held by the Optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code as of the Determination Date.

     The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

     (m) Loans. If an Optionee is designated as an "eligible participant" by the Committee at the date of grant in the case of an ISO, or at or after the date of grant in the case of an NQSO, and if the Optionee thereafter so requests, the Trust will loan the Optionee the money required to satisfy any regular income tax obligations (as opposed to alternative minimum tax obligations) resulting from the exercise of any Options. Any loan or loans to an Optionee shall be made only at the time any such tax resulting from such exercise is due. The Committee, in its discretion, may require an affidavit from the Optionee specifying the amount of the tax required to be paid and the date when such tax must be paid. The loan will be made on the Optionee's personal, negotiable, demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under Section 7872 of the Code, and including such other terms as the Committee may prescribe.

     (n) Option Agreements -- Other Provisions. Options granted under the Plan shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan (and, for ISOs granted pursuant to the Plan, not inconsistent with Section 422(b) of the Code), as the Committee shall deem advisable. The Option Agreements shall specify whether the Option is an ISO or NQSO. Each Optionee shall enter into, and be bound by, an Option Agreement as soon as practicable after the grant of an Option.

     8. Forfeiture. If the employment of an Optionee is terminated for "Cause" (as defined below) or the Optionee terminates his employment and commences working for a "Competitor" (as defined below), his right under any then outstanding Award shall terminate at the time of such termination of employment. As used in this Section, in the case of any Optionee not subject to a written employment agreement, "Cause" shall mean any willful or intentional act having the effect of injuring the reputation, business, or business relationships of the Trust or TRO, or any repeated or continuous failure, neglect, or refusal to perform in a satisfactory manner duties assigned to such Optionee. In the case of an Optionee subject to a written employment agreement, "Cause" shall mean any action giving the Trust or TRO the right to terminate such person's employment agreement for Cause. "Competitor" shall mean any person or entity other than the Trust or TRO engaged -- either before the Optionee's employment is terminated or within the one-year period after such termination -- in a business competitive (in the good faith judgment of the Committee) with that of the Trust or TRO.

     9. Capital Adjustments. The number of shares which may be issued under the Plan, and the maximum number of shares with respect to which Awards may be granted to any Key Employee under the Plan, both as stated in Section 4 hereof, and the number of shares issuable upon exercise or vesting of outstanding Awards under the Plan (as well as the Option price per share under outstanding Options) shall, subject to the provisions of Section 424(a) of the Code, be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Trust. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Optionee, and preserve, without exceeding, the value of Awards.

     10. Certain Corporate Transactions. In the event of a corporate transaction (as that term is described in Section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Award if it determines that such termination is in the best interests of the Trust. If the Committee decides to terminate outstanding Options, the Committee shall give each Key Employee holding an Option to be terminated not fewer than seven days' notice prior to any such termination, and any Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, as provided in Section 7(d) hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

     The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a "modification" under
Section 424(h) of the Code, unless the Optionee consents to the change.

     11. Exercise Upon Change in Control

     (a) Notwithstanding any other provision of this Plan, all outstanding Options shall become fully vested and exercisable upon a Change in Control.

     (b) "Change in Control" shall mean:

     (1) The acquisition by an individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of the combined voting power of the then outstanding voting securities of the Trust entitled to vote generally in the election of trustees (the "Outstanding Shares"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Trust, (ii) any acquisition by the Trust, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Trust or any corporation controlled by the Trust, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (3) below, or (v) any acquisition by any Person entitled to file Form 13G under the Exchange Act with respect to such acquisition; or

     (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose appointment, election, or nomination for election by the Trust's shareholders, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the trustees of the Trust, as such terms are used in Rule 14a-1 promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a Member of the Incumbent Board; or

     (3) approval by the shareholders of the Trust of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Trust (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Trust or all or substantially all of the Trust's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Shares, (ii) no Person (excluding any employee benefit plan (or related trust) of the Trust or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and
(iii) at least a majority of the members of the board of trustees or directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (4) approval by the shareholders of the Trust of a complete liquidation or dissolution of the Trust.

     12. Amendment or Termination of the Plan

     (a) In General. The Board, pursuant to a written resolution, from time to time may suspend or terminate the Plan or amend it, and the Committee may amend any outstanding Awards in any respect whatsoever; except that, without the approval of the shareholders (given in the manner set forth in subsection (b) below) --

     (1) any amendment which would --

     (A) change the class of employees eligible to participate in the Plan with respect to ISOs;

     (B) except as permitted under Section 10 hereof, increase the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan; or

     (C) extend the duration of the Plan under Section 18 hereof with respect to any ISOs granted hereunder.

     (2) No amendment requiring shareholder approval pursuant to Treas. Reg.
Section 1.162-27(e)(4)(vi) or any successor thereto may be made.

Notwithstanding the foregoing, no such suspension, discontinuance, or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

     (b) Manner of Shareholder Approval. The approval of shareholders must be effected by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

     13. Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Committee shall have granted such individual an Award, and then his rights shall be only such as are provided by the Option Agreement. Notwithstanding any provisions of the Plan or the Option Agreement with a

Key Employee, the Trust or TRO (as applicable) shall have the right, in its discretion but subject to any employment contract entered into with the Key Employee, to retire the Key Employee at any time pursuant to its retirement rules or otherwise to terminate his employment at any time for any reason whatsoever.

     14. Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Trust, any Related Corporation, or TRO, the members of the Board and the members of the Committee shall be indemnified by the Trust against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Trust) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Trust in writing, giving the Trust an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Trust's by-laws or Pennsylvania law.

     15. Application of Funds. The proceeds received by the Trust from the sale of Common Stock pursuant to Awards granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option shall be added to the general funds of the Trust and shall be used for its corporate purposes. Any Common Stock received in payment for additional Common Stock upon exercise of an Option shall become treasury stock.

     16. Shareholder Approval. This Plan shall become effective on ___________ ____, 199__ (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the shareholders, in the manner described in Section 12(b) hereof, within 12 months before or after the date the Plan is adopted by the Board, all ISOs granted hereunder shall be null and void and no additional ISOs shall be granted hereunder.

     17. No Obligation Regarding Awards. The granting of an Award shall impose no obligation upon a Key Employee to exercise or meet the conditions of such Award.

     18. Termination of Plan. Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on ________ ___, 2007 which date is within 10 years after the date the Plan was adopted by the Board, and no Awards hereunder shall be granted thereafter. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Awards issued hereunder, and outstanding on the date set forth in the preceding sentence, which by their terms extend beyond such date.

     19. Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania shall govern the operation of, and the rights of Key Employees under, the Plan, and Awards granted hereunder.

                                                                      APPENDIX F


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
The Rubin Organization, Inc.:

     We have audited the accompanying consolidated balance sheet of The Rubin Organization, Inc. (a Pennsylvania Subchapter S Corporation) and subsidiary as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Rubin Organization, Inc. and subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                      /s/ ARTHUR ANDERSEN LLP





Philadelphia, Pa.,
 June 23, 1997

                  THE RUBIN ORGANIZATION, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                    ASSETS





                                                                                      December 31
                                                              June 30,       -----------------------------
                                                                1997            1996            1995
                                                             -------------   --------------   ------------
                                                             (unaudited)                      (unaudited)
CURRENT ASSETS:
 Cash and cash equivalents  ..............................   $   854,458     $    861,163     $   869,498
 Restricted cash   .......................................       472,485          463,280         410,550
 Fees and commissions receivable, net of allowance for
   uncollectable accounts of $684,017, $869,469 and
   $921,358, respectively   ..............................     3,031,238        2,623,104       2,431,063
 Fees and commissions receivable from affiliates, net of
   allowance for uncollectable accounts of $165,155,
   $46,161 and $68,976, respectively .....................     1,025,517        1,408,649       1,508,400
 Real estate held for sale  ..............................            --          114,000         114,000
 Prepaid expenses and other assets   .....................       145,080           65,747          87,290
                                                             ------------    -------------    ------------
      Total current assets  ..............................     5,528,778        5,535,943       5,420,801
                                                             ------------    -------------    ------------
PROPERTY AND EQUIPMENT:
 Furniture, fixtures and equipment   .....................     4,226,848        3,827,110       3,719,138
 Leasehold improvements  .................................       108,062           80,452          80,452
                                                             ------------    -------------    ------------
                                                               4,334,910        3,907,562       3,799,590
 Less-Accumulated depreciation and amortization  .........     3,166,067        2,952,564       2,518,297
                                                             ------------    -------------    ------------
      Net property and equipment  ........................     1,168,843          954,998       1,281,293
                                                             ------------    -------------    ------------
FEES AND COMMISSIONS RECEIVABLE,
 LONG-TERM, net    .......................................       271,940          333,546       1,709,969
ADVANCES TO AFFILIATED PARTNERSHIPS  .....................     3,574,059        2,793,912         247,147
INTANGIBLE ASSETS--MANAGEMENT
 CONTRACTS, net of accumulated amortization of
 $350,000 at June 30, 1997  ..............................     6,808,949        7,108,977              --
DEFERRED FINANCING COSTS, net of accumulated
 amortization of $26,240 in 1995  ........................            --               --           5,467
INVESTMENTS IN LIMITED PARTNERSHIPS  .....................            --               --          44,915
                                                             ------------    -------------    ------------
                                                              10,654,948       10,236,435       2,007,498
                                                             ------------    -------------    ------------
      Total assets    ....................................   $17,352,569     $ 16,727,376     $ 8,709,592
                                                             ============    =============    ============


        The accompanying notes are an integral part of these statements.

                  THE RUBIN ORGANIZATION, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                     LIABILITIES AND STOCKHOLDERS' EQUITY





                                                                                           December 31
                                                                 June 30,        --------------------------------
                                                                   1997             1996              1995
                                                                --------------   --------------   ---------------
                                                                (unaudited)                       (unaudited)
CURRENT LIABILITIES:
 Current portion of long-term debt, including
   $2,161,137, $1,262,468 and $1,357,820 to affiliates.......   $ 2,986,509       $  2,650,245     $  3,743,683
 Accounts payable, trade and accrued expenses    ............     4,156,196          2,977,571        4,055,266
 Due to affiliates    .......................................       241,000            175,526          535,671
 Deferred compensation payable    ...........................       129,864            185,500          162,000
                                                                ------------      ------------     ------------
      Total current liabilities   ...........................     7,513,569          5,988,842        8,496,620
LONG-TERM DEBT, including $3,127,007, $3,423,158
 and $4,299,416 to affiliates  ..............................     9,406,467         10,073,427        3,193,777
DEFERRED COMPENSATION PAYABLE,
 LONG-TERM   ................................................       247,248            278,500          327,250
                                                                ------------      ------------     ------------
      Total liabilities  ....................................    17,167,284         16,340,769       12,017,647
                                                                ------------      ------------     ------------
MINORITY INTEREST IN SUBSIDIARY   ...........................         4,492              4,492            3,487
                                                                ------------      ------------     ------------
COMMITMENTS AND CONTINGENCIES (Note 9)
STOCKHOLDERS' EQUITY:
 Capital stock, $.10 par value; 280,000, 250,000 and
   250,000 shares authorized; 279,005, 249,005 and
   80,005 shares issued and outstanding    ..................        27,901             24,901            8,001
 Additional paid-in capital    ..............................     4,649,129          4,329,250          662,456
 Treasury stock, at cost, 599, 599 and 19,411 shares   ......        (1,008)            (1,008)        (601,956)
 Accumulated deficit  .......................................    (4,495,229)        (3,971,028)      (3,380,043)
                                                                ------------      ------------     ------------
      Total stockholders' equity (deficit)    ...............       180,793            382,115       (3,311,542)
                                                                ------------      ------------     ------------
      Total liabilities and stockholders' equity    .........   $17,352,569       $ 16,727,376     $  8,709,592
                                                                ============      ============     ============


        The accompanying notes are an integral part of these statements.

                  THE RUBIN ORGANIZATION, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS






                                           For the Six Months Ended                 For the Year Ended
                                                   June 30                              December 31
                                         ----------------------------  ---------------------------------------------
                                            1997           1996           1996           1995            1994
                                         -------------  -------------  -------------  -------------  ---------------
                                         (unaudited)    (unaudited)                   (unaudited)     (unaudited)
REVENUES:
 Management fees  .....................   $3,630,715     $2,398,210   $ 4,608,058    $ 6,273,015     $  5,769,027
 Leasing commissions    ...............    3,671,861      2,351,408     6,186,407      5,914,555        5,293,143
 Consulting fees  .....................      751,081        318,488     1,105,000        859,681          895,331
 Development fees    ..................      448,976        687,154     1,341,475      1,057,624        1,027,591
 Publication   ........................    1,174,882      1,209,280     2,346,760      2,451,722        2,303,495
 Other income  ........................       74,201         50,513        19,889         29,696           49,135
 Interest income  .....................       19,189         35,578        35,410         67,751            1,081
                                          ----------     ----------    -----------    -----------    -------------
    Total revenues   ..................    9,770,905      7,050,631    15,642,999     16,654,044       15,338,803
                                          ----------     ----------    -----------    -----------    -------------
OPERATING EXPENSES:
 Salaries, commissions, payroll taxes
   and employee benefits   ............    5,938,007      4,688,313     9,785,660      9,831,075        9,779,739
 Cost of goods sold -- publication  ...      793,569        707,938     1,458,423      1,656,674        1,583,000
 Rent expense  ........................      406,968        397,796       766,708        787,319          848,951
 Other operating expenses  ............    1,481,453      1,031,151     2,225,599      2,835,113        2,265,596
 Expenses for start-up of EPDLP
   management contracts    ............      559,853             --       280,046             --               --
 Expense from abandonment of public
   offering    ........................           --             --            --             --        2,103,296
 Depreciation and amortization   ......      563,504        229,990       439,734        384,068          400,318
 Write-down of investment in 1626
   Locust Associates    ...............           --        220,528       319,823             --               --
                                          ----------     ----------    -----------    -----------    -------------
    Total operating expenses  .........    9,743,354      7,275,716    15,275,993     15,494,249       16,980,900
                                          ----------     ----------    -----------    -----------    -------------
(LOSS) INCOME FROM
 OPERATIONS    ........................       27,551       (225,085)      367,006      1,159,795       (1,642,097)
INTEREST EXPENSE  .....................     (533,449)      (329,086)     (603,249)      (813,357)        (629,242)
EQUITY IN LOSS FROM
 INVESTMENTS IN LIMITED
 PARTNERSHIPS  ........................      (18,303)      (181,316)     (354,742)      (398,572)              --
                                          ----------     ----------    -----------    -----------    -------------
NET LOSS ..............................   $ (524,201)    $ (735,487)   $ (590,985)    $  (52,134)    $ (2,271,339)
                                          ==========     ==========    ===========    ===========    =============


        The accompanying notes are an integral part of these statements.

                  THE RUBIN ORGANIZATION, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY






                                     Capital Stock      Additional
                                  --------------------   Paid-in       Treasury       Accumulated
                                  Shares     Amount      Capital         Stock          Deficit           Total
                                  ---------  ---------  ------------  -------------  ---------------  ---------------
BALANCE, JANUARY 1, 1994  ......     80,005    $ 8,001  $ 662,456     $ (601,956)    $ (1,056,570)     $   (988,069)
 Net loss (unaudited)  .........         --         --         --             --       (2,271,339)       (2,271,339)
                                   --------   --------  ----------    -----------    -------------     ------------
BALANCE, DECEMBER 31, 1994 .....     80,005      8,001    662,456       (601,956)      (3,327,909)       (3,259,408)
 Net loss (unaudited)  .........         --         --         --             --          (52,134)          (52,134)
                                   --------   --------  ----------    -----------    -------------     ------------
BALANCE, DECEMBER 31, 1995 .....     80,005      8,001    662,456       (601,956)      (3,380,043)       (3,311,542)
 Net loss  .....................         --         --         --             --         (590,985)         (590,985)
 Issuance of common stock    ...    169,000     16,900  3,666,794        600,948               --         4,284,642
                                   --------   --------  ----------    -----------    -------------     ------------
BALANCE, DECEMBER 31, 1996 .....    249,005     24,901  4,329,250         (1,008)      (3,971,028)          382,115
 Net loss (unaudited)  .........         --         --         --             --         (524,201)         (524,201)
 Dividends (unaudited) .........         --         --   (395,444)            --               --          (395,444)
 Issuance of common stock
   (unaudited)   ...............     30,000      3,000    715,323             --               --           718,323
                                   --------   --------  ----------    -----------    -------------     ------------
BALANCE, JUNE 30, 1997
 (unaudited)  ..................    279,005    $27,901 $4,649,129     $   (1,008)    $ (4,495,229)     $    180,793
                                   ========   ======== ==========     ===========    =============     ============


        The accompanying notes are an integral part of these statements.

                  THE RUBIN ORGANIZATION, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS





                                           For the Six Months Ended                    For the Year Ended
                                                   June 30                                December 31
                                         ----------------------------  --------------------------------------------------
                                            1997           1996            1996             1995             1994
                                         -------------  -------------  ---------------  --------------  -----------------
                                         (unaudited)    (unaudited)                     (unaudited)       (unaudited)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net loss   ...........................   $ (524,201)    $ (735,487)    $   (590,985)   $   (52,134)     $  (2,271,339)
 Adjustments to reconcile net loss to
   net cash provided by operating
   activities--
   Depreciation and amortization    ...      563,504        229,990          439,734        384,068            400,318
   Equity in (income) loss on
    investments in limited
    partnerships  .....................       18,303        181,316          354,742        398,572                 --
   Provision for doubtful fees and
    commissions receivable    .........      (66,458)       103,757          207,513        364,057            309,884
   Abandonment of public offering   ...           --             --               --             --          2,103,296
   Write-down of investment in 1626
    Locust Associates   ...............           --        220,528          319,823             --                 --
   Minority interest income   .........           --             --            1,005          2,164              2,230
   Changes in assets and liabilities-
    Decrease (increase) in--
    Restricted cash  ..................       (9,205)       360,314          (52,730)      (208,024)           (28,131)
    Fees and leasing commissions
      receivable  .....................     (280,070)     1,136,855          976,869        597,993         (1,106,907)
    Fees and leasing commissions
      receivable from affiliates    ...      383,132       (252,323)          99,751     (1,316,545)          (301,141)
    Prepaid expenses and other
      assets   ........................      (79,333)      (123,616)          21,543        (39,580)            61,171
   Increase (decrease) in--
    Accounts payable and accrued
      expenses    .....................    1,178,625       (803,514)      (1,077,695)       208,517            858,184
    Deferred compensation payable .....      (86,888)       (81,002)         (25,250)      (130,750)           310,000
                                          ----------     ----------     ------------    ------------     -------------
      Net cash provided by (used in)
       operating activities   .........    1,097,409        236,818          674,320        208,338            337,565
                                          ----------     ----------     ------------    ------------     -------------


                                  (Continued)

                  THE RUBIN ORGANIZATION, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (Continued)





                                                For the Six Months Ended                     For the Year Ended
                                                        June 30                                  December 31
                                             ------------------------------   -------------------------------------------------
                                                1997             1996             1996             1995             1994
                                             --------------   -------------   ---------------   -------------   ---------------
                                             (unaudited)      (unaudited)                       (unaudited)     (unaudited)
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Capital expenditures for property and
   equipment and deferred costs  .........   $   (427,348)     $  (46,534)     $   (107,972)    $ (266,531)      $  (262,952)
 Acquisition costs for management
   contracts   ...........................        (49,972)             --          (108,977)            --                --
 Proceeds from sale of real estate  ......        114,000              --                --             --                --
 (Increase) decrease in advances to
   affiliated partnerships    ............       (780,147)         58,013        (2,546,765)      (247,147)               --
 (Contributions) distributions to/from
   equity investees  .....................        (18,303)       (283,467)         (319,613)      (396,281)               --
                                             ------------      ----------      ------------     -----------      -----------
    Net cash used in investing
      activities  ........................     (1,161,770)       (271,988)       (3,083,327)      (909,959)         (262,952)
                                             ------------      ----------      ------------     -----------      -----------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Increase (decrease) in due to affiliates          65,474         149,282          (360,145)        13,549          (217,725)
 Repayments on long-term debt    .........       (330,697)       (439,779)       (1,689,225)      (765,370)         (546,085)
 Proceeds from long-term debt    .........             --              --           165,400      1,252,593           920,645
 Dividend payments   .....................       (395,444)             --                --             --                --
 Proceeds from issuance of common
   stock    ..............................        718,323              --         4,284,642             --                --
                                             ------------      ----------      ------------     -----------      -----------
    Net cash provided by (used in)
      financing activities    ............         57,656        (290,497)        2,400,672        500,772           156,835
                                             ------------      ----------      ------------     -----------      -----------
NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                         (6,705)       (325,667)           (8,335)      (200,849)          231,448
CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD    ..................        861,163         869,498           869,498      1,070,347           838,899
                                             ------------      ----------      ------------     -----------      -----------
CASH AND CASH EQUIVALENTS,
 END OF PERIOD    ........................   $    854,458      $  543,831      $    861,163     $  869,498       $ 1,070,347
                                             ============      ==========      ============     ===========      ===========
SUPPLEMENTAL DISCLOSURE OF
 NONCASH ACTIVITIES:
Cash paid for interest  ..................   $    153,224      $  109,149      $    306,202     $  395,347       $   235,964
                                             ============      ==========      ============     ===========      ===========
Noncash investing and financing
 activities are discussed in Notes 3, 4
 and 7


        The accompanying notes are an integral part of these statements.

                  THE RUBIN ORGANIZATION, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994


1. ORGANIZATION AND OPERATIONS:


     The Rubin Organization, Inc. ("the Company") is a Pennsylvania Subchapter S Corporation engaged in the leasing, development and management of retail, commercial office properties, located primarily in the northeastern region of the United States, which, in many cases, are wholly or partially owned by certain of the shareholders of the Company. The Company also provides advertising services to the tenants of retail properties including those properties managed by the Company.



     The consolidated financial statements as of June 30, 1997 and December 31, 1995 and 1994, and for the six-month periods ended June 30, 1997 and 1996, and for the years ended December 31, 1995 and 1994, are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the consolidated financial statements for the interim periods and the fiscal years ended December 31, 1995 and 1994, have been included. The results for the interim periods are not necessarily indicative of the results for the full year.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


Principles of Consolidation


     The consolidated financial statements include the accounts of the Company and its 75% owned subsidiary, Strouse Greenberg Realty Investment, Inc.


     The Company has limited partnership interests in a real estate partnership and another limited partnership which are accounted for under the equity method of accounting.


     All significant intercompany balances and transactions have been eliminated.


Use of Estimates in the Preparation of Financial Statements


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.


Cash and Cash Equivalents


     The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents for purposes of the consolidated statements of cash flow.


Restricted Cash


     The Company controls certain cash amounts as agents for their clients and for funds on deposit to secure the future payments of insurance for various managed properties.


Property and Equipment



     A summary of property and equipment, less accumulated depreciation and amortization at June 30, 1997, and December 31, 1996 and 1995, follows:

                  THE RUBIN ORGANIZATION, INC. AND SUBSIDIARY

                        DECEMBER 31, 1996, 1995 AND 1994

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  -- (Continued)






                                     June 30,       December 31,     December 31,
                                       1997            1996             1995
                                    -------------   --------------   -------------
                                    (unaudited)                      (unaudited)
Furniture and fixtures  .........    $2,275,374       $ 2,231,052    $ 2,189,794
Computer equipment   ............     1,758,644         1,430,683      1,363,969
Telephone equipment  ............       118,375           118,375        118,375
Transportation equipment   ......        74,455            47,000         47,000
Leasehold improvements  .........       108,062            80,452         80,452
                                     -----------     ------------    ------------
                                      4,334,910         3,907,562      3,799,590
Less-Accumulated depreciation and
 amortization  ..................     3,166,067         2,952,564      2,518,297
                                     -----------     ------------    ------------
                                     $1,168,843       $   954,998    $ 1,281,293
                                     ===========     ============    ============


     Furniture, fixtures, equipment and leasehold improvements are recorded at cost.


     Major renewals and betterments are capitalized while replacements, maintenance and repairs which do not improve or extend the life of the asset are expensed. As assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is reflected. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets as follows:

            Furniture and fixtures  .................................10 years
            Computer equipment    ....................................5 years
            Telephone equipment   ....................................5 years
            Transportation equipment    ..............................5 years
            Leasehold improvements   ...........................Life of lease


Deferred Financing Costs


     Deferred financing costs are amortized by the straight-line method over the term of the related credit arrangement.


Revenue Recognition


     Advisory and management fees are recognized in the period in which the services are performed unless significant future contingencies exist.


     Transaction and lease commissions are recorded as income upon the closing of the related sale or upon the signing of lease or occupancy by the respective tenant under the lease. Other commissions and fees are recorded as revenue at the time the related services have been performed unless significant future contingencies exist. Related expenses representing the employee's or co-broker's share of transaction commissions are recorded concurrently with the recording of the related revenue.


Income Taxes


     The Company has elected Subchapter S Corporation status under the Internal Revenue Code and is therefore not subject to federal and state income taxes. Accordingly, no provision for income taxes has been provided by the accompanying financial statements. The shareholders include their respective share of the Company's profits or losses in their individual tax returns.

                  THE RUBIN ORGANIZATION, INC. AND SUBSIDIARY

                        DECEMBER 31, 1996, 1995 AND 1994

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  -- (Continued)

     The Company's net assets at December 31, 1996 and 1995, for federal income tax purposes are approximately $100,000 and ($3,600,000) (unaudited), respectively. The Company's net losses for tax reporting purposes for the years ended December 31, 1996, 1995 and 1994, were approximately $456,000, $836,000
(unaudited) and $1,655,000 (unaudited) . The differences between losses for financial reporting purposes and tax reporting purposes are as a result of the Company being a cash basis tax payer and using accelerated depreciation for tax reporting purposes.


Reclassifications


     Certain prior year amounts have been reclassified to conform with the current year presentation.


3. FEES AND COMMISSIONS RECEIVABLE:


     Fees and commissions receivable include amounts due from properties for management, leasing, marketing and development services and amounts related to reimbursements for payroll and other operating expense reimbursements due to the Company.


     These receivables include leasing commissions receivable acquired from an affiliate of the Company on January 31, 1994, for a purchase price of $2,205,424. The purchase was funded by a note payable, which matures in 1999 (Note 7). These non-interest-bearing receivables were related to commissions which are payable over the terms of the related retail leases.



     The Company recorded these amounts at their fair value as of the acquisition date, which reflected a discount of 12%. The discount is amortized over the term of the receivable as amounts are collected under the terms of the leasing arrangements. The outstanding balances at June 30, 1997, and December 31, 1996 and 1995, are as follows:

                                            June 30,       December 31,     December 31,
                                              1997            1996             1995
                                           -------------   --------------   -------------
                                           (unaudited)                      (unaudited)
Gross leasing commissions   ............   $1,062,526       $ 1,688,380      $ 2,328,946
Unamortized discount  ..................     (177,970)         (360,649)        (530,610)
Allowance for doubtful accounts   ......     (191,487)         (196,373)        (216,647)
                                           ----------       -----------      -----------
                                              693,069         1,131,358        1,581,689
Less -- current portion  ...............     (421,129)         (797,812)        (561,587)
                                           ----------       -----------      -----------
Long-term portion  .....................   $  271,940       $   333,546      $ 1,020,102
                                           ==========       ===========      ===========


     The carrying amount of the long-term portion of fees and commissions receivable approximates fair value as the discount rate used to determine the carrying amount approximates a current market rate.


     The Company is subject to a concentration of credit risk as the majority of the fees and commissions receivable are due from retail and commercial office properties located in the northeastern region of the United States.


4. ACQUISITION OF EQUITY PROPERTIES AND DEVELOPMENT MANAGEMENT
     AGREEMENTS:


     On December 31, 1996, the Company acquired the rights under various management agreements from Equity Properties and Development Limited Partnership ("EPDLP") related to retail properties that EPDLP had previously managed. The transfer of these management agreements has been approved by a majority of the

                  THE RUBIN ORGANIZATION, INC. AND SUBSIDIARY

                        DECEMBER 31, 1996, 1995 AND 1994

4. ACQUISITION OF EQUITY PROPERTIES AND DEVELOPMENT MANAGEMENT
     AGREEMENTS:  -- (Continued)

property owners. These agreements are initially for ten year terms; however, they are generally cancelable with 30 days notice by the respective owners of the property in the event of a default by the Company, as defined, or in the event of a sale or transfer of the ownership of any of the respective properties by the owners.


     These agreements give the Company the rights to various management, leasing and other fee revenue generated from the respective properties in return for the Company's performance of the related management and leasing services. The $7,000,000 purchase price for this transaction was satisfied by a 7% note payable to EPDLP (Note 7) and was accounted for under the purchase method of accounting. Accordingly, at December 31, 1996, the Company has recorded $7,108,977 as an intangible asset, which includes $108,977 of transaction costs. This intangible asset, which represents contract rights, is being amortized on a straight-line basis over a ten-year period. Amortization expense of $350,000 (unaudited) is reflected in the accompanying financial statements for the three-month period ended June 30, 1997.


     Amortization of the $7,000,000 note payable is based on a formula which is based on fixed percentages of a specific level of fee revenue earned by the Company from the management agreements as defined in the purchase agreement. Payments have been initially set at a minimum monthly amount of $82,000 for the first quarter of 1997 and are subject to adjustment on a quarterly and annual basis based on the fee revenue generated from the agreements. In the event the $7,000,000 note payable and accrued interest is repaid prior to December 31, 2006, an additional purchase price, as defined, is due annually to EPDLP until the fiscal year ending December 31, 2006, based on a formula which is based on fixed percentages of a specified level of fee revenue earned by the Company for the applicable fiscal year. Any unpaid balance and accrued interest on the note is due and payable on December 31, 2006.

     Under the terms of the purchase agreement, the $7,000,000 note payable is reduced to the amount actually payable to EPDLP with respect to fee revenue earned by the Company before the maturity of the note in December 2006 in accordance with the above formula, for any management agreements which are terminated or canceled for any reason other than the default by the Company in the event that EPDLP has not assigned another management agreement to the Company as a replacement for the terminated agreement.

     Under the terms of the purchase agreement, the Company did not earn leasing commissions revenue for the three-month period ending on March 31, 1997. Leasing commissions earned in the three-month period beginning April 1, 1997 and ending June 30, 1997, are shared equally between the Company and EPDLP. All leasing commissions earned subsequent to June 30, 1997 are due to the Company.

5. REAL ESTATE HELD FOR SALE:

     The Company purchased a residential property from one of its officers and shareholders as a condition of his employment agreement. This property was sold in April 1997 for an amount which realized its carrying amount as of December 31, 1996.

6. INVESTMENTS IN LIMITED PARTNERSHIPS:

     A summary of the Company's investments in limited partnerships is as follows:



Limited Partnerships
--------------------------------------   Ownership Interest        Investment
                                            December 31,          December 31,
                                         1996       1995       1996      1995
                                         --------   --------   ------   ---------
APEX Site Management, L.P.   .........   29.30%     32.00%       $ --   $ 44,915
1626 Locust Street Associates   ......   55.64%     26.90%         --         --
                                                                -----   ---------
                                                                 $ --   $ 44,915
                                                                =====   =========

                  THE RUBIN ORGANIZATION, INC. AND SUBSIDIARY

                        DECEMBER 31, 1996, 1995 AND 1994

6. INVESTMENTS IN LIMITED PARTNERSHIPS:  -- (Continued)

     The equity in net loss related to these investments for the years ended December 31, 1996, 1995 and 1994, was as follows:



                                            1996            1995         1994
                                         -------------   -------------   -----
APEX Site Management, L.P.   .........   $ (328,381)     $ (219,619)       $ -
1626 Locust Street Associates   ......      (26,361)       (178,953)         -
                                         -----------     -----------      ----
                                         $ (354,742)     $ (398,572)       $ -
                                         ===========     ===========      ====

     Summarized financial information for these investments is as follows:



                        1626 Locust Street Associates        APEX Site Management, L.P.
                           Years Ended December 31             Years Ended December 31
                       -------------------------------   -----------------------------------
                           1996             1995              1996               1995
                       ---------------   -------------   -----------------   ---------------
                                         (unaudited)                         (unaudited)
Assets  ............    $   528,114      $  544,498       $   1,456,754       $   187,875
Liabilities   ......      1,479,104       1,513,272           2,201,033            98,045
                        -----------      -----------      -------------       -----------
Equity  ............    $  (950,990)     $ (968,774)      $     744,279       $    89,830
                        ===========      ===========      =============       ===========
Net loss   .........    $   (47,378)     $ (665,253)      $  (1,552,541)      $  (491,738)
                        ===========      ===========      =============       ===========


     At December 31, 1996, the Company has a 55.64% limited partnership interest in 1626 Locust Associates. The Company does not consolidate the financial statements of this partnership as it does not control its operations. In 1996, under the terms of the partnership agreement, the Company was required to acquire the 28.74% partnership interest of a deceased partner. The $433,847 purchase price was funded by a non-interest-bearing note which was recorded at $310,037, net of discount of $123,810 (of 9%), which is due to the estate of the former partner (Note 7). As the Company concluded this investment was not realizable from future operations, the investment of $319,823 was written-off in 1996. At December 31, 1996, the Company is obligated to fund operating deficits of the partnership and has guaranteed certain debt obligations of 1626 Locust Associates. The building owned by the partnership is currently under agreement of sale (Note 9).


     During 1995, the Company entered into a limited partnership, APEX Site Management, L.P., which is engaged in providing site management to owners of real estate related to the establishment of telecommunications transmission sites on their respective properties. Under the terms of the partnership agreement, the Company was obligated to contribute up to $548,000 to the partnership. In 1996 and 1995, the Company contributed $283,466 and $264,534 (unaudited), respectively, to the partnership. As the Company has a limited partnership interest in this venture, and has no additional financial commitments to the venture, it has not recorded losses in excess of its investment as of December 31, 1996.

                  THE RUBIN ORGANIZATION, INC. AND SUBSIDIARY

                        DECEMBER 31, 1996, 1995 AND 1994

7. LONG-TERM DEBT:


Long-term debt consists of the following:




                                                                                   1996          1995
                                                                                 ------------   ----------
Line of Credit
On December 28, 1993, a $2,300,000 line of credit with interest at the prime rate was available until June 30, 1994. This line was obtained for working capital purposes and to repay costs associated with the abandoned public offering. This line of credit required repayment beginning on July 1,
1994, at $50,000 per month until July 1, 1995, when payments increased to
$60,000 per month until June 30, 1996, when the remaining balance was due. The line of credit is secured by certain fees and commissions receivable, and a partial guarantee, equal to 50% of the credit line, by a stockholder of the Company. Under the terms of the line, the Company was required to maintain certain annual levels of revenues and net income among other restrictions. The Company has not been in compliance with these covenants since the fiscal year ended December 31, 1995. This debt was repaid in full in May 1997. The weighted average interest rates for the years ended December 31, 1996, 1995 and 1994, were 8.27%, 8.72%
(unaudited), and 7.40% (unaudited). The weighted average borrowing for the years ended December 31, 1996 and 1995, were $630,950 and
$1,172,617 (unaudited). Weighted average interest rates for the six months ended June 30, 1997 and 1996 were, 8.27% (unaudited) and 8.34%
(unaudited), respectively.    ................................................   $  610,950     $850,950

Loan Payable
Loan represents amounts borrowed from a bank for the purpose of financing certain improvements. Interest only is payable at the rate of 9%,
and this loan matures on April 1, 1998.   ....................................      309,394      309,394

Mortgage Note
This mortgage note is secured by real estate held for sale with an adjustable rate mortgage. Interest is payable at a fixed rate of 8.625%.
Monthly principal and interest payments are $1,051 with a final payment due November 1, 2015. The property was sold in April 1997, and the debt
was repaid from the proceeds of the sale.    .................................      117,702      119,880
Note Payable, EPDLP
The Company has a $7,000,000 note payable related to its purchase of certain management contract rights on December 31, 1996 (Note 4). The note bears interest at 7%, matures on December 31, 2006, and requires initial minimum monthly principal and interest payments of $82,000 for the first quarter of 1997 adjusted prospectively based upon fee revenue
generated by the acquired management contracts.    ...........................    7,000,000           --

                  THE RUBIN ORGANIZATION, INC. AND SUBSIDIARY

                        DECEMBER 31, 1996, 1995 AND 1994

7. LONG-TERM DEBT:  -- (Continued)



Loan Payable, Affiliate
On January 31, 1994, the Company purchased for $2,205,424 leasing commissions receivable from R.R. Loanco Associates (Note 3), an affiliate, and financed the purchase price through a note. This note bears interest only at 2% above prime and matures on January 31, 1999.
This debt is unsecured and is subordinate to the line of credit . The weighted average interest rates for the years ended December 31, 1996,
1995 and 1994 were 10.27%, 10.72% (unaudited) and 9.40% (unaudited).
Weighted average interest rates for the six months ended June 30, 1997
and 1996, were 10.27% (unaudited) and 10.34% (unaudited), respectively.    2,180,424     2,205,424
Loan Payable, Affiliate
Represents amounts due to an affiliated partnership (Delaware
Associates) for cash advances to the Company. This debt is unsecured and is due on demand. Interest is payable at the rate of 1% above prime. The weighted average interest rates for the years ended December 31, 1996,
1995 and 1994 were 9.27%, 9.72% (unaudited) and 8.40% (unaudited), respectively. Weighted average interest rates for the six months ended
June 30, 1997 and 1996 were, 9.27% (unaudited) and 9.34% (unaudited),
respectively.    .......................................................     877,068     1,502,593

Loan Payable, Affiliate
Represents an amount due to Richard I. Rubin & Co., Inc., an affiliate, for the purchase of its operating assets on December 31, 1992. Principal and interest are due in monthly installments of $18,370. This note bears interest at the rate of 12%. Final payment is due on August 1, 1999.
Principal and interest payments have been deferred by Richard I. Rubin &
Co., Inc. since 1993; however, the Company has accrued all unpaid interest. The Company made partial interest payments of $100,000 and
$120,000 in 1996 and 1995, respectively.................................   1,000,000     1,000,000

Notes Payable, Former Stockholders
The Company is obligated under notes payable to former stockholders related to the repurchase of their shares of the Company's stock. These notes are payable in monthly installments through the year 1999 and bear
interest at rates ranging from 7.7% to 9.0%.    ........................      77,627      236,790

Loans Payable to Affiliate
The Company has a 55.64% ownership interest in a partnership, 1626
Locust Street Associates, which was purchased at various times from former partners of this partnership (Note 6). The aggregate purchase price is payable in annual installments through the year 2007 without stated interest. Interest has been imputed at rates ranging from 9% to
10%.....................................................................     385,107      262,429

                  THE RUBIN ORGANIZATION, INC. AND SUBSIDIARY

                        DECEMBER 31, 1996, 1995 AND 1994

7. LONG-TERM DEBT:  -- (Continued)



Loan Payable to Affiliate
Pan American Associates, an affiliated partnership, advanced amounts to the
Company to finance operating activities. The loan is due on demand with interest at prime plus 1%. The weighted average interest rates for the years ended December 31, 1996, 1995 and 1994, were 9.27%, 9.72% (unaudited)
and 8.4% (unaudited). Weighted average interest rates for the six months ended June 30, 1997 and 1996, were 9.27% (unaudited) and 9.34% (unau-
dited), respectively.                                                                165,400           200,000

Loan Payable, Shareholder
A shareholder advanced $250,000 to the Company during 1995 at prime plus
1% to finance the purchase of certain computer equipment. The loan plus
accrued interest was repaid in full during 1996.    ........................              --           250,000
                                                                                ------------      ------------
                                                                                  12,723,672         6,937,460
Less -- Current portion  ...................................................      (2,650,245)       (3,743,683)
                                                                                ------------      ------------
    Long-term debt    ......................................................    $ 10,073,427      $  3,193,777
                                                                                ============      ============


     The carrying amount of the Company's long term debt approximates fair value as the interest rates on certain of the debts are variable and adjust to the market, and the remaining debts are at fixed rates which approximate market interest rates for similar instruments.

   At December 31, 1996, annual maturities of the long-term debt are as follows:

            1997 ..................................................$2,650,245
            1998   ................................................ 1,142,689
            1999   ................................................ 3,300,010
            2000   ................................................   687,929
            2001 and thereafter   ................................. 4,942,799

8. TRANSACTIONS WITH AFFILIATES:

Business Operations

     In the normal course of business the Company performs management, leasing, development and marketing activities for partnerships and other ventures which are affiliates of the stockholders of the Company. As certain stockholders either directly or indirectly have ownership interests in these partnerships and ventures. Revenue recognized for these activities is as follows:




                                    Six Months Ended
                                         June 30                       Year Ended December 31
                                 1997           1996            1996           1995           1994
                               ------------   ------------   -------------   ------------   -----------
                                       (unaudited)                                  (unaudited)
Management fees    .........   $1,026,352     $  954,367     $ 2,266,397     $1,987,818     $3,582,489
Leasing commissions   ......    1,173,802        976,948       3,156,010      1,796,416      2,415,902
Consulting fees    .........      122,898        147,150         347,951        406,065             --
Development fees   .........      173,504        127,249         181,533             --        644,598
                               -----------    -----------    ------------    -----------    -----------
   Totals    ...............   $2,496,556     $2,205,714     $ 5,951,891     $4,190,299     $6,642,989
                               ===========    ===========    ============    ===========    ===========


Operating Lease



     The Company leases office space from Richard I. Rubin & Co., Inc., an affiliate, under a sublease agreement. The term of the sublease agreement began on January 1, 1994 and expires on July 31, 1999. The original

                  THE RUBIN ORGANIZATION, INC. AND SUBSIDIARY

                        DECEMBER 31, 1996, 1995 AND 1994

8. TRANSACTIONS WITH AFFILIATES:  -- (Continued)

terms of the sublease called for a monthly base rental of $49,112 plus the Company's share of the increase in office maintenance costs, real estate taxes and storage space rental. Effective August 1, 1996, the monthly base rent was decreased to $36,535. Effective December 1, 1993, the Company leased additional office space in the same building from Bellevue Associates, an affiliate, for a minimum rental of $10,524 per year plus additional rent based on the Company's share of increases in office maintenance and other costs. This lease is scheduled to expire on July 31, 1999. The Company incurred $690,987, $743,032 (unaudited) and $818,437 (unaudited) for the years ended December 31, 1996, 1995 and 1994, respectively, related to these leases with affiliates.


Employment Agreements


     The Company entered into employment agreements, effective on January 1, 1993, with certain key employees who are or were stockholders of the Company. These agreements were effective for a two-year term and provided for fixed aggregate annual base salaries of approximately $400,000 plus other benefits. Commencing in 1995 upon the lapse of the two-year term of these agreements, deferred compensation totaling $620,000 was payable to these individuals over a five-year period. Payments of $25,250 and $130,750 (unaudited) were made in 1996 and 1995, respectively, leaving a balance due of $464,000 at December 31, 1996.


Advances to Affiliates



     During 1996 and 1995, the Company advanced $2,546,764 and $247,148 (unaudited), respectively, to various affiliated partnerships involved in the development of real estate. As a result, $2,793,912 was outstanding from these partnerships at December 31, 1996. These funds are non-interest bearing, are due on demand and will be repaid when the respective partnership secures construction financing. In management's opinion, based upon the current status of these development projects, advances as of June 30, 1997 and December 31, 1996 are realizable through the future activities of the related partnerships. The ability of the Company to realize these amounts is subject to the risks inherent in the real estate development process.



Due To Affiliates



     During 1995 and 1994, an affiliate of certain shareholders advanced funds to the Company. These advances are due on demand and bear interest at the rate of 7%. At June 30, 1997, and December 31, 1996 and 1995, these amounts were $229,955 (unaudited) , $175,526 and $535,671 (unaudited), respectively.


9. COMMITMENTS AND CONTINGENCIES:


Operating Leases


     The Company leases office space from affiliates (Note 8) and from other parties. These lease payments include charges for base rent and additional rent for the Company's share of increases in operating costs. At December 31, 1996, the future minimum rental payments under these leases are as follows:


1997   ......  $   671,808
1998   ......      653,958
1999   ......      329,413
               ------------
Total  ......  $ 1,655,179
               ============

Profit Sharing Plan


     All full-time employees are eligible to participate in the plan. The Company contributes to the plan at its own discretion. In 1996, 1995 and 1994, no discretionary contributions were made to the plan.

                  THE RUBIN ORGANIZATION, INC. AND SUBSIDIARY

                        DECEMBER 31, 1996, 1995 AND 1994

9. COMMITMENTS AND CONTINGENCIES:  -- (Continued)

Stockholders Agreement

     Under their current stockholders agreements, the stockholders are restricted on the transfer of their stock. If an individual stockholder wishes to sell his or her stock to an outside party, the Company has the first option to purchase the stock before the remaining stockholders. Upon the termination of employment or the death of a stockholder, the Company and the other stockholders will be obligated to purchase the stockholder's stock at a price calculated as provided in the agreement.


Other

     The Company has guaranteed $800,000 of certain debt obligations of 1626 Locust Associates and has provided a $100,000 letter of credit related to these obligations. In May 1997, an agreement of sale was executed for the sale of building owned by this partnership, which is scheduled to close in February 1998. As a result, in the event this transaction is consummated the proceeds of the sale will allow the partnership to repay substantially all of the existing indebtedness of the partnership. There can be no assurance that the transaction will be consummated or that the current value of the property will continue to approximate or exceed the aggregate indebtedness of the partnership.

     The Company has a $1,000,000 joint and several guarantee related to indebtedness of another affiliated partnership. This partnership's debt matures on June 1, 1999. Certain shareholders' of the Company intend to provide the Company with indemnifications related to this guarantee.

     The Company has an employment agreement with an individual who is also a shareholder of the Company. This agreement continues until terminated by the Company and provides for salary continuation for a specified number of months under certain circumstances. The aggregate commitment at December 31, 1996 under this contract is approximately $300,000.


Litigation

     In the normal course of business there are various claims which have been brought or asserted against the Company. After consultation with counsel, in management's opinion such actions or claims will not be material to the Company's consolidated financial position or results of operations.

10. SUBSEQUENT EVENT

     In April 1997, the Company signed a letter of intent to be acquired by a partnership formed by Pennsylvania Real Estate Investment Trust ("PREIT"). The transaction is subject to certain conditions including the negotiation of a definitive purchase agreement and the approval of PREIT's shareholders.

                                                                     APPENDIX G





















                                 OXFORD VALLEY
                                ROAD ASSOCIATES
                     (A PENNSYLVANIA LIMITED PARTNERSHIP)
                             FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                         OXFORD VALLEY ROAD ASSOCIATES
                     (A PENNSYLVANIA LIMITED PARTNERSHIP)

                    YEARS ENDED DECEMBER 31, 1996 AND 1995


                                   CONTENTS




                                                               Page
                                                            ------------
Independent Auditors' Report   ...........................  G-3
Financial Statements
   Balance Sheets  .......................................  G-4
   Statements of Operations and Partners' Capital   ......  G-5
   Statements of Cash Flows ..............................  G-6
Notes to Financial Statements  ...........................  G-7 to G-13

To the Partners
Oxford Valley Road Associates
(A Pennsylvania Limited Partnership)
Blue Bell, Pennsylvania


     We have audited the accompanying balance sheets of OXFORD VALLEY ROAD ASSOCIATES (a Pennsylvania limited partnership) as of December 31, 1996 and 1995, and the related statements of operations and partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the management of OXFORD VALLEY ROAD ASSOCIATES. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OXFORD VALLEY ROAD ASSOCIATES and its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                          ZELENKOFSKE, AXELROD & CO., LTD.

Jenkintown, Pennsylvania
June 30, 1997

                         OXFORD VALLEY ROAD ASSOCIATES
                                BALANCE SHEETS





                                                             December 31,
                                                     -----------------------------   June 30,
                                                        1996            1995           1997
                                                     -------------   -------------   ------------
                                                                                     (Unaudited)
          ASSETS (Note 7)
Property on Operating Leases, at Cost Less
 Accumulated Depreciation (Notes 1B and 4)........   $43,408,851     $32,848,159     $42,918,155
Cash (Note 1A)   .................................     1,747,834         641,424       1,334,848
Accounts Receivable ..............................       288,589              --          23,870
Notes Receivable From Tenants (Note 3)   .........       815,516              --         792,585
Due From Condominium Association (Note 8A)  ......        47,340              --          91,123
Cash Held in Escrow (Note 2) .....................       852,665       3,960,374          60,565
Intangible Assets, Net of Accumulated Amortization
 (Notes 1D and 6)   ..............................     6,214,037       3,222,008       5,965,715
Costs in Excess of Revenues on Uncompleted
 Contracts (Note 5)...............................            --       3,182,120              --
Accrued Rental Income (Notes 1C and 4)   .........       450,762              --         673,963
Prepaid Expenses and Other Assets  ...............       295,226           1,000         184,983
                                                     ------------    ------------    ------------
                                                     $54,120,820     $43,855,085     $52,045,807
                                                     ============    ============    ============
  LIABILITIES AND PARTNERS' CAPITAL
Liabilities
 Mortgage Note Payable (Note 7) ..................   $49,734,452     $        --     $49,403,898
 Construction Loan Payable (Note 7)   ............            --      37,800,274              --
 Accounts Payable   ..............................     2,188,997       2,048,956         545,520
 Accrued Expenses and Other Liabilities  .........       645,607              --         541,203
 Due to Affiliates (Note 8B) .....................       974,078       1,415,272         879,096
                                                     ------------    ------------    ------------
                                                      53,543,134      41,264,502      51,369,717
Commitments (Note 9)   ...........................            --              --              --
Partners' Capital (Note 1F)  .....................       577,686       2,590,583         676,090
                                                     ------------    ------------    ------------
                                                     $54,120,820     $43,855,085     $52,045,807
                                                     ============    ============    ============


    The accompanying notes are an integral part of the financial statements.

                         OXFORD VALLEY ROAD ASSOCIATES
                STATEMENTS OF OPERATIONS AND PARTNERS' CAPITAL





                                                            Years Ended                   Six Months Ended
                                                           December 31,                       June 30,
                                                   -----------------------------   -------------------------------
                                                      1996            1995            1997             1996
                                                   --------------   ------------   -------------   ---------------
                                                                                   (Unaudited)     (Unaudited)
Revenues
 Rental Income .................................   $  4,592,980     $       --     $3,528,041       $  1,126,257
 Common Area Maintenance Fees ..................        223,405             --        159,570             60,783
 Real Estate Taxes   ...........................        370,698             --        321,683             16,527
 Water and Sewer Reimbursements  ...............         47,519             --         99,384                 --
                                                   ------------     -----------    ----------       ------------
                                                      5,234,602             --      4,058,678          1,203,567
                                                   ------------     -----------    ----------       ------------
Operating Expenses
 General and Administrative   ..................         73,936             --         71,059              5,531
 Condominium Assessment ........................        362,516             --        235,716             96,420
 Property Tax  .................................        448,183             --        341,305             42,571
 Development Expenses   ........................        522,636             --          7,467                 --
 Interest   ....................................      2,559,896             --      1,976,487                 --
 Management Fees (Note 8C) .....................        238,100             --        167,861             21,352
 Security   ....................................         42,905             --             --                 --
 Depreciation and Amortization   ...............        975,324             --        739,018            254,290
                                                   ------------     -----------    ----------       ------------
                                                      5,223,496             --      3,538,913            420,164
                                                   ------------     -----------    ----------       ------------
Income From Operations Before Other
 Income  .......................................         11,106             --        519,765            783,403
Other Income
 Interest Income  ..............................        218,700             --         56,432              7,003
                                                   ------------     -----------    ----------       ------------
Net Income  ....................................        229,806             --        576,197            790,406
Partners' Capital -- Beginning of Period  ......      2,590,583             --        577,686          2,590,583
Add: Contributions by Partners   ...............             --      2,590,583             --                 --
Less: Distributions to Partners  ...............     (2,242,703)            --       (477,793)        (1,866,451)
                                                   ------------     -----------    ----------       ------------
Partners' Capital -- End of Period  ............   $    577,686     $2,590,583     $  676,090       $  1,514,538
                                                   ============     ===========    ==========       ============


    The accompanying notes are an integral part of the financial statements.

                         OXFORD VALLEY ROAD ASSOCIATES
                           STATEMENTS OF CASH FLOWS





                                                                Years Ended
                                                                December 31,
                                                     ----------------------------------
                                                          1996              1995
                                                     ----------------  ----------------
Cash Flows From Operating Activities
 Net Income .......................................  $     229,806     $          --
 Adjustments to Reconcile Net Income to Net Cash
   Provided by (Used in) Operating Activities
   Depreciation   .................................        683,741                --
   Amortization   .................................        291,583                --
 (Increase) Decrease in Assets
   Cash Held in Escrow  ...........................      3,107,709        (3,960,374)
   Accounts Receivable  ...........................       (288,589)               --
   Costs in Excess of Revenues on Uncompleted
    Contracts  ....................................      3,182,120        (3,182,120)
   Accrued Rental Income   ........................       (450,762)               --
   Prepaid Expenses and Other Assets   ............       (294,226)           (1,000)
 Increase (Decrease) in Liabilities
   Accounts Payable  ..............................        140,041         2,048,955
   Accrued Expenses and Other Liabilities .........        645,607                --
   Revenues in Excess of Costs on Uncompleted
    Contracts  ....................................             --                --
   Due From/to Affiliates, Net   ..................       (488,534)        1,415,272
                                                     --------------    --------------
Total Adjustments .................................      6,528,690        (3,679,267)
                                                     --------------    --------------
Net Cash Provided by (Used in) Operating Activities      6,758,496        (3,679,267)
Cash Flows From Investing Activities
 Capital Expenditures   ...........................    (11,244,433)      (32,848,159)
 Increase in Intangible Assets   ..................     (3,283,612)       (3,222,008)
 Tenant Notes Receivable   ........................       (846,759)               --
 Repayments on Tenant Notes Receivable ............         31,243                --
                                                     --------------    --------------
 Net Cash Provided by (Used in) Investing
   Activities  ....................................    (15,343,561)      (36,070,167)
Cash Flows From Financing Activities
 Proceeds From Mortgage Note Refinancing  .........     50,000,000                --
 Proceeds of Construction Financing ...............      8,561,676        37,800,274
 Repayment of Construction Loan  ..................    (46,361,950)               --
 Repayments on Mortgage Note Payable   ............       (265,548)               --
 Capital Contributed by Partners ..................             --         2,590,584
 Distributions to Partners ........................     (2,242,703)               --
                                                     --------------    --------------
 Net Cash Provided by (Used in) Financing
   Activities  ....................................      9,691,475        40,390,858
                                                     --------------    --------------
Net Increase (Decrease) in Cash  ..................      1,106,410           641,424
Cash -- Beginning of Period   .....................        641,424                --
                                                     --------------    --------------
Cash -- End of Period   ...........................  $   1,747,834     $     641,424
                                                     ==============    ==============
Supplemental Disclosure of Cash Flow Information:
 Cash Paid During the Period for:
   Interest, Net of Amount Capitalized    .........  $   2,180,832     $          --
                                                     ==============    ==============

                                                             Six Months Ended
                                                                 June 30,
                                                     ---------------------------------
                                                         1997              1996
                                                     ---------------  ----------------
                                                      (Unaudited)      (Unaudited)
Cash Flows From Operating Activities
 Net Income .......................................  $     576,197    $     790,406
 Adjustments to Reconcile Net Income to Net Cash
   Provided by (Used in) Operating Activities
   Depreciation   .................................        490,696          202,230
   Amortization   .................................        248,322           52,060
 (Increase) Decrease in Assets
   Cash Held in Escrow  ...........................        792,100        3,007,534
   Accounts Receivable  ...........................        264,719         (126,909)
   Costs in Excess of Revenues on Uncompleted
    Contracts  ....................................             --        3,182,120
   Accrued Rental Income   ........................       (223,201)        (380,309)
   Prepaid Expenses and Other Assets   ............        110,243           (6,165)
 Increase (Decrease) in Liabilities
   Accounts Payable  ..............................     (1,643,477)       1,084,448
   Accrued Expenses and Other Liabilities .........       (104,404)          65,845
   Revenues in Excess of Costs on Uncompleted
    Contracts  ....................................             --          981,922
   Due From/to Affiliates, Net   ..................       (138,765)      (1,511,692)
                                                     -------------    --------------
Total Adjustments .................................       (203,767)       6,551,084
                                                     -------------    --------------
Net Cash Provided by (Used in) Operating Activities        372,430        7,341,490
Cash Flows From Investing Activities
 Capital Expenditures   ...........................             --      (10,945,474)
 Increase in Intangible Assets   ..................             --       (1,753,582)
 Tenant Notes Receivable   ........................             --         (713,174)
 Repayments on Tenant Notes Receivable ............         22,931            9,425
                                                     -------------    --------------
 Net Cash Provided by (Used in) Investing
   Activities  ....................................         22,931      (13,402,805)
Cash Flows From Financing Activities
 Proceeds From Mortgage Note Refinancing  .........             --               --
 Proceeds of Construction Financing ...............             --       16,889,049
 Repayment of Construction Loan  ..................             --       (8,198,398)
 Repayments on Mortgage Note Payable   ............       (330,554)              --
 Capital Contributed by Partners ..................             --               --
 Distributions to Partners ........................       (477,793)      (1,866,451)
                                                     -------------    --------------
 Net Cash Provided by (Used in) Financing
   Activities  ....................................       (808,347)       6,824,200
                                                     -------------    --------------
Net Increase (Decrease) in Cash  ..................       (412,986)         762,885
Cash -- Beginning of Period   .....................      1,747,834          641,424
                                                     -------------    --------------
Cash -- End of Period   ...........................  $   1,334,848    $   1,404,309
                                                     =============    ==============
Supplemental Disclosure of Cash Flow Information:
 Cash Paid During the Period for:
   Interest, Net of Amount Capitalized    .........  $   1,976,487    $          --
                                                     =============    ==============


    The accompanying notes are an integral part of the financial statements.

                         OXFORD VALLEY ROAD ASSOCIATES

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995


NOTE 1: NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES


     On April 13, 1995, Oxford Valley Road Associates (the "Partnership") purchased commercial real estate in Falls Township, Pennsylvania to develop and lease The Court at Oxford Valley. Concurrent with this transaction two national chain store companies purchased adjacent real estate and entered into development agreements with the Partnership. The project was fully leased as of December 31, 1995 and collection of rents began on February 1, 1996.



     The financial statements for the six months ended June 30, 1997 and June 30, 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of recurring adjustments) necessary for a fair presentation of the financial statements for the interim periods have been included. The results of the interim period are not necessarily indicative of the results for the full year.



     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, if any, and the reported revenues and expenses. Actual results could vary from the estimates that were used.


     A summary of the Partnership's significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:


A) Cash


     The Company maintains substantially all of its cash at a Delaware Valley area bank. The total cash balances are insured by the FDIC up to $100,000 per financial institution. At December 31, 1996, uninsured cash balances total $1,722,014.


B) Property on Operating Leases



     Rental property is stated at cost. For the year ended December 31, 1996 and the six months ended June 30, 1997 (unaudited), depreciation is calculated using straight-line and accelerated methods over the following useful lives:



                     Land Improvements                                15 Years
                     Buildings                                        30 Years
                     Equipment                                         7 Years


     The cost of assets sold, retired or otherwise disposed of, and the related accumulated depreciation will be eliminated from the accounts and any resulting gain or loss will be included in operations at the time of such occurrence.


     Expenditures for maintenance and minor renovations are charged to expense when paid. Additions and major renovations are capitalized.


C) Revenue Recognition


     Rental income from tenants is recognized on a straight-line basis regardless of when payments are due. Accrued rental income represents rental income recognized in excess of payments currently due (see Note 4).


     Revenues from site development contracts are recognized on the completed-contract method. This method is used because the position and results of operations do not vary significantly from those which would result

                         OXFORD VALLEY ROAD ASSOCIATES

                          DECEMBER 31, 1996 AND 1995

NOTE 1: NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES  -- (Continued)

from use of the percentage-of-completion method. A contract is considered complete when all costs except insignificant items have been incurred and the project is fully operational. Contract costs include all direct and indirect costs associated with construction of the project.

     Costs in excess of revenues are classified as assets under costs in excess of revenues on uncompleted contracts.


D) Intangible Assets

     Intangible assets are stated at cost. Amortization is calculated on the straight-line basis over the following periods:


     Start-up Costs               5 Years
     Tenant Fit-out Allowances    Term of the Related Lease     (10 - 15 Years)
     Financing Costs              Term of the Related Financing (10 - 15 Years
     Capitalized Lease Fees       Term of the Related Lease     (10 - 15 Years)
     Prepaid Lease Commissions    Term of the Related Lease     (10 - 15 Years)

E) Income Taxes

     The Partnership is not a tax-paying entity for federal and state income tax purposes, thus no income tax expenses have been recorded in the statement. Income from the Partnership is taxed to the Partners on their individual income tax returns.


F) Partnership Earnings and Distribution Allocations

     The General and Limited Partners have an agreement as to the allocations of net earnings and distributions subject to extensive provisions as agreed to by the Partners.

                         OXFORD VALLEY ROAD ASSOCIATES

                          DECEMBER 31, 1996 AND 1995

NOTE 2: CASH HELD IN ESCROW




                                                                      December 31,
                                                                -------------------------   June 30,
                                                                 1996          1995           1997
                                                                ----------   ------------   ------------
                                                                                            (Unaudited)
The Partnership has the following amounts being held in
 escrow by New York Life Insurance Company, the
 holder of the mortgage note payable on the Partnership
 (see Note 7), which will be released upon completion of
 additional construction costs associated with the project.     $719,427     $       --       $ 60,565

The Partnership also has the following amounts being held
 in escrow by a bank. The amount will be released to the
 Partnership upon completion of certain project site work.       133,238        404,722             --

For the year ended December 31, 1995, the Partnership had
 $3,555,652 held by a bank of which $3,500,000 was
 used as a mandatory repayment on the Construction
 Loan (see Note 7). On May 17, 1996, this escrow was
 released in full and decreased the loan balance.   .........         --      3,555,652             --
                                                                ---------    -----------      ---------
                                                                $852,665     $3,960,374       $ 60,565
                                                                =========    ===========      =========

NOTE 3: NOTES RECEIVABLE FROM TENANTS

     The Partnership has the following notes receivable due from tenants:

                                                                   December 31,
                                                                -------------------   June 30,
                                                                 1996        1995       1997
                                                                ----------   ------   ------------
                                                                                      (Unaudited)
Notes receivable from tenants for excess construction costs
 which will be repaid in monthly installments ranging
 from $1,424 to $9,426 including interest at 10%
 maturing through January, 2012. ...........................     $815,516     $ --     $792,585
                                                                =========    =====    =========


     At December 31, 1996, the following are the maturities of the notes receivable for each of the next five years and in the aggregate:


1997  ............   $ 52,792
1998  ............     56,283
1999  ............     62,183
2000  ............     68,666
2001  ............     75,900
Thereafter  ......    499,692
                     ---------
                     $815,516
                     =========

                         OXFORD VALLEY ROAD ASSOCIATES

                          DECEMBER 31, 1996 AND 1995

NOTE 4: PROPERTY ON OPERATING LEASES

     The Partnership is the lessor of real property under various operating leases expiring through 2012.

     The following is a summary of property on operating leases:




                                         December 31,       June 30,
                                            1996              1997
                                         --------------   ---------------
                                                          (Unaudited)
Land .................................    $17,522,402      $ 17,522,402
Land Improvements   ..................      1,668,146         1,668,146
Buildings  ...........................     24,677,129        24,677,129
Equipment  ...........................        224,915           224,915
                                          -----------      ------------
                                           44,092,592        44,092,592
Less: Accumulated Depreciation  ......       (683,741)       (1,174,457)
                                          -----------      ------------
                                          $43,408,851      $ 42,918,135
                                          ===========      ============
Depreciation Expense   ...............    $   683,741      $    490,696
                                          ===========      ============


     As of December 31, 1995, property on operating lease was not fully developed. The following is a summary of accumulated costs as of that date:


Land and Land Improvements  ......   $17,338,727
Buildings ........................    15,334,642
Equipment ........................       174,790
                                     ------------
                                     $32,848,159
                                     ============

     The Partnership leases shopping center space to tenants under operating leases requiring fixed and contingent rentals based on real estate taxes and tenants' share of other expenses.

     The following is a schedule of future minimum rentals under noncancellable leases at December 31, 1996, not including renewal option increases or any re-leasings:



Year Ending December 31,
--------------------------
1997 .....................   $ 6,562,620
1998 .....................     6,591,563
1999 .....................     6,598,799
2000 .....................     6,598,799
2001 .....................     6,899,322
Thereafter ...............    62,756,855
                             ------------
                             $96,007,958
                             ============

                         OXFORD VALLEY ROAD ASSOCIATES

                          DECEMBER 31, 1996 AND 1995

NOTE 5: COSTS AND REVENUES ON UNCOMPLETED CONTRACTS



                                                                                December 31,
                                                                           -----------------------
                                                                           1996         1995
                                                                           --------   ------------
Costs Incurred on Uncompleted Contracts   ..............................   $  --      $12,282,120
Revenues on Uncompleted Contracts   ....................................      --        9,100,000
                                                                           -------    ------------
                                                                              --      $ 3,182,120
                                                                           =======    ============
Included in the accompanying balance sheets under the following caption:
 Costs in Excess of Revenues on Uncompleted Contracts ..................      --      $ 3,182,120
                                                                           =======    ============

NOTE 6: INTANGIBLE ASSETS

     The intangible assets consist of the following:




                                                  December 31,
                                          ----------------------------   June 30,
                                             1996           1995           1997
                                          -------------   ------------   ------------
                                                                         (Unaudited)
Start-up Costs ........................    $  542,023     $  367,439      $  542,023
Tenant Fit-out Allowances  ............     3,173,680         46,720       3,173,680
Financing Costs   .....................       417,878        764,482         417,878
Capitalized Lease Fees  ...............     1,384,578      1,055,906       1,384,578
Prepaid Lease Commissions  ............       987,461        987,461         987,461
                                           ----------     -----------     ----------
                                            6,505,620      3,222,008       6,505,620
Less: Accumulated Amortization   ......      (291,583)            --        (539,905)
                                           ----------     -----------     ----------
                                           $6,214,037     $3,222,008      $5,965,715
                                           ==========     ===========     ==========
Amortization Expense ..................    $  291,583     $       --      $  248,321
                                           ==========     ===========     ==========


     For the year ended December 31, 1995, The Court at Oxford Valley was not fully developed, therefore, no amortization expense was calculated.

                         OXFORD VALLEY ROAD ASSOCIATES

                          DECEMBER 31, 1996 AND 1995

NOTE 7: LOANS PAYABLE




                                                                          December 31,
                                                                  -----------------------------   June 30,
                                                                     1996            1995           1997
                                                                  -------------   -------------   ------------
                                                                                                  (Unaudited)
Mortgage note payable to New York Life Insurance
 Company. Principal and interest, calculated based upon a
 twenty-five year amortization period, is payable monthly
 at 8.02% per annum through July 10, 2011 when a
 balloon payment of $31,833,931 plus all unpaid interest is
 due. The loan is secured by a mortgage, assignment of
 leases and rents and security agreement encumbering the
 premises and all improvements thereon, along with all
 other tangible personal property and fixtures owned by
 the Partnership and all of the Partnership's interest in all intangible personal property related to operation of the
 center.    ...................................................   $49,734,452     $        --     $49,403,898
                                                                  ============    ============    ============
Construction loan payable to four banks with a maximum
 borrowing limit of $60,000,000. The loan required
 interest at [00ab]% in excess of the prime rate for
 commercial loans. The effective rate at December 31, 1995 was
 9%. The loan was secured by all real estate and an
 assignment of all rents and leases relating to the
 mortgaged property and the personal guarantees of two of the partners. On July 3, 1996, the Construction Loan
 payable was refinanced with New York Life Insurance
 Company.                                                                  --        $37,800,274 $        --
                                                                  ============    ============    ============


     At December 31, 1996, the following are maturities of long-term debt:


1997  ............   $   674,588
1998  ............       730,723
1999  ............       791,530
2000  ............       857,397
2001  ............       928,745
Thereafter  ......    45,751,469
                     ------------
                     $49,734,452
                     ============



                                                  December 31,
                                         -------------------------------   June 30,
                                            1996             1995            1997
                                         --------------   --------------   ------------
                                                                           (Unaudited)
Total Interest Expense ...............   $ 4,090,353      $  1,321,270     $1,976,487
Less: Amount Capitalized  ............    (1,530,457)       (1,321,270)            --
                                         ------------     ------------     -----------
Interest Charged to Operations  ......   $ 2,559,896      $         --     $1,976,487
                                         ============     ============     ===========

                         OXFORD VALLEY ROAD ASSOCIATES

                          DECEMBER 31, 1996 AND 1995

NOTE 8: RELATED PARTY TRANSACTIONS


A) Due From Condominium Association

     Represents an amount due from The Court at Oxford Valley Condominium Association (the "Association") for expenses of the Association paid for by the Partnership which is a member of the Association. No formal repayment terms exist, however, repayment is expected within the next twelve months.


B) Due to Affiliates

     The balance consists of various non-interest bearing amounts to related affiliates (see Note 8D). The general and limited partners of Oxford Valley Road Associates are the general and limited partners and/or stockholders and officers of these affiliates.


C) Management Fees


     The Partnership pays management fees to Goldenberg Management Company, Inc., an affiliate of a general partner, for administration of its day-to-day operations. Management fees are based on 4% of imputed rents and gross cash received from tenants. Management fee expense for the years ended December 31, 1996 and 1995 was $238,100 and $-0-, respectively, and for the six months ended June 30, 1997 (unaudited) was $94,327.



D) Leasing and Development Fees

     During the years ended December 31, 1996 and 1995, the Partnership was charged $197,636 and $1,916,194, respectively, for leasing and development fees to affiliated companies of the general partners. At both December 31, 1996 and 1995, development fees have been capitalized and added to the cost of the property on operating leases. At both December 31, 1996 and 1995, leasing fees have been capitalized and included in intangible assets.

NOTE 9: OUTSTANDING LETTERS OF CREDIT

     At December 31, 1996 and 1995, the Partnership had $1,278,132 and $6,753,662, respectively, of outstanding letters of credit related to completion of certain project construction.


     At June 30, 1997 (unaudited), the Partnership had $1,278,132 of these outstanding letters of credit.

                                                                     APPENDIX H

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Trustees of
Pennsylvania Real Estate Investment Trust:

     We have audited the statement of revenues and certain expenses of Magnolia Mall (the "Property"), described in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     The statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Proxy Statement to be filed by Pennsylvania Real Estate Investment Trust as described in Note 1 and is not intended to be a complete presentation of the Property's revenues and expenses.


     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                  /s/ ARTHUR ANDERSEN LLP






Philadelphia, Pa.,
 June 16, 1997

                                 MAGNOLIA MALL

                  STATEMENT OF REVENUES AND CERTAIN EXPENSES





                                                      For the        For the Six
                                                    Year Ended       Months Ended
                                                    December 31,      June 30,
                                                       1996             1997
                                                    --------------   -------------
                                                                     (unaudited)
REVENUES:
 Minimum rent (Note 2)   ........................     $ 4,583,720     $2,426,227
 Operating reimbursements   .....................       1,370,977        767,362
 Other income   .................................              --          7,394
                                                     ------------     -----------
      Total revenues  ...........................       5,954,697      3,200,983
                                                     ------------     -----------
CERTAIN EXPENSES:
 Maintenance and other operating expenses  ......       1,507,552        634,917
 Utilities   ....................................         101,225         50,455
 Real estate taxes    ...........................         233,565        128,250
                                                     ------------     -----------
      Total certain expenses   ..................       1,842,342        813,622
                                                     ------------     -----------
REVENUES IN EXCESS OF CERTAIN EXPENSES  .........     $ 4,112,355     $2,387,361
                                                     ============     ===========


The accompanying notes are an integral part of this these financial statements.

                                 MAGNOLIA MALL

              NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

                               DECEMBER 31, 1996


1. BASIS OF PRESENTATION:


     The statement of revenues and certain expenses reflects the operations of Magnolia Mall (the "Property"), located in Florence, South Carolina. The Property is expected to be acquired (in addition to an unaffiliated business and a separate affiliated property) by Pennsylvania Real Estate Investment Trust (the "Company") from Equity Retail Properties ("Equity") in September 1997. The Property has an aggregate net rentable area of approximately 570,000 square feet (98% leased as of December 31, 1996). This statement of revenues and certain expenses is to be included in a Proxy Statement to be filed by the Company, as the above described transaction has been deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.


     The accounting records of the Property are maintained on a modified cash basis. Adjusting entries have been made to present the accompanying financial statement in accordance with generally accepted accounting principles. The accompanying financial statement excludes certain expenses such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of the Property.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from those estimates.


     The statement of revenues and certain expenses for the six months ended June 30, 1997 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of the statement of revenue and certain expenses for the interim period have been included. The results of the interim period are not necessarily indicative of the results for the full year.



2. OPERATING LEASES:


     Base rents presented for the year ended December 31, 1996, include straight-line adjustments for rental revenue increases in accordance with generally accepted accounting principles. The aggregate rental revenue increase resulting from the straight-line adjustment for the year ended December 31, 1996, was $209,877 and for the six months ended June 30, 1997 was $104,939 (unaudited).


     J.C. Penney had percentage rent in lieu of minimum rent of $439,009 which is more than 10% of total base rents for the year ended December 31, in 1996.

     The Property is leased to tenants under operating leases with expiration dates extending to the year 2008. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses as of December 31, 1996, are as follows:

                     1997                         $ 3,448,757
                     1998                           3,531,641
                     1999                           3,309,091
                     2000                           3,114,339
                     2001                           2,569,946
                     Thereafter                     7,563,458

Certain leases also include provisions requiring tenants to reimburse the Property for management costs and other operating expenses up to stipulated amounts.

3. RELATED PARTY TRANSACTIONS:

     The Property paid management fees of $198,364 to Equity Development Properties, L.P., a related party, based on percentages as defined in the management agreement. Subsequent to December 31, 1996, the management agreement was sold to an unaffiliated party. These management fees are included within maintenance and other operating expenses in the statement of revenues and certain expenses.


4. COMMITMENTS:

     The Property is obligated under a ground lease agreement on the shopping center requiring minimum annual payments as follows:

                     1997                    $ 175,000
                     1998                      175,000
                     1999                      189,583
                     2000                      200,000
                     2001                      200,000
                     Thereafter              4,658,334

                                                                      APPENDIX I


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and Trustees of
Pennsylvania Real Estate Investment Trust:

We have audited the statement of revenues and certain expenses of North Dartmouth Mall (the "Property") described in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Proxy Statement to be filed by Pennsylvania Real Estate Investment Trust as described in Note 1 and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                              /s/ ARTHUR ANDERSEN LLP




Philadelphia, Pa.,
 June 20, 1997

                             NORTH DARTMOUTH MALL

                  STATEMENT OF REVENUES AND CERTAIN EXPENSES




                                                       For the        For the Six
                                                     Year Ended       Months Ended
                                                     December 31,      June 30,
                                                        1996             1997
                                                     --------------   -------------
                                                                      (unaudited)
REVENUES:
 Minimum and percentage rent (Note 2)    .........     $ 4,496,380     $2,533,411
 Operating reimbursements    .....................       1,437,767        744,271
 Interest and other income (Note 2)   ............         165,883         12,139
                                                      ------------     -----------
   Total revenues   ..............................       6,100,030      3,289,821
                                                      ------------     -----------
CERTAIN EXPENSES:
 Maintenance and other operating expenses   ......       1,692,757        883,887
 Utilities    ....................................         214,143        107,498
 Real estate taxes  ..............................         351,161        193,620
                                                      ------------     -----------
   Total certain expenses    .....................       2,258,061      1,185,005
                                                      ------------     -----------
REVENUES IN EXCESS OF CERTAIN EXPENSES   .........     $ 3,841,969     $2,104,816
                                                      ============     ===========


   The accompanying notes are an integral part of these financial statements.

                             NORTH DARTMOUTH MALL

              NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                               DECEMBER 31, 1996



1. BASIS OF PRESENTATION:


The statement of revenues and certain expenses reflects the operations of North Dartmouth Mall (the "Property"), located in North Dartmouth, Massachusetts. The Property is expected to be acquired (in addition to an unaffiliated business and a separate affiliated property) by Pennsylvania Real Estate Investment Trust (the "Company") from Equity Retail Properties ("Equity") in September 1997. The Property has aggregate net rentable area of approximately 640,000 square feet (81% leased as of December 31, 1996). This statement of revenues and certain expenses is to be included in a Proxy Statement to be filed by the Company, as the above described transaction has been deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.


The accounting records of the Property are maintained on a modified cash basis. Adjusting entries have been made to present the accompanying financial statement in accordance with generally accepted accounting principles. The accompanying financial statement excludes certain expenses such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of the Property.


The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from those estimates.



The statement of revenues and certain expenses for the six months ended June 30, 1997 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of the statement of revenue and certain expenses for the interim period have been included. The results of the interim period are not necessarily indicative of the results for the full year.



2. OPERATING LEASES:



Base rents presented for the year ended December 31, 1996, include straight-line adjustments for rental revenue increases in accordance with generally accepted accounting principles. The aggregate rental revenue increase resulting from the straight-line adjustment for the year ended December 31, 1996, was $225,805 and for the six months ended June 30, 1997 was $112,903 (unaudited).



J.C. Penney had minimum rental payments equal to 11.50% of total base rents for the year ended December 31, 1996. Interest and other income includes lease termination fees of $125,000 for the year ended December 31, 1996.


The Property is leased to tenants under operating leases with expiration dates extending to the year 2012. Future minimum rentals under noncancellable operating leases, excluding tenant reimbursements of operating expenses as of December 31, 1996, are as follows:


1997           $ 3,410,614
1998             3,448,116
1999             3,357,551
2000             3,212,507
2001             2,871,133
Thereafter      13,231,477

Certain leases also include provisions requiring tenants to reimburse the Property for management costs and other operating expenses up to stipulated amounts.

3. RELATED PARTY TRANSACTIONS:

The Property paid management fees of $153,260 to Equity Development Properties, L.P., a related party, based on percentages as defined in the management agreement. Subsequent to December 31, 1996, the management agreement was sold to an unaffiliated party. These management fees are included within maintenance and other operating expenses in the statement of revenues and certain expenses.

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

          This Proxy is Solicited on behalf of the Board of Trustees

     The undersigned, revoking all prior proxies, hereby appoints SYLVAN M. COHEN, LEONARD I. KORMAN and JEFFREY P. ORLEANS, and each and any of them, as proxies of the undersigned, with full power of substitution, to vote and act with respect to all Certificates of Beneficial Interest of Pennsylvania Real Estate Investment Trust (the "Shares") held of record by the undersigned at the close of business on August 25, 1997 at the Special Meeting of Holders of Certificates of Beneficial Interest to be held on Monday, September 29, 1997 and at any adjournment thereof. By execution hereof, the undersigned acknowledges receipt of the Trust's Notice of Meeting and related Proxy Statement, dated August 27, 1997, relating to the Special Meeting.


1. Approval of the TRO Transaction.

                 / / FOR        / / AGAINST        / / ABSTAIN


2. Approval of the Amended and Restated Trust Agreement.


                 / / FOR        / / AGAINST        / / ABSTAIN

3. Approval of the Amended and Restated 1990 Incentive and Nonqualified Stock Option Plan.


                 / / FOR        / / AGAINST        / / ABSTAIN



                          (continued on reverse side)

-------------------------------------------------------------------------------
4. Approval of the 1997 Stock Option Plan.

                 / / FOR        / / AGAINST        / / ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.
                                                  THE SHARES REPRESENTED BY
                                                  THIS PROXY, DULY EXECUTED,
                                                  WILL BE VOTED AS INSTRUCTED
                                                  ABOVE. IF INSTRUCTIONS ARE
                                                  NOT GIVEN, THEY WILL BE VOTED
                                                  FOR ALL PROPOSALS. YOU ARE
                                                  URGED TO SIGN AND RETURN THIS
                                                  PROXY SO THAT YOU MAY BE SURE
                                                  THAT YOUR SHARES WILL BE
                                                  VOTED.

                                                  -----------------------------
                                                  Signature of Stockholder

                                                  -----------------------------
                                                  Signature of Stockholder

                                                  Please sign exactly as your
                                                  name appears hereon. When
                                                  certificate(s) are held by
                                                  joint tenants, both should
                                                  sign. When signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

                                                  Dated:-----------------------
                                                  1997


          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
               USING THE ENCLOSED ENVELOPE, NO POSTAGE REQUIRED.